As filed with the Securities and Exchange Commission on 1 October 2002


Registration Statement No. 333-100043                                                        Registration Statement No. 333-100021




====================================================================     ==========================================================


                SECURITIES AND EXCHANGE COMMISSION                                  SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549                                               Washington, D.C. 20549
                       -------------------                                                  -------------------
                         AMENDMENT NO. 1                                                      AMENDMENT NO. 1
                               TO                                                                    TO
                            FORM F-10                                                             FORM F-4
                      REGISTRATION STATEMENT                                               REGISTRATION STATEMENT
                              UNDER                                                                 UNDER
                    THE SECURITIES ACT OF 1933                                           THE SECURITIES ACT OF 1933
                      ----------------------                                               ----------------------
                         CP Ships Limited                                                   CP Ships (UK) Limited
      (Exact name of Registrant as specified in its charter)               (Exact name of Registrant as specified in its charter)
   New Brunswick                4012              Not Applicable      England and Wales           4012            Not Applicable
  (State of other        (Primary Standard       (I.R.S. Employer      (State of other     (Primary Standard     (I.R.S. Employer
  jurisdiction of            Industrial        Identification No.)     jurisdiction of         Industrial      Identification No.)
  incorporation or      Classification Code                            incorporation or   Classification Code
   organization)              Number)                                   organization)           Number)
                   ------------------------                                                -------------------
                    62-65 Trafalgar Square                                               62-65 Trafalgar Square
                        London WC2N 5DY                                                      London WC2N 5DY
                        United Kingdom                                                       United Kingdom
                      +44 (0)20 7389 1100                                                  +44 (0)20 7389 1100
         (Address, including zip code, and telephone number,                    (Address, including zip code, and telephone number,
 including area code, of registrant's principal executive offices)               including area code, of registrant's principal
                                                                                                 executive offices)


                      ------------------------
                             J.P. LaCasse                                                  Lykes Lines Limited, LLC
                     c/o Lykes Lines Limited, LLC                           (Exact name of Registrant as specified in its charter)
                 401 East Jackson Street, Suite 3300
                         Tampa, Florida 33602                               Delaware               4012            59-3455066
                            (813) 276 4600                               (State of other    (Primary Standard    (I.R.S. Employer
 (Name, address, including zip code, and telephone number, including     jurisdiction of        Industrial      Identification No.)
                              area code,                                incorporation or   Classification Code
                        of agent for service)                             organization)          Number)

                    _____________________________                                            TMM Lines Limited, LLC
                               copy to:                                      (Exact name of Registrant as specified in its charter)
                             Jon M. Gregg
                      Sidley Austin Brown & Wood                        Delaware                4012                59-3706110
                            Bank One Plaza                           (State of other     (Primary Standard       (I.R.S. Employer
                       10 South Dearborn Street                      jurisdiction of         Industrial        Identification No.)
                       Chicago, Illinois 60603                       incorporation or    Classification Code
                            (312) 853-7000                            organization)           Number)
                     ----------------------------                                   ----------------------------
                                                                                 401 East Jackson Street, Suite 3300
4                                                                                        Tampa, Florida 33602
                                                                                           (813) 276 4600
                                                                    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
 Approximate date of commencement of proposed sale to the public: As                   ____________________________
  soon as practicable after this Registration Statement becomes effective.                    J.P. LaCasse
                                                                                        c/o Lykes Lines Limited, LLC
                       ____________________________                                401 East Jackson Street, Suite 3300
                             Alberta, Canada                                               Tampa, Florida 33602
           (Principal jurisdiction regulating this offering)                                  (813) 276 4600
                                                                          (Name, address, including zip code, and telephone number,
                                                                                  including area code, of agent for service)
     It is proposed that this filing shall become effective (check                          ________________________
appropriate box below):                                                                             copy to:
A. / / upon filing with the Commission, pursuant to Rule                                       Jon M. Gregg
       467(a) (in connection with an offering being made                                 Sidley Austin Brown & Wood
       contemporaneously in the United States and Canada).                                     Bank One Plaza
B. /X/ at some future date (check appropriate box  below)                                 10 South Dearborn Street
       1. / / pursuant to Rule 467(b) on (   ) at (   )                                 Chicago, Illinois 60603
              (designate a time not sooner than seven calendar                               (312) 853-7000
              days after filing).                                                          _____________________
       2. / / pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the
              securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
       3. /X/ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the
              Canadian securities regulatory authority of the review
              jurisdiction that a receipt or notification of clearance has
              been issued with respect hereto.                                        Approximate date of commencement of proposed
       4. / / after the filing of the next amendment to this Form                   sale to the public: As soon as practicable
              (if preliminary material is being filed).                             after this Registration Statement becomes
                                                                                    effective.
         If any of the securities being registered on this form are to be           If this form is filed to register additional
offered on a delayed or continuous basis pursuant to the home jurisdictions'        securities for an offering pursuant to
shelf prospectus offering procedures, check the following box. |_|                  Rule 462(b) under the Securities Act,
                                                                                    check the following box and list the
                                                                                    Securities Act registration number
                                                                                    of the earlier effective registration
                                                                                    statement for the same offering. / /


                                                                                    If this form is a post-effective
                                                                                    amendment filed pursuant to
                                                                                    Rule 462(d) under the Securities
                                                                                    Act, check the following box
                                                                                    and list the Securities Act
                                                                                    registration number of the
                                                                                    earlier effective registration
                                                                                    statement for the same
                                                                                    offering. |_|



   The Registrant hereby amends this Registration Statement                       The Registrant hereby amends this Registration
on such date or dates as may be necessary to delay its                          Statement on such date or dates as may be
effective date until the registration statement shall become                    necessary to deay its effective date until the
effective as provided in Rule 467 under the Securities Act                      Registrant shall file a further amendment which
of 1933 or on such date as the Commission, acting pursuant                      specifically states that this Registration
to Section 8(a) of the Act, may determine.                                      Statement shall thereafter become effective in
                                                                                accordance with Section 8(a) of the Securities
                                                                                Act of 1933 or until the Registration Statement
                                                                                shall become effective on such date as the
                                                                                Securities and Exchange Commission, acting
                                                                                pursuant to said Section 8(a), may determine.


PROSPECTUS

                 Offer to Exchange $200 million 10-3/8% Senior
                    Notes due 2012 for $200 million 10-3/8%
                     Senior Notes due 2012 Which Have Been
                               Registered Under
                        the Securities Act of 1933, of

                      [GRAPHIC OMITTED][GRAPHIC OMITTED]

                               CP Ships Limited


                 The exchange offer will expire at 5:00 P.M., New York City time, on 31st October 2002, unless extended.



     Terms of the exchange offer:

o The exchange Notes are being registered with the Securities and Exchange Commission and are being offered in exchange for the original Notes that were previously issued in an offering exempt from the Securities and Exchange Commission's registration requirements. The terms of the exchange offer are summarized below and more fully described in this prospectus.

o CP Ships will exchange all original Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

o Holders may withdraw tenders of original Notes at any time prior to the expiration of the exchange offer.

o CP Ships believes that the exchange of original Notes will not be a taxable event for U.S. or Canadian federal income tax purposes, but holders should see "Certain United States Federal Income Tax
     Considerations" on page 113, and "Certain Canadian Federal Income Tax Considerations", on page 115, for more information.

o    CP Ships will not receive any proceeds from the exchange offer.

o The form and terms of the exchange Notes are identical in all material respects to the original Notes, except that the exchange Notes are registered under the Securities Act and the transfer restrictions and registration rights applicable to the original Notes do not apply to the exchange of Notes.

o An application has been made to list the exchange Notes on the Luxembourg Stock Exchange.


     See "Risk Factors" beginning on page 16 for a discussion of the risks that should be considered by holders prior to tendering their original Notes.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with foreign generally accepted accounting principles, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

     Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in the home country of CP Ships. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

     The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that CP Ships is incorporated or organized under the laws of a foreign country, that some or all of its officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in the registration statement may be residents of a foreign country, and that all or a substantial portion of the assets of CP Ships and said persons may be located outside the United States.

     Prospective investors should be aware that, during the period of the exchange offer, CP Ships or its affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable laws or regulations of Canada or its provinces or territories.


                          ---------------------------



              The date of this prospectus is 30th September 2002

     Holders of the original Notes should rely only on the information contained in or incorporated by reference in this prospectus. CP Ships has not authorized anyone to provide Holders with different information. This prospectus is not an offer to sell, or a solicitation of an offer to buy, any of the securities to or from any person or by anyone in any jurisdiction where such an offer is not permitted. Holders should not assume that the information contained in this prospectus is accurate as at any date other than the date on the front of this prospectus.

                                                     TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


MARKET INFORMATION..............................................................................................vii
CERTAIN INDUSTRY TERMS AND PRESENTATION OF FINANCIAL INFORMATION................................................vii
FORWARD LOOKING STATEMENTS.....................................................................................viii
DOCUMENTS INCORPORATED BY REFERENCE..............................................................................ix
ENFORCEABILITY OF CIVIL LIABILITIES...............................................................................x
SUMMARY...........................................................................................................1
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.......................................................................12
RISK FACTORS.....................................................................................................16
CURRENCY EXCHANGE RATES..........................................................................................27
CORPORATE STRUCTURE..............................................................................................28
USE OF PROCEEDS..................................................................................................30
CONSOLIDATED CAPITALIZATION......................................................................................31
CALCULATION OF EARNINGS COVERAGE.................................................................................32
SELECTED CONSOLIDATED FINANCIAL INFORMATION......................................................................33
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION.................................................38
RECENT DEVELOPMENTS..............................................................................................43
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS...........................52
INDUSTRY OVERVIEW................................................................................................72
DESCRIPTION OF THE BUSINESS......................................................................................75
PRINCIPAL SHAREHOLDERS...........................................................................................98
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.............................................................99
DIRECTORS AND MANAGEMENT........................................................................................101
DESCRIPTION OF INDEBTEDNESS AND OTHER OBLIGATIONS...............................................................108
THE EXCHANGE OFFER..............................................................................................112
DESCRIPTION OF THE NOTES........................................................................................120
PLAN OF DISTRIBUTION............................................................................................174
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION...................................................................175
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.........................................................175
CERTAIN CANADIAN INCOME TAX CONSIDERATIONS......................................................................177
LEGAL MATTERS...................................................................................................179
EXPERTS.........................................................................................................179
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT...........................................................179
GENERAL INFORMATION.............................................................................................180
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS..................................................................F-1





     CP Ships Limited is incorporated in New Brunswick, Canada. Its principal executive offices are located at 62-65 Trafalgar Square, London, WC2N 5DY, United Kingdom and the telephone number at that address is +44 (0)20 7389 1100. The website for CP Ships is www.cpships.com. The information on CP Ships' website is not part of this prospectus.


     CP Ships (UK) Limited is incorporated under the laws of England and Wales (company number 1884242). Its principal executive offices are located at 62-65 Trafalgar Square, London, WC2N 5DY, United Kingdom and the telephone number at that address is +44 (0)20 7389 1100.

     Lykes Lines Limited, LLC is organized under the laws of the state of Delaware, United States. Its principal executive offices are located at 401 East Jackson Street, Suite 3300, Tampa, Florida 33602 and the telephone number at that address is +1 813 276 4600. The website for Lykes Lines Limited, LLC is www.lykeslines.com. The information on the Lykes Lines website is not part of this prospectus.

     TMM Lines Limited, LLC is organized under the laws of the state of Delaware, United States. Its principal executive offices are at 401 East Jackson Street, Suite 3300, Tampa, Florida 33602 and the telephone number at that address is +1 813 276 4600. The website for TMM Lines Limited, LLC is www.tmmlines.com. The information on the TMM Lines website is not part of this prospectus.

     CP Ships (UK) Limited, Lykes Lines Limited, LLC and TMM Lines Limited, LLC are referred to herein as the "Subsidiary Guarantors".

     CP Ships and the Subsidiary Guarantors confirm, to the best of their knowledge, information and belief, having made all reasonable inquiries, that, except as provided below, the information contained in this prospectus regarding CP Ships, the Subsidiary Guarantors and the Notes is true and accurate in all material respects. CP Ships and the Subsidiary Guarantors accept responsibility accordingly. CP Ships and the Subsidiary Guarantors also confirm, except as provided below, that this information is not misleading, that the opinions and intentions expressed herein are honestly held and that there are no other facts, the omission of which would make this prospectus as a whole or any of such information or the expression of any such opinions or intentions misleading. However, the information contained under the headings "Summary", "Currency Exchange Rates" and "Description of the Business" includes extracts from data publicly released by official and other sources, and the unaudited pro forma condensed consolidated financial information contained herein has been prepared on the basis of the assumptions and qualifications set forth herein.

     In addition, the information set out in relation to sections of this prospectus describing clearing arrangements, including the section entitled "Description of the Notes -- Book-entry; Delivery and Form," is subject to any change in or reinterpretation of the rules, regulations and procedures of Euroclear, Clearstream Banking or The Depository Trust Company (together, the "clearing systems") currently in effect. While CP Ships and the Subsidiary Guarantors accept responsibility for the accurate summarization of such information and data, they accept no further responsibility in respect of such information. CP Ships and the Subsidiary Guarantors will have no responsibility or liability for any aspect of the records relating to, or payments made on account of, book-entry interests held through the facilities of a clearing system or for maintaining, suspending or removing any records relating to such book-entry interests.


     Each Broker-Dealer that receives exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of exchange Notes received in exchange for original Notes where such exchange Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. CP Ships and the Subsidiary Guarantors have agreed that, starting on the expiration date and ending on the close of 180 days after the expiration date, it will make this prospectus available to any Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".


     The Notes have not been offered or sold and, prior to the expiry of a period of six months from the issue date of the Notes, will not be offered or sold to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended).


                              MARKET INFORMATION

     Information regarding market share, market position and industry data pertaining to CP Ships' business contained in this prospectus consists of estimates based on data and reports compiled by industry professional organizations and analysts and CP Ships' knowledge of its sales and markets.


     CP Ships and the Subsidiary Guarantors take responsibility for compiling and extracting but has not independently verified market data provided by third parties or industry or general publications and takes no further responsibility for such data. Similarly, while CP Ships and the Subsidiary Guarantors believe internal estimates to be reliable, they have not been verified by any independent sources and CP Ships and the Subsidiary Guarantors cannot assure prospective Noteholders as to their accuracy.

       CERTAIN INDUSTRY TERMS AND PRESENTATION OF FINANCIAL INFORMATION

     Reference in this prospectus to:

o "bareboat", in reference to a charter, is to an arrangement where the charterer is directly responsible for providing crew and costs relating to operation and maintenance of the ship. In contrast, under a time charter, the owner remains responsible for providing the crew and for certain repairs and maintenance costs;

o    "C$" are to Canadian dollars;

o "dollar", "dollars", "U.S. dollars", "U.S.$" and "$" are to United States dollars;

o "nominal capacity", in reference to a container ship, is to the maximum number of containers as measured by teu that could theoretically be loaded on the container ship without taking into account operational constraints such as the actual weight of the containers, weather conditions or ship stability;

o "standing capacity", in reference to a fleet, is to the total nominal capacity of all the ships in the fleet; and

o "teu" is to twenty foot equivalent unit, the standard unit of measurement of volume used in the container shipping industry.

     CP Ships presents its financial statements in U.S. dollars. Unless otherwise indicated, financial information in this prospectus has been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada. Canadian GAAP differs in certain significant respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they affect CP Ships, see Note 22 to CP Ships' consolidated financial statements as at, and for the years ended, 31st December 2001, 2000 and 1999 included elsewhere in this prospectus.

     Certain financial information contained in or extracted from the consolidated financial statements of CP Ships as at and for the years ending 31st December 2001, 2000, 1999 and 1998 has been translated as described in
Note 2(i) to the consolidated financial statements contained elsewhere in this prospectus. At 1st January 1998, CP Ships changed its reporting currency from the Canadian dollar to the U.S. dollar. In connection with such change CP Ships' consolidated statements of income for its financial years ended 31st December 1997, 1996, 1995 and 1994 have been translated into U.S. dollars at an exchange rate existing on 31st December 1997 of $1 = C$1.43.

     On 1st October 2001, CP Ships' former parent, Canadian Pacific Limited ("Canadian Pacific"), reorganized and divided into five separate publicly listed companies (the "Spin-off"). As a result, CP Ships became an independent publicly listed company on 3rd October 2001. See Note 1 to CP Ships' consolidated financial statements included elsewhere in this prospectus.

                          FORWARD LOOKING STATEMENTS

     This document contains certain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 relating, but not limited, to operations, anticipated financial performance, business prospects and strategies of CP Ships. These statements can be found under "Summary" (including the "Outlook" subsection thereof), "Risk Factors", "Industry Overview", "Description of the Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations" (including the "Outlook" subsection thereof) and elsewhere in this document. Forward-looking information typically contains statements with words such as "anticipate", "believe", "expect", "plan", "intend", "consider" or similar words suggesting future outcomes or statements regarding an outlook on future changes in freight rates, the estimated amounts and timing of capital expenditures, anticipated future debt levels and incentive fees or revenue, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. These statements are only present expectations. Actual events or results may differ materially. Factors that could cause such a difference include those discussed under "Risk Factors" in this prospectus.

     Investors are cautioned not to place undue reliance on forward-looking information. By its nature, the forward-looking information of CP Ships involves numerous assumptions, inherent risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward-looking statements will not occur. These factors include, among others;

o     changes in business strategies;

o general global economic and business conditions, including the length and severity of the current economic slowdown in the countries and regions where CP Ships operates, particularly in the United States, Canada, Latin America, Australasia, Asia and Europe;

o     the effects of competition and pricing pressures;

o     industry over-capacity;

o     changes in demand for container shipping;

o changes in laws and regulations, including environmental, employment, competition and trade laws;

o     difficulties in implementing a cost savings program;

o     currency and interest rate fluctuations;

o     changes in access to capital markets and other sources of financing;

o various events which could disrupt operations, including severe weather conditions and external labour unrest; and

o CP Ships' anticipation of and success in managing the risks associated with the foregoing.

     CP Ships and the Subsidiary Guarantors undertake no obligation to update or revise publicly any forward-looking information, whether as a result of new information, future events or otherwise.

                      DOCUMENTS INCORPORATED BY REFERENCE

      Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President - General Counsel and Secretary of CP Ships at 62-65 Trafalgar Square, London WC2N 5DY, United Kingdom (telephone number +44 (0)20 7389 1100). These documents are also available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) which can be found at www.sedar.com.

      The following documents, filed with the various securities commissions or similar authorities in Canada, are specifically incorporated by reference in and form an integral part of this prospectus:

(a) the Annual Information Form of CP Ships dated 17th May 2002 for the fiscal year ended 31st December 2001;

(b) the unaudited consolidated financial statements of CP Ships for the six months ended 30th June 2002 and 30th June 2001; and

(c) CP Ships' Management Proxy Circular dated 27th February 2002 in connection with the 2002 Annual and Special Meeting of CP Ships' shareholders, other than the sections entitled "Report on Executive Compensation", "Corporate Governance" and "Performance Graph".


      All documents of CP Ships of the type referred to above and any material change reports of CP Ships (excluding any confidential material change reports) comparative interim financial statements of CP Ships and comparative financial statements of CP Ships together with the accompanying report of the auditors thereon that are filed by CP Ships with a securities commission or any similar authority in Canada after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus.


      Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact of an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      CP Ships is subject to the informational requirements of the United States Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information, when filed by CP Ships in accordance with such requirements, can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the following regional office of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. As a foreign private issuer, CP Ships is exempt from the Exchange Act rules regarding the provision and content of proxy statements and regarding short-swing profit reporting and liability.

      CP Ships "incorporates by reference" information into this prospectus which means that important business and financial information about CP Ships is disclosed by referring to another document filed separately with the SEC. The information incorporated by reference is deemed a part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the following documents filed by CP Ships with the SEC:

1. Annual Report on Form 40-F for the year ended 31st December 2001 as filed on 30th May 2002.

2.   Amended and Restated Annual Report on Form 40-F/A as filed on 17th June
     2002.

3. Current Reports on Form 6-K as filed on 30th May 2002, 16th July 2002, 26th July 2002, 31st July 2002, 7th August 2002, 29th August 2002 and 9th September 2002.

     All documents filed by CP Ships with the SEC from the date of this prospectus to the completion of the offering of the exchange Notes under this document, including filings under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all Current Reports on Form 6-K, shall also be deemed to be incorporated herein by reference.

     You may also request a copy of any of these filings, at no cost, by writing or telephoning the Vice President, General Counsel and Secretary of CP Ships at 62-65 Trafalgar Square, London WC2N 5DY, United Kingdom (telephone number +44 (0)20 7389 1100).

      Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

      IN ORDER TO OBTAIN TIMELY DELIVERY, THIS INFORMATION MUST BE REQUESTED NO LATER THAN 5 BUSINESS DAYS BEFORE AN INVESTMENT DECISION IS MADE.

     CP Ships has filed with the SEC a Registration Statement on Form F-10 under the Securities Act, with respect to the exchange Notes of which this prospectus is a part. The Subsidiary Guarantors have filed with the SEC a Registration Statement on Form F-4 under the Securities Act with respect to their guarantees of the exchange Notes. The term "Registration Statement" means the combined Registration Statement of CP Ships on Form F-10 and the Subsidiary Guarantors on Form F-4 and includes all amendments, exhibits and schedules thereto. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement and the exhibits thereto for further information with respect to CP Ships, the exchange Notes and the guarantees.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     CP Ships is a corporation existing under the Business Corporations Act (New Brunswick) and the majority of its assets and operations are located, and the majority of its revenues are derived, outside the United States. CP Ships has appointed an agent to receive service of process with respect to any action brought against it in any federal or state court in the State of New York arising from this exchange offer. However, it may not be possible for holders to enforce outside the United States judgments against CP Ships obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal securities laws. In addition, certain of the directors and officers of CP Ships are residents of England or other jurisdictions outside the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for holders to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in the United States courts, including judgments predicated upon the civil liability provisions of the United States federal and state securities laws. CP Ships has been advised by its Canadian counsel, McCarthy Tetrault LLP, that there is uncertainty as to whether Canadian courts would enforce (i) judgments of United States courts obtained against CP Ships or such persons predicated upon the civil liability provisions of the United States federal and state securities laws or (ii) in original actions brought in Canada, liabilities against CP Ships or such persons predicated upon the United States federal and state securities laws.

     CP Ships (UK) is a company incorporated under the laws of England and Wales and the majority of its assets and operations are located, and the majority of its revenues are derived, outside the United States. CP Ships (UK) has appointed an agent to receive service of process with respect to any action brought against it in any federal or state court in the State of New York arising from this exchange offer. However, it may not be possible for holders to enforce outside the United States judgments against CP Ships (UK) obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal securities laws. In addition, certain of the directors and officers of CP Ships (UK) are residents of England or other jurisdictions outside the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not possible for holders to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in the United States courts, including judgments predicated upon the civil liability provisions of the United States federal and state securities laws. CP Ships (UK) has been advised by its English counsel, Sidley Austin Brown & Wood, that there is uncertainty as to whether English courts would enforce (i) judgments of United States courts obtained against CP Ships
(UK) or such persons predicated upon the civil liability provisions of the United States federal and state securities laws or (ii) in original actions brought in Canada, liabilities against CP Ships (UK) or such persons predicated upon the United States federal and state securities laws.

                                    SUMMARY

     The following summary does not contain all the information that may be important and is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, included elsewhere in this prospectus. "CP Ships" refers to CP Ships Limited and, except where the context otherwise requires, shall include the subsidiaries and predecessors of CP Ships Limited.

                                   CP SHIPS

Overview

     CP Ships is one of the world's leading container shipping companies, offering its customers door-to-door as well as port-to-port containerized services for the international transportation of a broad range of industrial and consumer goods, including raw materials, semi-manufactured and finished goods. As at 31st March 2002, CP Ships operated a fleet of 78 ships in 24 trade lanes focusing on four principal markets:

o     TransAtlantic;

o     Australasia;

o     Latin America; and

o     Asia.

     In 2001, it transported over 1.8 million teu on behalf of more than 30,000 customers. Based on standing capacity, CP Ships ranks as the eleventh largest carrier in the world, giving it the economies of scale available to global carriers. In 2001, it had revenue of $2.65 billion and EBITDA of $213 million before exceptional charges of $36 million related to the Spin-off and the restructuring of its organization and offices.

     CP Ships is a regional specialist that offers direct services to a wider range of ports within a particular market than are generally offered by global carriers. This approach allows CP Ships to provide customers with the local expertise and market presence of a regional specialist combined with many of the operating advantages of a global carrier. CP Ships provides scheduled services in its four principal markets: TransAtlantic, Australasia, Latin America and Asia, which it serves through six well-recognized brands: Canada Maritime, Cast, Contship Containerlines, ANZDL, Lykes Lines and TMM Lines.

     CP Ships operates in an industry whose annual volume growth has on average exceeded global gross domestic product growth by two to three times over the last 20 years. Since its introduction in the 1950's, the container shipping industry has facilitated world trade because of its simplicity, efficiency and low cost, becoming an integral part of the global sourcing strategies for many of the world's major manufacturers and retailers.

     Over the last six years, CP Ships considers it has outperformed, on the basis of return on capital employed ("ROCE"), in both weak as well as strong market conditions, the average ROCE of those carriers in the top 20 for which data is publicly available due to its business model based on its competitive strengths and strategy which are discussed below.

     In 1993, CP Ships initiated an acquisition growth strategy, completing nine transactions in nine years. As a result of the successful integration of acquisitions and through organic growth, CP Ships has achieved a global scale of operations, diversified its markets and established itself as a market leader. CP Ships has recently acquired all of the issued and outstanding shares of Italia di Navigazione S.p.A. and controlling interest in, or certain assets of, sales agencies in Canada, Italy and Spain for approximately $40 million (the "Italia Acquisition"). See "Description of the Business -- Italia Acquisition". Volume, revenue and earnings have grown, as is illustrated in the following table:


                                       Year ended 31st December
   ($ millions except      ----------------------------------------------------------------------------  CAGR(5)
         volume,           1994(1)   1995(1)  1996(1)   1997(1)    1998      1999     2000      2001    1994-2001
       unaudited)
Volume (in teu millions)     0.24     0.40      0.48     0.67      1.16      1.37     1.83      1.84       33.5%


                                      1

Revenue                       395      660       779    1,032     1,780     1,878    2,645     2,646       31.2%
EBITDA(2)                      74       77       106      142       163       136      224       213(3)    16.3%
Operating Income(4)            61       59        86      115       127        89      164       139(3)    12.4%

--------------------------

(1) At 1st January 1998, CP Ships changed its reporting currency from the Canadian dollar to U.S. dollar. The income statements for the years ended 31st December 1997, 1996, 1995 and 1994 have been translated into U.S. dollars at the 31st December 1997 exchange rate of $1=C$1.43.
(2) See Note 2 of "Summary Consolidated Financial Information" for a definition of EBITDA.
(3) Before exceptional charges of $36 million relating to the Spin-off and restructuring.
(4)  Before goodwill charges.
(5)  Compound annual growth rate.


     For a discussion of CP Ships' second quarter 2002 results and developments since the end of June 2002, including the acquisition of Italia, see "Recent Developments", which contains information supplemental to the information included in this Summary and elsewhere in the Prospectus.

Competitive Strengths

     CP Ships considers it has the following strengths which allow it to compete successfully:

     Leading market position. CP Ships believes it is the largest carrier based on market share in a majority of its 16 core trade lanes. This leading market position has been achieved by focusing on customers and customer service through its well-recognized and highly-regarded brands.

     Regional focus. CP Ships' regional focus provides more reliable and frequent service schedules, flexible and timely response to changes in local market conditions, the ability to offer customized services, greater trade lane economies of scale and premium pricing for its services. These provide it with a measure of protection from new competitors on its core trade lanes.

     Low cost operator. A combination of global scale economies and trade lane scale economies based on strong market position has allowed CP Ships to reduce its costs significantly. Savings in ship networks, terminals and stevedoring, container fleet, inland transport and administration have contributed to a 11% reduction in costs per teu from $1,422 in 1996 to $1,271 in 2001. In addition, CP Ships expects to realize in 2002 the full effect of the cost reduction initiatives which started in 2001. CP Ships also expects further benefits from operational cost cutting and organizational changes undertaken in 2002, including the renewal in the first quarter of 13 ship charters at significantly lower rates which CP Ships anticipates will generate savings of nearly $25 million in the year.

     Diversified customer base. CP Ships has over 30,000 customers that are diversified both by geography and by industry. Its largest customer represented approximately 1% of its revenue in 2001, and its top ten customers accounted for only 6%. This diversity protects it against the adverse effect of relying on a single customer or industry.

     Successful track record of acquisitions. CP Ships completed nine transactions between 1993 and 2001, often involving the turn-around of underperforming businesses. It has successfully integrated those businesses, improving both services and profitability. These acquisitions have contributed to a compound annual growth of revenue of 31% and a compound annual increase in operating income of 12% since 1994.

     Experienced management team. The members of the senior management team average over 24 years experience in the container shipping industry. The large majority of the management team has worked for CP Ships for many years, including with its original core business or its acquired businesses. Incentives are provided to senior management through share based compensation and to all staff including senior management through cash incentives based on operating income.

Strategy

     Six principal strategies underpin CP Ships' business model, which has delivered ROCE well above industry averages over many years.

     Concentration on container shipping. CP Ships concentrates exclusively on container shipping services which allows management to plan for and quickly respond to often rapidly changing economic, political and trade conditions in what is a truly international business.

     Focus on regional markets. CP Ships has built strong positions in a number of regional markets. It is the leading carrier in the majority of its core trade lanes, which allows it to offer the best schedules and services to its customers and to maximize trade lane economies of scale.

     Strong brands. CP Ships offers two or more of its well-recognized brands in nearly all of its trade lanes. It intends to strengthen its brands by continuing to respond to the evolving needs of its customers by selectively expanding its services, improving service frequencies and transit times, improving the efficiency of its inland transportation networks and implementing effective training and staff retention programs. CP Ships considers that its multiple branding approach results in higher levels of service which strengthen market share and customer loyalty.

     Supply chain solutions. Integrated door-to-door or intermodal container transportation is the largest component in the logistics supply chains of international trade. CP Ships continues to emphasize consistently reliable, tailor-made intermodal supply chain solutions for its customers to strengthen customer relationships and protect operating margins.

     Reduce costs. Delivering low-cost, high-quality service is a key to success in the highly competitive container shipping industry. CP Ships has reduced cost per teu by 11% from 1996 to 2001 and, in 2002, plans additional cost savings through continued rationalization of ship schedules, organizational changes, other operational savings and the renewal of ship charters at lower rates.

     Acquisitions. Nine transactions have been executed successfully between 1993 and 2001, often involving the turnaround of under-performing businesses. CP Ships' revenue is now over six times larger than in 1994. In a relatively fragmented industry under economic pressure, there will likely be further acquisition opportunities. CP Ships expects to continue to pursue a disciplined acquisition strategy that enables it to grow either in its existing markets or expand into new markets, thereby helping to achieve further economies of scale that improve operating performance.

Outlook

     In the second quarter 2002 CP Ships' operating income was $21 million, after an operating loss in the first quarter of $6 million. Despite somewhat stronger economic growth and capacity rationalization initiatives in a number of trade lanes improving the supply/demand balance, market conditions generally remain weak in the container shipping industry. Significant new ship deliveries are still anticipated in the second half of this year and into next, mainly for Asian trade lanes, and with continuing uncertainty about United States and world economic growth, CP Ships is cautious in its outlook. But in its own trade lanes, volume generally has improved and freight rate declines are expected to slow or reverse. CP Ships remains confident that it will be profitable for the year overall, albeit significantly less than in 2001.

                         Summary Of The Exchange Offer

     On 3rd July, 2002, CP Ships completed the private offering of $200 million aggregate principal amount of 10-3/8% Senior Notes due 2012. As part of that offering, CP Ships entered into a registration rights agreement with the initial purchasers of the original Notes in which it agreed, among other things, to deliver this prospectus to the holders of the original Notes and to complete an exchange offer for the original Notes. Below is a summary of the exchange offer.

Securities Offered.....................       Up to $200,000,000 aggregate principal amount of new 10-3/8% Senior
                                              Notes due 2012, which have been registered under the Securities Act.
                                              The form and terms of these exchange Notes are identical in all material respects to those of the original Notes.  The exchange Notes, however, will not contain transfer restrictions and registration rights applicable to the original Notes.

The Exchange Offer.....................       CP Ships is offering to exchange $1,000 principal amount of its 10-3/8%
                                              Senior Notes due 2012, which have been registered under the Securities
                                              Act, for each original Note representing $1,000 principal amount of its outstanding 10-3/8% Senior Notes due 2012.

Resales................................       Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, CP Ships believes that the exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by the holders of the original Notes without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

                                              o    the holders of the original Notes are acquiring the exchange
                                                   Notes in the ordinary course of their business;



                                      4

                                              o    the holders of the original Notes are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange
                                                   Notes; and

                                              o    the holders of the original Notes are not affiliates of CP
                                                   Ships.

                                              If the holders of the original Notes are affiliates of CP
                                              Ships, are engaged in or intend to engage in or have any
                                              arrangement or understanding with any person to participate in the distribution of the exchange Notes:

                                              o    the holders of the original Notes cannot rely on the applicable interpretations of the staff of the SEC; and

                                              o    the holders of the original Notes must comply with the
                                                   registration requirements of the Securities Act in
                                                   connection with any resale transaction unless an exemption from such requirements is available.

                                              Each broker or dealer that receives exchange Notes for its own account in exchange for original Notes that were acquired as a result of market-making or other trading activities must
                                              acknowledge that, in the absence of an available exemption, it will comply with the registration and prospectus delivery
                                              requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the exchange Notes issued in the exchange offer, including the delivery of a
                                              prospectus that contains information with respect to any
                                              selling holder required by the Securities Act in connection with any resale of the exchange Notes.

                                              Furthermore, any broker-dealer that acquired any of its original Notes directly from CP Ships:

                                              o    may not rely on the applicable interpretation of the staff of the
                                                   SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (13th April 1988), Morgan Stanley & Co., Inc.,
                                                   SEC no-action letter (5th June 1991) and Shearman & Sterling, SEC no-action letter (2nd July 1993); and

                                              o    must also be named as a selling noteholder in connection
                                                   with the registration and prospectus delivery requirements of the Securities Act relating to any non-exempt resale
                                                   transaction.


Expiration Date........................       5:00 p.m., New York City time, on 31st October 2002 unless CP Ships extends the expiration date.


Accrued Interest on the exchange Notes and
original Notes.........................       The exchange Notes will bear interest from the most recent date to which interest has been paid on the original Notes.  If the original
                                              Notes are accepted for exchange, then the holders of the original
                                              Notes  will receive interest on the exchange Notes and not on the original Notes.

Conditions to the Exchange Offer.......       The exchange offer is subject to customary conditions.  CP Ships may assert or waive these conditions in its sole discretion.  If CP Ships materially changes the terms of the exchange offer, it will resolicit tenders of the original Notes.  See "The Exchange Offer - Conditions to the Exchange Offer" for more information regarding conditions to the


                                      5

                                              exchange offer.

Procedures for Tendering original Notes..     Except as described in the section titled "The Exchange Offer -
                                              Guaranteed Delivery Procedures", a tendering holder must, on or prior to the expiration date:

                                              o    transmit a properly completed and duly executed letter of
                                                   transmittal, including all other documents required by the letter of transmittal, to The Bank of New York at the
                                                   address listed in this prospectus; or

                                              o    if original Notes are tendered in accordance with the book entry procedures described in this prospectus, the
                                                   tendering holder must transmit an agent's message to the
                                                   exchange agent at the address listed in this prospectus.

                                              See "The Exchange Offer - Procedures for Tendering".

Special Procedures for Beneficial
Holders...............................        If the holders of the original Notes are the beneficial holders of original Notes that are registered in the name of their broker, dealer, commercial bank, trust company or other
                                              nominee, and they wish to tender in the exchange offer, the holders of the original Notes should promptly contact the
                                              person in whose name the original Notes are registered and instruct that person to tender on their behalf. See "The
                                              Exchange Offer - Procedures for Tendering".

Guaranteed Delivery Procedures.........       If the holders of the original Notes wish to tender their original
                                              Notes and they cannot deliver their original Notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, they may tender their original Notes by following the guaranteed delivery procedures under the heading "The
                                              Exchange Offer - Guaranteed Delivery Procedures".

Withdrawal Rights......................       Tenders may be withdrawn at any time before 5:00p.m., New York City time, on the expiration date.

Acceptance of original Notes and Delivery
of exchange Notes......................       Subject to the conditions stated in the section "The Exchange Offer -
                                              Conditions to the Exchange Offer " of this prospectus, CP Ships will accept for exchange any and all original Notes which are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date.  The exchange Notes will be delivered promptly after the expiration date.  See "The Exchange Offer - Terms of the
                                              Exchange Offer".

Certain United States and Canadian Federal
Tax Considerations.....................       CP Ships believes that the exchange of original Notes for exchange
                                              Notes to be issued in the exchange offer will not result in any gain or loss to the holders of the original Notes for U.S. or Canadian federal income tax purposes.  See "Certain United States Federal
                                              Income Tax Considerations" and "Certain Canadian Federal Income Tax
                                              Considerations".

Exchange Agent.........................       The Bank of New York is serving as exchange agent in connection with the exchange offer.  The address and telephone number of the exchange


                                      6

                                              agent are listed under the heading "The Exchange Offer - Exchange
                                              Agent".

Use of Proceeds........................       CP Ships will not receive any proceeds from the issuance of exchange
                                              Notes in the exchange offer.  CP Ships will pay all expenses incident to the exchange offer.  See "Use of Proceeds".

                    Summary Of Terms Of The Exchange Notes

     The form and terms of the exchanges Notes and the original Notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the original Notes do not apply to the exchange Notes. The exchange Notes will evidence the same debt as the original Notes and will be governed by the same indenture. See "Description of the Notes". Unless the context otherwise requires, references to "Notes" refers collectively to the original Notes and the exchange Notes.

Issuer....................................  CP Ships Limited, a corporation amalgamated and subsisting under the laws of the
                                            Province of New Brunswick, Canada.

Exchange Notes Offered....................  $200,000,000 in principal amount of 10-3/8% Senior Notes due 2012.

Maturity..................................  The Notes will mature on 15th July 2012.

Interest Payment Dates....................  15th January and 15th July, beginning on 15th January 2003.

Guarantees................................  CP Ships (UK) Limited ("CP Ships (UK)"), Lykes Lines Limited, LLC ("Lykes LLC") and
                                            TMM Lines Limited, LLC ("TMM LLC", and together with CP Ships (UK) and Lykes LLC, the
                                            "Subsidiary Guarantors") will each provide a full, unconditional, joint and several guarantee of the Notes on a senior basis (collectively, the "Guarantees"). The
                                            Subsidiary Guarantors are indirect wholly owned subsidiaries of CP Ships.

Ranking...................................  The Notes will be general unsecured obligations of CP Ships and will:

                                            o    rank senior in right of payment to any and all of CP Ships'
                                                 existing and future indebtedness that is subordinated in right of payment to the Notes;

                                            o    rank equally in right of payment with all of CP Ships' existing and future unsecured indebtedness that is not subordinated in right of payment to the Notes; and

                                            o    be effectively subordinated to all existing and future secured indebtedness of CP Ships to the extent of the assets securing such obligations.

                                            None of CP Ships' subsidiaries will be direct obligors in respect of the
                                            Notes, and of such subsidiaries only the Subsidiary Guarantors will be obligors in respect of the Guarantees. Holders of the Notes will not therefore be creditors of any of CP Ships' subsidiaries in respect of the
                                            Notes, nor will they be creditors of any of CP Ships' subsidiaries other than the Subsidiary Guarantors in respect of the Guarantees. Each such subsidiary may satisfy, and in some cases must satisfy, the claims of its creditors, including trade creditors, before such subsidiary pays any amount or distributes any assets to CP Ships (other than on account of any indebtedness or liability owing to CP Ships or of a Subsidiary
                                            Guarantor in respect of the Guarantees) or such subsidiary's assets are otherwise available to satisfy the claims of creditors of CP Ships, including claims in respect of the Notes.

                                            Each Subsidiary Guarantor's Guarantee will be a general unsecured obligation of the Subsidiary Guarantor that granted such Guarantee and will:



                                      8

                                            o    rank senior in right of payment to any and all of such
                                                 Subsidiary Guarantor's existing and future indebtedness that is subordinated in right of payment to its Guarantee;

                                            o    rank equally in right of payment with all of such Subsidiary
                                                 Guarantor's existing and future unsecured indebtedness that is not subordinated in right of payment to its Guarantee; and

                                            o    be effectively subordinated to all secured indebtedness of such
                                                 Subsidiary Guarantor to the extent of the assets securing such indebtedness.

                                            None of the Subsidiary Guarantors' subsidiaries will be obligors in respect of the Guarantees. Holders of the Notes will not therefore be creditors of any of the Subsidiary Guarantors' subsidiaries in respect of the Guarantees. Each such subsidiary may satisfy, and in some cases must satisfy, the claims of its creditors, including trade creditors, before the subsidiary pays any amount or distributes any assets to a Subsidiary
                                            Guarantor (other than on account of any indebtedness or liability owing to such Subsidiary Guarantor) or such subsidiary's assets are otherwise available to satisfy the claims of creditors of such Subsidiary
                                            Guarantor, including claims in respect of the Guarantees.

                                            Substantially all of the ships owned by CP Ships are encumbered under security and other agreements related to CP Ships' various financing agreements. These encumbered ships had an aggregate book value as at 31st
                                            March 2002 of $369 million. CP Ships' unencumbered assets as at 31st
                                            March 2002 included, among others, accounts receivable ($377 million), cash ($92 million), inventory ($12 million) and other capital assets including unencumbered ships ($400 million).

                                            CP Ships' unencumbered assets, including those described above, may in future be encumbered in accordance with the provisions of the indenture governing the Notes (the "Note Indenture") described under "Description of the Notes -- Certain Covenants -- Limitation on Liens", including the
                                            "Permitted Liens" provided for therein and described in "Description of the Notes -- Certain Definitions -- Permitted Liens." These Permitted
                                            Liens include, among others, existing and additional future liens that may be granted to secure indebtedness incurred under CP Ships' revolving credit facilities and indebtedness under any other credit facilities that is permitted to be incurred pursuant to clause (2)(a) of the definition of Permitted Debt set forth in "Description of the Notes -- Certain
                                            Covenants -- Limitation on Debt".

Optional Redemption.......................  On or after 15th July 2007, CP Ships will have the right to redeem any or all of the
                                            Notes at the redemption prices set forth in "Description of the Notes-- Optional
                                            Redemption After 15th July 2007".

                                            Prior to 15th July 2007, CP Ships may redeem all or part of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Redemption Premium described in this prospectus plus accrued and unpaid interest and any other amounts payable to the date of redemption. For more information, see "Description of the Notes --
                                            Optional Redemption Prior to 15th July 2007".



                                      9

                                            On or before 15th July 2005, CP Ships has the right to use the net cash proceeds of a public equity offering to redeem up to 35% of the Notes at
                                            110.375% of their principal amount plus accrued and unpaid interest. For more information, see "Description of the Notes -- Optional Redemption
                                            Prior to 15th July 2005 upon Public Equity Offering".

                                            In addition, CP Ships may redeem all, but not less than all, of the Notes upon not less than 30 nor more than 60 days notice, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, if certain changes in specified tax laws or certain other circumstances result in certain withholding taxes being imposed on amounts payable on the Notes that CP Ships is not able to avoid by the use of reasonable measures available to it. For more information, see "Description of the Notes -- Redemption Upon Changes in
                                            Withholding Taxes".

                                            CP Ships and its subsidiaries and affiliates may, directly or indirectly, purchase Notes in the open market at any time in accordance with applicable law.

Change of Control Triggering Event........  If an event treated as a "Change of Control Triggering Event" (as defined in "Description of the Notes") of CP Ships occurs, holders of the Notes will have the right to require CP Ships to repurchase the Notes at a purchase price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to the date of the purchase. For a summary of what constitutes a Change of Control Triggering Event
                                            (including the requirement that there be a resultant decline in the ratings of the Notes), see "Description of the Notes -- Purchase of Notes
                                            upon a Change of Control Triggering Event".

Covenants.................................  The Note Indenture contains covenants for the benefit of the holders of the Notes that include, subject to important exceptions, restrictions on
                                            CP Ships' ability and on the ability of its Restricted Subsidiaries to:

                                            o    incur additional debt;

                                            o    pay dividends or make distributions on or repurchase shares;

                                            o    make certain investments;

                                            o    issue or sell capital stock of Restricted Subsidiaries;

                                            o    enter into sale and leaseback transactions;

                                            o    create liens on their assets to secure debt;

                                            o    sell assets;

                                            o    enter into transactions with affiliates;

                                            o    in the case of a Restricted Subsidiary that is not a Subsidiary Guarantor, guarantee debt of CP Ships; and

                                            o    merge or consolidate with or into another company.



                                      10

                                            For more information, see the section "Description of the Notes --
                                            Certain Covenants".

Trustee...................................  The Bank of New York.

Luxembourg Listing........................  CP Ships has applied to list the exchange Notes on the Luxembourg Stock Exchange.
                                            Listing will be subject to CP Ships fulfilling all the listing requirements of the
                                            Luxembourg Stock Exchange.

Governing Law.............................  New York.

                                 Risk Factors

     Holders should carefully consider the information under the caption "Risk Factors" and all other information in this prospectus before exchanging their original Notes for exchange Notes.

                  SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following tables set out certain consolidated financial and operating information and summary unaudited pro forma condensed consolidated financial information (the "Pro Forma Financial Information") for CP Ships as at the dates and for the periods indicated. The consolidated financial and operating information as at 31st March 2002 and for the three months ended 31st March 2001 and 2002 and as at, and for the years ended, 31st December 1999, 2000 and 2001 has been extracted or derived from the consolidated financial statements of CP Ships or its predecessors included elsewhere herein.

     The Pro Forma Financial Information as at and for the year ended 31st December 2001 and the three months ended 31st March 2002, presents the pro forma effect of the transactions described in detail in "Unaudited Pro Forma Condensed Consolidated Financial Information." The Pro Forma Financial Information is not necessarily indicative of the results that could have been achieved had the adjustments arising from the use of proceeds occurred on the dates indicated and is not necessarily indicative of the results of operations or financial position for any future periods.

Consolidated Statements of Income Data
($ millions, except amounts per share, presented in $)

                                             Year ended 31st December                   Three months ended 31st March
                                             ------------------------                   -----------------------------
                                                                          Pro                                      Pro
                                               Actual                    Forma               Actual               Forma
                                               ------                    -----               ------               -----
                                    1999        2000        2001          2001         2001          2002          2002
                                    ----------------------------      ----------   ------------------------        ----
                                                                      (unaudited)  (unaudited)   (unaudited)   (unaudited)
Canadian GAAP
Revenue                            1,878       2,645       2,646         2,646          639           578           578
Expenses                          (1,789)     (2,481)     (2,507)       (2,495)        (608)         (584)         (581)
                                  ------      ------      ------        ------         ----          ----          ----
Operating income (loss) before
  exceptional charges                 89         164         139           151           31            (6)           (3)
Exceptional charges                   --          --         (36)          (36)          --            --            --
                                  ------      ------      ------        ------         ----          ----          ----
Operating income (loss)               89         164         103           115           31            (6)           (3)
Interest (expense) income, net        (4)          1          --           (26)          --            (3)           (7)
Income tax expense                   (11)        (12)        (12)          (12)          (2)           (2)           (2)
Minority interest                      1          --           1             1           --            --            --
Goodwill charges                     (15)        (18)        (16)          (16)          (4)           --            --
                                  ------      ------      ------        ------         ----          ----          ----
Net income (loss)(1)                  60         135          76            62           25           (11)          (12)
                                  ======      ======      ======        ======         ====          ====          ====

U.S. GAAP
Revenue                            1,878       2,645       2,646                        639           578
Expenses before Spin-off and
  restructuring charges           (1,798)     (2,503)     (2,514)                      (612)         (578)
Spin-off and restructuring
  charges                             --          --         (44)                        --            --
                                  ------      ------      ------        ------         ----          ----          ----
Operating income (loss)               80         142          88                         27            --
Interest (expense) income, net       (17)        (12)        (13)                        (3)           (5)
Income tax expense                   (12)        (16)        (12)                        (2)           (2)
Minority interest                      1          --           1                         --            --
                                  ------      ------      ------        ------         ----          ----          ----
Income (loss) before cumulative
  effect of accounting changes        52         114          64                         22            (7)
Cumulative effect of accounting
  changes                             --          19          (4)                        (4)           --
                                  ------      ------      ------        ------         ----          ----          ----
Net income (loss)(1)                  52         133          60                         18            (7)
                                  ======      ======      ======        ======         ====          ====          ====

Other Consolidated Data
($ millions, unless otherwise stated)

                                              Year ended 31st December                    Three months ended 31st March
                                              ------------------------                    -----------------------------
                                                                           Pro                                       Pro
                                                Actual                    Forma                Actual               Forma
                                                ------                    -----                ------               -----
                                     1999        2000         2001         2001          2001         2002           2002
                                     -----------------------------     ----------    --------------------------------------
                                                                       (unaudited)   (unaudited)   (unaudited)   (unaudited)
Other financial information
EBITDA (unaudited):(2)
  Canadian GAAP(2)(3)                 136         224          213          234            47           14             19
U.S. GAAP(2)(3)(4)                    149         245          224          224            45           22             22
Rent expense under operating
  leases(5)                           309         449          458          437           125           88             83
Capital expenditures(6)               113         312          292                        109           16
Cash inflow (outflow) from:
Operations                             29         174          192                         38           (4)
Financing activities                   14         306          (49)                        42           (8)
Investing activities                  (77)       (419)        (149)                      (105)         (12)
Ratio of earnings to fixed
  charges (unaudited):(7)
  under Canadian GAAP                1.82        2.20         1.68         1.50          1.82          --(8)          --(8)
under U.S. GAAP                      1.67        2.14         1.52                       1.57          --(8)



                                                                                               Three months ended
                                                      Year ended 31st December                     31st March
                                                      ------------------------                     ----------
                                                               Actual                                Actual
                                                               ------                                ------
                                                  1999           2000           2001          2001            2002
                                                  ----------------------------------      --------------------------
                                                                                          (unaudited)     (unaudited)
Other unaudited operational data
Volume (teu 000s)                                1,373          1,833          1,842           437             436
Container fleet at the period end (teu
000s)(9)                                           303            327            345                           348
Number of ships employed at period end:(10)
  Owned(11)                                         21             29             31                            30
Chartered                                           55             65             47                            48
                                                    --             --             --                            --
Total                                               76             94             78                            78
                                                    ==             ==             ==                            ==



Consolidated Balance Sheet Data
($ millions)

                                                 As at 31st December                   As at 31st March
                                                 -------------------                   ----------------
                                                                                                      Pro
                                                        Actual                      Actual           Forma
                                                        ------                      ------           -----
                                          1999         2000           2001           2002             2002
                                          --------------------------------           ----             ----
                                                                                  (unaudited)     (unaudited)
        Canadian GAAP
        Cash and cash equivalents           61          122            116             92              132(12)
        Accounts receivable                306          392            366            377              377
        Capital assets                     355          536            795            785              966
        Total assets                     1,218        1,748          1,851          1,836            2,059
        Total debt (13)                     44           32            230            226              367
        Common share capital                63           63            597            597              685
        Shareholders' equity               649        1,099          1,100          1,086            1,168
        U.S. GAAP
        Cash and cash equivalents           61          122            116             92
        Accounts receivable                306          392            366            377
        Capital assets                     518          704            955            944
        Total assets                     1,346        1,871          1,968          1,956
        Total debt(13)                     224          205            395            388
        Common share capital                63           63            597            597
        Shareholders' equity               611        1,059          1,052          1,042

----------

(1) Net income (loss) reflects the effects of changes in accounting policies. See Note 2 (note 22 for US GAAP) to the Annual Financial Statements (as defined in "Selected Consolidated Financial Information") and Note 1 (note 4 for US GAAP) to the Interim Financial Statements (as defined in "Selected Consolidated Financial Information").

(2) Earnings before interest, tax, depreciation and amortization. EBITDA is not a substitute for operating income, net income or cash flow from operating activities as determined in accordance with generally accepted accounting principles. EBITDA is presented as additional information because CP Ships believes that it is widely used in the container shipping industry as a measure to evaluate a company's operating performance and is a useful indicator of CP Ships' ability to meet its working capital, capital expenditures and debt service requirements. Because EBITDA is not calculated identically by all companies, the presentation may not be comparable to other similarly titled measures of other companies. CP Ships' discretionary use of funds depicted by EBITDA may be limited by working capital, capital expenditure and debt service requirements and by restrictions related to legal requirements, commitments and uncertainties.

(3) Canadian GAAP EBITDA for the year ended 31st December 2001 is calculated before exceptional charges of $36 million relating to the Spin-off and restructuring charges. In addition to the Spin-off and restructuring charges, U.S. GAAP EBITDA for the year ended 31st December 2001 also reflects an adjustment for a non-cash charge of $8 million of stock compensation related to the Spin-off, which results in a total adjustment of $44 million. See Note 22 to the Annual Financial Statements.

(4) The following table includes a reconciliation between EBITDA based on Canadian GAAP and U.S. GAAP. See Note 22 to the Annual Financial Statements for a further description of these differences.


                                               Year ended                   Three months ended
                                               ----------                   ------------------
                                             31st December                      31st March
                                             -------------                      ----------
                                                 Actual                           Actual
                                                 ------                           ------
                                     1999         2000         2001(c)      2001          2002
                                     ---------------------------------      ------------------
($ million)
EBITDA Canadian GAAP                  136          224          213           47            14
U.S. GAAP Adjustments:
Derivatives                             6           (5)           2            2             4
Changes in accounting policies         (2)          19           (4)          (4)           --
Acquisition costs(a)                  (13)         (17)          (5)          (4)           (1)
Pension costs                           1            3           (3)          (1)           --
Ship leases(b)                         21           21           21            5             5
                                      ---          ---          ---           --            --
EBITDA U.S. GAAP                      149          245          224           45            22
                                      ===          ===          ===           ==            ==

----------

(a)  Excluding goodwill adjustments.

(b) Adjustment to add back charter hire costs in respect of the Montrose and Montclare Ships which, under U.S. GAAP, are accounted for as owned ships.

(c)  See footnote 3 above.

(5) The following table sets out rent expenses for operating leases for the periods indicated:


                           Year ended                 Three months ended
                           ----------                 ------------------
                          31st December                   31st March
                          -------------               ------------------
                  1999        2000         2001        2001        2002
                  -----------------------------        ----        ----
($ million)
Ships              221         308          308          86          52
Containers          76         124          132          34          30
Other               12          17           18           5           6
                   ---         ---          ---         ---          --
Total              309         449          458         125          88
                   ===         ===          ===         ===          ==

(6) Capital expenditures comprises the cash paid in the period for additions to capital assets and deposits on ships.

(7) Ratio of earnings to fixed charges comprises earnings before tax plus fixed charges as a multiple of the fixed charges. Fixed charges comprise interest expense on balance sheet debt and an estimate of interest included in operating lease rentals, being one-third of such rental expense net of estimated operating costs, such as for crew and certain repair and maintenance costs, included in rentals under ship time charter agreements. They also include the preference stock dividend payments.

(8) CP Ships' earnings were insufficient to cover fixed charges by $9 million and $10 million for the three-month period ended 31st March 2002 and the pro-forma three-month period ended 31st March 2002, respectively. Under U.S. GAAP earnings were insufficient to cover fixed charges by $5 million for the three-month period ended 31st March 2002.

(9) Container fleet employed at the period end comprising both owned and leased containers.

(10) The number of ships employed at the period end includes sub-charters to third parties and ships being repositioned.

(11) Owned ships includes indirectly owned ships, bareboat charters and long-term time charters containing a purchase option.

(12) CP Ships used approximately $40 million of the $132 million pro forma cash and cash equivalents to pay for the Italia Acquisition. In connection with such acquisition, CP Ships assumed certain indebtedness of the acquired business the amount of which was not material.

(13) Total debt consists of borrowings under the $175 Million Facility (defined below in "Use of Proceeds"), long-term loans and capital lease obligations. Under U.S. GAAP, total debt also includes additional long-term debt in respect of the Montrose and Montclare Ships.

                                 RISK FACTORS

     Prospective holders of exchange Notes should consider carefully all of the information set forth in this prospectus and, in particular, should evaluate the following risks before tendering their original Notes in the exchange offer, although the risk factors set forth below (other than under "-Risks Relating to the Exchange Offer") are generally applicable to the original Notes as well as the exchange Notes.

     The following discussion also relates to risks currently known to CP Ships which are specific to CP Ships and the container shipping industry and which could have a material adverse effect on the business, financial condition or results of operations of CP Ships. If any event arising from these risks occurs, CP Ships' business, financial condition, or results of operations could be materially adversely affected, which could in turn prevent CP Ships from satisfying its obligations under the Notes. This discussion should be read in conjunction with the material that is contained in the other sections of this document.

Risks Relating to the Exchange Offer

Holders may have difficulty selling the original Notes that they do not exchange

     If the original Notes are not exchanged for exchange Notes in the exchange offer, holders of the original Notes will continue to be subject to the restrictions on transfer of the original Notes described in the prospectus for the original Notes. The restrictions on transfer of the original Notes arise because the original Notes were issued under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable US state securities law. In general, holders of the original Notes may only offer or sell the original Notes if the original Notes are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. CP Ships does not intend to register the original Notes under the Securities Act. To the extent original Notes are tendered and accepted in the exchange offer, the trading market, if any, for the original Notes would be adversely affected. See "The Exchange Offer - Consequences of Exchanging or Failing to Exchange Original Notes".

No further obligation of CP Ships to register the original Notes upon completion of the exchange offer

     The obligations of CP Ships under the registration rights agreement to exchange the original Notes for registered exchange Notes or to register the original Notes pursuant to an effective registration statement are satisfied once the exchange offer is complete. Except for holders of original Notes who are ineligible to participate in the exchange offer, holders who do not exchange their original Notes in the exchange offer will have no further right against CP Ships to register the original Notes which are not exchanged in the exchange offer and the additional interest provisions in the original Notes will not apply.

Some holders who exchange their original Notes may be deemed to be underwriters

     If the original Notes are exchanged in the exchange offer for the purposes of participating in a distribution of the exchange Notes, some holders may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Relating to the Container Shipping Industry

The cyclical nature of the container shipping industry could have an adverse effect on business, and the duration and severity of the current downturn remain uncertain

     Historically, the financial performance of the container shipping industry has been cyclical, experiencing volatility in profitability and asset values resulting from changes in the supply of, and demand for, container shipping services. The level of shipping capacity is a function of:

o    the number of ships in the world fleet;

o    their deployment;

o    the delivery of new ships; and

o    scrapping of older ships.

     The demand for container shipping services is influenced by, among other factors:

o    global and regional economic conditions;

o    currency exchange rates;

o    the globalization of manufacturing;

o    fluctuation in the levels of global and regional international trade;

o    regulatory developments; and

o    changes in sea-borne and other transportation patterns.

     Changes in the demand for container shipping services are difficult to predict. Decreases in demand or increases in container shipping capacity could lead to significantly lower freight rates, reduced volume or a combination of the two, which would have a material adverse effect on CP Ships' business, financial condition and results of operations.

     Global container shipping capacity is expected to continue increasing at least through 2003 at a faster rate than container shipping demand, which has been adversely affected by lower U.S. and global economic growth. Over-capacity has contributed to a significant decline in freight rates in many markets and trade lanes, with corresponding lower profitability in the industry. CP Ships expects market conditions to remain difficult in 2002 and probably in 2003. There can be no assurance that the supply and demand imbalance will improve or, even if there is improvement, that freight rates and profitability will increase.

CP Ships operates in a highly competitive industry and this competition may result in downward pressure on freight rates

     The container shipping business is highly competitive and barriers to entry are relatively low, especially for existing container shipping companies ("carriers") wishing to enter, or expand their presence in, a market or trade lane. Carriers compete on many factors, including:

o    price;

o    frequency of service;

o    transit time;

o    port coverage;

o    service reliability;

o    container availability;

o    inland operations;

o    quality of customer service; and

o    value added services and other customer requirements.

     Competition may result in downward pressure on freight rates and could have a material adverse effect on CP Ships' business, financial condition and results of operations.

     CP Ships experiences strong competition in its markets and trade lanes and, in most of them, freight rates have fallen over the last year. CP Ships expects that current competitive pressures within the container shipping industry will continue in 2002 and probably in 2003.

Fluctuations in ship charter rates may increase CP Ships' costs or reduce its competitiveness

     A ship charter is the lease of a ship, usually for a specified period of time. In the ship charter market, charter rates often fluctuate sharply due to changes in the supply of, and demand for, container shipping services and containerships. When charter rates are increasing, carriers with a relatively high proportion of ships under short-term charters experience significantly higher costs when they renew existing ship charter agreements. When charter rates are falling, carriers with a relatively large proportion of owned ships or ships under long-term charters can be placed at a competitive disadvantage to carriers who are able to renew existing ship charter agreements at significantly lower prices. Like freight rates, the charter market is currently depressed by industry over-capacity and short-term charter rates are lower than both the cost of owning ships and the cost of most existing long-term charters.

     At 31st March 2002, a significant amount of CP Ships' ship fleet capacity (approximately 46%) was held under short and medium term charters. CP Ships is, however, implementing a ship replacement program to replace short and medium-term chartered ships with owned ships and ships under long-term charters. Once the program is completed, which is expected in mid-2003, fleet capacity, excluding the effect of the Italia Acquisition, under charters will have decreased from approximately 70% (in mid-2000) to approximately 25%. If charter rates remain depressed, CP Ships may, as it takes delivery of ships under its ship replacement program, suffer a relative increase in its ship costs compared with competitors which have a higher proportion of short and medium term chartered ships in their fleets. This could have a material adverse effect on CP Ships' competitiveness and, hence, its business, financial condition and results of operations.

     In addition, due to its current reliance on ships under short and medium term charters, any increase in charter rates in the short-term could increase CP Ships' costs. This could have a material adverse effect on its business, financial condition and results of operations.

Increases in marine fuel prices may adversely affect results

     In 2001, marine fuel accounted for approximately 8% of CP Ships' total expenses, net of adjustments for slot revenues and excluding depreciation. The cost of marine fuel is subject to many economic and political factors which are beyond CP Ships' control. An increase in the cost of marine fuel could adversely affect its business, results of operations and financial condition in the event that CP Ships is not able to increase freight rates or otherwise recover fuel cost increases from customers.

Changes in anti-trust immunities could adversely affect CP Ships

     Certain types of agreements among carriers are exempted from anti-trust legislation in many countries. These exemptions are important to those carriers who have formed strategic global alliances as well as to other carriers, including CP Ships, primarily in respect of joint service, conference and rate discussion agreements. Recent legislative and case law developments in the United States, Canada, Europe and Australia have gradually eroded and narrowed such exemptions. In February 2002, the European Commission announced that it would study, and re-assess the justifications for the existing anti-trust exemptions. In April 2002, the Organisation for Economic Co-operation and Development published a report suggesting that member countries should seriously consider removing anti-trust exemptions for common pricing and rate discussion. Additionally, three decisions issued by the European Court of First Instance on 28th February 2002 held that the immunities contained in the EC Reg. 4056/86 relating to certain rate fixing agreements apply only to port-to-port services, and do not permit fixing of tariffs for the inland leg of intermodal services. If any of such anti-trust exemptions were to be eliminated or significantly narrowed, it could materially adversely affect the container shipping industry and CP Ships' business, financial condition and results of operations.

Changes in environmental and other regulations could adversely affect CP Ships

     CP Ships' operations are subject to a wide variety of international, national and local laws and regulations and international agreements, governing maritime operations, environmental protection, the management, transportation, discharge and release of hazardous substances and human health and safety, all of which may change at any time. CP Ships is required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills or other pollution incidents. Although CP Ships has arranged insurance to cover certain environmental risks, there can be no assurance that such insurance will be enough to cover all such risks or that any claims will not have a material adverse effect on its business, financial condition and results of operations.

     In addition, CP Ships may incur additional costs in order to comply with existing and future environmental and other regulatory obligations including costs relating to air emissions, maintenance and inspection, elimination of tin-based paint, development and implementation of emergency procedures and insurance coverage or other financial assurance of its ability to address pollution incidents. Such costs could have a material adverse effect on its business, financial condition and results of operations.

Labour interruptions could disrupt business


     CP Ships' operations are reliant upon stevedores and other outside labour employed by third parties at all ports at which its ships call. Industrial action or other labour unrest with respect to such outside labour could prevent or hinder CP Ships' operations from being carried out normally. In particular, a continuing dispute between the Pacific Maritime Association which represents shipping lines and the International Longshore and Warehouse Union on the U.S. West Coast has slowed down the loading and unloading of ships in U.S. West Coast ports and resulted in corresponding delays to berthing and shipping schedules for ships calling at those ports. Any work stoppage or continuing work slow down in the U.S. West Coast ports or other ports used by CP Ships could have a material adverse effect on its business, financial condition and results of operations if not resolved in a timely and cost effective manner.


Risk of loss and liability may be beyond insurance coverage

     Maritime property and casualty losses may arise from a variety of causes, including adverse weather, collision, stranding, fire, mechanical failure, human error and spills or leaks resulting in pollution. Such cases may result in third party claims. In addition to such risks, the operation of ships may be affected by terrorist activity and political developments, as well as labour disputes, strikes, war and other causes. Any such event could result in direct losses and liabilities, loss of income or increased costs which could have a material adverse effect on CP Ships' business, financial condition and results of operations.

     In the event that claims or liabilities are assessed against CP Ships, its assets could be subject to attachment, seizure or other judicial processes. Although CP Ships carries insurance policies in an aggregate amount that it considers adequate, there can be no assurance that such insurance would be sufficient to cover the cost of damages suffered from all such events or that it will be able to renew such insurance on commercially reasonable terms. As a result of the significant insurance losses incurred in the 11th September 2001 attacks and related concern regarding terrorist attacks, the world's insurance markets have increased premiums and reduced or restricted cover for terrorist losses generally. Accordingly, premiums payable by CP Ships for terrorist cover have increased substantially and the level of terrorist cover has been significantly reduced.

Increased inspection procedures and tighter import and export controls could increase costs and cause disruption of the business

     International container shipping is subject to various security and customs inspection and related procedures ("Inspection Procedures") in countries of origin and destination as well as at transhipment points. These Inspection Procedures can result in the seizure of containers or their contents, delays in the loading, offloading, transhipment or delivery of containers and the levying of customs duties, fines or other penalties against exporters or importers (and, in some cases, carriers such as CP Ships).

     It is estimated that, currently, only a small proportion of all containers delivered to the United States and Canada are physically inspected by local authorities prior to delivery at their destination. In light of the events of 11th September 2001, the U.S. and Canadian governments, international organizations and industry associations have been considering ways to improve and expand the Inspection Procedures.

     It is unclear what changes, if any, to the existing Inspection Procedures will ultimately be proposed or implemented, or how any such changes will affect carriers such as CP Ships. It is possible, however, that such changes could impose additional financial and legal obligations on CP Ships, including additional responsibility for physically inspecting and recording the contents of containers it is transporting. In addition, changes to the Inspection Procedures could impose additional costs and obligations on its customers and may, in certain cases, render the shipment of certain types of goods by container uneconomical or impractical. Any such changes or developments may have a material adverse effect on CP Ships' business, financial condition and results of operations.

Risks Relating to CP Ships

CP Ships' future success depends on its ability to achieve and manage growth

     A principal part of CP Ships' strategy is to expand its business both in the geographic areas and markets where it is currently focused and into new geographic areas and markets. It also intends to pursue selective acquisitions. CP Ships' future growth will depend upon a number of factors, both within and outside of its control, including its ability to do the following:

o    identify potential acquisition candidates;

o    secure acquisitions on favourable terms;

o    integrate successfully any acquired business; and

o    manage the expansion and obtain required financing.

     CP Ships may not be successful in any of the above and any expansion or acquisition may not be profitable. This could ultimately have a material adverse effect on its business, financial condition and results of operations.

     To the extent its operations continue to expand, CP Ships may need to increase the number of its employees and the scope of its operational and financial systems to handle increased complexity and expanded geographic area of its operations. There can be no assurance that CP Ships will be able to retain and attract qualified management and employees or that its current operational and financial systems and controls will be adequate as it grows. This could ultimately have a material adverse effect on its business, financial condition and results of operations.

Sources of CP Ships' future financing are uncertain

     CP Ships operates in a capital intensive industry that requires a substantial amount of capital and other long-term expenditures, including those relating to the purchase and construction of new ships by owner-operators like itself and by lessors. CP Ships is currently mid-way through an $800 million ship replacement program to replace chartered ships with owned ships. As at 31st March 2002, $402 million had been invested and a further $391 million was committed.

     CP Ships expects to fund its commitments, other capital and operating expenses, including the ship replacement program, from a combination of the following:

o    cash on hand;

o    cash generated from operations;

o    revolving credit facilities; and

o    proceeds from the original Note offering and concurrent share offering.

     CP Ships expects to have sufficient cash and/or committed financing to meet its obligations as they fall due. However, no assurance can be given that it will be able to generate sufficient cash from operations or obtain the necessary financing or that such financing will be at interest rates and on other terms that are favourable to it or consistent with its expectations. If it is unable to secure the necessary financing required to complete the purchase of these ships, CP Ships may not be able to fulfil its obligations under ship purchase contracts or to meet other funding requirements and may incur penalties under those contracts, which may adversely affect its business, financial condition and results of operations.

     In order to meet its future financing requirements, CP Ships may also consider other external sources of funds, including the issue of additional equity.

Financing terms may restrict CP Ships' strategies and activities and a rating downgrade may result in a default under financing arrangements

CP Ships is party to the following transactions:

o    a $175 million revolving credit facility;

o    a $350 million revolving credit facility;

o    a $64 million container sale and leaseback transaction;

o    a $50 million loan secured on U.S. flag ships;

and certain other financing transactions.

     The terms of these financings include covenants that require CP Ships to meet certain financial tests and that restrict CP Ships' ability to:

o    incur additional debt;

o    create liens or other encumbrances;

o    commit to additional lease obligations;

o    acquire other businesses;

o    sell or otherwise dispose of assets;

o    lend surplus funds between group companies;

o    make certain payments and investments;

o    pay dividends; and

o    merge or consolidate with other entities in certain circumstances.

     The Notes also include a number of similar restrictions and limitations as described in this prospectus. These restrictions may affect CP Ships' growth, expansion into targeted markets, pursuit of selective acquisitions and ability to plan for and react to changes in its business. Any of the foregoing could have a material adverse effect on CP Ships' business, financial condition and results of operations.

     Under the container sale and leaseback transaction, the Lessor could declare a "material adverse change" at any time, provided that the Lessor would not have such right if, at the relevant time, CP Ships' long term corporate credit rating by Standard & Poor's, a division of the McGraw-Hill Companies, ("S&P") is not lower than BB+ (it is currently BBB-) or its long term senior implied rating from Moody's Investors Services, Inc. ("Moody's") is not lower than Ba1 (it is currently Ba2), whichever rating is higher from time to time. Such a "material adverse change" could lead to an event of default under the sale and leaseback transaction should (a) CP Ships and the Lessor not agree to amend this provision of the sale and leaseback or (b) CP Ships not, at its option, purchase the containers at a predetermined price and terminate the arrangement.

     Furthermore, CP Ships' other financing transactions, including the Notes, contain cross-default provisions that would be triggered by a default under the container sale and leaseback transaction. A default under the container sale and leaseback transaction or a cross-default under such other financing transactions could have a material adverse effect on CP Ships' business, financial condition and results of operations.

Change of control restrictions and other agreements may put CP Ships in default under existing arrangements and force it to repurchase the Notes

     Under the two revolving credit facilities, if CP Ships ceases to be listed on the Toronto Stock Exchange ("TSX") or the New York Stock Exchange ("NYSE") (or any other approved stock exchange) or any person or group acquires more than 25% of the outstanding common shares of CP Ships, this will constitute an event of default under such facilities which, unless waived by the lenders, will require the repayment of all principal and interest owing under such facilities.

     An event of default under the revolving credit facilities would result in an event of default under the terms of the Notes and CP Ships' other financing transactions. Under the terms of the Notes, if any person or group acquires 50% or more of the common shares of CP Ships or any other voting shares that may be issued by CP Ships, or if CP

Ships consumates certain specific merger or consolidation transactions or sells substantially all of its assets, or the majority of the Board of Directors of CP Ships is replaced during any consecutive two-year period and, within 90 days of such event, the credit rating of the Notes is downgraded by S&P and Moody's, CP Ships will be required to make an offer to purchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

     In connection with the Spin-off, Canadian Pacific, CP Ships and other parties entered into an arrangement agreement under which CP Ships agreed not to take any action or enter into any transaction (which could include, certain transactions involving a change of control of CP Ships) that could cause the Spin-off to be taxed in a manner inconsistent with the tax rulings obtained from the Canadian and U.S. revenue authorities in connection with the Spin-off .. In the event that CP Ships intends to take any action or enter into any such transaction that could have such effect, it will, as required under the arrangement agreement, first obtain (i) a supplemental tax ruling or an opinion from an accounting or law firm confirming that such transaction will not cause the Spin-off to be taxed in such different manner and (ii) on or prior to 3rd July 2004, the consent of each of the four other companies involved in the Spin-off.

     The terms of the revolving credit facilities, the Notes and the arrangement agreement which are, or may be, affected by a transaction involving a change of control, could delay an acquisition of control or make any such transaction more difficult or costly. In addition, if a change of control occurs, there can be no assurance that CP Ships will have sufficient funds or will be able to obtain enough funds on reasonable terms to repay its existing or future financing or repurchase the Notes or that it will be able to obtain consents to such change of control from the lenders or other holders of such financing on terms which CP Ships would find acceptable.

CP Ships' substantial leverage may impair its ability to make capital expenditures and may constrain growth and development

     Following the closing of the original Note offering, CP Ships had a substantial amount of consolidated debt, having a total pro forma consolidated debt (giving pro forma effect to the Offerings and the application of the net proceeds) as at 31st March 2002 of $367 million, including $172 million of secured debt, and CP Ships has remained substantially leveraged since then.

     The ability of CP Ships to make payments under (i) its financing transactions, (ii) the Notes and (iii) any future financing transactions will depend on CP Ships' future operating performance and its ability to refinance its indebtedness. Its substantial leverage may require a significant amount of cash flow to be used to service its debt. This could impair the ability of CP Ships to make necessary capital expenditures, develop business opportunities or make acquisitions. There is no assurance that the business will generate enough cash flow from operations in the future to service its debt and make necessary capital expenditures. In such an event, CP Ships may seek additional financing, dispose of certain assets or seek to refinance some or all of its debt. There is no assurance that any of these alternatives would be possible on satisfactory terms or without breach of the terms and conditions of existing or future financing transactions.

Increases in interest rates may materially impact results

     Borrowings under the two revolving credit facilities carry interest at floating rates. CP Ships may also swap the fixed rate on the Notes to floating rate. To reduce its exposure to interest rate fluctuations, CP Ships may decide to swap these floating rate facilities into fixed rates or otherwise undertake hedges. Unless it fully hedges its interest rate exposure, it will be exposed to interest rate risk resulting from fluctuations in the relevant reference rates. Any such increase in interest expense may have a material adverse effect on CP Ships' business, financial condition and results of operations. Furthermore, if CP Ships decides to enter into agreements to hedge its interest rate risk, there can be no assurance that it will be able to do so on commercially reasonable terms or that these agreements, if entered into, will protect it fully against its interest rate risk.

Fluctuations in currency exchange rates could adversely affect results

     CP Ships presents its financial statements in U.S. dollars. In 2001, approximately 84% of its revenue was denominated in U.S. dollars and approximately 16% in other currencies. Approximately 60% of operating expenses in 2001 was denominated in U.S. dollars and approximately 40% in other currencies. CP Ships may continue to expand its operations internationally and its exposure to fluctuations in the exchange rate between the U.S. dollar and other currencies may increase. Although certain agreements to hedge some of its exchange rate exposure have been entered into, there can be no assurance that CP Ships will continue to be able to enter into such agreements on commercially reasonable terms or that these agreements will protect it fully against its exchange rate risk. Accordingly, there can be no assurance that future exchange rate fluctuations between certain other currencies and the U.S. dollar will not have a material adverse effect on CP Ships' business, financial condition and results of operations.

Failure to achieve operating efficiencies could adversely affect growth and competitiveness

     CP Ships constantly reviews the structure and organization of its operations. It has a cost savings program under which it seeks to improve efficiency by combining or reorganizing the management of various group services, including (i) container fleet, (ii) inland transport, (iii) marine operations, (iv) marine terminals, (v) administration, (vi) information systems and (vii) insurance and risk management. CP Ships plans to achieve additional cost savings through the continued rationalization of ship schedules, ship charter renewals, organizational changes and other operational savings.

     CP Ships' ability to achieve cost reductions depends in part on factors beyond its control, and no assurance can be given that it will be able to achieve the expected synergies and cost savings. If it fails to achieve cost savings, this could have a material adverse effect on its business, financial condition and results of operations.

CP Ships' business is subject to global political and economic risks

     CP Ships operates in various countries around the world and is exposed to the risks of political unrest, war, acts of terrorism and other instability which can result in disruption to its business or the business of its customers, seizure of or damage to assets, and delays in loading or unloading. Any of the foregoing could have a material adverse effect on its business, financial condition and results of operations.

An increase in tax rates or change in tax residency could adversely affect CP Ships

     CP Ships is subject to a low effective rate of tax on its income as many of its operating companies reside in low tax jurisdictions or are subject to special tax regimes. In the United States, some of its activities are exempt from federal income tax under specific regulations, although this may change if certain proposed revised regulations are adopted.

     In the United Kingdom, CP Ships' principal tax-paying subsidiary is taxed under a new tonnage tax regime based on the tonnage of ships in its fleet rather than income earned by the company.

     There can be no assurance that the tax laws and the tax authorities' practices will not change or that future income tax rates and payments will not increase significantly and reduce profits. Such changes or increases could materially adversely affect CP Ships' business, financial condition and results of operations.

     CP Ships believes that it is and intends to take all necessary steps to remain resident solely in Canada for income tax purposes. CP Ships' tax residency is, however, affected by a number of factors, some of which are outside its control, including the application and interpretation of relevant tax laws and treaties. If CP Ships were to cease to be tax resident in Canada, it would be liable to pay additional Canadian taxes, including but not limited to capital gains tax based on the difference between the fair market value and tax cost of its assets at the relevant time. If CP Ships were to pay such taxes this would have a material adverse effect on CP Ships' business, financial condition and results of operations. In addition, CP Ships may be obliged to make indemnification payments under the arrangement agreement if its ceasing to be Canadian tax resident caused the Spin-off to be taxable. If such indemnification payments were to become due, this may have an adverse effect on CP Ships. Further, the Canadian income tax consequences to Canadian resident holders of the Notes would be different if CP Ships were resident in Canada.

Seasonality may impact business and financial condition

     CP Ships' business is seasonal due to the effects of holidays (such as for consumer goods), crop cycles (for agricultural products) and other factors. Although peak shipping periods differ in some of the markets in which it operates, historically, revenue and operating income have generally been lower during its first quarter. However, some of its costs are fixed and cannot be adjusted for such changes in the seasonality. There can be no assurance that future seasonality in revenue, operating income and working capital requirements will not have a material adverse affect on CP Ships' business, financial condition and results of operations.


Investors may have difficulty bringing actions or enforcing judgements for United States or Canadian securities law liabilities

     CP Ships is a Canadian company and a majority of its directors and officers are not resident in the United States or Canada. In addition, a majority of its assets are located outside the United States or Canada. As a result, it may be difficult for holders of Notes to rely upon Canadian provincial or United States federal or state securities laws to effect service of process within the United States or Canada on CP Ships or its directors and officers. Holders may also find it difficult to enforce, both in and outside the United States or Canada, judgements obtained in United States or Canadian courts against CP Ships or its directors and officers based upon the civil liability provisions of U.S. or Canadian securities laws. In addition, it may be difficult for holders to bring an original action outside of the United States or Canada against CP Ships or its directors or officers to enforce liabilities based upon U.S. or Canadian securities laws.


Risks Relating to the Notes

CP Ships' corporate structure could result in the structural subordination of the Notes

     CP Ships is a holding company that conducts all of its business activities through its subsidiaries. As a result, CP Ships is dependent on the cash flow of its subsidiaries to meet its obligations, including the payment of interest and principal on the Notes. CP Ships' subsidiaries are separate and distinct legal entities. Other than the Subsidiary Guarantors, which have guaranteed the payment of CP Ships' obligations in respect of the Notes, CP Ships' subsidiaries have no obligation to pay any amounts due under the Notes or to make any funds available for such payment. In addition, the payment of dividends, the making of loans, advances or other payments to CP Ships by its subsidiaries may be limited, among other things, by statutory or contractual restrictions.

     Because of CP Ships' corporate structure, payment of the Notes will be structurally subordinated to all existing and future liabilities including trade payables of CP Ships' subsidiaries. None of CP Ships' subsidiaries will be direct obligors on the Notes. Only the Subsidiary Guarantors will have obligations to make certain payments to holders of the Notes under the Guarantees. Any right of CP Ships to receive assets of any of its subsidiaries upon liquidation or reorganization of any such subsidiary (and the consequent right of holders of the Notes to participate in the distribution or realize proceeds from those assets other than under a Guarantee) will come after the claims of the creditors of any such subsidiary (including trade creditors and holders of any indebtedness of such subsidiary) except if and to the extent CP Ships is itself a creditor of such subsidiary.

The Notes and the Guarantees are unsecured obligations of CP Ships and the Subsidiary Guarantors, respectively

     The Notes are unsecured obligations of CP Ships. The Guarantees are unsecured obligations of the Subsidiary Guarantors. Payments to holders under the Notes and the Guarantees will be made after payment of all existing and future secured debt of CP Ships and its subsidiaries, including the Subsidiary Guarantors. As a result, upon any distribution to the creditors of CP Ships and the Subsidiary Guarantors or the creditors in a bankruptcy, liquidation or similar proceeding relating to CP Ships or the Subsidiary Guarantors, the holders of secured debt of CP Ships or of the Subsidiary Guarantors, as the case may be, will be entitled to be paid to the extent of the value of such secured assets before payment may be made with respect to the Notes or the Guarantees.

Canadian bankruptcy and insolvency laws may impair the enforcement of remedies under the Notes

     The rights of the holders of Notes and of the trustee who represents the holders of the Notes to enforce remedies are likely to be significantly impaired by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to CP Ships. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal or plan of arrangement for consideration by all or some of its creditors to be voted on by the various classes of its creditors affected thereby. Such a restructuring proposal, if accepted by the requisite majorities of each affected class of creditors and if approved by the relevant Canadian court, would affect creditors within any such class who may not otherwise be willing to accept it. Moreover, this legislation permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument.

     The powers of the court under the Bankruptcy and Insolvency Act (Canada) and particularly under the Companies' Creditors Arrangement Act (Canada) have been used broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, if such proceedings are commenced or during such proceedings, CP Ships cannot predict whether or when payments under the Notes would be made, whether or when the holders of the Notes or the trustee could exercise its rights under the Note Indenture or whether and to what extent holders of the Notes would be compensated for any delays in payment of principal, interest and costs, including the fees and disbursements of the trustee.

     Similarly, the rights of the holders of the Notes and the trustee who represents the holders of the Notes to enforce remedies are likely to be sufficiently impaired by bankruptcy, receivership or other liquidation proceedings under applicable Canadian federal or provincial laws if the benefit of such laws is sought with respect to CP Ships. In any such proceedings, it is likely that the rights of unsecured creditors to exercise remedies will be stayed, CP Ships' assets will be liquidated and the proceeds distributed to creditors in accordance with the priority of their claims. Accordingly, in such circumstances, CP Ships cannot predict whether or when the holders of the Notes or the trustee will be able to exercise any rights under the note indenture or will receive any distribution on account of the claims of the holders of the Notes.

UK insolvency laws are not as favourable to unsecured creditors as US insolvency laws

     The procedural and substantive provisions of English insolvency and administrative laws generally are more favourable to secured creditors than the comparable provisions of U.S. law. These provisions give debtors and unsecured creditors only limited protection against the rights of secured creditors. It will generally not be possible for CP Ships, as an unsecured creditor under any inter-company loans, or the holders of the Notes, as unsecured creditors of CP Ships under the Notes, or unsecured creditors of the Subsidiary Guarantors under the Guarantees, to prevent any secured creditors from enforcing their security to repay debts owed to them. Under English insolvency law, in a winding-up of CP Ships (UK), holders of the Notes will be paid under the Guarantee, to the extent funds are available, only after CP Ships (UK) pays others, including the following:

     o   amounts owed to the UK Inland Revenue;

     o   amounts owed to the UK Customs and Excise;

     o   amounts owed in respect of UK National Insurance contributions;

     o   amounts owed under occupational pension schemes;

     o   amounts owed to employees; and

     o   liquidation expenses.

     Under English insolvency law, an administration order can be made if the court is satisfied that the relevant company is or is likely to become "unable to pay its debts" for the purpose of the relevant statute and if one of a number of purposes specified in the legislation would be satisfied by the making of the order. Those purposes include the survival of such company as a going concern and a more advantageous realisation of such company's assets than would be effected in a winding-up. The administration regime is in some respects similar to the regime under Chapter 11 of the U.S. Bankruptcy Code as no steps may be taken to enforce security over a company's property and no proceedings or other legal process may be commenced or continued against a company in administration except with the consent of the court. It is possible, however, for a secured creditor that has the power to appoint an administrative receiver (which will generally be the case where the secured lender has security in the form of a floating charge over all or substantially all of the company's property) to prevent the appointment of an administrator and, as a result, that secured creditor and other secured creditors will be able to enforce their security. As a result, the protection given to unsecured creditors under English insolvency law will in most cases be less than the protection that would be given to unsecured creditors under Chapter 11 of the U.S. Bankruptcy Code.

     The British Government is currently considering proposals for a restructuring of the insolvency regime in the United Kingdom, which are designed to create more of the kind of rescue culture seen under Chapter 11 of the U.S. Bankruptcy Code. Generally these proposals will, if adopted in the form proposed, be more favourable towards unsecured creditors. The proposals contain restrictions upon the ability of a floating chargeholder to appoint an administrative receiver, however this proposal will only affect the ability of a creditor to appoint an administrative receiver in respect of a floating charge taken after an appointed date, which date is not expected to fall prior to the completion of this offering. Therefore it is likely that the application of the new regime, when adopted, will be of limited effect in respect of the holders of Notes.

     It is possible that CP Ships could be subject to insolvency proceedings in other jurisdictions in which it operates. The insolvency laws of those jurisdictions may also differ from U.S. insolvency laws.

A trading market for the original Notes or the exchange Notes may not develop

     There is no established trading market for the exchange Notes. The liquidity of any market for the original Notes or the exchange Notes will depend upon the number of holders of the original Notes or the exchange Notes, CP Ships' performance, the market for similar securities, the interest of securities dealers in making a market in the original Notes and the exchange Notes and other factors. Although the original Notes are listed on, and application has been made to list the exchange Notes on, the Luxembourg Stock Exchange, a liquid trading market may not develop for the exchange Notes.

     Historically, the markets for non-investment grade debt such as the original Notes or the exchange Notes have been subject to disruptions that have caused substantial changes in their prices. The market, if any, for the original Notes or the exchange Notes may be subject to similar disruptions. Any disruptions may have an adverse effect on the holders of the original Notes or the exchange Notes.

                            CURRENCY EXCHANGE RATES

     The following tables set out, for each period indicated, the high, low, average and period end exchange rate for U.S. dollars expressed in Canadian dollars based on the noon buying rate in New York City as certified by the New York Federal Reserve Bank for customs purposes:

                                                                      12 months ended 31st December
                                                                      -----------------------------
(in C$)
                                                         2001        2000         1999        1998         1997
                                                         ----        ----         ----        ----         ----
Canadian dollars per U.S. dollar
High in the year                                        1.602        1.560       1.530        1.577       1.440
Low in the year                                         1.493        1.435       1.444        1.408       1.336
Rate at end of year                                     1.593        1.500       1.444        1.538       1.429
Average rate for the year(1)                            1.552        1.487       1.481        1.490       1.389



                                                                           2002
                               -------------------------------------------------------------------------------------
(in C$)
                               September(2)   August    July     June     May     April    March   February  January
                               ------------   ------    ----     ----     ---     -----    -----   --------  -------
 Canadian dollars per U.S.
 dollar
 High in the month                1.587       1.596    1.558     1.545   1.571    1.600    1.596     1.611     1.613
 Low in the month                 1.553       1.552    1.515     1.511   1.531    1.563    1.577     1.589     1.590
 Rate at end of month             1.576       1.559    1.585     1.519   1.528    1.568    1.596     1.605     1.592



----------

(1) The average of the exchange rate on the last day of each month during the applicable period.



(2)  Between 1st September and 26th September, 2002

     On 26th September 2002, the most recent practicable date prior to the printing of this document, the noon buying rate in New York City as certified by the New York Federal Reserve Bank for customs purposes was C$1.576 per $1.00.

                              CORPORATE STRUCTURE

     CP Ships has been amalgamated and is subsisting under the New Brunswick Business Corporations Act (Corporation number 515878). The registered office of CP Ships is located at Brunswick House, 44 Chipman Hill, Saint John, New Brunswick, Canada E2L 4Z6. The head office of CP Ships is located at 62-65 Trafalgar Square, London, WC2N 5DY, United Kingdom and its telephone number is +44-20-7389-1100.

     The diagram below illustrates the corporate structure, prior to the Italia acquisition, of CP Ships including CP Ships' principal subsidiaries, all of which are wholly owned, directly or indirectly, and their jurisdiction of incorporation. The diagram also includes information concerning the obligations of CP Ships and such subsidiaries under CP Ships' existing financing transactions and the Notes. Certain subsidiaries of CP Ships which are not material to its business have not been included in this chart. See "Unaudited Supplemental Information on the Subsidiary Guarantors" for separate financial information relating to the Subsidiary Guarantors.




                               [GRAPHIC OMITTED]






----------

(1) CP Ships owns a 100% interest in Racine Terminal (Montreal) Company and Cast Terminal Company indirectly through Montreal Gateway Terminals Company, which is incorporated in Nova Scotia.

(2) CP Ships (Bermuda) Limited ("CP Ships (Bermuda)") holds a 100% interest in (i) CP Ships (UK) indirectly through two intermediate holding companies, one of which is incorporated in Bermuda and the other in England and Wales and (ii) TMM LLC and Lykes LLC indirectly through three intermediate holding companies incorporated in Bermuda.

(3)  Owns and leases CP Ships' containers.

(4) Services are marketed under the following brands: Canada Maritime, Cast, Contship Containerlines and ANZDL.

(5)  Services are marketed under the Lykes Lines brand.

(6)  Services are marketed under the TMM Lines brand.

(7)  Ship-owning company.

                                USE OF PROCEEDS

CP Ships will not receive any proceeds from the exchange offer. On 3rd July 2002, CP Ships issued and sold the original Notes. The net proceeds to CP Ships from the original Note offering were approximately $187 million, after deducting fees payable to the underwriters and the expenses of the original Note offering. CP Ships also sold approximately 9.6 million common shares in a public offering including 1.1 million sold under an over-allotment option with net proceeds of approximately $88 million, after deducting fees and expenses. CP Ships used the $275 million aggregate net proceeds of the Note offering and the Share offering to:

o    Purchase the Montrose and Montclare Ships for approximately $181 million;

o    Fund the Italia Acquisition for approximately $40 million; and

o Pay down approximately $54 million under its $175 million revolving credit facility (the "$175 Million Facility").

                          CONSOLIDATED CAPITALIZATION

     The following table shows the consolidated capitalization of CP Ships as at 31st March 2002 and on a pro forma basis to give effect as at 31st March 2002 to (i) the original Note offering, (ii) the public offering of approximately 9.6 million common shares at an offering price of $9.93 per share, and (iii) the application of the net proceeds of both the Note offering and the Share offering to purchase the Montrose and Montclare Ships, to fund the Italia Acquisition and to reduce CP Ships' borrowings under the $175 Million Facility. See "Use of Proceeds". Since 31st December 2001, there has been no material change in the consolidated capitalization of CP Ships other than as described in this prospectus.

                                                        As at 31st March 2002
                                                        ---------------------
                                                        Actual      Pro Forma
                                                        ------      ---------
                  ($ millions)                                (unaudited)
Cash and cash equivalents                                 92              132(1)
                                                        ------      ---------
Debt due within one year
  Long-term debt due within one year                      14               14
Debt due after one year
  Revolving credit facilities(1)(2)                      160              106
Long-term loans(3)                                        44               44
Senior Notes due 2012(4)                                  --              195
Capital leases(5)                                          8                8
                                                        ------      ---------
Sub-total                                                212              353
                                                        ------      ---------
Total debt                                               226              367
                                                        ======      =========
Shareholders' equity
  Common shares                                          597              685
Retained earnings                                        499              493(6)
Cumulative foreign currency transaction
adjustments                                              (10)             (10)
                                                      --------      ---------
Total shareholders' equity                             1,086            1,168
                                                      ========      =========
Total Capitalization                                   1,312            1,535
                                                      ========      =========
----------

(1) CP Ships used approximately $40 million of the $132 million pro forma cash and cash equivalents to pay for the Italia Acquisition. In connection with such acquisition, CP Ships assumed certain indebtedness of the acquired business the amount of which was not material.

(2) Consists of borrowings under the $175 Million Facility, which is secured on ships and guaranteed by CP Ships and certain of its direct and indirect wholly owned subsidiaries. As at 25th June 2002, CP Ships had borrowings of $20 million outstanding under its $350 million revolving credit facility that were borrowed subsequent to 31st March 2002.

(3) Long-term loans consist of $1 million repayable up to 2008 and bearing interest at LIBOR plus 2.625% secured on an office building and $50 million repayable up to 2008 bearing interest at 6.71% secured on ships, of which $7 million is due within one year.

(4) The original Notes are, and the exchange Notes will be, senior unsecured obligations of CP Ships, and the original Notes are, and the exchange Notes will be, guaranteed by certain indirect wholly owned subsidiaries and rank pari passu with all other senior unsecured indebtedness of CP Ships and such subsidiaries.

(5) Capital leases consist of container leases of $15 million, which are repayable in monthly instalments ending between 2002 and 2005, of which $7 million is due within one year, and are secured on the leased equipment. Obligations under capital leases bear fixed interest rates, which range from 6% to 13%.

(6) Pro forma retained earnings are after giving effect to the write-off of $6 million deferred financing fees resulting from the purchase of the Montrose and Montclare Ships.

                       CALCULATION OF EARNINGS COVERAGE

     The interest coverage set forth below has been prepared in accordance with Canadian GAAP and included in this prospectus in accordance with the disclosure requirements of applicable Canadian securities laws and has been calculated on a pro forma basis after giving effect to the issuance of the original Notes, the repayment of long-term debt from the proceeds of the offering of original Notes and the repayment or redemption of all long-term debt since the date of the Annual Consolidated Financial Statements and the date of the most recent Interim Consolidated Financial Statements, respectively.


     CP Ships' interest requirements, after giving effect to the issue of the original Notes, as if such issuance occurred 1st January 2001, would have amounted to $33 million for the year ended 31st December 2001. CP Ships' earnings before interest and income taxes for the year ended 31st December 2001 was $88 million, which is 2.67 times CP Ships' interest requirements for this period.

     CP Ships' interest requirements, after giving effect to the issue of the original Notes, amounted to $34 million for the 12 months ended 30th June 2002. CP Ships' earnings before interest and income taxes for the 12 months ended 30th June 2002 was $40 million, which is 1.18 times CP Ships' interest requirements for this period.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following tables set out selected consolidated financial and operating information for CP Ships as at the dates and for the periods indicated. The information as at 31st March 2002, and for the three months ended 31st March 2002 and 2001, and as at, and for the years ended, 31st December 2001, 2000, 1999, 1998 and 1997 has been extracted or derived from the consolidated financial statements of CP Ships or its predecessors. The consolidated financial statements of CP Ships or its predecessors as at, and for the years ended 31st December 2001, 2000, 1999, 1998 and 1997 have been audited by PricewaterhouseCoopers LLP. The consolidated financial statements as at 31st March 2002, and for the three months ended 31st March 2002 and 2001, are unaudited and, in the opinion of CP Ships, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. Results for interim periods are not necessarily indicative of results for the full year.

     The information shown below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements as at 31st March 2002, and for the three months ended 31st March 2002 and 2001, and the related notes thereto (the "Interim Financial Statements"), and as at, and for the years ended 31st December 2001, 2000 and 1999, and the related notes thereto (the "Annual Financial Statements" and, together with the Interim Financial Statements, the "Consolidated Financial Statements") contained elsewhere in this document. The Consolidated Financial Statements have been prepared in accordance with Canadian GAAP, which differ in certain respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they affect CP Ships, see Note 22 to the Annual Financial Statements.

Consolidated Statements of Income Data
($ millions, except amounts per share, presented in $)


                                     Three months ended
                                         31st March                          Year ended 31st December
                                       -----------------        --------------------------------------------------------
                                       2002         2001        2001        2000        1999         1998        1997(1)
                                       ----         ----        ----        ----        ----         ----        -------
                                  (unaudited)  (unaudited)
Canadian GAAP
Revenue                                 578          639       2,646       2,645       1,878        1,780       1,032
Expenses                               (584)        (608)     (2,507)     (2,481)     (1,789)      (1,653)       (917)
                                       ----         ----      ------      ------      ------       ------        ----
Operating (loss) income before
exceptional charges                      (6)          31         139         164          89          127         115
Exceptional charges                      --           --         (36)         --          --           --          --
                                        ---          ---         ---         ---         ---          ---         ---
Operating (loss) income                  (6)          31         103         164          89          127         115
Interest (expense) income, net           (3)          --          --           1          (4)          --           3
Income tax expense                       (2)          (2)        (12)        (12)        (11)          (7)        (10)
Minority interest                        --           --           1          --           1           --          --
Goodwill charges                         --           (4)        (16)        (18)        (15)         (11)         (8)
                                        ---          ---         ---         ---         ---          ---         ---
Net (loss) income(2)                    (11)          25          76         135          60          109         100
                                        ===          ===         ===         ===         ===          ===         ===
(Loss) earnings per common share
basic(3)                              (0.14)        0.32         0.92        1.68        0.76         1.38        1.26
(Loss) earnings per common share
diluted(3)                            (0.14)        0.32         0.91        1.68        0.76         1.38        1.26
(Loss) earnings per common share
before goodwill charges basic(4)      (0.14)        0.37         1.12        1.91        0.95         1.52        1.37
(Loss) earnings per common share
before goodwill charges
diluted(4)                            (0.14)        0.37         1.11        1.91        0.95         1.52        1.36
Dividend per common share              0.04           --         0.04         --          --           --          --
Common shares outstanding(5)           80.0          79.1        79.3        79.1        79.1         79.1        79.1



                                      33

                                     Three months ended
                                         31st March                          Year ended 31st December
                                       -----------------        --------------------------------------------------------
                                       2002         2001        2001        2000        1999         1998        1997(1)
                                       ----         ----        ----        ----        ----         ----        -------
                                  (unaudited)  (unaudited)
U.S. GAAP
Revenue                                 578          639       2,646       2,645       1,878
Expenses before Spin-off and
restructuring charges                  (578)        (612)     (2,514)     (2,503)     (1,798)
Spin-off and restructuring
charges                                  --           --         (44)         --          --
                                       ----         ----      ------      ------      ------
Operating (loss) income                  --           27          88         142          80
Interest (expense) income, net           (5)          (3)        (13)        (12)        (17)
Income tax expense                       (2)          (2)        (12)        (16)        (12)
Minority interest                        --           --           1          --           1
                                       ----         ----      ------      ------      ------
Income before cumulative effect of
accounting changes                       (7)          22          64         114          52
Cumulative effect of accounting
changes                                  --           (4)         (4)         19          --
                                       ----         ----      ------      ------      ------
Net (loss) income(2)                     (7)          18          60         133          52
                                       ====         ====      ======      ======      ======
(Loss) earnings per common share
basic (3)(5)  before cumulative
effect of accounting changes          (0.09)        0.28         0.77        1.42        0.66
including cumulative effect of
accounting changes                    (0.09)        0.23         0.72        1.66        0.66
(Loss) earnings per common share
diluted (3)(5)
before cumulative effect of
accounting changes                    (0.09)        0.28         0.76        1.41        0.66
including cumulative effect of
account changes                       (0.09)        0.23         0.71        1.65        0.66
(Loss) earnings per common share
before goodwill charges
basic(4)(5)                           (0.09)        0.28         0.90        1.86        0.83
(Loss) earnings per common share
before goodwill charges
diluted(4)(5)                         (0.09)        0.28         0.89        1.86        0.83
Dividend per common share              0.04           --         0.04         --          --

Other Consolidated Data

($ millions, unless otherwise stated)

                                       Three months ended
                                           31st March                           Year ended 31st December
                                        ------------------        -------------------------------------------------------
                                        2002          2001        2001        2000        1999        1998        1997(1)
                                        ----          ----        ----        ----        ----        ----        -------
                                   (unaudited)   (unaudited)
Other financial information
EBITDA (unaudited):(6)(7)
  Canadian GAAP(6)(7)                     14            47         213         224         136         163         142
U.S. GAAP(6)(7)(8)                        22            45         224         245         149
Rent expense under operating
  leases(9)                               88           125         458         449         309         297          93
Capital Expenditures(10)                  16           109         292         312         113          88          59
Cash inflow (outflow) from:
Operations                                (4)           38         192         174          29         135         118
Financing activities                      (8)           42         (49)        306          14          31          81
Investing activities                     (12)         (105)       (149)       (419)        (77)       (175)       (226)
Ratio of earnings to fixed
charges (unaudited):(11)(12)
  under Canadian GAAP                  --(12)         1.82         1.68        2.20        1.82        2.45        5.07
under U.S. GAAP                        --(12)         1.57         1.52        2.14        1.67
Other unaudited operational data
Volume (teu 000s)                        436           437       1,842       1,833       1,373       1,160         671
Container fleet (teu 000s)(13)           348                       345         327         303         232         175
Number of ships employed at the
period  end:(14)
  Owned(15)                               30                        31          29          21          19          16
Chartered                                 48                        47          65          55          53          31
                                          --                        --          --          --          --          --
Total                                     78                        78          94          76          72          47



                                      35

Consolidated Balance Sheet Data

($ millions)

                                As at 31st March                           As at 31st December
                                ----------------       ----------------------------------------------------------
                                       2002            2001       2000        1999         1998           1997(1)
                                       ----            ----       ----        ----         ----           -------
                                  (unaudited)
Canadian GAAP
Cash and cash equivalents                92             116        122          61           95            104
Accounts receivable                     377             366        392         306          294            194
Capital assets                          785             795        536         355          301            229
Total assets                          1,836           1,851      1,748       1,218        1,143            932
Total debt(16)                          226             230         32          44           51             43
Common share capital                    597             597         63          63           63             63
Shareholders' equity                  1,086           1,100      1,099         649          540            348

U.S. GAAP
Cash and cash equivalents                92             116        122          61
Accounts receivable                     377             366        392         306
Capital assets                          944             955        704         518
Total assets                          1,956           1,968      1,871       1,346
Total debt(16)                          388             395        205         224
Common share capital                    597             597         63          63
Shareholders' equity                  1,042           1,052      1,059         611

----------

(1) At 1st January 1998, CP Ships changed its reporting currency from the Canadian dollar to U.S. dollar. The income statement for the year ended 31st December 1997 has been translated into U.S. dollars at the 31st December 1997 exchange rate of $1 = C$1.43.

(2) Net (loss) income reflects the effects of changes in accounting policies. See Note 2 to the Annual Financial Statements and Note 1 of the Interim Financial Statements.

(3) (Loss) Earnings per common share is calculated after deduction of preference dividends in the years ended 31st December 2001, 2000 and 1999 of $3 million, $2 million and $0, respectively. Basic and diluted earnings per common share have been calculated using net income available to common shareholders divided by 79.3 million and 79.9 million shares, respectively, for the year ended 31st December 2001 and 80.0 million and
     81.2 million shares, respectively, for the three months ended 31st March 2002. For periods prior to 1st October 2001 (including the three months ended 31st March 2001), basic and diluted earnings per common share have been restated using 79.1 million and 79.2 million shares, respectively, which is the number of common shares or common shares and options outstanding immediately after the Spin-off.

(4) Effective 1st January 2002, CP Ships prospectively adopted CICA 3062, the new recommendation of the Canadian Institute of Chartered Accountants ("CICA") for Canadian GAAP and FAS 142 for U.S. GAAP reporting purposes which suspend the amortization of goodwill. To ensure comparability of the presentation of financial results to readers, both of these standards require the presentation of earnings per common share for all periods to be adjusted for goodwill charges. Earnings per common share adjusted for goodwill charges is calculated by adding back the goodwill charge to net income and dividing by the weighted average shares outstanding for the respective period.

(5) Computed using the weighted average common shares outstanding during the relevant period in millions as restated (see (3) above).

(6) Earnings before interest, tax, depreciation and amortization. EBITDA is not a substitute for operating income, net income or cash flow from operating activities as determined in accordance with generally accepted accounting principles. EBITDA is presented as additional information because CP Ships believes that it is widely used in the container shipping industry as a measure to evaluate a company's operating performance and is a useful indicator of CP Ships' ability to meet its working capital, capital expenditures and debt service requirements. Because EBITDA is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. CP Ships' discretionary use of funds depicted by EBITDA may be limited by working capital, capital expenditure and debt service requirements and by restrictions related to legal requirements, commitments and uncertainties.

(7) Canadian GAAP EBITDA for the year ended 31st December 2001 is calculated before exceptional charges of $36 million relating to the Spin-off and restructuring charges. In addition to the Spin-off and restructuring charges, U.S. GAAP EBITDA for the year ended 31st December 2001 also reflects an adjustment for a non-cash charge of $8 million of stock compensation, relating to the Spin-off, which results in a total adjustment of $44 million. See Note 22 to the Annual Financial Statements.

(8) The following table includes a reconciliation between EBITDA based on Canadian GAAP and U.S. GAAP--(see Note 4 above). See Note 22 to CP Ships' Annual Financial Statements for a further description of these differences.

                                         Three months ended
                                             31st March                    Year ended 31st December
                                          ------------------           ----------------------------------
    ($ millions)
                                          2002          2001           2001(c)         2000          1999
                                          ----          ----           -------         ----          ----
    EBITDA Canadian GAAP                    14            47            213             224           136
    U.S. GAAP Adjustments                    4             2              2              (5)            6
      Derivatives
    Changes in accounting policies          --            (4)            (4)             19            (2)
    Acquisition costs(a)                    (1)           (4)            (5)            (17)          (13)
    Pension costs                           --            (1)            (3)              3             1
    Ship leases(b)                           5             5             21              21            21
                                          ----          ----           ----            ----          ----
    EBITDA U.S. GAAP                        22            45            224             245           149
                                          ====          ====           ====            ====          ====

    ----------

         (a)  Excluding goodwill adjustments.

         (b) Adjustment to add back charter hire costs in respect of the Montrose and Montclare Ships which, under U.S. GAAP, would be accounted for as owned ships.

         (c)  See note 4 above.

(9) The following table sets out rent expense under operating leases for the periods indicated:


                       Three months ended
                           31st March                 Year ended 31st December
                        ------------------         --------------------------------
                        2002          2001         2001          2000          1999
                        ----          ----         ----          ----          ----
    ($ millions)
    Ships                 52            86          308           308           221
    Containers            30            34          132           124            76
    Other                  6             5           18            17            12
                        ----          ----         ----          ----          ----
                          88           125          458           449           309
                        ====          ====         ====          ====          ====


(10) Capital expenditures comprises the cash paid in the period for additions to capital assets and deposits on ships.

(11) Ratio of earnings to fixed charges ratio comprises earnings before tax plus fixed charges as a multiple of the fixed charges. Fixed charges comprise interest expense on balance sheet debt and an estimate of interest included in operating lease rentals, being one-third of such rental expense net of estimated operating costs, such as for crew and certain repair and maintenance costs, included in rentals under ship time charter agreements. They also include the preference stock dividend payments.

(12) CP Ships' earnings were insufficient to cover fixed charges by $9 million and $10 million for the three-month period ended 31st March 2002 and the pro-forma three-month period ended 31st March 2002, respectively. Under U.S. GAAP, the corresponding amount for the three-month period ended 31st March 2002 was $5 million.

(13) Container fleet employed at the period end comprising both owned and leased containers.

(14) The number of ships employed at the period end includes sub-charters to third parties and ships being repositioned.

(15) Owned ships includes indirectly owned ships, bareboat charters and long-term time charters containing a purchase option.

(16) Total debt consists of borrowings under the $175 Million Facility, long-term loans and capital lease obligations. Under U.S. GAAP, total debt also includes additional long-term debt in respect of the Montrose and Montclare Ships.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial information (the "Pro Forma Financial Information") has been prepared to give effect to:

     (a) The issuance of $200 million aggregate principal amount of the Notes realizing gross proceeds of $195 million.

     (b)  The issuance of 8.5 million common shares along with the issuance of
          1.1 million common shares pursuant to the exercise of the over-allotment option by the initial purchasers for gross proceeds of $95 million.

     (c) The purchase of the Montrose and Montclare Ships for approximately $181 million.

     (d) The repayment of $54 million of borrowings under CP Ships' $175 Million Facility.

     (e)  Payment of $15 million fees and expenses relating to the Offerings.

     The accompanying unaudited pro forma condensed consolidated balance sheet (the "Pro Forma Balance Sheet") data as at 31st March 2002 has been prepared based on the Interim Financial Statements appearing elsewhere in this document as if the Offerings and use of proceeds described above had occurred as at that date. The accompanying unaudited pro forma condensed consolidated statements of income (the "Pro Forma Income Statements") for the three months ended 31st March 2002 and for the year ended 31st December 2001 have been prepared based on the Interim Financial Statements and Annual Financial Statements appearing elsewhere in this document to give effect to the use of proceeds, as if such use had occurred on 1st January 2001.

     The Pro Forma Financial Information does not give effect to the payment of approximately $40 million cash for the Italia Acquisition. In addition, the Pro Forma Income Statements do not give effect to the write off of $6 million deferred financing fees, as these fees are non-recurring in nature.

     The Pro Forma Financial Information has been prepared using the accounting policies of CP Ships as contained in the Annual Financial Statements which are prepared in accordance with Canadian GAAP which differs in certain respects from U.S. GAAP. The effect of these pro forma adjustments on U.S. GAAP pro forma shareholders' equity and pro forma net income (adjusted for recurring items) has been presented for each period. See Note 22 to the Annual Financial Statements for a discussion of the significant U.S. GAAP differences as they affect CP Ships.

     The Pro Forma Financial Information is provided for illustrative purposes only and does not necessarily represent what CP Ships' consolidated financial position or consolidated statements of income would actually have been if the transactions had in fact occurred on those dates and is not necessarily representative of the financial position or statements of income for any future periods.

     The pro forma adjustments reflected in the Pro Forma Financial Information and described in the notes thereto are based on estimates, available information and assumptions that CP Ships deems appropriate. No account has been taken, within the Pro Forma Financial Information, of any future costs or savings that may occur or are expected to occur as a result of the Offerings and the use of proceeds.

     In the opinion of management, all adjustments necessary to fairly present the Pro Forma Financial Information have been made. The notes to the Pro Forma Financial Information contain a more detailed discussion of how the adjustments described above are presented. The Pro Forma Financial Information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Annual Financial Statements and related notes included elsewhere in this document.

Comments by the Auditors on the unaudited Pro Forma Consolidated Financial Statements



To the Shareholders of CP Ships Limited


     We have reviewed, as to compilation only, the accompanying unaudited pro forma condensed consolidated balance sheet of CP Ships Limited as at 31st March 2002 and the unaudited pro forma condensed consolidated statements of income for the three months ended 31st March 2002 and the year ended 31st December 2001. These pro forma condensed consolidated financial statements have been prepared for inclusion in the final short form prospectus of CP Ships Limited dated 30th September 2002 relating to the exchange offer of an aggregate principal amount of up to US$200,000,000 of 10-3/8% Senior Notes due 2012, for a like principal amount of the issued and outstanding US$200,000,000 aggregate principal amount of 10-3/8% Senior Notes due 2012 which were issued in a private offering on 27th June 2002 of CP Ships Limited. In our opinion, the unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of income have been properly compiled to give effect to the transactions and the assumptions described in the notes thereto.





(signed)
PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario, Canada
30th September 2002




Comments by the Auditors on Canada-U.S. Reporting Difference

     The compilation reporting appearing above has been issued in accordance with Canadian generally accepted auditing standards. The report is included solely to comply with the requirements of the various securities laws of the provinces of Canada. Attestations standards in the United States of America ("U.S. standards") do not provide for an expression of an opinion on a compilation of pro forma financial statements. A report in conformity with U.S. generally accepted attestations standards would require an examination greater in scope than that performed. Accordingly, no opinion is expressed under U.S. standards.




(signed)
PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario, Canada
30th September 2002

Pro Forma Balance Sheet

     The following Pro Forma Balance Sheet gives effect to the pro forma adjustments described in the notes thereto.

                                                             As at 31st March 2002
                                                             ---------------------
                                                                   Pro Forma          Pro
                                                     Actual       Adjustments        Forma
                                                     ------       -----------        -----
                 ($ millions)                     (unaudited)     (unaudited)     (unaudited)
Canadian GAAP
ASSETS
Current assets
Cash and cash equivalents                               92              40(1)          132
Accounts receivable                                    377                             377
Prepaid expenses                                        46                              46
Inventory                                               12                              12
                                                     -----                           -----
                                                       527                             567
Capital assets, net                                    785             181(2)          966
Deferred charges                                        14               2(3)(4)        16
Goodwill                                               510                             510
                                                     -----                           -----
                                                     1,836                           2,059
                                                     =====                           =====
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities               508                             508
Long-term debt due within one year                      14                              14
                                                     -----                           -----
                                                       522                             522
Long-term liabilities
Long-term debt due after one year                      212             141(5)          353
Future income taxes                                      8                               8
Minority interests                                       8                               8
                                                     -----                           -----
                                                       228                             369
SHAREHOLDERS' EQUITY
Common share capital                                   597              88(6)          685
Retained earnings                                      499              (6)(4)         493
Cumulative foreign currency translation
adjustments                                            (10)                            (10)
                                                     -----                           -----
                                                     1,086                           1,168
                                                     -----                           -----
                                                     1,836                           2,059
                                                     -----                           -----
U.S. GAAP
SHAREHOLDERS' EQUITY                                 1,042              63(7)        1,105
                                                     =====              ====         =====

----------

(1) Cash used to pay for the Italia Acquisition. The Italia Acquisition has not been given pro forma effect. Total pro forma indebtedness, however, reflects the use of $40 million of proceeds of the Offerings to pay for such acquisition and cash and cash equivalents have been increased by $40 million.

(2)  Purchase of the Montrose and Montclare Ships for approximately
     $181 million.

(3) Estimated issuance costs and associated expenses of $8 million associated with the original Note offering.

(4) Write-off of $6 million deferred financing fees consequent on the purchase of the Montrose and Montclare Ships.

(5) Represents the receipt of $195 million under the original Note offering less $54 million used to repay borrowings under the $175 Million Facility.

(6) Total proceeds of $95 million from the issuance of common shares including shares issued pursuant to the exercise of the over-allotment option by the initial purchasers, net of underwriters' fees and estimated expenses of $7 million associated with the share offering.

(7) As at 31st March 2002, the Montrose and Montclare Ships were chartered from special purpose entities which, under U.S. GAAP, must be consolidated, resulting in these ships being treated as fixed assets. Consequently, the payment of approximately $181 million to purchase the ships has been accounted for as a repayment of a long-term debt. The book value of the long-term debt under U.S. GAAP was $162 million, resulting in a non-recurring $19 million loss on extinguishment of debt. The U.S. GAAP pro forma adjustments to shareholders' equity differs from Canadian GAAP by this amount.

Pro Forma Income Statements

     The following Pro Forma Income Statements give effect to the pro forma adjustments described in the notes thereto.

                                                             Three months ended 31st March 2002
                                                             ----------------------------------
                                                                          Pro Forma
                                                          Actual         Adjustments       Pro Forma
                                                          ------         -----------       ---------
($ millions except per share amounts, presented in $)  (unaudited)       (unaudited)      (unaudited)
Canadian GAAP
Revenues
Container shipping operations                               578                              578
Expenses
Container shipping operations                              (474)            5(1)(2)         (469)
General and administrative                                  (89)                             (89)
Depreciation                                                (20)             (2)(1)          (22)
Currency exchange loss                                       (1)                              (1)
                                                             ---                              ---
                                                           (584)                            (581)
                                                           =====                            =====
Operating loss                                               (6)                              (3)
Interest expense, net                                        (3)             (4)(3)           (7)
Income tax expense                                           (2)             --(4)            (2)
                                                             ---                              ---
Net (loss)                                                  (11)                             (12)
                                                            ====                             ====
U.S. GAAP
Net (loss)                                                   (7)             (1)(5)           (8)
                                                             ===                              ===


                                                               Year ended 31st December 2001
                                                               -----------------------------
                                                                        Pro Forma
                                                         Actual        Adjustments        Pro Forma
                                                         ------        -----------        ---------
($ millions except per share amounts presented in $)   (unaudited)     (unaudited)       (unaudited)
Canadian GAAP
Revenues
Container shipping operations                             2,646                            2,646
Expenses
Container shipping operations                            (2,068)           21(1)(2)       (2,047)
General and administrative                                 (363)                            (363)
Depreciation                                                (74)            (9)(1)           (83)
Currency exchange loss                                       (2)                              (2)
                                                             ---                              ---
                                                         (2,507)                          (2,495)
                                                         -------                          -------
Operating income before exceptional charges                 139                              151
Spin-off related items                                      (17)                             (17)
Unusual charges                                             (19)                             (19)
                                                            ----                             ----
Operating income                                            103                              115
Interest (expense), net                                                    (26)(3)           (26)
                                                                                             ----
Income before income tax                                    103                               89
Income tax expense                                          (12)          --(4)              (12)
                                                            ----                             ----
Income before goodwill charges and minority
  interest                                                   91                               77
Minority interest                                             1                                1
                                                              -                                -
Income before goodwill charges                               92                               78
Goodwill charges, net of tax ($0)                           (16)                             (16)
                                                            ----                             ----
Net income                                                   76                               62
                                                             ==                               ==
U.S. GAAP
Net income                                                   60            (13)(5)            47
                                                             ==                               ==

----------

(1) CP Ships incurred operating lease expense in the amount of $21 million per annum for the Montrose and Montclare Ships. Subsequent to their purchase, CP Ships will no longer incur this operating lease expense, but instead will depreciate the cost of the acquired four ships to their estimated residual value over their remaining useful lives which range from 18 to 22 years. The reversal of the operating lease expense and the related increase in depreciation expense on the Montrose and Montclare Ships has been reflected in the Pro Forma Income Statements.

(2) The Pro Forma Income Statements have not taken into account a one-time write off of deferred charges related to an arrangement fee paid by CP Ships in 2001 for the renegotiation of the Montrose and Montclare charter arrangements. At 31st March 2002, the unamortized balance of the deferred charges was $6 million. This fee, which was written off through the statements of income upon closing the purchase of the ships, has not been reflected in the Pro Forma Income Statements due to its non-recurring nature.

(3)  A summary of the interest expense adjustment is as follows:


                                                                                      Pro Forma
                                                                                      Interest
                                                             Pro forma Interest      Year ended
                                                             Three months ended     31st December
                                                               31st March 2002          2001
                                                               ---------------          ----
      Canadian GAAP
      Interest on the Notes (at the annual rate of 10-3/8%)           5                   21
      Amortization of deferred financing costs                       --                    1
      Amortization of discount on the notes                          --                    1
      (Decrease)/increase in interest on the $175 Million
      Facility(a)                                                    (1)                   3
                                                                    ----                ----
      Pro forma interest adjustment                                   4                   26
                                                                    ====                ====


     (a) Includes savings of interest on the repaid portion of debt. For the year ended 31st December 2001, the amount assumes that the facility had been outstanding for the entire year, rather than the actual borrowings of CP Ships, which were outstanding for only a portion of the year.

(4) No adjustment to income tax expense has been made in the unaudited Pro Forma condensed consolidated Statements of Income as the tax effect is expected to be immaterial due to CP Ships' corporate tax structure. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Taxation".

(5) Under U.S. GAAP pro forma net income is reduced by $13 million for the year ended 31st December 2001 and $1 million for the three months ended 31st March 2002 representing the Canadian GAAP pro forma interest adjustment (of $26 million and $4 million, respectively) less interest saved on the Montrose and Montclare long-term debt as a result of their repayment (of $13 million and $3 million, respectively). There is no U.S. GAAP pro forma adjustment in respect of depreciation as this item forms part of the actual U.S. GAAP net income for the periods ended 31st December 2001 and 31st March 2002. Due to its non-recurring nature, the U.S. GAAP pro forma adjustment to net income for the one-time loss on extinguishment of the long-term debt obligation of $19 million has not been included.

                              RECENT DEVELOPMENTS

     On 26th July 2002, CP Ships announced its financial results for the second quarter 2002, including an unaudited operating income for the second quarter of $21 million. This was $18 million lower than the same period in 2001, but a $27 million increase from the $6 million operating loss in first quarter 2002. Net income for the second quarter 2002 was $16 million compared to $35 million in the same period in 2001 and basic earnings per share was $0.20 in 2002 compared with $0.40 for the same period in 2001.

     Volume at 498,000 teu for the second quarter was up 6% from the same period last year. The decline in average freight rate during the second quarter slowed to 2%, following a 7% decline in the first quarter from fourth quarter 2001. However, average freight rate was down 14% from second quarter last year. CP Ships' EBITDA for the second quarter 2002 was $41 million compared with $55 million in the same period last year. Cash from operations before restructuring and spin-off payments was $27 million in the second quarter 2002, compared to $93 million in the second quarter 2001.

     Operating income for the first half 2002 was $15 million compared with $70 million in the corresponding period last year. Net income was $5 million compared with $60 million.

     The following tables set out certain consolidated financial and operating information as at 30th June 2002 and 2001 and for the three months and six months ended 30th June 2002 and 2001. These consolidated financial statements have been prepared in accordance with Canadian GAAP which differ in certain respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they affect CP Ships, see note 22 to the consolidated financial statements.

Consolidated Statements of Income
($ millions, except per share amounts, presented in $)



                                                                           Three months             Six months
                                                                         ended 30th June         ended 30th June
                                                                         ---------------         ---------------
                                                                         2002        2001        2002        2001
                                                                         ----        ----        ----        ----
                                                                      (unaudited) (unaudited) (unaudited) (unaudited)
Revenues
Container shipping operations                                             651         675       1,229       1,314
Expenses
Container shipping operations                                             520         524         994       1,025
General and administrative                                                 88          92         177         185
Depreciation                                                               20          16          40          32
Currency exchange loss                                                      1           4           2           2
Loss on disposal of capital assets                                          1           -           1           -
                                                                        -----       -----       -----       -----
                                                                          630         636       1,214       1,244

Operating income                                                           21          39          15          70
Net interest                                                               (3)          2          (6)          2
Income tax                                                                 (2)         (3)         (4)         (5)
Minority interest                                                           -           1           -           1
Goodwill charges, net of tax ($0)(1)                                        -          (4)          -          (8)
                                                                        -----       -----       -----       -----
Net Income                                                                 16          35           5          60
Dividends on preference shares                                              -          (3)          -          (3)
                                                                        -----       -----       -----       -----
Net income available to common shareholders                                16          32           5          57
                                                                        -----       -----       -----       -----
Average number of common shares outstanding (millions)                   80.0        79.1        80.0        79.1

Earnings per common share basic(2)                                      $0.20       $0.40       $0.06       $0.72
Earnings per common share diluted(2)                                    $0.20       $0.40       $0.06       $0.72



Consolidated Statements of Retained Earnings
($ millions)

                                                                           Three months             Six months
                                                                           to 30th June            to 30th June
                                                                           ------------            ------------
                                                                         2002        2001        2002        2001
                                                                         ----        ----        ----        ----
                                                                      (unaudited) (unaudited) (unaudited) (unaudited)

Balance, beginning of period                                              499         468         513         443
Net income available to common shareholders                                16          32           5          57
                                                                          ---         ---         ---         ---
                                                                          515         500         518         500
Dividend on common shares                                                  (3)          -          (6)          -
                                                                          ---         ---         ---         ---
Balance, 30th June                                                        512         500         512         500
                                                                          ===         ===         ===         ===



                                      44


Consolidated Balance Sheet
($ millions)


                                                                             30th June               31st December
                                                                                2002                       2001
                                                                                ----                       ----
                                                                              Unaudited
ASSETS
Current assets
Cash and cash equivalents                                                           100                       116
Accounts receivable                                                                 362                       366
Prepaid expenses                                                                     40                        38
Inventory                                                                            14                        12
                                                                                  -----                     -----
                                                                                    516                       532

Capital assets, at cost                                                           1,091                     1,056
Accumulated depreciation                                                           (284)                     (261)
                                                                                  -----                     -----
                                                                                    807                       795
                                                                                  -----                     -----

Deferred charges                                                                     18                        14
Goodwill(1)                                                                         510                       510
                                                                                  -----                     -----
                                                                                  1,851                     1,851
                                                                                  =====                     =====

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities                                            478                       505
Long-term debt due within one year                                                   12                        15
                                                                                  -----                     -----
                                                                                    490                       520

Long-term liabilities
Long-term debt due after one year                                                   245                       215
Future income taxes                                                                   8                         8

Minority interests                                                                    8                         8
                                                                                  -----                     -----
                                                                                    261                       231
Shareholders' equity
Common share capital                                                                597                       597
Retained earnings                                                                   512                       513
Cumulative foreign currency translation adjustments                                  (9)                      (10)
                                                                                  -----                     -----
                                                                                  1,100                     1,100
                                                                                  -----                     -----
                                                                                  1,851                     1,851
                                                                                  =====                     =====

Consolidated Statements of Cash Flow
($ millions)

                                                                           Three months            Six months
                                                                           to 30th June           to 30th June
                                                                           ------------           ------------
                                                                         2002        2001        2002        2001
                                                                         ----        ----        ----        ----
                                                                      (unaudited) (unaudited) (unaudited) (unaudited)
Operating Activities
Net income for period                                                      16          35           5          60
Depreciation and goodwill charges                                          20          20          40          40
Amortization of deferred charges                                            1           -           2           -
Loss on disposal of capital assets                                          1           -           1           -
Other                                                                      (1)          3           1           2
                                                                          ---         ---         ---         ---
                                                                           37          58          49         102

Increase in non-cash working capital                                      (10)         (3)        (22)         (9)
                                                                          ---         ---         ---         ---
Cash from operations before restructuring and                              27          55          27          93
spin-off payments
Restructuring and spin-off payments                                        (5)          -          (9)          -
Cash flow from operations                                                 ---         ---          ---         ---
                                                                           22          55          18          93

Financing Activities
Contributed surplus                                                         -           2           -           2
Redemption of preferred shares                                              -        (116)          -        (116)
Increase in long-term debt                                                 35           4          35           4
Repayment of long-term debt                                                (4)         (3)         (8)         (6)
Deferred charges                                                           (1)          -          (2)          -
Increase in loans from former affiliates                                    -          43           -          88
Preference dividends paid                                                   -          (3)          -          (3)
Common share dividends paid                                                (3)          -          (6)          -
                                                                          ---         ---         ---         ---
Cash inflow/(outflow) from financing activities                            27         (73)         19         (31)

Investing Activities
Additions to capital assets                                               (41)        (90)        (57)       (199)
Proceeds from disposals of capital assets                                   -           1           4           5
Repayment of loans to former affiliated company                             -         116           -         116
                                                                          ---         ---         ---         ---
Cash (outflow)/inflow from investing activities                           (41)         27         (53)        (78)

Cash Position(3)
Increase/(decrease) in cash and cash equivalents                            8           9         (16)        (16)
Cash and cash equivalents at beginning of period                           92          97         116         122
                                                                          ---         ---         ---         ---
Cash and cash equivalents at end of period                                100         106         100         106
                                                                          ===         ===         ===         ===

--------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Unaudited
US$ millions


(1)      Accounting Policies


These consolidated financial statements have been prepared using accounting policies that are consistent with the policies used in preparing, and should be read in conjunction with, the 2001 annual consolidated financial statements appearing elsewhere in this prospectus, except as noted below.


Goodwill and Other Intangible Assets
Effective 1st January 2002, CP Ships prospectively adopted the new recommendations of The Canadian Institute of Chartered Accountants ("CICA") with respect to accounting for goodwill and other intangible assets. Under the new method, goodwill is not amortized but is subject to an annual impairment test. Under the previous method, goodwill was amortized over 35 years. CP Ships has determined that there is no impairment of goodwill upon adopting the new standard. The impact of not amortizing goodwill in the second quarter of 2001 would have been to increase net income by $4 million to $39 million from $35 million and would have increased basic and diluted earnings per share by $0.06 and $0.05, respectively, and for the six months ended 30th June 2002 would have been to increase net income by $8 million to $68 million and would have increased basic and diluted earnings per share by $0.10.


Foreign Currency Translation
Effective 1st January 2002, CP Ships adopted, retroactively, the new recommendations of the CICA with respect to accounting for foreign currency translation adjustments. The new rules no longer require the deferral and amortization of foreign exchange gains and losses on long-term debt. As the majority of CP Ships' debt is denominated in US Dollars, this change has not had a material effect on its financial statements.


Stock Based Compensation
Effective 1st January 2002, CP Ships prospectively adopted the new recommendations of the CICA with respect to accounting for stock-based compensation and other stock-based payments. The new recommendations require compensation expense to be calculated using the fair value method and either expensed to income or the effect disclosed in the notes to the financial statements. As permitted under the new standard, CP Ships is not planning to expense stock-based compensation using the fair value method but will disclose the effect.


(2)      Earnings Per Share


The basic and diluted earnings per share figures for the periods ended 30th June 2001 have been restated as if the shares and options outstanding at 1st October 2001, the date upon which CP Ships became a public company, had been in place for the periods ended 30th June 2001.


                                                          Three months ended 30th June   Six months ended 30th June
                                                          ----------------------------   --------------------------
                                                                2002           2001         2002           2001
                                                                ----           ----         ----           ----

Weighted average number of common shares outstanding            80.0            79.1         80.0           79.1
      - earnings per common share

Effect of diluting securities - stock options                    1.1             0.1          1.1            0.1

Weighted average number of common shares outstanding            81.1            79.2         81.1           79.2
      - earnings per common share diluted

(3)      Cash and cash equivalents comprises cash and temporary investments with a maximum maturity of three months.

Segment Information
($ millions)

                                                                           Three months              Six months
                                                                           to 30th June             to 30th June
                                                                           ------------             ------------
                                                                          2002         2001        2002        2001
                                                                          ----         ----        ----        ----
                                                                      (unaudited)  (unaudited) (unaudited) (unaudited)
Volume (000's TEU)
TransAtlantic                                                              256          245         478         482
Australasia                                                                 86           89         163         169
Latin America                                                               38           41          71          82
Asia                                                                       110           79         205         141
Other                                                                        8           14          17          31
                                                                           ---          ---       -----       -----
Total Volume                                                               498          468         934         905
                                                                           ===          ===       =====       =====

Revenue
TransAtlantic                                                              320          339         608         674
Australasia                                                                136          142         256         273
Latin America                                                               54           63         104         123
Asia                                                                       123          108         226         196
Other                                                                       18           23          35          48
                                                                           ---          ---       -----       -----
Total Revenue                                                              651          675       1,229       1,314
                                                                           ===          ===       =====       =====

Expenses
TransAtlantic                                                              306          321         586         638
Australasia                                                                130          132         253         260
Latin America                                                               46           56          90         112
Asia                                                                       133          107         255         194
Other                                                                       15           20          30          40
                                                                           ---          ---       -----       -----
Total Expenses                                                             630          636       1,214       1,244
                                                                           ===          ===       =====       =====
Operating income/(loss)
TransAtlantic                                                               14           18          22          36
Australasia                                                                  6           10           3          13
Latin America                                                                8            7          14          11
Asia                                                                       (10)           1         (29)          2
Other                                                                        3            3           5           8
                                                                           ---          ---       -----       -----
Operating income                                                            21           39          15          70
                                                                           ===          ===       =====       =====

TransAtlantic Market

     Operating income at $14 million in the second quarter 2002 was down $4 million from the same period in 2001. Volume was up 5%, mostly increased imports into North America. Lower operating costs partly offset the adverse impact of reduced freight rates, which were down by 16%. Compared with first quarter this year, volume was up 15%, partly due to seasonal factors but also trade growth. Average freight rates were 6% lower than first quarter 2002.

Australasian Market

     Operating income was $6 million in the second quarter 2002 against $10 million in the second quarter of last year. Volume was down slightly, but average freight rates were 8% lower. Ship network costs improved substantially. There was a $9 million improvement from the $3 million loss in the seasonally weaker first quarter, with volume up 12% and average freight rates stable.

Latin American Market

     Operating income increased $1 million to $8 million in the second quarter 2002 compared with the same period last year. Volume was 8% lower but increased 1% on a comparable basis despite lower import volume into Argentina, Brazil and Venezuela. Average freight rates were down 14% from the second quarter 2001 and were 4% lower than first quarter. Reduced ship network costs and other efficiencies offset the effect of lower volume and average freight rates compared with the corresponding period last year.

Asian Market


     There was an operating loss of $10 million in the second quarter 2002 compared with a profit of $1 million in the same period last year. As in the first quarter, and indeed last year, the heavy losses in the Asia-Europe trade lane were the primary cause. Volume was up 32% on a comparable basis with growth in both the Asia-Europe and Asia-Americas trade lanes. Average freight rates were down 21% from the second quarter 2001 due to industry and trade lane overcapacity. The second quarter result, although poor, was $9 million better than the seasonally weaker first quarter, with 16% higher volume, and a 2% increase in average freight rates, mostly Asian exports.


Other Activities

     Operating income at $3 million in the second quarter 2002 was flat compared to the second quarter last year.

Outlook

     In the second quarter 2002 CP Ships' operating income was $21 million, after an operating loss in the first quarter of $6 million. Despite somewhat stronger economic growth and capacity rationalization initiatives in a number of trade lanes improving the supply/demand balance, market conditions generally remained weak in the container shipping industry. Significant new ship deliveries are still anticipated in the second half of this year and into next, mainly for Asian trade lanes, and with continuing uncertainty about United States and world economic growth, CP Ships is cautious in its outlook. But in its own trade lanes, volume generally has improved and freight rate declines are expected to slow or reverse. CP Ships remains confident that it will be profitable for the year overall, albeit significantly less than in 2001.

Recent Ship Deliveries

     In June 2002 the Lykes Ranger, first in a series of five new geared containerships ordered under the four-year $800 million ship replacement program, entered service on schedule in the Asia-Americas trade lane. In September 2002 the Contship Aurora, the first of three new containerships specially designed to carry a large proportion of refrigerated containers, entered service on schedule destined for the Europe-Australasia trade lane. The ship fleet reduced from 78 on 31st March 2002, to 73 on 30th June 2002 due to the restructuring of services and the redelivery of two sub-chartered vessels.

Other Income Statement Items

     Due to its tax structure, including the United Kingdom tonnage tax regime, much of the group's tax charge is less dependent on the level of profits and is fixed in nature. The income tax expense for the second quarter at $2 million was unchanged from first quarter, despite the increase in operating income. Income tax expense in second quarter 2001 was $3 million.

     Net interest expense at $3 million was the same as first quarter but was up $5 million on the second quarter of 2001 due to lower interest income and increased borrowing to finance investment in ships.

     Following changes in Canadian accounting principles, goodwill has not been amortized from 1st January 2002, but is subject to an impairment test at least annually. The transitional impairment test has been completed and no write-downs are required. Not amortizing goodwill benefited net income by $4 million in the second quarter compared with last year.

Liquidity and Capital Resources

     Cash from operations before restructuring and spin-off payments for the second quarter 2002 was $27 million compared with $55 million in the same period 2001 due to reduced profits and increased non-cash working capital movements.

     Expenditures for capital assets in the second quarter were $41 million including a final payment of $32 million to acquire the Lykes Ranger, the first ship delivered under the newbuild program.

     Long-term debt of $257 million at 30th June 2002 increased by $27 million since 31st December 2001, reflecting drawdowns made to finance capital expenditures. Net debt at 30th June 2002 was $157 million.

     During the second quarter, CP Ships satisfied the drawdown conditions and provided collateral to allow it at 30th June 2002 to draw up to $111 million, if required, under its $350 million secured five-year revolving credit facility, which is additional to the fully available $175 million secured four-year revolving credit facility. The remainder of the $350 million facility will become available as new ships, to be delivered under the previously announced $800 million ship replacement program, provide additional collateral. In total, $195 million of the facilities was drawn at 30th June 2002 and a further $91 million was available.

     Subsequent to the quarter end, CP Ships raised $275 million (net of expenses) of new capital through the issue of approximately 9.6 million of common shares (including the exercise of an over-allotment option by the initial purchasers) at $9.93 (C$15.00) and the sale of $200 million principal amount of ten-year unsecured senior notes. The senior notes bear interest at 10-3/8% and were sold at a 2.3% discount to par, raising $195 million before expenses. The proceeds of the financing were used in the third quarter, as previously announced, to acquire Italia di Navigazione, to purchase four ice-strengthened ships previously bareboat chartered (which gave rise to the write-off of $6 million deferred financing fees) and to reduce borrowings under the $175 Million Facility by $54 million.

Dividend

     CP Ships' Board of Directors declared a dividend for second quarter 2002 of 4 cents per common share, payable on 20th August 2002 to shareholders of record on 5th August 2002.

Acquisition Of Italia Di Navigazione

     In addition to the nine transactions executed by CP Ships between 1993 and 2001, on 6th August 2002 CP Ships acquired all issued and outstanding shares in Italia di Navigazione ("Italia") from d'Amico Societa di Navigazione S.p.A. ("d'Amico") for $40 million in cash. Italia operates its principal container services between the Mediterranean, West Coast North America and Central and South America. It carried about 180,000 teus in 2001. CP Ships and Italia already cooperate in four services and will continue to work together in the Intra-Mediterranean feeder trade lanes.

     The acquisition includes:

o    Italia brand and logo;

o    Services in four container shipping trade lanes:

         -   Mediterranean-West Coast North America

         -   Mediterranean-Central and South America

         -   West Coast North America-West Coast Central and South America

         -   Intra-Central and South America

     including former d'Amico services already merged with Italia;

o    Charter of 11 containerships with capacity between 1000 and 2500 teu;

o    Mainly leased container fleet of about 40,000 teu;

o Genoa headquarters and staff, including assumption of employment guarantees given by d'Amico to the Italian government; and

o Owned agency operations in Italy, Spain and Canada. Completion of the acquisition of the owned agency in Venezuela is expected before the end of 2002.

     Formerly owned by the Italian government, Italia was privatized when acquired by d'Amico in 1998. Italia will remain headquartered in Genoa, Italy, where CP Ships already has a substantial presence.

     The table below sets forth details of the 11 chartered ships included in the acquisition.

                                           Nominal                             Max. Service
Ship                        Year Built  Capacity(1)(teu)  Owned/ Chartered(2)  Speed (Knots)    Ship Types(3)
-------------------------------------------------------------------------------------------------------------
Cristoforo Colombo             1989         2200              STC                20                U
Amerigo Vespucci               1989         2200              STC                20                U
Cielo di San Francisco         1998         2500              MTC                21                G
Cielo del Canada               1998         2500              MTC                21                G
Cielo d' America               2002         2500              MTC                22                G
Cielo d' Europa                2002         2500              MTC                22                G
S. Caboto                      1991         1100              STC                18                G
California                     1992         1200              STC                18                G
Cielo del Caribe               2000         1300              STC                17                G
Cielo del Cile                 1994         1500              STC                19                G
Dollart Trader                 1997         1600              STC                21                G
-------------------------------------------------------------------------------------------------------------
Total:                                     21,100

(1) Nominal capacity represents the total number of slots theoretically available both above and below decks and is therefore different from operational capacity which takes account of various factors including average cargo weight, destination of cargo, weather conditions, draft limitations, ship stability, and other factors which generally reduce the ship capacity often significantly.


(2) A short-term charter (STC) is a time charter of one year or less and a medium-term charter (MTC) is a time charter of more than one year but less than 3 years.


(3)  Geared (G) ships have on-board cranes, while ungeared (U) do not.


Purchase of Montrose and Montclare Ships

     On 29th August 2002, CP Ships closed on its purchase of four ice-strengthened containerships which were previously bareboat chartered. The closing price was $181.5 million. The ships are Canmar Fortune and Canmar Courage which have operated in the CP Ships fleet since 1996 and Canmar Pride and Canmar Honour which joined the fleet in 1998.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND
                             RESULTS OF OPERATIONS

     The following management's discussion and analysis of CP Ships' financial condition and results of operations for the three months ended 31st March 2002 and for the years ended 31st December 2001, 2000 and 1999 should be read in conjunction with the Consolidated Financial Statements, including the related notes thereto contained elsewhere in this document. For a discussion of second quarter 2002 results and developments since the end of June 2002, including the acquisition of Italia, see "Recent Developments".

     The Consolidated Financial Statements have been prepared in accordance with Canadian GAAP which differ in certain respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they affect CP Ships, see Note 22 to the consolidated financial statements. Some of the information contained in this management's discussion and analysis, including information with respect to CP Ships' plans and strategy for its business and related financing, includes forward-looking statements that involve risks and uncertainties.

Overview

CP Ships

     CP Ships is one of the world's leading container shipping companies, offering its customers door-to-door as well as port-to-port containerized services for the international transportation of a broad range of industrial and consumer goods, including raw materials, semi-manufactured and finished goods. As at 31st March 2002, CP Ships operated a fleet of 78 ships in 24 trade lanes focusing on four principal markets which it serves with six well-recognized brands: Canada Maritime, Cast, Contship Containerlines, ANZDL, Lykes Lines and TMM Lines. In 2001, CP Ships transported over 1.8 million twenty-foot equivalent units, or "teu", on behalf of more than 30,000 customers. Teu is the standard unit of measurement used in the container shipping industry. Based on standing capacity of its fleet in teu, CP Ships ranks as the eleventh largest carrier in the world, giving it economies of scale that are only otherwise available to global carriers. In 2001, CP Ships had revenue of $2.65 billion, and earnings before interest, taxes, depreciation and amortization ("EBITDA") of $213 million, before exceptional charges of $36 million related to the Spin-off (defined below) and the restructuring of organization and offices.

Spin-off from Canadian Pacific Limited

     On 1st October 2001, CP Ships' former parent, Canadian Pacific Limited ("Canadian Pacific"), reorganized and divided into five separate publicly listed companies (the "Spin-off"). As a result, CP Ships became an independent publicly listed company on 3rd October 2001. In connection with the Spin-off, Canadian Pacific's interest-free short-term loans to CP Ships were repaid in full from borrowings under a new $175 million revolving credit facility arranged by CP Ships.

     Prior to the Spin-off, CP Ships engaged in transactions with Canadian Pacific and certain of its former subsidiaries, including Canadian Pacific Railway. Pursuant to an agreement which extends through 2014, CP Ships has contracted to use Canadian Pacific Railway for all of its container rail traffic on specific routes through CP Ships' terminals in Montreal. CP Ships believes that, although its agreement with Canadian Pacific Railway was originally entered into when Canadian Pacific Railway was a related party, the agreement was entered into on substantially the same terms and conditions as would be the case in an arm's length transaction. Furthermore, it considers that the other transactions with, and services provided by, Canadian Pacific and its subsidiaries were either entered into on arm's length terms or were not material to CP Ships' results of operations.

Revenue

     CP Ships derives revenue primarily from the international transportation of containerized cargo. On door-to-door moves, revenue covers the transportation from inland point of origin to the export port, terminal charges at the port of loading, ocean transit, terminal charges at the port of discharge and delivery to inland destination, or the appropriate combination of charges for other moves, such as port-to-port, door-to-port or port-to-door, depending on the contract with the customer. Other revenue is derived from related services such as terminal operations and services ancillary to the container shipping business.

Components of Expenses

     Container shipping operations expenses include the cost of the provision and operation of ships, marine fuel, insurance, ship port calls, terminals and stevedoring, ocean and inland transportation of loaded containers, ocean and inland transportation and storage of empty containers, the provision and maintenance of the container fleet and brokerage fees paid to freight forwarders. General and administrative expenses comprise the cost of CP Ships' administrative organization in each country in which its commercial and operations activities are provided by its own offices, together with the cost of using third party agents in other countries. CP Ships' own offices expenses include commercial, operational and support staff costs, office rents, telecommunications and information systems costs.

     The global scale of CP Ships allows it to utilize its fleet and other assets more efficiently, realize economies of scale and manage its overhead more effectively thereby achieving cost savings attributable to ships and schedules, terminals and stevedoring, container fleet, inland transport and administration. These cost saving initiatives have contributed to an 11% reduction in cost per teu from $1,422 in 1996 to $1,271 in 2001. Cost per teu is total cost, excluding gains and losses on disposal of capital assets and currency exchange and after deducting slot charter revenue, divided by volume in teu.

EBITDA

     EBITDA is used by CP Ships as a measure of its operating performance and ability to meet working capital, capital expenditure and debt service requirements.

Strategic Transactions

     One of CP Ships' key strategies is to pursue acquisitions that enable it to grow and achieve further economies of scale. During the period under review, CP Ships successfully completed three transactions. In addition, CP Ships recently acquired the Italia business. See "Recent Developments".

     In January 1999, CP Ships formed the Americana Ships joint venture with Transportacion Maritima Mexicana SA de CV ("TMMsa"). This 50/50 joint venture created what CP Ships considers was a strong regional competitor in the U.S. Gulf, Mexico, Central and South American trade lanes. Americana Ships combined CP Ships' services and brands in this region, principally Lykes Lines, with TMM Lines, the container shipping business of TMMsa. Effective 1st January 2000, CP Ships acquired TMMsa's remaining 50% interest in the Americana Ships joint venture.

     In August 2000, CP Ships purchased Christensen Canadian African Lines ("CCAL"), which provided services between Montreal and the U.S. East Coast and South Africa, in order to strengthen the position of Lykes Lines in the South Africa trade lane. CCAL now operates under the Lykes Lines brand.

     The Americana Ships joint venture was accounted for using proportional consolidation during 1999. Its acquisition and that of CCAL have been accounted for using the purchase method and, accordingly, the results of operations of Americana Ships and CCAL have been included in the Consolidated Financial Statements from their respective dates of purchase.

Ship Replacement Program

     CP Ships is currently mid-way through an $800 million ship replacement program, which commenced in 2000, to replace a number of its chartered ships with 23 owned ships. As at 31st March 2002, $402 million had been invested under the program and a further $391 million was committed. Twelve used ships have been delivered, 10 new ships are under construction at shipyards in Asia and CP Ships is committed to purchase one further used ship. Once the program is completed, which is expected to be in mid-2003, the number of owned ships in CP Ships' fleet will have nearly doubled compared to mid-2000. At the end of the program, the overall number of ships in the fleet will have fallen slightly, due to restructuring and rationalization of services, mainly in TransAtlantic and

Australasian trade lanes. However, total standing capacity will have increased by approximately 7% due to larger ships replacing smaller ships.

     CP Ships believes that it can reduce its costs over the medium to long-term by owning ships rather than chartering them. In addition, the higher proportion of owned ships in its fleet will reduce CP Ships' exposure to volatility in operating costs from the charter market and should, therefore, improve the stability of its long-term results. Furthermore, CP Ships is building ships with particular characteristics for its trade lanes, such as ice- strengthened ships for the services through the Montreal Gateway and ships with a high carrying capacity for refrigerated containers for the Australasia market. These ships may not be otherwise readily available on the charter market.

     Once the ship replacement program is completed, CP Ships' capital expenditure on ships is expected to fall significantly.

Cyclicality

     Historically, the financial performance of the international container shipping industry has been cyclical, principally due to differences between the rate of growth of demand for container shipping services and the rate of growth in containership supply. Demand is influenced by global and regional economic conditions, currency exchange rates and other factors, which are often difficult to predict. Capacity is a function of the number of ships in the world fleet, their employment, delivery of new ships and scrapping of older ships. Changes in the levels of demand and supply can significantly affect freight rates, globally or in individual markets or trade lanes. Changes in demand and supply balance in one market can impact on, or be affected by, the demand and supply balance in other markets due to ship redeployment.

Seasonality

     CP Ships' business is seasonal due to holidays (such as for consumer goods), crop cycles (for agricultural products) and other factors. Although peak shipping periods differ in some of the markets in which CP Ships operates, historically revenue and operating income have generally been lower during the first quarter.


Quarterly Financial Information
(unaudited $ millions, except per
share amounts, in $)

                                                           Three months ended
                      -------------------------------------------------------------------------------------------
                        31st      31st       30th      30th       31st      31st       30th       30th      31st
                       March    December   September   June      March    December   September    June      March
                        2002      2001       2001      2001       2001      2000       2000       2000      2000
                        ----      ----       ----      ----       ----      ----       ----       ----      ----
Total revenue           578       669        663         675       639       686        685        658       616
Total expenses          584       634        629         636       608       639        639        613       590
Total operating
income                   (6)       35(1)      34(1)       39        31        47         46         45        26
Net (Loss)/Income       (11)       25           (9)       35        25        42         37         37        19
(Loss)/earnings per
common/share (basic)  (0.14)     0.31        (0.11)     0.40      0.32      0.50       0.47       0.47      0.24
(Loss)/earnings per
common share (diluted)(0.14)     0.31        (0.11)     0.40      0.32      0.50       0.47       0.47      0.24
(Loss)/earnings per
common share before
goodwill charges
(basic)               (0.14)     0.36        (0.06)     0.46      0.37      0.56       0.53       0.53      0.30
(Loss)/earnings per
common share before
goodwill charges
(diluted)             (0.14)     0.36        (0.06)     0.45      0.37      0.56       0.53       0.53      0.30
EBITDA                   14        58(1)      53(1)       55        47        69         59         57        39




----------

(1) Before an exceptional charge of $37 million in the three months ended 30th September 2001 and an exceptional credit of $1 million in the three months ended 31st December 2001.

Consolidated Results of Operations
($ millions except per share amounts, in $)

                                                      Three months ended
                                                          31st March                     Year ended 31st December
                                                          ----------                     ------------------------
                                                      2002           2001           2001          2000           1999
                                                      ----           ----           ----          ----           ----
                                                    (unaudited)   (unaudited)
Volume (in teu 000s, unaudited)                         436           437          1,842         1,833          1,373
                                                        ===           ===          =====         =====          =====
Revenue                                                 578           639          2,646         2,645          1,878
Expenses
  Container shipping operations                         474           501          2,068         2,037          1,458
General and administrative                               89            93            363           381            281
Depreciation                                             20            16             74            60             47
Currency exchange loss (gain)                             1            (2)             2             5              4
Gain on disposal of capital assets                       --            --             --            (2)            (1)
                                                         --            --             --            ---            ---
Total expenses                                          584           608          2,507         2,481          1,789
Operating (loss) income before exceptional
charges                                                  (6)           31            139           164             89
Exceptional charges                                      --            --            (36)           --             --
                                                         --            --            ----           --             --
Operating (loss) income                                  (6)           31            103           164             89
Net interest (expense)/income                            (3)           --             --             1             (4)
Income tax expense                                       (2)           (2)           (12)          (12)           (11)
Minority interest                                        --            --              1            --              1
Goodwill charges, net of tax                             --            (4)           (16)          (18)           (15)
                                                         --            ---           ----          ----           ----
Net (loss) income                                       (11)           25             76           135             60
                                                        ====           ==             ==           ===             ==
EBITDA(2) (unaudited)                                    14            47            213(3)        224            136

----------

(2) EBITDA is not a substitute for operating income, net income or cash flow from operating activities as determined in accordance with generally accepted accounting principles. EBITDA is presented as additional information because CP Ships believes that it is widely used in the container shipping industry as a measure to evaluate a company's operating performance and is a useful indicator of CP Ships' ability to meet its working capital, capital expenditures and debt service requirements. Because EBITDA is not calculated identically by all companies, the presentations here may not be comparable to other similarly titled measures of other companies. CP Ships' discretionary use of funds depicted by EBITDA may be limited by working capital, capital expenditure and debt service requirements and by restrictions related to legal requirements, commitments and uncertainties.


(3) Before exceptional charges of $36 million relating to the Spin-off and restructuring charges.


Revenue

     For the three months ended 31st March 2002, CP Ships had revenue of $578 million, down 10% from $639 million for the same period in 2001. Volume in the first quarter of 2002 at 436,000 teu was flat compared with the same period in 2001, but CP Ships' average freight rates for the ocean and terminal element of container movements ("freight rates") were 13% lower. Market conditions continued to deteriorate in 2002 in most trade lanes due to slower growth in demand for global container services and significant additions to industry containership capacity.

     Revenue of $2.65 billion for the year ended 31st December 2001 was flat compared with 2000. Volume of 1.84 million teu in 2001 was slightly higher than in 2000, with volume growth from new Asian services offset by reduced volume in the TransAtlantic market. Average freight rates in 2001 improved by 1% compared to 2000, but declined sequentially in the second, third and fourth quarters of 2001, reversing the trend in 2000. A slowdown in world and particularly U.S. economic growth led to slower container trade growth. Slower growth was accompanied by an increase in world containership capacity of 12% in 2001, most of it directly into Asian trade lanes but with repercussions in many other trade lanes as carriers redeployed surplus ships.

     Revenue of $2.65 billion in 2000 was up 41% from $1.88 billion in 1999. This resulted from a 34% increase in volume from 1.37 million teu in 1999 to
1.83 million teu due to the acquisition by CP Ships of the remaining 50% interest in the Americana Ships joint venture. The average freight rate in 2000 increased by 7% reflecting a more balanced global supply of containership capacity and container trade demand compared to 1999. Excluding the effects of the Americana Ships transaction, volume for 2000 was 7% higher than in 1999.

Expenses

                                      Three months ended
                                         31st March                 Year ended 31st December
                                         ----------                 ------------------------
                                    2002            2001         2001         2000          1999
                                    ----            ----         ----         ----          ----
        ($ millions)            (unaudited)    (unaudited)
Container shipping operations        474             501        2,068        2,037         1,458
General and administrative            89              93          363          381           281
Depreciation                          20              16           74           60            47
Other                                  1              (2)           2            3             3
                                     ---             ---        -----        -----         -----
Total expenses                       584             608        2,507        2,481         1,789
                                     ===             ===        =====        =====         =====

     In the three months ended 31st March 2002, total expenses declined 4% to $584 million, from $608 million in the corresponding period of 2001 partly due to cost cutting initiatives. These initiatives included the renewal, during the first quarter of 2002, of charter agreements for 13 ships at significantly lower rates, which is expected to reduce costs by nearly $25 million in 2002.

     Total expenses increased by 1% in 2001 to $2.51 billion from $2.48 billion in 2000. Container shipping operations expenses increased to $2.07 billion in 2001 from $2.04 billion in 2000 with the implementation of new services, notably in the Asia-Europe trade lanes. The costs associated with such implementation were, however, partly offset by lower marine fuel costs and initiatives under the cost reduction program. General and administrative expenses declined from $381 million to $363 million due to effective cost control measures and reduced cash bonus payments as a result of lower operating income. An increase in depreciation in 2001 from $60 million to $74 million reflected capital investment in ships under the ship replacement program. Cost per teu increased by 0.5% to $1,271 in 2001 from $1,265 in 2000, primarily due to the effects of lower TransAtlantic volume and the start-up of new services in the Asian market.

     In 2001, approximately 50% of total expenses were fixed including ship network costs, container fleet costs and general and administrative costs. However, although categorized as fixed expenses, CP Ships regularly adjusts its ship network and container fleet in response to changes in business demand. The remaining 50% were variable costs including inland transport, terminal and empty container positioning costs.

     In 2000, total expenses increased by 38.7% to $2.48 billion compared with $1.79 billion in 1999, due to CP Ships' purchase of the remaining 50% interest in the Americana Ships joint venture, cost increases associated with volume growth in the existing businesses and a 59% increase in marine fuel prices.

Operating Income (Loss)

     For the three months ended 31st March 2002, CP Ships recorded an operating loss of $6 million compared to an operating profit of $31 million in the corresponding period in 2001. The operating loss was attributable to the deterioration in market conditions discussed above, which resulted in a change from a small profit to significant operating loss in the Asian market, a reduction in operating income in the TransAtlantic market and a change from a small profit to a small operating loss in the Australasian market.

     In 2001, operating income of $139 million before exceptional charges was down $25 million from $164 million in 2000. Stronger performance in the Latin American market and improved results in the Australasian market were offset by lower operating income in the TransAtlantic market and operating losses in the Asian market.

     In 2000, operating income improved 84% to $164 million from $89 million in 1999. The increase was due to the acquisition of the remaining 50% interest in the Americana Ships joint venture together with general improvements in market conditions in the TransAtlantic, Asian and Latin American markets, offset by lower operating income in the Australasian market.

EBITDA

     EBITDA for the three months ended 31st March 2002 was $14 million, down 70% from $47 million in the first quarter of 2001. EBITDA in 2001 was $213 million before exceptional charges of $36 million, down $11 million from $224 million in 2000. EBITDA increased by 64% in 2000 from $136 million in 1999.

Net Interest

     For the three months ended 31st March 2002, net interest expense was $3 million. For the corresponding period in 2001 there was no net interest expense. The expense in the first quarter of 2002 was due to the refinancing of interest free borrowings from Canadian Pacific, CP Ships' former parent, with bank debt under CP Ships' $175 million revolving credit facility (the "$175 Million Facility") at market rates following the Spin-off.

     For the year ended 31st December 2001, there was no net interest expense or income as interest expense primarily incurred under the $175 Million Facility was fully offset by interest income earned on cash balances. In 2000, CP Ships had net interest income of $1 million compared with a net interest expense of $4 million in 1999. The expense in 1999 was due mainly to capital leases.

Income Tax

     Income tax expense of $2 million in the first quarter of 2002 was unchanged compared to the same period in 2001 despite the operating loss. This is attributable to the fact that the tax charge is more fixed and less dependent on profit levels since 1st January 2001 due mostly to the application of the UK tonnage tax regime within CP Ships. See "-- Taxation -- UK Tonnage Tax". Income tax expense in 2001 at $12 million was the same as in 2000. Due to the fall in income before tax to $103 million in 2001 from $165 million in 2000, CP Ships' effective tax rate was 11.7% in 2001 compared to 7.3% in 2000. Despite significantly higher income before tax in 2000 compared to 1999, income tax expense increased by only $1 million due partly to utilization of tax losses and other allowances in 2000. Therefore, the effective income tax rate declined from 12.9% to 7.3%.

Goodwill Charges

     Following changes in Canadian GAAP with effect from 1st January 2002, goodwill is no longer amortized but is instead subject to annual impairment tests. This change benefited net income by $4 million in the three months ended 31st March 2002 compared to the same period in 2001. See "-- New Canadian Accounting Pronouncements".

     Amortization of goodwill was $16 million for 2001, down $2 million compared to the previous year due to a portion of goodwill being fully written down in 2000. In 2000, amortization of goodwill was $18 million, an increase of $3 million compared to 1999 due to the additional goodwill that resulted from the acquisition in 2000 of TMMsa's remaining 50% interest in the Americana Ships joint venture.

Exceptional Charges

     Exceptional charges in 2001 were $36 million. Of this amount, $17 million related to the Spin-off, including $7 million for professional fees and other expenses and $10 million for the conversion of CP Ships' cash-based long-term incentive plan into restricted stock awards. The remaining $19 million related to the restructuring of organization and offices, mostly in North America and Europe, in order to improve efficiency, reduce costs and strengthen competitive positioning.

Net Income (Loss)

     CP Ships reported a net loss of $11 million for the first quarter of 2002 compared to net income of $25 million for the same period in 2001. Net income for the year ended 31st December 2001 was $76 million ($112 million excluding exceptional charges), compared to $135 million in 2000 and $60 million in 1999.

     For the first quarter of 2002, the basic loss per common share was $0.14 compared with basic earnings per common share of $0.32 in the same period in 2001. Basic earnings per common share in 2001 was $0.92 ($1.37 excluding exceptional charges), compared to $1.68 in 2000 and $0.76 in 1999.

Dividends

     On 16th April 2002, the Board of Directors of CP Ships declared a dividend for the first quarter of 2002 of $0.04 per common share, which was paid on 15th May 2002.

     On 24th January 2002, the Board of Directors declared a dividend for the fourth quarter of 2001 of $0.04 per common share, which was paid on 22nd February 2002.

     Dividends of $3 million in 2001 and $2 million in 2000 were paid on preference shares outstanding from mid-2000 to mid-2001 held by a former affiliate. Following the Spin-off, such preference shares are no longer outstanding.

Results of Operations by Market

TransAtlantic Market

                                     Three months ended
                                         31st March                  Year ended 31st December
                                         ----------                  ------------------------
                                      2002            2001         2001          2000         1999
                                      ----            ----         ----          ----         ----
($ millions)                      (unaudited)    (unaudited)
Volume (in teu 000s, unaudited)        222             237          942         1,033          732
Revenue                                288             335        1,323         1,406          977
Expenses                               280             317        1,244         1,317          936
                                       ---             ---        -----         -----          ---
Operating income                         8              18           79            89           41
                                       ===             ===        =====         =====          ===

     Operating income decreased by $10 million to $8 million for the three months ended 31st March 2002 compared with the same period in 2001. Average freight rates were 14% lower and volume was down 6%. Slow economic growth in Europe, continued strength of the U.S. dollar, and increased competition led to lower volume and freight rates in the weaker export legs from North America. Overall, the effect of reduced volume and average freight rates were partly offset by lower ship network and other operating costs.

     In 2001, operating income of $79 million declined by $10 million compared to 2000. Average freight rates were 3% higher than in 2000 but volume was 9% lower due to a decline in total trade volume in the TransAtlantic market as a result of weak economic conditions and increased competition in the Mediterranean trade lanes. In 2001, four chartered ships were replaced with owned ships in the Gulf-North Europe trade lane thereby reducing ship network costs. Services in the US/Canada via Montreal-Mediterranean trade lane were also restructured with improved service.

     In 2000, operating income increased by 117% to $89 million compared to $41 million in 1999. Total volume in 2000 increased by 41% compared to 1999, reflecting the full ownership of Americana Ships which accounted for an increase in volume of 35%. The underlying increase in volume from trade growth and expanded operations was 6%. Average freight rates rose by 8% compared to 1999 due to strong European exports driven by the improving U.S. economy, growth in Mexico and a weak euro throughout 2000.

Australasian Market

                                     Three months ended
                                         31st March                  Year ended 31st December
                                         ----------                  ------------------------
                                       2002            2001         2001          2000         1999
                                       ----            ----         ----          ----         ----
($ millions)                        (unaudited)     (unaudited)
Volume (in teu 000s, unaudited)          77              80          348           356          340
Revenue                                 120             131          549           574          547
Expenses                                123             128          520           551          511
                                        ---             ---          ---           ---          ---
Operating (loss) income                  (3)              3           29            23           36
                                        ===             ===          ===           ===          ===

     CP Ships incurred an operating loss of $3 million in the first quarter of 2002 compared to a $3 million profit in the corresponding period in 2001. The loss is mainly attributable to a 10% decrease in average freight rates due to increased competition from indirect services via Asian ports and in the US West Coast-Australasia trade lane. Volume was 4% lower than in the first quarter of 2001.

     Operating income of $29 million for the year ended 31st December 2001 improved by $6 million compared to 2000. Lower operating costs in 2001 offset weaker volume, which was down 3% due to continuing decreases in imports into Australasia. Average freight rates for 2001 were stable compared to 2000. In March 2001, CP Ships formed a joint service in the US West Coast-Australasia trade lane with three other carriers. The new arrangement reduced ship operating costs and improved port coverage, port call frequency and transit times.

     In 2000, operating income was $23 million, a decrease of $13 million compared to 1999. A steady fall in southbound freight rates due to excess trade lane capacity, Australasian currency weakness reducing average revenue northbound and increased ship charter costs led to a significant deterioration in operating results in the US West Coast-Australasia trade lane.

Latin American Market

                                      Three months ended
                                          31st March                  Year ended 31st December
                                          ----------                  ------------------------
                                      2002           2001          2001         2000          1999
                                      ----           ----          ----         ----          ----
($ millions)                      (unaudited)    (unaudited)
Volume (in teu 000s, unaudited)        33              41           162          177           117
Revenue                                50              60           244          242           137
Expenses                               44              56           216          224           141
                                       --              --           ---          ---           ---
Operating income (loss)                 6               4            28           18            (4)
                                       ==              ==           ===          ===           ===

     Operating income of $6 million in the first quarter of 2002 was $2 million higher than in the corresponding period in 2001. Significantly lower ship network costs due to the replacement of chartered ships with owned ships and charter renewals at lower rates, and other operating efficiencies, offset a 13% reduction in average freight rates compared to the first quarter 2001. Volume in the Latin American market during the first quarter of 2002 declined by 18% compared to the first quarter of 2001, or by 5% after an adjustment for the reclassification of the West Coast North America-West Coast South America service which was integrated in 2001 with the Asia-Americas services and, therefore, is now included in the Asian market. Increased carryings in two smaller services, one of which started in 2001, offset a decline in import volume to Argentina.

     In 2001, operating income increased by 56% to $28 million from $18 million in 2000 due mainly to a 6% increase in average freight rates. Total volume decreased by 8%, but after the adjustment increased by 4% due to strong exports from Brazil and the introduction of a new service between the Mediterranean and East Coast South America. In the second quarter of 2001, three chartered ships were added in order to expand the Gulf-Caribbean service. Operating costs in 2001 were reduced by replacing chartered ships with three owned 2100 teu ships in the Gulf-East Coast South America trade lane, and by renewing charters at lower rates.

     For the year ended 31st December 2000, operating income improved to $18 million compared to an operating loss of $4 million in 1999 due to stability in the South American economies and rationalization of capacity in many trade lanes, which led to 18% higher average freight rates. Volume in 2000 increased by 51% compared with 1999, reflecting the acquisition of the remaining 50% interest in the Americana Ships joint venture.

Asian Market

                                     Three months ended
                                         31st March                  Year ended 31st December
                                         ----------                  ------------------------
                                      2002            2001         2001          2000         1999
                                      ----            ----         ----          ----         ----
($ millions)                      (unaudited)    (unaudited)
Volume (in teu 000s, unaudited)         95              62          331           216          110
Revenue                                103              88          435           337          154
Expenses                               122              87          448           317          149
                                       ---              --          ---           ---          ---
Operating (loss) income                (19)              1          (13)           20            5
                                       ===              ==          ===           ===          ===

     In the first quarter of 2002, continuing losses in the Asia-Europe and Europe-India trades due to competitive pressure from excess trade lane capacity led to an operating loss of $19 million compared to a profit of $1 million in the same period in 2001. In the Asia-Europe service, the temporary removal of capacity by some carriers, the strengthening of volume later in the quarter, as well as trade initiatives to increase freight rates, slowed the rate of decline of freight rate, although market conditions remained difficult. In the Europe-India service, freight rates continued to fall during the quarter.

     An operating loss of $13 million in 2001 compared to a $20 million operating income in 2000. Volume increased by more than 50% with a consequent increase in operating costs as the scope of the Asian businesses was expanded significantly. More adverse market conditions due to excess capacity affected to varying degrees all three trades: India, Asia-Americas and, particularly, the start-up Asia-Europe trade. In March 2001, CP Ships entered the Asia-Europe trade by way of slot charters on three related services. During the first six months of 2001, four owned 3300 teu ships were introduced into a restructured Asia-Americas trade lane. In September 2001, a new service was started as a slot charter between Asia, South Africa and East Coast South America. During the fourth quarter of 2001, a chartered ship was withdrawn from one of the Asia-Americas services in response to lower demand.

     Operating income for 2000 was $20 million, an increase of $15 million compared to 1999. This increase was principally due to increased freight rates together with a near doubling in volume following the acquisition of the remaining 50% interest in the Americana Ships joint venture, expansion of the Asia-West Coast Americas trade lanes and the start-up of new services from US East Coast-India and South East Asia-India/Arabian Gulf trade lanes. Volume growth in the existing businesses was 5% for the same period. The increase in expenses to $317 million in 2000 from $149 million in 1999 was due to the increased scope and scale of the business.

Other Markets and Activities

                                        Three months ended
                                           31st March                 Year ended 31st December
                                           ----------                 ------------------------
                                      2002            2001         2001         2000         1999
                                      ----            ----         ----         ----         ----
($ millions)                      (unaudited)    (unaudited)
Volume (in teu 000s, unaudited)          9              17           59           51           74
Revenue                                 17              25           95           86           63
Expenses                                15              20           79           72           52
                                        --              --           --           --           --
Operating income                         2               5           16           14           11
                                        ==              ==           ==           ==           ==

     For the three months ended 31st March 2002, operating income was down $3 million to $2 million compared to the corresponding period in 2001. The decrease was due to lower income from chartering out fewer surplus ships and lower volume in the Africa service.

     Operating income increased by $2 million to $16 million in 2001 from $14 million in 2000. A 16% increase in volume contributed to improved results in the North America-South Africa trade lane, and results for break-bulk services improved due to lower costs. Income from CP Ships' Montreal Gateway terminals declined due to lower TransAtlantic volume. In 2001, increased income was earned from chartering out ships that were temporarily surplus.

     Operating income in 2000 increased by $3 million from $11 million in 1999. Volume fell 32% compared to 1999 due to the sale early in 2000 of Compania Trasatlantica Espanola SA, which was part of the Americana Ships joint venture. This reduction was partly offset by increases in break-bulk and African volumes.

Outlook

     In the second quarter 2002, CP Ships' operating income was $21 million, after an operating loss in the first quarter of $6 million. Despite somewhat stronger economic growth and capacity rationalization initiatives in a number of trade lanes improving the supply/demand balance, market conditions generally remained weak in the container shipping industry. Significant new ship deliveries are still anticipated in the second half of this year and into next, mainly for Asian trade lanes, and with continuing uncertainty about United States and world economic growth, CP Ships is cautious in its outlook. But in its own trade lanes, volume generally has improved and freight rate declines are expected to slow or reverse. CP Ships remains confident that it will be profitable for the year overall, albeit significantly less than in 2001.

Liquidity and Capital Resources

Overview

     Historically, CP Ships' principal sources of liquidity have been cash on hand, operating cash flow, secured loans and other borrowings, proceeds from sale and leaseback transactions, structured financing transactions and, prior to the Spin-off, interest-free loans and capital contributions from Canadian Pacific. In connection with the Spin-off, CP Ships repaid all shareholder loans and returned capital to Canadian Pacific by borrowing $144 million under the $175 Million Facility.

     Following the Spin-off, all of CP Ships' other financing arrangements remained in place, although some of the terms were amended. As at 31st March 2002, CP Ships' facilities and borrowings comprised (i) the $175 Million Facility of which $160 million was borrowed; (ii) a $350 million secured revolving credit facility (the "$350 Million Facility" and together with the $175 Million Facility, the "Revolving Credit Facilities"), none of which was available to be borrowed, (iii) a $50 million loan (the "Pacific Class Vessel Loan") secured on four U.S. flag Pacific Class ships owned indirectly through separate U.S. trusts (the "PCV Trusts"); and (iv) a $1 million mortgage loan. CP Ships realized proceeds of $64 million from the sale and leaseback of containers (the "Container Sale and Leaseback") in November 2000. CP Ships also arranged, in 1995 and 1998, two structured financing transactions

(the "Montrose and Montclare Charter Arrangements") in an aggregate principal amount of approximately $200 million under which it entered into long-term bareboat charters of the four ships (the "Montrose and Montclare Ships") and made certain other commitments in connection with their financing.

Cash Flow

     At 31st March 2002, CP Ships had cash and cash equivalents of $92 million ($116 million as at 31st December 2001). CP Ships had cash outflow from operations of $4 million in the first quarter of 2002 compared to a cash inflow from operations of $38 million for the same period in 2001 due mainly to a change from profit to loss for the period. Cash from operations in 2001 was $192 million, up $18 million compared to 2000 mainly due to improved non-cash working capital movements. Cash from operations in 2000 increased by $145 million over the previous year due to higher profits and significant improvement in non-cash working capital movements.

     The following is a summary of cash flow for the periods indicated:

                                                     Three months ended
                                                         31st March                  Year ended 31st December
                                                         ----------                  ------------------------
                                                      2002            2001         2001          2000          1999
                                                      ----            ----         ----          ----          ----
($ millions)                                      (unaudited)    (unaudited)
Cash flow from operations                               (4)             38          192           174            29
Loans from former affiliates (net)                      --              45          (50)            1             5
Contributed surplus and (return of share
capital)(1)                                             --              --          (12)          203            52
(Repayment) increase of debt (net)                      (4)             (3)         146           (12)          (12)
Additions to capital assets                            (16)           (109)        (292)         (307)         (113)
Proceeds from disposal of capital assets(2)              4               4           15            70             5
Acquisitions of businesses(3)                           --              --           --           (61)           --
Other(4)                                                (4)             --           (5)           (7)           --
                                                        ---             ---          ---           ---           ---
(Decrease) increase in cash and cash
equivalents(5)                                         (24)            (25)          (6)           61           (34)
                                                       ====            ====          ===           ==           ====

----------

(1) Equity contributions from, and returns of share capital to, former affiliated companies.

(2)  Includes the Container Sale and Leaseback for $64 million in November 2000.

(3) Comprises the acquisition of the remaining 50% interest in the Americana Ships joint venture with effect from 1st January 2000 and the acquisition of CCAL in August 2000.

(4) Includes dividends on common and preference shares, deferred charges, finance costs, ship deposits and proceeds from the disposal of investments.

(5) Includes cash and temporary investments having a maximum maturity of three months.


     At 31st March 2002, CP Ships' long-term debt was $226 million, compared with $230 million at 31st December 2001 and $32 million at 31st December 2000. The increase in long-term debt in 2001 was principally due to borrowings under the $175 Million Facility which were incurred to repay short-term debt to Canadian Pacific and pay costs associated with the Spin-off, and the assumption by CP Ships of the Pacific Class Vessel Loan upon the purchase of the PCV Trusts in September 2001. Total debt net of cash as at 31st March 2002 was $134 million and at 31st December 2001 was $114 million. There was no net debt at 31st December 2000. As at 31st March 2002, $160 million had been borrowed under the $175 Million Facility and a further $15 million was available to be borrowed.

Sources of Liquidity

     Revolving Credit Facilities. The $175 Million Facility has a four-year term expiring in August 2005 and the amount available to be borrowed will be permanently reduced to $125 million in August 2004. Borrowings under the $175 Million Facility are made by subsidiaries of CP Ships and are currently secured by 11 ships, the shares of such subsidiaries, and are guaranteed by CP Ships and certain of its other subsidiaries. Under the $175 Million Facility, CP Ships must pay interest on amounts borrowed at a rate equal to LIBOR plus the applicable margin, in addition to a quarterly commitment fee on the unused portion equal to 50% of the margin. So long as the facility's rating by Standard & Poor's, a division of the McGraw-Hill Companies ("S&P") remains at BBB-, the applicable margin is 1.05%. The margin and the commitment fee will be increased if the facility's rating is downgraded or withdrawn and decreased if it is upgraded. Under the $175 Million Facility, CP Ships has an ongoing obligation to maintain free liquid assets (defined as credit balances on current or deposit accounts, short-term certificates of deposit and amounts of any unutilized, committed credit facilities up to $50 million) of at least $75 million.

     The $350 Million Facility has a five-year term expiring in December 2006 and the amount available to be borrowed will be permanently reduced to $262.5 million in December 2005. Borrowings under the $350 Million Facility may be made by subsidiaries of CP Ships and are currently secured by two new and two used ships, CP Ships' rights under ship building contracts for eight ships currently under construction and the shares of such subsidiaries, and are guaranteed by CP Ships as well as CP Ships (UK) and Lykes Lines. Under the $350 Million Facility, CP Ships must pay interest on amounts borrowed equal to LIBOR plus the applicable margin, in addition to a quarterly commitment fee on the unused portion equal to 40% of the margin. The applicable margin is based on the average of the corporate ratings of CP Ships as determined by Moody's Investors Service, Inc. ("Moody's") and S&P. Currently such corporate ratings are Ba2 (as rated by Moody's) and BBB- (as rated by S&P) and the applicable margin is 1.75%. The margin is subject to adjustment in the event of a change in such ratings decreasing below BBB-.

     The amount that CP Ships is permitted to borrow under the Revolving Credit Facilities is affected by a number of factors, including: (i) the credit rating of the $175 Million Facility; (ii) the corporate credit rating of CP Ships, (iii) the appraised value of owned ships upon which such facilities are secured; (iv) the payment of purchase price instalments under ship building contracts; (v) the timing of completion and delivery of ships under construction and their appraised value at delivery; (vi) CP Ships' ability to meet certain financial and other covenants under the facilities and
(vii) its ability to meet certain of its obligations under other borrowings.

     Under the $175 Million Facility, CP Ships may borrow an amount up to 80% of the appraised value of the ships on which the facility is secured. If S&P's rating for this facility falls below BBB- or such rating is withdrawn, the value of the secured ships must be reappraised within 30 days and thereafter annually for so long as such rating is below BBB-. During any such rating downgrade or withdrawal, borrowings under the $175 Million Facility may not exceed 70% of the reappraised value of the secured ships and to the extent that borrowings under the facility exceed the 70% threshold, CP Ships may be required to reduce the borrowings within 15 business days of notification. As at 31st March 2002, the applicable appraised value of the secured ships was $222 million and, accordingly, borrowings up to the full amount of this facility were permitted.

     Under the $350 Million Facility, CP Ships may borrow an amount up to the aggregate of: (i) 70% (or 80% if its lowest corporate credit rating is upgraded to BBB-/Baa3 or higher) of the appraised value of the owned secured ships and (ii) 60% of the amount of all purchase price instalments paid under the ship building contracts. The value of all owned secured ships (including ships currently under construction, once delivered) is subject to an annual reappraisal. The owned secured ships must also be reappraised within 30 days following any downgrading of the lowest of CP Ships' corporate credit ratings by either S&P or Moody's or the withdrawal of such ratings, and to the extent that borrowings under the facility exceed the 70% (or 80%, if applicable) threshold, CP Ships may be required to reduce the borrowings within 15 business days of notification. Based on the appraised value of the three owned secured ships and the total instalment payments made by CP Ships, CP Ships as at 30th June 2002 was able to borrow approximately $111 million under the $350 Million Facility.

     Under the terms of the Revolving Credit Facilities, CP Ships is subject to financial and other covenants. If (i) it fails to comply with such covenants, or (ii) a change of control (as defined under the Revolving Credit Facilities) occurs, or (iii) it defaults under the terms of certain indebtedness and lease obligations, this will constitute an event of default under the Revolving Credit Facilities which, unless waived by the lenders, will result in amounts owing thereunder becoming immediately due and payable.

     Container Sale and Leaseback. On 7th November 2000, a subsidiary of CP Ships entered into the Container Sale and Leaseback transaction whereby it agreed to sell containers with a total capacity of approximately 44,350 teu (the "Leased Containers") to a leasing counterparty (the "Lessor") for $64 million, and agreed to lease such containers from the Lessor for a minimum of five years (and up to nine years at the option of CP Ships) under a container lease contract (the "Container Lease"). The obligations of the subsidiary in connection with this transaction are fully guaranteed by CP Ships (the "Container Guarantee"). Under the Container Lease, CP Ships is required to make fixed quarterly rental payments to the Lessor based on the amortization of the purchase price plus a specific return to the Lessor. The rate of return to the Lessor is 8.5% if and for so long as CP Ships' long term corporate credit rating by S&P is not lower than BBB- or CP Ships' long term senior implied rating by Moody's is not lower than Baa3 (whichever is the lower). This rate of return will increase to 8.4% if and for so long as the lower of such ratings is BB+ (in the case of S&P) or Ba1 (in the case of Moody's), and 8.9% if and for so long as the lower of such ratings is BB or lower (in the case of S&P) or Ba2 or lower (in the case of Moody's). The current rate of return to the Lessor is 8.9% as CP Ships is rated Ba2 by Moody's. The total rent paid by CP Ships under the Container Lease in the year ended 31st December 2001 was $10 million.

     Under the Container Sale and Leaseback, CP Ships is subject to the same financial covenants as are contained in the $350 Million Facility, as well as certain other covenants. In addition, the Lessor may require the Container Guarantee and the Container Lease to be amended to include any other financial covenants given by CP Ships (or the subsidiary party to the Container Lease) under any future ship mortgage loan, bareboat charter agreement, container financing arrangement or secured long-term credit facility. Further, the Lessor could declare a "material adverse change" at any time, provided that the Lessor would not have such right if, at the relevant time, CP Ships' long term corporate credit rating by S&P is not lower than BB+ (it is currently BBB-) or its long term senior implied rating from Moody's is not lower than Ba1 (it is currently Ba2), whichever rating is higher from time to time. Such a "material adverse change" could lead to an event of default under the sale and leaseback transaction should (a) CP Ships and the Lessor not agree to amend this provision of the sale and leaseback or (b) CP Ships not, at its option, purchase the containers at a predetermined price and terminate the arrangement. No assurance can be given that CP Ships' ratings will remain at or above the applicable thresholds.

     CP Ships may at its option, in order to avoid the occurrence of an event of default under the Container Lease or the Container Guarantee, repurchase the Leased Containers at a specified purchase price based on a fixed termination price (which, as at 31st March 2002, was approximately $57 million) plus certain breakage costs incurred by the Lessor.

     Upon the occurrence of an event of default, the Lessor may, at its option
(i) require CP Ships to repurchase the Leased Containers at a purchase price based on the fixed termination price above plus certain breakage costs incurred by the Lessor or (ii) retain ownership of the Leased Containers and demand payment of an amount equal to certain breakage costs incurred by the Lessor. If the Lessor declares an event of default under the Container Sale and Leaseback, this will also constitute an event of default under CP Ships' other financing transactions which, unless waived, will result in all amounts owing thereunder becoming immediately due and payable.

     Pacific Class Vessel and Other Loans. CP Ships owns, indirectly through the PCV Trusts, four U.S. flag Pacific Class ships. The PCV Trusts have entered into agreements dated 22nd July 1998 with a financial institution to borrow a total of $70.5 million. The obligations of the PCV Trusts under the Pacific Class Vessel Loan are secured on the four ships and are guaranteed by CP Ships and one of its subsidiaries. The Pacific Class Vessel Loan is repayable in monthly instalments with the final instalment being due in June 2008, and interest is payable on the declining principal amount outstanding at the rate of 6.71% per annum. As at 31st March 2002, the amount outstanding under the Pacific Class Vessel Loan was $50 million. Under the terms of the Pacific Class Vessel Loan, CP Ships is subject to financial and other covenants. If CP Ships fails to comply with such covenants, this will constitute an event of default which, unless waived by the lender, will result in amounts owing thereunder becoming due and payable.

     CP Ships has also borrowed $1 million which is repayable up to 2008 and is secured on an office building.

     Use of Proceeds from the Offerings and Liquidity. The total net proceeds from the Offerings (including the exercise of the over-allotment option by the initial purchasers) were approximately $275 million. Of the net proceeds, CP Ships applied (i) approximately $181 million to purchase the Montrose and Montclare Ships, (ii) approximately $40 million to pay for the Italia Acquisition and (iii) the remaining approximately $54 million to reduce its borrowings under the $175 Million Facility. Amounts repaid under the $175 Million Facility may be re-borrowed, subject to compliance with the terms of such facility. As at 31st March 2002, and after adjusting for application of the net proceeds of the Offerings, borrowings under this facility would have been approximately $106 million with a further $69 million available to be borrowed.

     The terms of both the Revolving Credit Facilities and the Notes contain certain restrictions on the ability of CP Ships and its subsidiaries to: (i) incur indebtedness and issue preferred shares; (ii) sell capital stock of their subsidiaries and certain assets; (iii) convey, sell or lease all or substantially all of their assets; or (iv) create liens or encumbrances over their assets, unless certain financial and other tests are met. A failure to comply with such restrictions will constitute an event of default under such facilities and the Notes which, unless waived by the lenders or the noteholders, will result in all amounts owing thereunder becoming due and payable. CP Ships does not expect that these restrictions will impose any material limitations on its ability to fund its ongoing operations.

     Upon the occurrence of a "Change of Control Triggering Event" (as defined in the Note Indenture), CP Ships will be required to make an offer to purchase all of the outstanding Notes at a redemption price of 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

Cash Commitments

     The following table shows the total cash commitments of CP Ships as at 31st December 2001 falling due in the years indicated, without giving effect to the Offerings:



                                                   Year ending 31st December                   After
                                  --------------------------------------------------------
                                     2002       2003        2004        2005        2006        2006       Total
                                  ---------   ---------   ---------   ---------   --------   ----------  ---------
(Unaudited, $ millions)
Long-term debt                          7          7          42         133           8          15         212
Capital lease obligations               8          4           4           2          --          --          18
Montrose and Montclare Ship
  charters                             21         21          21          21          21         139         244
Other operating leases(1)             182         72          41          25          11          10         341
Unconditional purchase
obligations                           225        170          --          --          --          --         395
                                      ---        ---          --          --          --          --         ---
Total cash commitments                443        274         108         181          40         164       1,210
                                      ===        ===         ===         ===          ==         ===       =====



----------

(1) Does not include combined annual rental in an amount of $41 million which CP Ships will be required to pay in the future in connection with the time charter of six new ships agreed to by it in connection with its ship replacement program.


     The following table shows the total cash commitments of CP Ships as at 31st December 2001 falling due in the years indicated, after giving effect to the Offerings (including the exercise of the over-allotment option by the initial purchasers) and the application of the net proceeds to purchase the Montrose and Montclare Ships and reduce borrowings under the $175 Million
Facility:




                                                   Year ending 31st December                   After
                                  --------------------------------------------------------
                                     2002       2003        2004        2005        2006        2006       Total
                                  ---------   ---------   ---------   ---------   --------   ----------  ---------
(Proforma, unaudited $ millions)
Long-term debt                         7           7           7         114           8          15         158
Capital lease obligations              8           4           4           2          --          --          18
Montrose and Montclare Ship
  charters                            --          --          --          --          --          --          --
Other operating leases(1)            182          72          41          25          11          10         341
Unconditional purchase
obligations                          225         170          --          --          --          --         395
10-3/8% Senior Notes due 2012         --          --          --          --          --         200         200
                                      --          --          --          --          --         ---         ---
Total cash commitments               422         253          52         141          19         225       1,112
                                     ===         ===          ==         ===          ==         ===       =====



----------


(1) Does not include combined annual rental in an amount of $41 million which CP Ships will be required to pay in the future in connection with the time charter of six new ships agreed to by it in connection with its ship replacement program.


     Owned ships with a net book value at 31st March 2002 of $369 million are encumbered. Unencumbered assets as at 31st March 2002 include accounts receivable ($377 million), cash ($92 million), inventory ($12 million) and other capital assets including ships ($400 million).

     CP Ships expects to have sufficient cash flow from operations, cash on hand and committed financing to meet its obligations as they fall due.

Capital Expenditures

     CP Ships has made significant investments in new and used ships, containers and other capital equipment including information systems, motor vehicles and terminal handling equipment. The following is a summary of capital expenditure for the periods indicated:



                    Three months ended
                        31st March                     Year ended 31st December
                 ----------------------------    -----------------------------------
                      2002            2001         2001          2000         1999
                 ------------     -----------    ---------    ----------    --------
 ($ millions)    (unaudited)    (unaudited)
Ships(1)                 2              89          185           227           13
Containers              --              --           --            34           38
Other(2)                14              20          107            51           62
                        --              --          ---            --           --
                        16             109          292           312          113
                        ==             ===          ===           ===          ===


----------

(1)  Includes stage payments for ships under construction.
(2) Includes computer equipment, terminal equipment, fixtures and fittings, leasehold improvement and vehicles.


     As at 31st March 2002, under the ship replacement program, 12 used ships had been purchased for $309 million. CP Ships has also agreed to purchase 10 new ships pursuant to non-cancellable ship building contracts at a total cost of $453 million, of which $93 million had been paid as at 31st March 2002, for expected delivery between June 2002 and July 2003. Further, CP Ships is committed to purchase one additional used ship under its ship replacement program. In total, $402 million had been invested by CP Ships under the ship replacement program by 31st March 2002 and a further $391 million was committed. The following is a summary of amounts invested and committed under the ship replacement program:


                              Invested (unaudited)                                Committed (unaudited)
                ----------------------------------------------     --------------------------------------------------
                 2000      2001         2002(1)         Total        2002(2)         2003         Total        Total
                -------  --------    ------------    ---------     ----------     ----------    ---------    --------
 ($ millions)
Used ships        161       148           --             309           --              31           31          340
New ships          66        25            2              93          221             139          360          453
                   --        --            -              --          ---             ---          ---          ---
                  227       173            2             402          221             170          391          793
                  ===       ===            =             ===          ===             ===          ===          ===



----------
(1)  Up to 31st March.
(2)  As from 1st April.


     CP Ships expects to finance its commitments under the ship replacement program from a combination of cash generated from operations, borrowings under the Revolving Credit Facilities and proceeds of the Offerings.

     Once the ship replacement program is completed, CP Ships expects that its capital expenditure on ships will decline significantly. The average age of its owned fleet was 14.6 years on 31st March 2002 and is expected to be 6.7 years upon completion of the ship replacement program. See "Description of the Business -- Ship Replacement Program".

     Between 1993 and 2001, CP Ships invested $145 million in new containers, some of which were sold by CP Ships for $64 million in connection with the Container Sale and Leaseback. CP Ships does not currently have any commitments to purchase containers.

     As at 31st March 2002, CP Ships had no other significant capital commitments.

Operating Leases

     As at 31st March 2002, CP Ships had 48 ships under charter and containers with a total capacity of approximately 250,000 teu under lease, classified as operating leases in the Consolidated Financial Statements. The total cost of operating leases for the three months ended 31st March 2002 was $88 million ($125 million for the corresponding period in 2001). In 2001, the total cost of operating leases was $458 million ($449 million in 2000, $309 million in 1999), of which $308 million was attributable to ship charters ($308 million in 2000, $221 million in 1999), $10 million was attributable to the Container Sale and Leaseback ($2 million in 2000) and $140 million was attributable to other leases ($139 million in 2000, $88 million in 1999). A majority of the operating leases relating to ships are time charters rather than bareboat charters, the cost of which includes costs relating to ship operations such as the provision of crew and certain repair and maintenance.

     As part of the ship replacement program, CP Ships has agreed to time charter six new ships for a minimum period of eight years. The ships are expected to be delivered between mid-December 2002 and mid-May 2003 and will have a combined annual rental of $41 million.

     CP Ships expects to meet its future commitments under its operating leases from cash generated from operations, borrowings under the Revolving Credit Facilities and proceeds of the Offerings.

Taxation

     CP Ships is subject to taxation in the countries in which it and its constituent companies operate. CP Ships' corporate structure is such that much of the income it generates from container shipping is subject to tax at relatively low tax rates.

Bermuda

     Lykes Lines Limited, LLC ("Lykes LLC") and TMM Lines Limited, LLC ("TMM LLC") are Delaware limited liability companies and are subject to the taxation regimes of their sole member, which is a Bermuda company. Lykes LLC and TMM LLC are, therefore, effectively exempt from income taxation as their sole member has received exemption from income taxation in Bermuda until 28th March 2016. They are however taxed on their activities in certain countries other than Bermuda, including in the U.S., with respect to their operations in those countries.

United States

     CP Ships (UK) Limited ("CP Ships (UK)"), CP Ships' principal UK operating subsidiary, and its subsidiaries (which are also organized in the United Kingdom) have activities in the United States. Under Section 894 of the Internal Revenue Code of 1986, as amended (the "Code"), and the United Kingdom-United States Income Tax Treaty (as currently in effect, and also under an income tax treaty between these two countries that has been signed but has not yet taken effect), income generated by a company that is resident in the United Kingdom from international shipping operations is exempt from United States federal income tax. Because CP Ships (UK) and those of its subsidiaries that are organized under the laws of the United Kingdom are residents of the United Kingdom for purposes of, and are entitled to benefits under, the United Kingdom -- United States Income Tax Treaty, their shipping income is exempt from United States federal income tax.

     CP Ships (Bermuda) Limited ("CP Ships (Bermuda)"), through subsidiaries, also has activities in the United States. Under current law, the United States source shipping income derived by subsidiaries of CP Ships (Bermuda) (which are also organized in Bermuda) should qualify for exemption from United States federal income tax under Section 883 of the Code. "Shipping income" for this purpose means the gross amount of any income that is derived from the use of ships, from the hiring or leasing of ships for use on a time, voyage or bareboat charter basis, or from the performance of services directly related to those uses, to the extent that the shipping income is derived from sources within the United States, provided that the income is not otherwise subject to United States federal income tax on a net income basis (described below). For these purposes, 50% of shipping income that is attributable to transportation that either begins or ends (but does not both begin and end) in the United States constitutes income from sources within the United States.

     One way that the shipping income of subsidiaries of CP Ships (Bermuda) may qualify for the exemption under Section 883 is if (i) the relevant subsidiary is organized in a foreign country that grants an equivalent exemption from tax to corporations organized in the United States and (ii) CP Ships' shares are primarily and regularly traded on one or more established securities markets in the United States or in a country that provides an equivalent exemption. With respect to the requirement in clause (i), the United States Treasury Department has recognized Bermuda as a foreign country that grants an equivalent exemption to United States corporations. With respect to the requirement in clause (ii), CP Ships' shares are primarily and regularly traded on established securities markets in the United States and in Canada, a country that provides an equivalent exemption under the Canada-United States Income Tax Treaty. In August 2002, the United States Treasury Department issued proposed regulations under
Section 883, withdrawing earlier proposed regulations. As interpreted by these new proposed regulations, shares of a foreign corporation will be considered "primarily" traded on an established securities market for purposes of Section 883 if the number of shares that are traded during any taxable year on that market exceeds the number of shares traded during that year on any other established securities market. The common shares, the sole class of shares of CP Ships issued and outstanding, are traded on the NYSE and the TSX.

     Under the new proposed regulations, shares of a foreign corporation will be considered "regularly" traded on an established securities market if (i) one or more classes of the corporation's stock representing 50% or more of the outstanding shares, by voting power and value, are listed on the market and are traded on the market, other than in minimal quantities, on at least 60 days during the taxable year; and (ii) the aggregate number of shares traded during the taxable year is at least 10% of the average number of shares outstanding during the year. However, the new proposed regulations also provide that, subject to certain exceptions, a corporation will not satisfy the publicly traded requirement for any taxable year in which 50% or more of the outstanding shares is owned, actually or constructively, by persons who each own 5% or more of the value of the outstanding shares. CP Ships believes that, taking into account all of the shares outstanding upon completion of the share offering, those persons owning 5% or more of the common shares own less than 50% of all outstanding common shares. Accordingly, the common shares are anticipated to be, for purposes of Section 883, primarily and regularly traded on the NYSE and the TSX. Therefore, to the extent of the United States shipping income generated by subsidiaries of CP Ships (Bermuda) (which are also organized in Bermuda), CP Ships expects to qualify for the Section 883 exemption. This conclusion is based on the analysis contained in the proposed regulations described above. Because this analysis seems to be a fair interpretation of the statutory requirements, it should be reasonable to apply this analysis to periods prior to the finalization of the new proposed regulations. There can be no assurance, however, that the Internal Revenue Service will not disagree with this interpretation and that future regulations promulgated under Section 883 would not adopt an interpretation that differs from the new proposed regulations. In such case, the subsidiaries of CP Ships (Bermuda) could fail to satisfy the requirements of Section 883.

     Certain other of the new proposed regulations, if adopted, could adversely affect the reciprocal tax exemption treatment provided by section 883 of the Code to certain inland transport, shoreside activity, and chartering income. Responding to industry comments, the new proposed regulations would generally subject less of these types of income to United States federal income taxation than the earlier proposed regulations which they replace. It is uncertain at this time whether the new proposed regulations will be finalized as proposed, or whether further changes will be made. Until interpretive regulations for Section 883 are provided in final form by the Treasury Department, there can be no assurance that the subsidiaries of CP Ships (Bermuda) will not face increased United States tax liability.

     If CP Ships (UK), CP Ships (Bermuda) and their respective subsidiaries do not qualify for the exemptions from United States federal income tax described above, then their U.S. source shipping income will be subject to U.S. federal income taxation. The United States federal income tax on such U.S. source shipping income is 4% of the amount of that income, not reduced by any deductions.

     To the extent that such shipping income is treated as effectively connected with the conduct of a United States trade or business, however, such shipping income will be subject to U.S. federal income tax on a net basis, in lieu of the tax on gross income discussed above. Any effectively connected shipping income, net of applicable deductions, would be subject to United States federal income tax currently imposed at rates of up to 35% of net income. In addition, such subsidiaries may be subject to a 30% branch profits tax on earnings effectively connected with the conduct of the trade or business, as determined after allowance for applicable adjustments, and on certain interest paid or deemed paid attributable to the conduct of the United States trade or business.

UK Tonnage Tax

     The United Kingdom introduced a tonnage tax regime ("Tonnage Tax") from 1st January 2000 for qualifying shipping companies to stimulate investment in UK shipping. Under Tonnage Tax, the tax liability is calculated with reference to a pre-set scale of alternate income based on the tonnage of the ships in the relevant fleet, rather than actual income earned. Therefore, under Tonnage Tax, tax expense varies with the tonnage of the fleet rather than with the profitability of the business.

     In particular, it is generally not permitted for a company within Tonnage Tax to reduce its liability to Tonnage Tax by offsetting losses or depreciation. Entry to Tonnage Tax requires an election by the relevant shipping company. Such an election generally must be made for a ten-year period and, once made, is irrevocable.

     CP Ships (UK) entered the Tonnage Tax regime with effect from 1st January 2001. CP Ships (UK) comprises the Contship Containerlines business and, from 27th September 2001, the Canada Maritime, Cast and ANZDL businesses.

Canada

     CP Ships and its Canadian subsidiaries that operate the Racine and Cast marine terminals in Montreal, Quebec are subject to normal Canadian federal and provincial taxes.

     CP Ships believes that it is, and intends to take all necessary steps to remain, resident solely in Canada for income tax purposes. CP Ships' tax residency is, however, affected by a number of factors, some of which are outside its control, including the application and interpretation of relevant tax laws and treaties. If CP Ships were to cease to be tax resident in Canada, it would be liable to pay additional Canadian taxes, including, but not limited to, capital gains tax based on the difference between the fair market value and tax cost of its assets at the relevant time. If such taxes were to become payable, this would have a material adverse effect on CP Ships' business, financial condition and results of operations. In addition, CP Ships may be obliged to make indemnification payments under the Arrangement Agreement if its ceasing to be Canadian tax resident caused the Spin-off to be taxable. If such indemnification payments were to become due, this may have an adverse effect on CP Ships. Further, the Canadian income tax consequences to Canadian resident holders of Notes would be different from those applicable if CP Ships were resident in Canada.

Quantitative and Qualitative Disclosure about Market Risk

     CP Ships has global activities and its operations are exposed to the effect of changes in financial markets and economic conditions around the world. To minimize the impact of such changes on the profitability of the business and its overall financial performance, CP Ships seeks to identify, evaluate and, where appropriate, hedge financial and market risks. CP Ships does not use derivative financial instruments for speculative or trading purposes.

Foreign Currency Exchange Risk

     CP Ships' functional and reporting currency is the U.S. dollar. A portion of its revenue and expenses is denominated in currencies other than U.S. dollars and consequently CP Ships is subject to the effect of fluctuation in relevant U.S. dollar exchange rates. The most significant currency exposures are in Canadian dollars (which account for approximately 4% of revenue and 8% of operating costs), euros (which account for approximately 4% of revenue and 13% of operating costs) and pounds sterling (which account for approximately 1% of revenue and 4% of operating costs). CP Ships' financial performance is, therefore, subject to the effect of movements in the relevant U.S. dollar exchange rates as there is an imbalance between revenue and costs denominated in different currencies. In general, a strengthening of these currencies relative to the U.S. dollar has a negative effect on operating income. Conversely, a weakening of these has a beneficial effect on operating income.

     To manage foreign currency exchange risk, CP Ships enters into forward exchange contracts as it deems appropriate to hedge some or all of its anticipated net exposures to non U.S. dollar currencies. Gains and losses resulting from designated hedge contracts are recognized in income in the same period that the underlying exposure is recognized. The following table illustrates the estimated effect on operating income in 2001 of a hypothetical 10%
change in the Canadian dollar, euro and pound sterling exchange rates against the U.S. dollar for 2001 taking into account hedges currently in place for 2002:

                                                     Increase/(decrease)
                                                     in operating income
                                                     -------------------
       (Unaudited, $ millions)
       10% strengthening against U.S. dollar of the
       --Canadian dollar                                  (4)
       --Euro                                             (8)
       --Pound sterling                                   (8)
       10% weakening against U.S. dollar of the
       --Canadian dollar                                   3
       --Euro                                              6
       --Pound sterling                                    6


     This analysis is based on 2001 revenue and operating costs and assumes all other variables remain constant.

     CP Ships' investments in subsidiaries with a functional currency other than U.S. dollars are not hedged. The net assets in foreign subsidiaries, which are denominated mainly in Canadian dollars, were translated into approximately $97 million using the year end exchange rates at 31st December 2001. The potential effect of a hypothetical 10% adverse change in foreign currency exchange rates would be a reduction in the value of consolidated net assets of approximately $10 million as at 31st December 2001. The loss would be reflected as a cumulative foreign currency translation adjustment in shareholders' equity.

Interest Rate Risk

     CP Ships is exposed to interest rate risk as its borrowings under the Revolving Credit Facilities are at floating interest rates. In addition, CP Ships may swap the fixed rate Notes for floating rate instruments. As at 31st March 2002, the amount borrowed under the Revolving Credit Facilities was $160 million and cash and cash equivalents were $92 million.

     CP Ships' interest rate risk is not currently hedged. Each increase in interest rates of 1% would result in a decrease in net income of $1.6 million based on floating rate borrowings at 31st March 2002, without taking account of cash balances and cash equivalents. Conversely, each decrease of 1% in interest rates would result in an increase in net income of $1.6 million.

Changes in Currency and Interest Rate Exposure

     CP Ships' exposure to non-U.S. currency risk in 2000 decreased compared to 1999 due to the acquisition of the remaining 50% interest in the Americana Ships joint venture, whose revenue and costs are predominantly in U.S. dollars. Its interest rate risk in 2000 did not change significantly compared to 1999.

     CP Ships' exposure to interest rate risks in 2002 will be higher than in 2001 and 2000 due to the replacement of interest-free, short-term loans from Canadian Pacific with borrowings under the $175 Million Facility and an increase in borrowings to finance investments in ships under the ship replacement program.

Critical Accounting Policies

     CP Ships prepares its consolidated financial statements in accordance with Canadian GAAP. In preparing these consolidated financial statements, CP Ships makes its best estimates and judgements of certain amounts included in the financial statements.

     CP Ships' significant accounting policies are more fully described in
Note 2 to the consolidated financial statements. Certain of the accounting policies are particularly important to the portrayal of its financial position and results of operations and require the application of judgement by its management. These accounting policies include:

Revenue and Cost Recognition

     Revenues and costs directly attributable to loaded container movements are recognized when delivery of the container is completed.

     An element of cost of delivery of each container to its ultimate destination may have to be estimated and accrued because there can be delays in the receipt or advice of the final charges from agents and suppliers throughout the world. Consequently, significant accruals are outstanding at each financial period end. CP Ships has considerable experience in estimating the costs of transporting containers. In the event that CP Ships were to determine that such accruals were higher or lower than necessary to meet its obligations for transportation costs, an adjustment to the accrual would be made in the period such a determination was made.

Restructuring Costs

     The cost of business acquisitions and any resulting goodwill includes the estimated cost of plans to restructure the acquired business that are foreseen and approved at the time of acquisition. Additionally, during 2001 CP Ships recorded a $19 million charge for the estimated cost of restructuring organization and offices, mainly in Europe and North America, during 2001 and 2002. The provisions for restructuring costs are recorded as liabilities.

     The estimates for restructuring costs are based upon assumptions about future events such as employee severance, subleases or lease disposals and contract terminations and final costs may differ from the original estimates. Future changes in these estimates and assumptions, and market conditions, could have a material impact on CP Ships' consolidated financial statements.

New Canadian Accounting Pronouncements

Goodwill and Other Intangible Assets

     CICA 3062, "Goodwill and other intangible assets" was issued in August 2001 by the Canadian Institute of Chartered Accountants ("CICA") and was effective for CP Ships for years beginning 1st January 2002 and has been applied prospectively. Pursuant to CICA 3062, goodwill can no longer be amortized. Instead, it will be subject to an annual impairment test. During June 2002, CP Ships completed its review as required under CICA 3062 and has determined that there is no impairment of goodwill.

     The impact of not amortizing goodwill for the first quarter of 2002 is to increase net income by $4 million and basic and diluted earnings per share by $0.05. For the year ended 31st December 2001 the impact of not amortizing goodwill would have been to increase net income by $16 million and increase basic and diluted earnings per share by $0.20. For 2000, such impact would have been to increase net income by $18 million and basic and diluted earnings per share by $0.23. For 1999, applying CICA 3062 would have increased net income by $15 million and basic and diluted earnings per share by $0.19.

     CICA 1650, "Foreign currency translation" was effective from 1st January 2002. CP Ships will retroactively adopt a change in the accounting rules for the treatment of foreign exchange gains and losses. These changes have not yet been applied to the Annual Financial Statements. The new rules will no longer allow for the deferral and amortization of foreign exchange gains and losses on long-term debt. As the majority of CP Ships' debt is denominated in U.S. dollars, this change will not have a material effect on its financial statements.

     CICA AcG-13 "Hedging Relationship" is effective for fiscal years beginning 1st July 2003 and specifies new criteria for applying hedging accounting. CP Ships is assessing the impact that this guidance will have on its financial position and results of operations.

Stock Based Compensation

     Effective 1st January 2002, CP Ships prospectively adopted the new recommendations of the CICA with respect to accounting for stock-based compensation and other stock-based payments. The new recommendations require compensation expense to be calculated using a fair value method and either expensed to income or the effect disclosed in the notes to the financial statements. As permitted under the new standard, CP Ships will continue to employ the intrinsic method of accounting for stock based compensation and will disclose the effect of using the fair value method for accounting for its stock-based compensation plans in a note to its financial statements.

Recent U.S. Accounting Pronouncements

     On 20th July 2001, the Financial Accounting Standard Board ("FASB") issued Financial Accounting Statement ("FAS") 141, "Business Combinations," and FAS 142, "Goodwill and Other Intangible Assets," which were required to be implemented with effect from 1st July 2001 and 1st January 2002 respectively. FAS 141 requires that all business combinations be accounted for by the purchase method. FAS 142 addresses the accounting for acquired goodwill and other intangible assets and contains certain transitional provisions which may affect classification of intangible assets, as well as the balance of goodwill. The ongoing impact will be that goodwill will no longer be amortized, but instead will be tested at least annually for impairment. The requirements of both statements apply prospectively from the effective date for the purposes of presenting U.S. GAAP financial information. During June 2002, CP Ships completed its review as required under FAS 142 and has determined that there is no impairment of goodwill.

     The impact of not amortizing goodwill for the year ended 31st December 2001 would have been to increase net income reported under U.S. GAAP before the cumulative effect of accounting changes by $14 million and basic and diluted earnings per share by $0.18.

     FAS 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets," was issued in July 2001. This standard will be effective for CP Ships' fiscal year beginning after 15th June 2002; however, early adoption is permitted. The standard provides the accounting requirements for retirement obligations associated with tangible long-lived assets. The standard requires that the obligation associated with the retirement of the tangible long-lived assets are capitalized into the asset cost at the time of initial recognition. The liability is then discounted to its fair value at the time of recognition using the guidance provided by the standard. The requirements of this statement will be reflected as a cumulative effect adjustment to income for the purposes of presenting U.S. GAAP financial information. CP Ships is assessing the impact that this new standard will have on its financial position and results of operations.

     FAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" was issued on 3rd October 2001 and is effective for CP Ships' fiscal year beginning 1st January 2002. The objectives of FAS 144 are to create a single accounting model, based on the framework established in FAS 121, for long-lived assets including segments of a business to be disposed of by sale, whether previously held and used or newly acquired. CP Ships is assessing the impact that this new standard will have on its financial position and results of operations.

     In April 2002, the FASB issued FAS 145 "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections (FAS 145)" This standard will require gains and losses from extinguishment of debt to be classified as extraordinary items only if they meet the criteria of unusual and infrequent in Opinion 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Any gain or loss on extinguishment will be recorded in the most appropriate line item to which it relates within net income before extraordinary items. FAS 145 is effective for fiscal years beginning after 15th May 2002; however, certain sections are effective for transactions occurring after 15th May 2002. CP Ships is assessing the impact that this new standard will have on its financial position and results of operations.

     In July 2002, the FASB issued FAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This standard will require companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The standard replaces the existing guidance provided by EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The statement is effective for fiscal years beginning after 31st December 2002. CP Ships is assessing the impact that this new standard will have on its financial position and results of operations.

                               INDUSTRY OVERVIEW

Container Shipping Overview

     Container shipping was first introduced in the 1950s and has expanded rapidly and continuously, becoming the dominant method for the international transportation of a broad spectrum of industrial and consumer goods, including raw materials, semi-manufactured and finished goods. The container shipping industry has not only facilitated growth in world trade in manufactured and consumer goods, but because of its security, simplicity, efficiency and low cost, has itself become a driver of global manufacturing and sourcing and thus world trade growth. The industry's annual volume growth has on average exceeded global gross domestic product growth by two to three times over the last 20 years.

     Containers used in the transportation of containerized cargo are metal boxes of standard dimensions, generally either twenty or forty feet long, eight and one-half feet or nine and one-half feet high and eight feet wide. The standard measure of size is a twenty-foot equivalent unit or "teu". A container twenty feet in length equals one teu and a forty-foot container equals two teu. Nearly all carriers operate scheduled services with pre-set port calls, using a number of ships in each service to achieve an appropriate service frequency.

     A typical container shipment starts at the exporter's premises with the delivery by the carrier of an empty container from a depot. Once the container has been filled with cargo, the container is transported via truck, rail or barge to a container port, where it is loaded onto a container ship. The container is shipped either directly to the destination port or via an intermediate port where it is transferred to another ship. When the container arrives in the destination port, it is off-loaded from the ship, and delivered to the importer's premises via truck, rail or barge, thereby providing "door-to-door" transport from the beginning to the end of the shipping process.

     The carrier is sometimes only responsible for the ocean leg of the total movement, with customers or intermediaries arranging the inland or intermodal legs. Such a move is described by the carrier as port-to-port. Most carriers, including CP Ships, offer both port-to-port and door-to-door services. Some carriers emphasize "port-to-port" services while others, including CP Ships, focus on offering door-to-door services.

     Container shipping has reduced transit times for customers' cargoes, substantially reduced damage to and theft of goods, reduced handling costs, and improved the turnaround time of ships in ports. Investments by carriers in larger ships, port and inland transport infrastructure, containers and information systems, as well as more efficient use of assets, have contributed to lower transport costs and improved operating efficiency. This has created opportunities for companies in a wide range of industries to source materials and finished goods from a wider range of locations throughout the world. As a result of these investments and efficiencies, container shipping has become the most efficient and widespread means for transporting general cargo world wide both facilitating international trade and contributing to the growth in world trade.

     Carriers handle a diverse range of products shipped by thousands of individual customers. According to an industry consultant, world container shipping volumes have grown from 14 million teu in 1980 to 72 million teu in 2001, representing a compound average growth rate ("CAGR") of 8.1%. By contrast for the same period, world gross domestic product has grown at a CAGR of 3.3% in real terms and world-wide trade, which includes all goods and services, grew at a CAGR of 5.6%. The container shipping industry generated more than $93 billion in sales revenue for carriers in 2001.

The World's Container Shipping Market

     There are four major container shipping markets: (1) Intra-Asia, and three East-West markets being: (2) TransPacific, (3) Asia-Europe and (4) TransAtlantic. Each market is comprised of a number of trade lanes. Within each trade lane, the container shipping industry typically offers numerous individual services with different frequencies, transit times and port calls. Intra-Asia is the world's largest market, as measured by teu volume. It is typically served by regional carriers and increasingly by global carriers with relatively small ships. The TransPacific is the world's second largest market and is generally served by large ships and global carriers. Generally, eastbound container flows from Asia to North America, driven by U.S. demand, exceed westbound flows, resulting in an imbalanced trade. The Asia-Europe market is the world's third largest market and, like the TransPacific market, is mainly served by large ships and global carriers. The TransAtlantic market, covering trade between North America and Europe, is the smallest of the world's four major markets and is typically served by mostly medium size ships, smaller than those deployed in the Asia-Europe or TransPacific markets. Outside the four major markets are a large number of other regional markets which are typically served by regional carriers as well as certain global carriers, operating smaller size ships than those used in the major East-West markets.

     The chart below shows the estimated container shipping volume for 2001 in each of the four major container shipping markets as well as in other markets.

Container Shipping Volume 2001

                                               Millions
                Container Shipping Markets      of teu
                ----------------------------   --------
                Intra-Asia                        17
                TransPacific                      11
                Asia-Europe                       6
                TransAtlantic                     4
                Other Regional                    34
                                                  --
                Total                             72
                                                  ==
----------

Source: An industry consultant

     Carriers are generally categorized as global, regional or niche carriers. Global carriers generally deploy significant ship capacity and operate extensive networks in most trade lanes in the four major markets as well as in selected regional markets outside the four major markets. Regional carriers, including CP Ships, generally focus on a number of smaller trade lanes within the major East-West markets, or within other markets such as Australasia, Africa, Latin America and India and tend to offer direct services to a wider range of ports within a particular market than global carriers. Niche carriers are similar to regional carriers but tend to be even smaller in their ship capacity and the number and size of markets they cover.

Industry Fundamentals

     Between 1996 and 1998, container shipping capacity grew faster than demand for container shipping services. This situation, coupled with the Asian economic crisis in 1998, caused a sharp decline in industry profitability in 1998. In 1999, improved container volumes due to higher demand, combined with lower deliveries of new ship capacity, led to an improved balance between supply and demand and to higher freight rates, particularly in the Asian export markets. In 2000, stable freight rates and a further improved balance between supply and demand generally resulted in substantially improved profitability among carriers. Since the Asian economic crisis in 1998, the industry has demonstrated a greater willingness to rationalize services on all trade lanes, mainly through joint service agreements and slot charter agreements. Carriers also successfully adjusted to deregulation of the industry in the United States that occurred in 1998.

     In 2001, a 12.3% increase in global container shipping capacity outpaced the 2.7% growth in international container trade, which was adversely affected by the global economic slowdown, particularly in the U.S. These combined factors had a negative impact on the industry's profitability in 2001.

     Based on industry consultants' forecasts, world container trade volume will grow at an average of approximately 6% per annum for 2002 and 2003 and container shipping capacity will grow at an average of approximately 10% per annum during the same period. Such consultants estimate that approximately 65% of this new capacity will be ships greater than 4000 teu in size. Because of their large size, CP Ships believes these ships will be deployed either in the Asia-Europe or TransPacific markets where CP Ships operates few services. CP Ships believes that the current supply and demand imbalance in the international container trade is likely to lead to further rationalization of services on all trade lanes and continued industry consolidation, including through acquisitions and mergers.

Industry Consolidation

     The container shipping industry has undergone a period of consolidation through mergers and acquisitions. Between 1995 and 2001, there have been approximately 52 mergers and acquisitions. Many of the largest carriers have also expanded through internal growth. As a consequence, there has been some concentration among the largest 20 carriers world-wide. An industry consultant estimates that in 1993 the largest 20 carriers accounted for 43% of operated fleet capacity compared to 57% in 2001. Nevertheless, the industry remains relatively fragmented with several hundred participants. No single company controls more than 10% of total global container ship capacity.

     Lower freight rates and the need to invest in larger and faster ships have led carriers to seek further operating efficiencies and service improvements through alliances, joint service agreements and slot charter agreements. "Alliances" refers to three groups of mainly global carriers, with each carrier making a substantial contribution of ships on a long-term basis across the three main East-West markets.

     "Joint service agreements" are distinguished from alliances by smaller scale, narrower geographic range and sometimes shorter duration, or a combination of these factors. Like alliances, joint service agreements permit carriers to achieve economies of scale from larger ships, improved sailing frequencies and reduced transit times.

     "Slot charters" are agreements between two or more carriers to buy, sell or exchange a fixed amount of ship space over a given period of time. Slot charters are a more flexible form of ship space sharing than joint service agreements because they involve a smaller financial commitment over a shorter period of time.

     CP Ships participates in joint service agreements with other container shipping companies in nearly all of its trade lanes. However, although alliances and joint service agreements help participating carriers optimize utilization and expand service coverage at a lower cost, CP Ships believes the economic benefits are generally less than could otherwise be achieved through mergers and acquisitions. For example, alliances and joint service agreements have generally not reduced inland transport, container fleet and administrative costs in a significant way.

                          DESCRIPTION OF THE BUSINESS

Overview

     CP Ships is one of the world's leading container shipping companies, offering its customers door-to-door as well as port-to-port containerized services for the international transportation of a broad range of industrial and consumer goods, including raw materials, semi-manufactured and finished goods. CP Ships operates a fleet of 78 ships in 24 trade lanes focusing on four principal markets. In 2001, it transported over 1.8 million teu, on behalf of more than 30,000 customers. Based on standing capacity, CP Ships ranks as the eleventh largest carrier in the world, giving it the economies of scale available to global carriers. In 2001, it had revenue of $2.65 billion and EBITDA of $213 million before exceptional charges of $36 million related to the Spin-off and the restructuring of organization and offices.

     CP Ships is a regional specialist that offers direct services to a wider range of ports within a particular market than are generally offered by global carriers. This approach allows CP Ships to provide customers with the local expertise and market presence of a regional specialist combined with many of the operating advantages of a global carrier. CP Ships provides scheduled services in its four principal markets: TransAtlantic, Australasia, Latin America and Asia, which it serves through six well-recognized brands: Canada Maritime, Cast, Contship Containerlines, ANZDL, Lykes Lines and TMM Lines.

     CP Ships operates in an industry whose annual volume growth has on average exceeded global gross domestic product growth by two to three times over the last 20 years. Since its introduction in the 1950's, the container shipping industry has facilitated world trade because of its simplicity, efficiency and low cost, becoming an integral part of the global sourcing strategies for many of the world's major manufacturers and retailers.

     Over the last six years, CP Ships considers it has outperformed, on the basis of return on capital employed ("ROCE"), in both weak as well as strong market conditions, the average ROCE of those carriers in the top 20 for which data is publicly available due to its business model based on its competitive strengths and strategy which are discussed below.

     As a result of the successful integration of its acquisitions and through organic growth, CP Ships has achieved a global scale of operations, diversified its markets and established itself as a market leader. Volume, revenue and earnings have grown, as is illustrated in the following table:


                                                               Year ended 31st December                                  CAGR(5)
                                 -------------------------------------------------------------------------------------------------
                                  1994(1)   1995(1)   1996(1)   1997(1)      1998       1999        2000      2001      1994-2001
                                 --------  --------  --------  --------     ------     ------      ------    ------    -----------
($ millions except volume,
unaudited)
Volume (teu millions)             0.24      0.40       0.48       0.67       1.16       1.37        1.83      1.84        33.5%
Revenue                            395       660        779      1,032      1,780      1,878       2,645     2,646        31.2%
EBITDA(2)                           74        77        106        142        163        136         224       213(3)     16.3%
Operating Income(4)                 61        59         86        115        127         89         164       139(3)     12.4%



----------

(1) At 1st January 1998, CP Ships changed its reporting currency from the Canadian dollar to U.S. dollar. The income statements for the years ended 31st December 1997, 1996, 1995 and 1994 have been translated into U.S. dollars at the 31st December 1997 exchange rate of $1 = C$ 1.43.
(2) Earnings before interest, tax, depreciation and amortization. EBITDA is not a substitute for operating income, net income or cash flow from operating activities as determined in accordance with generally accepted accounting principles. EBITDA is presented as additional information because CP Ships believes that it is widely used in the container shipping industry as a measure to evaluate a company's operating performance and is a useful indicator of CP Ships' ability to meet its working capital, capital expenditures and debt service requirements. Because EBITDA is not calculated identically by all companies, the presentation may not be comparable to other similarly titled measures of other companies. CP Ships' discretionary use of funds depicted by EBITDA may be limited by working capital, capital expenditure and debt service requirements and by restrictions related to legal requirements, commitments and uncertainties.
(3) Before exceptional charges of $36 million relating to the Spin-off and restructuring.
(4)  Before goodwill charges.
(5)  Compound annual growth rate.

     For a discussion of second quarter 2002 results and recent developments, including the acquisition of Italia, since the end of June 2002, see "Recent Developments".

Competitive Strengths

     CP Ships considers it has the following strengths which allow it to compete successfully:

     Leading market position. CP Ships believes it is the largest carrier based on market share in a majority of its 16 core trade lanes. This leading market position has been achieved by focusing on customers and customer service through its well-recognized and highly-regarded brands.

     Regional focus. CP Ships' regional focus provides more reliable and frequent service schedules, flexible and timely response to changes in local market conditions, the ability to offer customized services, greater trade lane economies of scale and premium pricing for its services. These provide it with a measure of protection from new competitors on its core trade lanes.

     Low cost operator. A combination of global scale economies and trade lane scale economies based on strong market position has allowed CP Ships to reduce its costs significantly. Savings in ship networks, terminals and stevedoring, container fleet, inland transport and administration have contributed to an 11% reduction in costs per teu from $1,422 in 1996 to $1,271 in 2001. In addition, CP Ships expects to realize in 2002 the full effect of the cost reduction initiatives which started in 2001. CP Ships also expects further benefits from operational cost cutting and organizational changes undertaken in 2002, including the renewal in the first quarter of 13 ship charters at significantly lower rates which CP Ships anticipates will generate savings of nearly $25 million in the year.

     Diversified customer base. CP Ships has over 30,000 customers that are diversified both by geography and by industry. Its largest customer represented approximately 1% of its revenue in 2001, and its top ten customers accounted for only 6%. This diversity protects it against the adverse effect of relying on a single customer or industry.

     Successful track record of acquisitions. CP Ships has completed nine transactions between 1993 and 2001, often involving the turn-around of underperforming businesses. It has successfully integrated those businesses, improving both service and profitability. Acquisitions have contributed to a compound annual growth of revenue of 31% and a compound annual increase in operating income of 12% since 1994.

     Experienced management team. The members of the senior management team average over 24 years experience in the container shipping industry. The large majority of the management team has worked for CP Ships for many years, including with its original core business or acquired businesses. Incentives are provided to senior management through share based compensation and to all staff including senior management through cash incentives based on operating income.

Strategy

     Six principal strategies underpin CP Ships' business model, which has delivered ROCE well above industry averages over many years.

     Concentration on container shipping. CP Ships concentrates exclusively on container shipping services which allows management to plan for and quickly respond to often rapidly changing economic, political and trade conditions in what is a truly international business.

     Focus on regional markets. CP Ships has built strong positions in a number of regional markets. It is the leading carrier in the majority of its core trade lanes, which allows it to offer the best schedules and services to its customers and to maximize trade lane economies of scale.

     Strong brands. CP Ships offers two or more of its well-recognized brands in nearly all of its trade lanes. It intends to strengthen its brands by continuing to respond to the evolving needs of its customers by selectively expanding its services, improving service frequencies and transit times, improving the efficiency of its inland transportation networks and implementing effective training and staff retention programs. CP Ships considers that its multiple branding approach results in higher levels of service which strengthen market share and customer loyalty.

     Supply chain solutions. Integrated door-to-door or intermodal container transportation is the largest component in the logistics supply chains of international trade. CP Ships continues to emphasize consistently reliable, tailor-made intermodal supply chain solutions for its customers to strengthen customer relationships and protect operating margins.

     Reduce costs. Delivering low-cost, high-quality service is a key to success in the highly competitive container shipping industry. CP Ships has reduced cost per teu by 11% from 1996 to 2001 and, in 2002, plans additional cost savings through continued rationalization of ship schedules, organizational changes, other operational savings and the renewal of ship charters at lower rates.

     Acquisitions. Nine transactions have been executed successfully in the last nine years, often involving the turnaround of under-performing businesses. CP Ships' revenue is now over six times larger than in 1994. In a relatively fragmented industry under economic pressure, there will likely be further acquisition opportunities. CP Ships expects to continue to pursue a disciplined acquisition strategy that enables it to grow either in its existing markets or expand into new markets, thereby helping to achieve further economies of scale that improve operating performance.

Italia Acquisition

Italia Purchase Agreement

     In addition to the nine transactions referred to above, on 6th August 2002, CP Ships acquired from d'Amico Societa di Navigazione S.p.A. ("d'Amico") and others all of the issued and outstanding shares of Italia di Navigazione S.p.A. ("Italia"), an Italian company headquartered in Genoa, Italy (the "Italia Acquisition"). The Italia Acquisition includes the purchase by CP Ships of controlling interests in, or certain assets of, sales agencies located in Canada, Italy, Spain and Venezuela (together with Italia, the "Italia Business").

     CP Ships paid $40 million in cash, out of the net proceeds of the Offerings, for the Italia Business. In connection with the acquisition, CP Ships assumed the financial indebtedness of Italia, as well as commitments in respect of the continued employment of approximately 60 of Italia's employees. These commitments, which were given in 1998 by the former owner when it acquired the Italia Business from the Italian government, expire in 2003.

Business of Italia

     The Italia Business operates services between the Mediterranean-West Coast North America, Mediterranean-Central and South America, West Coast North America-West Coast Central and South America, and Intra-Central and South America. In 2001, based on the due diligence review performed by CP Ships, the Italia Business (excluding certain businesses that were retained by d'Amico at closing or have been discontinued by Italia) had volume of approximately 180,000 teu and generated revenues of approximately $220 million.

     Italia operates a fleet of 11 ships, all of which are held under short- or medium-term charters. Italia also has a fleet of predominantly leased containers with aggregate capacity of approximately 40,000 teu.

Benefits to CP Ships

     The Italia Acquisition represents a continuation of CP Ships' acquisition strategy and is expected to result in the following benefits to CP Ships:

     Strengthens market positions. The additions of Italia's container shipping services between the Mediterranean, West Coast North America and Central and South America strengthen CP Ships' existing TransAtlantic and Latin America regional market positions. Furthermore, CP Ships' overall position as a leading carrier in the Mediterranean trade lanes will be further improved, particularly in the Italian market.

     Strong brand. CP Ships intends to maintain the Italia brand, which it considers has strong recognition and customer loyalty.

     Opportunities for operational improvements and cost savings. CP Ships believes that the Italia Acquisition will enable it to achieve operational improvements and further cost savings through greater trade lane economies of scale, due in part to the significant overlap between the services currently offered by CP Ships and Italia.

History

     On 1st October 2001, CP Ships' former parent, Canadian Pacific reorganized and divided into five separate companies. As a result, CP Ships became an independent publicly listed company on the TSX and NYSE on 3rd October 2001. However, CP Ships' maritime roots date back to 1886 when Canadian Pacific established a marine service to Asia to generate volume for the Pacific terminal of its newly completed trans-Canada railway. Canadian Pacific began operating a shipping business on the Atlantic in 1903. In 1968, Canadian Pacific reorganized its North Atlantic shipping operations to concentrate on container services and in 1984, co-founded Canada Maritime whose minority interest it acquired in 1993.

     Since 1993, CP Ships has grown substantially both through organic growth and through strategic acquisitions where it has established a record of successfully improving the operations and the profitability of acquired companies. CP Ships focuses on maintaining and improving results of acquired businesses by increasing volumes, enhancing operating efficiencies, reducing costs, improving the organization and building brand strength.

     Since 1993, CP Ships has successfully completed the nine transactions listed below. The remarks include the condition of each business at the time of acquisition. Other than Ivaran Lines and CCAL, which have been merged into Lykes Lines, each of the other acquired businesses continues as a significant brand in CP Ships' current operations.

       Year           Acquisition                   Remarks
       1993      Canada Maritime            Purchase of 43% minority
       1995      Cast                       Bankrupt
       1997      Lykes Lines                Bankrupt
       1997      Contship Containerlines    Profitable
       1998      Ivaran Lines               Unprofitable
       1998      ANZDL                      Profitable
       1999      TMM Lines                  Unprofitable; 50/50 joint venture
       2000      TMM Lines                  Acquired the remaining 50%
       2000      CCAL                       Small


     In January 1993, CP Ships acquired the remaining 43% minority interest in Canada Maritime which it did not already own. This acquisition permitted CP Ships to plan more effectively as the sole shareholder of Canada Maritime.

     In April 1995, CP Ships acquired Cast out of a bankruptcy proceeding. A new management team was appointed and Cast's service offering and organization were revitalized. Both Canada Maritime and Cast operate services on the TransAtlantic market between Europe and Montreal, serving the U.S./Canada market.

     CP Ships acquired Lykes Lines in July 1997, also out of bankruptcy. This acquisition extended CP Ships' TransAtlantic coverage to the U.S. East and Gulf Coasts. The same management team that had revitalized Cast restructured Lykes Lines' services, repositioned its marketing strategy, reorganized the management structure and implemented cost reduction programs.

     The acquisition of Contship Containerlines in October 1997 provided CP Ships with a platform to enter other markets, principally Australasia. Contship Containerlines' Gulf-Mediterranean service complemented Lykes Lines' service in that trade lane. Contship Containerlines also operates the Ocean Star Round-the-World Service.

     Ivaran, which was acquired in May 1998, extended CP Ships' coverage to the U.S. East Coast and Gulf Coast-South America trade lanes. This acquisition permitted CP Ships to secure trade lane economies of scale and cost synergies. The Ivaran brand name was replaced by Lykes Lines in 2000.

     In December 1998, CP Ships acquired ANZDL, the market leader in the U.S. West Coast-Australasia trade lane. ANZDL also offered CP Ships improved economies of scale and operating and cost synergies in the Australasian market.

     In January 1999, CP Ships formed the Americana Ships joint venture with Transportacion Maritima Mexicana SA de CV ("TMMsa") in order to create a strong regional competitor in the U.S. Gulf, Mexico, Central and South American trade lanes. The 50/50 joint venture combined CP Ships' services in this region, Lykes Lines and Ivaran Lines, with TMM Lines, the container shipping business of TMMsa. Effective 1st January 2000, CP Ships acquired TMMsa's 50% interest in the Americana Ships joint venture.

     In August 2000, CP Ships purchased Christensen Canadian African Lines ("CCAL"), which provides services between Montreal and the U.S. East Coast and South Africa, building on Lykes Lines' position in the South Africa trade lane. CCAL now operates under the Lykes Lines brand name.

Service

     CP Ships provides port-to-port and door-to-door ocean container shipping services with 30 sailings every week covering more than 140 ports on six continents. It emphasizes the provision of door-to-door services to its customers. A typical shipment generally involves the following steps:

o A customer makes a booking at a price and on other terms which usually have been agreed previously or determined under contract.

o The customer service department checks the existing customer profile and updates equipment, scheduling and transport requirements.

o CP Ships arranges for an inland transport provider to position an empty container at the customer's (exporting) plant or warehouse at an agreed time.

o Once the container is filled, the nominated inland transport operator picks up and moves the container by truck, rail, barge, feeder ship, or combination thereof, from the customer's loading point to a marine terminal in time to meet a particular sailing.

o The container is received by the marine terminal and is loaded directly into a pre-determined slot in the ship using specialist cranes or is stored at the terminal until loaded onto its scheduled ship.

o The ship sails at a fixed time according to a pre-set schedule on fixed day of the week sailings.

o The container is discharged at the marine terminal in the destination port, again according to the pre-set schedule. Just-in-time shipments and containers moving in high-density corridors move directly from ship to rail or truck, subject to satisfying the requirements of local customs. Otherwise, containers are stored at the arrival terminal for customs clearance and arrangement of inland transport.

o Delivery of a full container to a customer's (importing) premises is co-ordinated with an inland transport provider.

o After unloading the cargo at the importer's plant or warehouse, the empty container moves directly to an exporter's warehouse for reloading or to a depot to await future use.

Markets and Trade Lanes

     As at 31st March 2002, CP Ships operates in the following trade lanes of its principal markets under the following brand names:



Principal Market                 Trade Lanes                                            Brands
------------------   ---------------------------------------------   -----------------------------------------------
TransAtlantic        US/Canada via Montreal-North Europe             Canada Maritime, Cast
                     US/Canada via Montreal-Mediterranean            Canada Maritime, Cast
                     West Coast North America-Mediterranean          Lykes Lines, TMM Lines, Contship Containerlines
                     US East Coast-North Europe                      Lykes Lines, TMM Lines
                     Gulf-North Europe                               Lykes Lines, TMM Lines
                     Gulf-Mediterranean                              Lykes Lines, TMM Lines, Contship Containerlines
Australasian         Europe-Australasia                              Contship Containerlines
                     Ocean Star Round-the-World                      Contship Containerlines
                     US West Coast-Australasia                       ANZDL, Contship Containerlines
                     TransTasman                                     ANZDL, Contship Containerlines
Latin American       North Europe-East Coast South America           Contship Containerlines, Lykes Lines
                     Mediterranean-East Coast South America          Contship Containerlines, Lykes Lines
                     US East Coast-East Coast South America          Lykes Lines, TMM Lines
                     Gulf-East Coast South America                   Lykes Lines, TMM Lines
                     Gulf-Caribbean                                  Lykes Lines, TMM Lines
Asian                Asia-Americas                                   Lykes Lines, TMM Lines
                     Asia-South Africa-East Coast South America      Lykes Lines, TMM Lines
                     Asia-North Europe                               Contship Containerlines, Lykes Lines
                     Asia-Mediterranean                              Contship Containerlines, Lykes Lines
                     Europe-India/Pakistan                           Contship Containerlines
                     US East Coast-India                             Contship Containerlines, Lykes Lines
                     South East Asia-India/Arabian Gulf              Contship Containerlines


     In addition to its four main markets, CP Ships also operates in the North America-South Africa trade lane under the Lykes Lines brand and operates a small break-bulk service between Asia-Latin America-Caribbean under the Lykes Lines and TMM Lines brands.

     The following tables illustrate teu volume and revenue for CP Ships' principal markets for the last three years. Percentages of total are shown for both volume and revenue for 2001.

                          Volume Per Market

                          2001                   2000        1999
                         Volume       % of      Volume      Volume
    Principal Market   (teu 000s)     Total   (teu 000s)  (teu 000s)
---------------------  ----------   --------  ----------  ----------
TransAtlantic             942          51        1,033        732
Australasian              348          19          356        340
Latin American            162           9          177        117
Asian                     331          18          216        110
Other                      59           3           51         74
                           --           -           --         --
Total                   1,842         100        1,833       1,373
                        =====         ===        =====       =====

                         Revenue Per Market

                          2001                  2000          1999
                         Revenue      % of     Revenue       Revenue
    Principal Market  ($ millions)   Total   ($ millions)  ($ millions)
--------------------- ------------   -----   ------------  ------------
TransAtlantic            1,323         50       1,406           977
Australasian               549         21         574           547
Latin American             244          9         242           137
Asian                      435         16         337           154
Other                       95          4          86            63
                            --          -          --            --
Total                    2,646        100       2,645         1,878
                         =====        ===       =====         =====

TransAtlantic Market

     In 2001, 51% of CP Ships' volume was in the TransAtlantic market, where it provided services under the Canada Maritime, Cast, Contship Containerlines, Lykes Lines and TMM Lines brands. CP Ships offers 12 services on the TransAtlantic, of which 10 are fixed-day weekly sailings, providing the most comprehensive service network in the market. Through efficient links to an extensive inland transportation network in North America, Mexico and

Europe, CP Ships provides its customers with the choice of seamless door-to-door services as well as port-to-port service options.

     Within the TransAtlantic market, CP Ships is the leader in the US/Canada via Montreal-North Europe and the US/Canada via Montreal-Mediterranean trade lanes with five weekly services, using a fleet of owned ice-strengthened container ships which are designed to operate throughout the year. The Montreal gateway provides a more direct route to Canada and the U.S. Midwest and accesses a more cost effective Canadian infrastructure, including CP Ships' operated terminals in Montreal and Canadian Pacific Railways' rail network.

     CP Ships' Gulf trade lanes serve U.S. and Mexican ports in the Gulf of Mexico with four weekly services. Its regional focus on the Gulf within the TransAtlantic market and market share are strengthened by the strong brand recognition of Lykes Lines in the U.S. Gulf and by its reputation as the leading carrier in Mexico through TMM Lines.

     CP Ships also operates two weekly services in the US East Coast-North Europe trade lane and an every 10-days service in the West Coast North America-Mediterranean trade lane.


            Trade Lanes                 Services    Company Ships    Frequency               Brands
--------------------------------------  --------    -------------    ---------       -----------------------
US/Canada via Montreal-North Europe         3              7         3 x weekly      Canada Maritime, Cast
US/Canada via Montreal-Mediterranean        2              6         2 x weekly      Canada Maritime, Cast
West Coast North America-Mediterranean      1        Slot charter    1 x 10 days     Lykes Lines, TMM Lines,
                                                                                     Contship Containerlines
US East Coast-North Europe                  2              1         2 x weekly      Lykes Lines, TMM Lines
Gulf-North Europe                           3              8         3 x weekly      Lykes Lines, TMM Lines
Gulf-Mediterranean                          1              4         1 x 9 days      Lykes Lines, TMM Lines,
                                                                                     Contship Containerlines



     CP Ships believes that its extensive low cost service network, regional multi-brand focus, door-to-door capabilities, and significant volume and trade lane economies of scale strengthen its position as the leading carrier in the TransAtlantic market.

Australasian Market

     CP Ships operates eight services in four trade lanes in the Australasian market through the Contship Containerlines and ANZDL brands. The Australasian market accounted for 19% of CP Ships' volume in 2001. CP Ships is a leader in its Australasian trade lanes.

     In the Europe-Australasia trade lane, CP Ships operates three services under the Contship Containerlines brand. Schedules for the two services operating between North Europe and Australasia are co-ordinated with the Mediterranean bi-weekly service to provide weekly service in both areas. In addition, the Ocean Star Round-the-World Service links a number of regional markets with a primary focus on the Australasia and Pacific Island areas. CP Ships intends to restructure and rationalize these four services with its partners by the end of 2002.

     In the US West Coast-Australasia trade lane, two weekly services are operated. In addition, a service is operated every nine days between the US East Coast and Australasia as part of the Ocean Star Round-the-World service. CP Ships also operates two services in the TransTasman trade lane under the ANZDL and Contship Containerlines brands. One service operates two ships and the other operates on a slot charter basis. In addition, a number of CP Ships' other mainline services also serve the TransTasman trade lane.


            Trade Lanes                 Services    Company Ships    Frequency                   Brands
--------------------------------------  --------    -------------    ---------           ------------------------------
Europe-Australasia                          3            6           3 x 14 days         Contship Containerlines
Ocean Star Round-the-World                  1            4           1 x 10 days         Contship Containerlines
US West Coast-Australasia                   2            7           2 x weekly          ANZDL, Contship Containerlines
TransTasman                                 2            2           1 x 12 days         ANZDL, Contship Containerlines
                                                                     1 x 6 days (plus
                                                                     various mainline
                                                                     services)


Latin American Market

     The Latin American market accounted for 9% of CP Ships' shipping volume in 2001. CP Ships operates six services in five trade lanes in the Latin American market. The North American services are marketed under the Lykes Lines and TMM Lines brands and the European services under the Lykes Lines and Contship Containerlines brands. Lykes Lines and TMM Lines also market services in the Asia-Americas trade lanes (which are discussed in "Asian Market" below) as well as the Gulf-North Europe and Gulf-Mediterranean services included in the TransAtlantic market, all of which call at Mexican ports.


         Trade Lanes                  Services    Company Ships      Frequency                  Brands
--------------------------------     ----------  --------------     -----------   ------------------------------------
North Europe-East Coast South
  America                                 1                  1       1 x weekly   Contship Containerlines, Lykes Lines
Mediterranean-East Coast South
  America                                 1       Slot charter       1 x 9 days   Contship Containerlines, Lykes Lines
U.S. East Coast-East Coast South
  America                                 2       Slot charter       2 x weekly   Lykes Lines, TMM Lines
Gulf-East Coast South America             1                  4       1 x weekly   Lykes Lines, TMM Lines
Gulf-Caribbean                            1                  3       1 x weekly   Lykes Lines, TMM Lines



Asian Market

     The Asian market accounted for 18% of CP Ships' volume in 2001. Its presence in Asia was established with the acquisition of Contship Containerlines in 1997 and has expanded with the formation of the Americana Ships joint venture in January 1999 and the entry into the Asia-Europe trade lanes by a substantial slot charter in March 2001. At present CP Ships operates nine services in seven trade lanes.

     CP Ships operates two services in the Asia-Americas trade lane. One service operates between Asia and the West Coast North America and Mexico, and the other between Asia and the West Coast North America, Mexico and West Coast South America. Since March 2001, it has expanded its operations in Asia by entering in the Asia-North Europe and Asia-Mediterranean trade lanes through slot charter agreements with CMA-CGM, which will expire in March 2003. These agreements, which provide CP Ships with an option to contribute ships in the future, build upon its existing presence in these trade lanes through the Westbound return legs of the Europe-Australia and Ocean Star Round-the-World services and its established marketing organizations in Europe and Asia.


        Trade Lanes           Services    Company Ships      Frequency                    Brands
---------------------------   --------    -------------      ---------          ------------------------------------
Asia-Americas                     2                  8       2 x weekly         Lykes Lines, TMM Lines
Asia-South Africa-East Coast
South America                     1        Slot charter      1 x weekly         Lykes Lines, TMM Lines
Asia-North Europe                 2        Slot charter      2 x weekly         Contship Containerlines, Lykes Lines
                                                             1 x 14 days(1)
Asia-Mediterranean                1        Slot charter      1 x weekly         Contship Containerlines, Lykes Lines
                                                             1 x 14 days(1)
Europe-India/Pakistan             1                  2       1 x weekly         Contship Containerlines
US East Coast-India               1                  4       1 x weekly         Contship Containerlines, Lykes Lines
South East Asia-India/Arabian
Gulf                              1        Slot charter      1 x weekly         Contship Containerlines


----------

(1) Two of the Europe -- Australasia services call at South East Asian ports en route to North Europe and the Mediterranean but Westbound only.


Other Markets

     Other markets comprised approximately 3% of CP Ships' 2001 volumes. Lykes Lines operates a roll-on roll-off ("Ro Ro") service between North America and South Africa. Ro Ro ships are designed to handle cargo that is driven on and off the ship, as well as containers that are lifted by cranes on or off the ship. CP Ships also operates an Asia-West Coast Latin America-Caribbean break-bulk service. Other markets activities also include the two terminals in Montreal that CP Ships operates for Canada Maritime and Cast and their service partners, together with sub-chartering out of ships that are temporarily surplus to its needs.



       Trade Lanes            Services   Company Ships    Frequency               Brands
--------------------------    --------   -------------   -----------      ----------------------
North America-South Africa       1             4         1 x 20 days      Lykes Lines
Break-bulk service               1             2         1 x 30 days      Lykes Lines, TMM Lines



Joint Service Agreements

     In nearly all of its trade lanes, CP Ships participates in joint services with other container shipping companies either by contributing ships to a joint service agreement or by entering into slot charters. It generally prefers to contribute owned or chartered ships into a joint service agreement where the economic benefits justify the capital investment. By operating its own ships within a joint service, CP Ships believes it is better able to influence important decisions regarding investment in ship and schedule improvements, including number, size, and quality of ships deployed, sailing frequency, port calls and port rotations. It also believes that lower costs can be achieved by operating its own ships compared to chartering space from other carriers.

     The following outlines selected joint service agreements to which CP Ships is a party:

o US East Coast-North Europe and Gulf-North Europe trade lanes: Since October 2000, CP Ships under the Lykes Lines and TMM Lines brands has been operating two joint weekly services in the US East Coast-North Europe trade lane and three joint weekly services in the Gulf-North Europe trade lane with the Grand Alliance, one of the three Alliances, whose partners in the TransAtlantic trade lane are P&O Nedlloyd, Nippon Yusen Kaisha, Orient Overseas Container Line ("OOCL"), and Hapag Lloyd. CP Ships contributes nine of the 31 ships deployed in this arrangement. In April 2002, CP Ships and its partners entered into an agreement with Cosco, K Line and Yang Ming to form a new joint service called the Atlantic Space Charter Agreement. As a result, one weekly string of five 2000 teu capacity ships has been withdrawn from the trade lane by Cosco, K Line and Yang Ming. Subject to regulatory approval, this new agreement should be operational during the second quarter 2002. This new joint service agreement is expected to reduce capacity primarily in the Gulf-North Europe trade lane, improve transit times, extend the range and frequency of port calls and reduce costs for CP Ships.

o Europe-Australasia trade lane: CP Ships in partnership with P&O Nedlloyd operates three separate services under the Contship Containerlines brand. CP Ships provides six out of the 17 ships deployed. The three services are co-ordinated to provide fixed-day weekly service in both North Europe and Mediterranean markets. The services were established in January 1994 and are scheduled to continue in their present form until November 2002 when they will be replaced with a new comprehensive long-term arrangement involving restructured services for which new ships have been ordered by both parties.

o Asia-Americas trade lane: CP Ships operates two fixed-day weekly services under the Lykes Lines and TMM Lines brands. One service is operated between Asia and US West Coast/Mexico under a long-term co-operation agreement with APL using six ships, four of which are provided by CP Ships.

o Ocean Star Round-the-World Service: Through Contship Containerlines, CP Ships operates the Ocean Star Round-the-World Service, a westbound service in partnership with CMA-CGM and Marfret. The service operates with nine ships and calls at ports in Europe, US East Coast, Jamaica, Panama (Panama Canal -- transit), Tahiti, Fiji, New Zealand, New Caledonia, Australia, South-East Asia and back to the Mediterranean and North Europe via the Suez Canal. CP Ships provides four ships and sub-charters two of the remaining five ships, one to CMA-CGM and one to Marfret. CMA-CGM provides the other three ships. This arrangement started in 1997 and is to be restructured in conjunction with the services in the Europe-Australasia trade lane.

o US/Canada via Montreal-North Europe trade lane: CP Ships operates two services in partnership with OOCL under the St. Lawrence Co-ordinated Service which was established in 1981. The current agreement has recently been extended until 2015, as part of an agreement by both parties to order three new ships in total. Canada Maritime provides four ships and OOCL provides two ships.

     CP Ships generally charters space when it enters a new trade lane, if the anticipated economic benefits of deploying its own ships do not justify the size or risk of the investment or where CP Ships' volumes in that particular trade lane are likely to be initially small. CP Ships regularly evaluates the potential for deploying its own ships in growing or new markets.

     CP Ships has restructured and rationalized its operations in many trade lanes, most frequently by combining with other carriers a larger number of independent services into jointly-operated services. These rationalized operations enhance service on the trade lanes by increasing frequency, expanding port calls, improving reliability and reducing costs.

Operations

Ships

     The following table lists the 78 ships owned and chartered by CP Ships as at 31st March 2002:

                                                                                                             Max.
                                                                                Nominal                    Service
                             Year                                              Capacity      Owned/         Speed      Ship
          Ship               Built                 Trade Lanes                   (teu)     Chartered(1)    (knots)   Types(2)
-----------------------     ------   --------------------------------------    ---------   ------------    -------   --------
TransAtlantic
Canmar Honour(3)             1998    US/Canada via Montreal-North Europe          2800     Bareboat           22     U
Canmar Pride(3)              1998    US/Canada via Montreal-North Europe          2800     Bareboat           22     U
Canmar Courage(3)            1996    US/Canada via Montreal-North Europe          2300     Bareboat           20     U
Canmar Fortune(3)            1995    US/Canada via Montreal-North Europe          2300     Bareboat           20     U
Cast Performance             1983    US/Canada via Montreal-North Europe          1900     Owned              20     U
Cast Power                   1983    US/Canada via Montreal-North Europe          1900     Owned              20     U
Cast Progress                1986    US/Canada via Montreal-North Europe          2900     Owned              21     U
Canmar Trader                1991    US/Canada via Montreal-Mediterranean         1900     STC                19     U
Canmar Valour                1979    US/Canada via Montreal-Mediterranean         1000     Owned              19     U
Canmar Glory                 1979    US/Canada via Montreal-Mediterranean         1000     Owned              19     U
Canmar Triumph               1978    US/Canada via Montreal-Mediterranean         1000     Owned              19     U
Canmar Victory               1979    US/Canada via Montreal-Mediterranean         1000     Owned              19     U
Canmar Bravery               1978    US/Canada via Montreal-Mediterranean         1700     Owned              19     U
Lykes Innovator              1997    US East Coast-North Europe                   2800     STC                22     U
TMM Jalisco                  1988    Gulf-North Europe                            3300     Owned              21     U
Lykes Discoverer(4)          1987    Gulf-North Europe                            3000     Owned              19     U
Lykes Explorer(4)            1987    Gulf-North Europe                            3000     Owned              19     U
Lykes Liberator(4)           1987    Gulf-North Europe                            3000     Owned              19     U
Lykes Navigator(4)           1987    Gulf-North Europe                            3000     Owned              19     U
Lykes Motivator(4)           1990    Gulf-North Europe                            3000     Owned              22     U
Lykes Ambassador             1987    Gulf-North Europe                            3300     Owned              21     U
TMM Campeche                 1989    Gulf-North Europe                            3000     Owned              21     U
TMM Nuevo Leon               1994    Gulf-Mediterranean                           2400     MTC                20     U
TMM Sonora                   1994    Gulf-Mediterranean                           2400     MTC                20     U
Contship Inspiration         1994    Gulf-Mediterranean                           2400     MTC                20     U
Lykes Commander              1994    Gulf-Mediterranean                           2400     MTC                20     U
Australasian
Contship Action              1996    Europe-Australasia                           2800     LTC                23     U
Contship Ambition            1996    Europe-Australasia                           2800     LTC                23     U
Contship Nobility            1996    Europe-Australasia                           2800     LTC                22     U
Contship Optimism            1996    Europe-Australasia                           2800     LTC                22     U
Contship Romance             1996    Europe-Australasia                           2800     LTC                22     U
Contship Vision              1996    Europe-Australasia                           2800     LTC                22     U
Contship Auckland            1998    Ocean Star Round-the-World                   2200     STC                21     G
Contship Rome                1998    Ocean Star Round-the-World                   2200     MTC                21     G
Contship Washington          1998    Ocean Star Round-the-World                   2200     MTC                21     G
Contship London              1997    Ocean Star Round-the-World                   2200     MTC                21     G
Direct Condor                2000    US West Coast-Australasia                    1700     STC                20     G
Direct Jabiru                2000    US West Coast-Australasia                    1700     STC                20     G
Direct Kestrel               2000    US West Coast-Australasia                    1700     STC                21     G
Direct Eagle                 2000    US West Coast-Australasia                    1600     STC                20     G
Direct Falcon                1999    US West Coast-Australasia                    1700     STC                20     G
Direct Kiwi                  1997    US West Coast-Australasia                    1700     STC                20     G
Direct Kea                   1998    US West Coast-Australasia                    2200     MTC                21     G
Rotoiti                      1977    TransTasman                                   800     Owned              16     Ro Ro
Rotoma                       1976    TransTasman                                  1200     Owned              16     Ro Ro
Latin American
Contship Spirit              1997    North Europe-East Coast South America        2500     MTC                20     G
Lykes Eagle                  2000    Gulf-East Coast South America                2100     Owned              22     G
TMM Tabasco                  2000    Gulf-East Coast South America                2100     Owned              22     G
Lykes Falcon                 1997    Gulf-East Coast South America                2100     MTC                21     G





                                                                                                             Max.
                                                                                Nominal                    Service
                             Year                                              Capacity      Owned/         Speed      Ship
          Ship               Built                 Trade Lanes                   (teu)     Chartered(1)    (knots)   Types(2)
-----------------------     ------   --------------------------------------    ---------   ------------    -------   --------
Lykes Voyager                1995    Gulf-East Coast South America                2100     Owned              21     G
Columbia                     1996    Gulf-Caribbean                               1600     STC                20     G
Thermaikos                   1996    Gulf-Caribbean                               1600     STC                20     G
Puerto Limon                 1996    Gulf-Caribbean                               1500     STC                20     G
TMM Guadalajara              1994    Gulf-Caribbean                               2100     Owned              21     G
Asian
Lykes Achiever               1987    Asia-Americas                                3300     Owned              21     U
Hyundai Pioneer              1986    Asia-Americas                                3000     STC                21     U
Lykes Challenger             1986    Asia-Americas                                3300     Owned              21     U
TMM Hermosillo               1986    Asia-Americas                                3300     Owned              21     U
Lykes Crusader               1998    Asia-Americas                                1700     STC                20     G
Lykes Pathfinder             1997    Asia-Americas                                1700     STC                20     G
Northern Delight             1994    Asia-Americas                                1700     STC                19     G
Hansa Arendal                2001    Asia-Americas                                1600     STC                21     G
Contship Champion            1994    Europe-India/Pakistan                        3500     STC                23     U
Contship Innovator           1997    Europe-India/Pakistan                        2900     STC                23     U
Indamex Nhava Sheva          1997    US East Coast-India                          1700     STC                20     G
Indamex Malabar              1994    US East Coast-India                          1700     STC                19     U
Indamex Liberty              1994    US East Coast-India                          1500     STC                20     G
Indamex New York             1995    US East Coast-India                          1500     STC                20     G
Other Markets
Lykes Energizer              1992    North America-South Africa                    700     MTC                17     Ro Ro
Lykes Raider                 1990    North America-South Africa                    800     MTC                17     Ro Ro
Lykes Inspirer               1990    North America-South Africa                    700     MTC                17     Ro Ro
Lykes Winner                 1990    North America-South Africa                    700     MTC                17     Ro Ro
Lykes Runner                 1992    North America-South Africa                    800     MTC                17     Ro Ro
Absalon(5)                   1984    Break-bulk                                   1100     STC                17     BB
IBN Bassam(5)                1977    Break-bulk                                    400     STC                15     BB
Contship Canberra(6)         1998    Sub-charter                                  2200     LTC                21     G
Contship Noumea(6)           1998    Sub-charter                                  2200     LTC                21     G
TMM Sinaloa(6)               1987    Repositioning                                3300     Owned              21     U
                                                                                  ----
CP Ships' total standing
capacity                                                                       164,400
                                                                               =======



----------

(1) Bareboat charters are arrangements where the charterer becomes directly responsible for providing crew and costs relating to operation and maintenance. In contrast, under a time charter, the owner remains responsible for providing the crew and for certain repairs and maintenance costs. A short-term charter ("STC") is a time charter of one year or less, medium-term charter ("MTC") is a time charter of more than one year but less than three years; and long-term charter ("LTC") is a time charter three years or more. For each ship listed, the duration of the term is determined as from the date of entering into the charter.
(2) Geared ("G") ships have on-board cranes, while ungeared ("U") do not. Roll-on Roll-off ("Ro Ro") ships are designed to handle cargo that is driven on and off the ship, as well as containers that are lifted by cranes on or off the ship. Break-bulk ("BB") ships handle containers and non-containerized cargo.
(3) The Montrose and Montclare Ships purchased using a portion of the net proceeds of the Offerings.
(4) Directly or indirectly owned U.S. flag ships, three of which were under the U.S. MSP Program at 31st March 2002. See "-- Regulatory Matters -- Maritime Regulations".
(5)  One way voyage charters.
(6)  Ships not employed by CP Ships at 31st March 2002.


Ship Replacement Program

     CP Ships is currently mid-way through an $800 million ship replacement program, commenced in 2000, to replace a number of its chartered ships with owned ships. The replacement program follows the integration of various acquisitions during the 1990s and a comprehensive review of its ship fleet requirements, taking into account several key factors. First, CP Ships believes that it can reduce its costs over the medium to long-term by owning ships rather than chartering them. Second, a higher proportion of owned ships will reduce its exposure to volatility in operating costs from the charter market and therefore improve the stability of CP Ships' expenses. Third, it is often difficult to charter ships with optimum characteristics for certain trade lanes at the time they are needed. Finally, new ship building prices at the time of ordering were at relatively favourable levels.

     The replacement ships will be medium-sized from 2000 to 4000 teu, which CP Ships believes to be the optimal size range for operations in regional markets. As at 31st March 2002, 12 used ships have been delivered.

Commitments have been made to purchase 10 new ships, currently under construction in Asian shipyards, one further used ship and to enter into long-term (eight years) charters for a further six newly-built ships. Each new ship is specifically designed for its proposed trade. For example, two ships are ice-strengthened, three have the capacity to carry a significant number of refrigerated containers for temperature sensitive cargo and five are geared, enabling them to operate in ports without shoreside cranes. The ship replacement program remains on schedule with the first of five 3200 teu newly-built ships scheduled for deployment during the summer of 2002. The remaining nine new ships, one used ship, and six long-term charters are scheduled to be delivered by the middle of 2003 and, based on current fleet size projections, will increase the percentage of CP Ships' owned fleet, including long-term charters, to approximately 75% of fleet capacity.

     Once the ship replacement program is completed in mid-2003, the number of owned ships in CP Ships' fleet will have more than doubled compared to mid-2000, while the overall number of ships will have fallen slightly, due to restructuring and rationalization of services including replacing smaller slower ships with larger faster ships, mainly in the TransAtlantic and Australasian trade lanes. The ship replacement program will increase standing capacity by approximately 7%, which is consistent with historic growth rates in the global container trade. As a result of the program, CP Ships' fleet under charter will decrease from approximately 70% of fleet capacity as at 30th June 2000, to approximately 25% of fleet capacity (excluding the effect of the Italia acquisition) by mid-2003. In the meantime, CP Ships believes it is able to reduce ship costs on renewal of short-term charters by taking advantage of the currently depressed charter market. Once the ship replacement program is completed, CP Ships expects annual capital expenditures relating to ship purchases to decrease significantly.

     The following table illustrates the composition of CP Ships' ship fleet by type of commitment excluding ships that are sub-chartered or repositioning:


                                     Historical and Target Fleet Size(1)

                              Adjusted(2)                       Adjusted(2)                 2003 Target Fleet after
                              fleet as at                       fleet as at                 Completion of the Ship
                            30th June 2000                   31st March 2002                 Replacement Program
                    ------------------------------   --------------------------------   -------------------------------
                       Ships         % Capacity          Ships         % Capacity          Ships          % Capacity
                    -------------   -------------    -------------    --------------    -----------      --------------
Owned(3)                 21               28%              29               43%              46                77%
LT Charter               12               19%               6               11%              --                --
MT Charter                4                8%              15               17%               8                 6%
ST Charter               40               45%              23               29%              18                17%
                         --               --               --               --               --                --
Total                    77              100%              73              100%              72               100%
                         ==              ====              ==              ====              ==               ====



----------


(1) The proportion of capacity in each category of ship within the overall fleet is based on the standing capacity for each class of ships. The fleet at 31st March 2002 includes 12 ships already delivered to CP Ships under the ship replacement program.
(2) The adjusted fleet at 30th June 2000 and at 31st March 2002 excludes voyage charters, ships which are repositioning and ships which are not currently employed in CP Ships' services and are sub-chartered out.
(3) As at 30th June 2000 and 31st March 2002, owned ships include four ships held on bareboat charter (the Montrose and Montclare Ships) and, as at 30th June 2000, four long-term chartered ships owned by certain U.S. trusts, the beneficial interests in which were purchased by CP Ships in September 2001 and, on completion of the ship replacement program, six long-term (8 year) time charters.

     A summary of CP Ships' ship replacement program as at 31st March is set out in the table below.

        Purchase              No.    Size (teu)        Target Delivery
------------------------   --------  ----------    ---------------------------
Used                           8     3000-3300     Delivered
Used                           4          2100     Delivered
Long-term time charter         6          4100     1st half 2003
New                            3          4100     End 2002
New (ice strengthened)         2          4100     2nd half 2003
Used                           1          2300     3rd quarter 2003
New (geared)                   5          3200     2nd half 2002/1st half 2003
                              --
Total                         29
                              ==

Containers

     CP Ships operates the following fleet of containers with a total capacity of approximately 348,000 teu as at 31st March 2002:


                                  Owned(1)      Leased    Total
            Container Type         (teu)         (teu)    (teu)
          --------------------   ---------     --------  -------
          Standard                137,000       179,000  316,000
          Specialized(2)            5,000        27,000   32,000
                                    -----        ------   ------
          Total                   142,000       206,000  348,000
                                  =======       =======  =======

----------

(1) Includes owned containers as well as those subject to finance leases and the Container Sale and Leaseback.
(2)  Includes temperature-controlled and other specialized units.


     Between 1993 and 2001, CP Ships invested $145 million in the acquisition of new containers. Currently, 41% of CP Ships' container fleet is owned or held under finance leases or sale and leaseback arrangements. CP Ships' believes that owning containers is generally less expensive than hiring them under short-term leases. However, short-term leases provide CP Ships with the ability to reduce or otherwise adjust its container fleet in response to changing trade conditions or container imbalances in specific trade lanes. CP Ships' long-term objective is to increase the proportion of owned containers in its fleet to approximately 70%, although CP Ships currently has no significant commitments to purchase containers.

Montreal Terminals

     CP Ships operates terminal facilities on two of the three terminal properties at the Port of Montreal, Quebec. These properties are leased from the Port of Montreal under leases expiring at the end of 2002 and 2003. CP Ships and the Port of Montreal have agreed in principle to enter into new leases subject to definitive documentation being executed and subject to approval by their respective boards of directors. There can be no assurance such leases will be consummated. In 2001, CP Ships invested over $7 million in terminal equipment for the Montreal terminal operations, completing $50 million of capital investment in those facilities over five years. The main container handling equipment at the Montreal terminals comprises nine ship-to-shore gantry cranes, 14 rubber tired gantry cranes, 20 front-end loaders and 64 yard tractors.

Other Property

     CP Ships has offices throughout the world, including its head office in London, UK and major offices in Tampa, Florida and Montreal, Quebec. In addition, CP Ships has other assets used in its business, such as furniture and fixtures, information systems hardware and software, leasehold improvements and motor vehicles, none of which are individually material.

Group Shared Services

     Since 1996, CP Ships has achieved significant operating efficiencies by combining the management of various decentralized services, including container fleet, inland transport, marine operations, marine terminals, administration, information systems and insurance and risk management. CP Ships expects to achieve additional cost savings and operating efficiencies as it continues to consolidate these shared services through further reorganization and integration of its container fleet, inland transport functions, and administrative activities, all of which will be supported over time by new information systems.

     Container Fleet -- Provision and Management. CP Ships operates with a single company-wide container fleet. CP Ships acquires containers either by direct purchase from container manufacturers or through short, medium or long-term leasing arrangements with leasing companies. Purchasing and leasing activities are fully centralized in order to achieve cost savings through greater purchasing power. Empty positioning and other aspects of container management are performed by regional units, which implement a centrally developed strategy.

     Inland Transport. The main regions where CP Ships provides a high volume of inland transport services are Europe and North America. Inland transport activities include the planning, execution and management of mainly outsourced rail, truck, feeder ship and barge services used to transport containers between ports and customer warehouses or inland depots or plants. Inland transport movements are planned and executed through a network of local operational offices located throughout Europe and North America under regional direction.

     CP Ships believes that it can achieve further efficiencies by continuing to combine its volume of inland transport management at a regional and local level. As a result, regional inland transport activities in Europe are managed from operating centres in the UK, Germany, Belgium, France and Italy. In North America, inland transport activities are managed from operating centres in Montreal, Quebec and Tampa, Florida.

     Marine Operations. Marine operations include ship procurement (including time charters) and deployment, marine fuel purchasing, the contracting and control of ship management services and the negotiation of marine terminal contracts. CP Ships provides many of these services centrally to all of its brands in order to achieve economies of scale, with regional and local resources employed as appropriate. Marine fuel is available from a large number of suppliers throughout the world.

     CP Ships does not directly employ any sea-going staff. Instead, it contracts with independent ship managers who provide crew for its owned and bareboat chartered ships. A bareboat charter is broadly equivalent to ownership but for a set period of time and involves the leasing of a ship only, with the charterer providing the crew and paying all operating costs including repairs and maintenance. A time charter, which typically is for a shorter duration than a bareboat charter, includes crew provided by the owner. Under the control of CP Ships, the ship managers also supervise ship maintenance, dry-docking and technical management according to an agreed budget and agreed ship maintenance policies and procedures, and co-ordinate compliance with relevant legislation and regulation.

     Marine Terminals. CP Ships focuses on marine terminal operations in several ways. First, it aims to combine volume from its various trade lanes and services through common ports, where commercial, economic and operational factors allow. Second, the marine operations group negotiates stevedoring and marine terminal contracts using total volume to secure competitive pricing. Third, CP Ships operates marine terminals in Montreal, Quebec where it has improved operating efficiency and service reliability through a recently completed capital investment program of $50 million in new cranes, terminal equipment and infrastructure improvements.

     CP Ships may actively pursue or participate in initiatives to improve upon its existing terminal arrangements with independent port and terminal companies where volumes, scale of operations and other economic factors justify focus. For example, in late 1999, CP Ships concluded a long-term agreement with Hesse-Nooed Natie, an Antwerp-based stevedore company, whereby it has committed all its volume to secure priority berthing, ample terminal space and reduced cost at a planned new terminal at the Port of Antwerp.

     Administration. CP Ships is continuing to aggregate back-office activities including export and import documentation, receivables, payables and other accounting services, payroll and general administrative activities. Service centres are being established across Europe and elsewhere under regional management to replace several individual offices and provide centralized documentation and certain accounting functions. CP Ships intends to set up similar centres in other regions over the next 18 months.

     Information Systems. CP Ships is currently in the process of developing a single company-wide system as a replacement for the diverse operational information systems it inherited with its various acquisitions. This will include standardization of CP Ships on a single financial system platform. An SAP accounting system has been successfully implemented in the Cast organization and the results are under evaluation before further rollout is made across the group. In the meantime, CP Ships is reducing the number of separate operational and financial information system functions across its organization in order to achieve better operating efficiencies. Centrally-managed application development and technical support will provide effective cost control and support common information technology ("IT") processes across the group. Two major data centres, located in the UK and in the U.S., will support IT hardware and software for all corporate systems.

     Implementation efforts continue within several of the lines to enhance capabilities with GT Nexus, an industry e-commerce portal. The portal covers rate requests, sailing schedule queries, documentation submissions and shipment tracking functions. These efforts complement internal e-commerce projects.

     Insurance and Risk Management. CP Ships provides centrally managed insurance, risk management and claims support services with centres in Europe, North America and Australia.

Sales and Marketing

Brands

     CP Ships serves its customers through six distinct brands: ANZDL, Canada Maritime, Cast, Contship Containerlines, Lykes Lines and TMM Lines. With the acquisition of Italia, CP Ships has added a seventh brand to its portfolio. CP Ships believes that its brands are recognized in the industry for their distinct service offering, strong operating performance and superior customer relations. In 2001 and 2000 all of CP Ships' brands were recognized for service excellence within the container shipping industry. For example in 2001, CP Ships' brands received the Australian Quality Council Gold Level Australian Business Excellence Award, the Canadian International Freight Forwarders Association's Best Overall Ocean Carrier of Year, Best Mediterranean Carrier of the Year and Best European Carrier of the Year awards; Logistics Management and Distribution Report's Quest for Quality Award and the LLP Liner Analysis Award for schedule reliability. In 2000 CP Ships' brands received the Achievement Award, the highest award granted to any company by the New Zealand Business Excellence Foundation; the Australian Quality Council Award for business excellence; the Canadian International Freight Forwarders Association Carrier of the Year award; Logistics Management and Distribution Report's Quest for Quality award; International Freighting Weekly's UK Shipping Line of the Year Award and Lloyds List Daily Commercial News Awards for Customer Service and Schedule Reliability.

Sales

     Sales and marketing activities are organized around the individual brands, reinforcing CP Ships' strategy of maintaining and strengthening its brands within its regional markets. CP Ships' policy is to have its own sales and marketing organizations based, in the large majority of locations, in its principal markets. It has over 200 sales and marketing offices.

     Each brand contracts separately with third party sales agents in smaller, developing or new markets. Third party agency arrangements may comprise "full service" agreements (including sales, marketing, customer service and back-office) or may be functionally specific, for example covering sales and marketing activities or back-office services.

     CP Ships recently formed a Global Accounts group to manage sales, marketing and customer support relationships with large global customers with activities in many trade lanes. This initiative was undertaken in order to offer tailored regional coverage on a global scale thereby capitalizing on the capabilities of the regional management teams and market knowledge.

Trademark and Licences

     CP Ships does not rely on the licensing of intellectual property belonging to other companies in marketing its brands other than in respect of certain "CP" related trademarks which are owned by the successor of Canadian Pacific, Fairmont Hotels & Resorts Inc., and licensed to CP Ships.

Customers

     CP Ships has three types of customers: exporters, importers and intermediaries. Exporters include a wide range of enterprises, from global manufacturers (including the major automotive companies that may ship thousands of teu annually) to small family owned businesses (which may ship just a few teu each year). Importers are usually the direct purchasers of goods from exporters but may also comprise sales or distribution agents or may be the receiver of the containerized goods at the final point of delivery. Intermediaries act as agents for exporters and importers, performing a range of duties such as rate negotiation, bookings, documentation, insurance, customs clearance, billing and payments, inland transport, warehousing and container tracking services which would otherwise be part of the carrier's door-to-door service. Intermediaries usually receive a commission from the carrier as well as from customers for performing these activities. Commissions paid to intermediaries by carriers generally range from 1.5% to 2.5% of the shipping contract value, although they may sometimes be paid on a fixed fee basis, typically in the range of $25 to $35 per teu.

     Normally one party involved in a shipment -- the exporter, the importer or the intermediary -- controls the selection of the carrier with such control usually depending on the terms of sale in the contract between an exporter and an importer. The extent to which exporters, importers or their intermediaries control carrier selection varies depending on the trade lane involved.

     CP Ships markets its services to exporters and importers at both ends of the trade lane. By providing comprehensive sales coverage in this way, CP Ships builds knowledge about its customers (and other parties involved in the shipment), enhances its customer relations, builds brand loyalty and preserves market share. It also carries out regular marketing surveys to evaluate customer satisfaction with its services and establishes benchmarks for its services derived from its main competitors. Key performance criteria include an assessment of CP Ships' service offerings, the level of service quality delivered, as well as other measures including the competitiveness of its freight rate quotations and the timeliness and accuracy of its documentation and invoicing. In CP Ships' view, based on industry and company customer surveys, customers expect to receive from carriers reliable, consistent and cost-effective ocean and inland transport services, schedule reliability, container availability and problem solving. CP Ships reviews the results of these surveys to continuously improve the quality and range of service offerings.

     General practice within the container shipping industry is to provide standard credit terms to the party that is responsible for paying the transportation charges. The amount of credit and the credit period depends on a number of factors including the customer's financial status, its credit history with the carrier, the frequency and size of its shipments and overall size and type of business. CP Ships' credit terms are consistent with general industry practice.

     CP Ships has a diverse customer base. In 2001, CP Ships' top ten customers accounted for approximately 9% of volume or 6% of revenue. The single largest customer accounted for approximately 2% of volume or 1% of revenue in 2001.

Competition

     The container shipping industry is highly competitive. While the world's top 20 carriers, by capacity, control 57% of global container capacity, the industry remains highly fragmented with over 500 carriers operating world-wide. Within the trade lanes it serves, CP Ships competes against a wide range of global, regional and niche carriers. However, CP Ships participates in joint service agreements with other container shipping companies in nearly all of its trade lanes.

     Global carriers generally deploy significant ship capacity and operate extensive service networks in most trade lanes in the major East-West markets, as well as in selected regional markets. These carriers generally deploy large ships and serve major ports with direct calls and other ports through transhipment over regional hubs. Global carriers that compete with CP Ships include Hapag Lloyd, Maersk Sealand, Mediterranean Shipping, Orient Overseas Container Line and P&O Nedlloyd.

     Regional carriers generally focus on a number of smaller trade lanes within the major East-West markets, or within regional markets such as Australasia, Africa, Latin America and India. These carriers tend to offer direct services to a wider range of ports within a particular market than global carriers. Regional carriers that compete with

CP Ships include Compania Sudamericana de Vapores, Hamburg Sud, Shipping Company of India and United Arab Shipping Company.

     Niche carriers are similar to regional carriers but tend to be even smaller in terms of the amount of ship capacity they operate and the number and size of the markets they cover. Niche carriers that compete with CP Ships include Atlantic Container Line, Dole Fruit, Kien Hung, Samudera and Seaboard Marine.

     Many of CP Ships' competitors are also involved in other transportation businesses such as logistics, dry and liquid bulk shipping and intermodal transport. In addition, other competitors are also involved in unrelated industries such as oil exploration, travel services and retail. As part of its strategy, CP Ships concentrates exclusively on container shipping. CP Ships believes that such specialization allows management to better plan for, and quickly respond to, what are often rapidly changing economic, political and trade conditions in the industry.

Employees

     The number of employees of CP Ships at 31st March 2002 was approximately 4,150 with 43% of the staff located in North America, 43% in Europe and the balance mainly in Australasia and South America. CP Ships' employees are divided by function almost evenly between (i) sales and marketing, (ii) customer service, (iii) shared services and (iv) administration and accounting, with the head office of CP Ships accounting for less than 1% of the total. Employees engaged in shared services include those responsible for container fleet management, co-ordination of inland transport services, certain IT functions, insurance and risk management and marine operations such as ship procurement, marine fuel purchasing, ship management services and the negotiation of marine terminal contracts.

     Less than 3% of CP Ships' employees are employed under collective bargaining agreements. CP Ships believes that its relations with employees are good. CP Ships further believes that the material terms of its collective bargaining agreements and other terms of employment are customary for the industry, as are the classification of its employees and the geographic locations covered by such agreements.

Insurance

     CP Ships maintains insurance policies to cover risks related to physical damage to its ships and ship equipment, other equipment (such as containers, chassis, terminal equipment, trucks) and properties, as well as third party liabilities arising from the carriage of goods and the operation of ships and shore-side equipment, and general liabilities which may arise through the course of its normal business operations.

     CP Ships' owned ships are insured with a group of major insurance companies for physical damage, including war and terrorist risks, and total loss up to their full individually declared values on an annual basis. The declared value of the ship is the assessed market value of the ship. A further 25% of the value is also covered under an "increased value" policy, in order to meet additional expenses that might arise from the total loss of a ship. Although it is normal for this coverage to be placed annually, CP Ships is currently mid-way through a three-year policy. In addition, owned ships calling in areas identified by the marine insurance market as specified war risk zones are temporarily covered for war risks by declaration and payment of an additional premium. Under its charter agreements, CP Ships is required to pay additional premiums when its chartered ships call in a war risk zone. The list of war risk areas was expanded as result of underwriters' perception of increased risk following the terrorist attacks on 11th September 2001, the identification of the responsible parties and the subsequent conflict in Afghanistan.

     Protection and Indemnity Insurance (P&I) provides cover for: third party claims arising from the carriage of goods including loss or damage to cargo; claims arising from the operation of owned and chartered ships including injury or death to crew, passengers, or other third parties; claims arising from collisions with other ships; damage to other third-party property; pollution arising from oil and other substances; and salvage and other related costs. CP Ships' P&I cover is divided between two respected P&I Clubs, both of which are members of the International Association of P&I Clubs. Members of this association arrange a pooling insurance and a substantive re-insurance program, and insure approximately 90% of the world's ocean-going merchant fleet. Members of P&I Clubs are subject to calls payable to the association based on the member's claim record as well as the claim records of all other members of the association. The sum insured by P&I cover is up to approximately $4.25 billion per incident. CP Ships' equipment fleet (containers and chassis) is insured in the Lloyd's and London Companies market for physical damage, including war risks, and liabilities arising thereunder. The terminals in Montreal are insured for such risks with the TT Club, the world's largest insurer of terminals.

     As a result of the significant insurance losses incurred in the 11th September 2001 attacks and related concern regarding terrorist attacks, the world's insurance markets increased premiums and reduced or restricted cover for terrorist losses generally. Accordingly, premiums payable by CP Ships for terrorist cover have increased substantially and the level of terrorist cover has been significantly reduced.

     CP Ships also maintains additional insurance policies to cover a number of other risks including: strikes and delays; liability arising from documentary or procedural errors and omissions; workers compensation; motor fleet; office buildings; directors' and officers' liability; and general liabilities. CP Ships believes that the types and amounts of insurance coverage it currently maintains are in line with customary practice in the international container shipping industry and are adequate for the conduct of its business.

Regulatory Matters

     CP Ships' operations are materially affected by government regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which the ships operate, as well as in the country or countries of their registration. Because such conventions, laws and regulations are subject to revision, it is difficult to predict the continuing cost of compliance with such conventions, laws and regulations, the impact thereof on the resale price or useful life of ships or on business operations. Various governmental and quasi-governmental agencies require holding certain permits, licenses and certificates with respect to marine operations. Subject to the discussion below and to the fact that the kinds of permits, licenses and certificates required for the operations of its owned ships will depend upon a number of factors, CP Ships believes that it has been and will be able to retain or obtain all permits, licenses and certificates material to the conduct of its operations.

Maritime Regulations

     United States. In the U.S., carrier operations of CP Ships serving U.S. ports are subject to the provisions of the Shipping Act of 1984 (the "Shipping Act"), as amended by the Ocean Shipping Reform Act of 1998 ("OSRA"). Among other things, the Shipping Act confers immunity from antitrust laws for certain co-operative agreements between ocean common carriers operating in the U.S. The most common types of agreements are slot exchange agreements, whereby carriers share space on each others' ships, and rate discussion agreements, in which carriers may co-ordinate, discuss and voluntarily agree on ocean freight rates and charges and other terms and conditions of service (collectively, "Carrier Agreements"). Adherence to decisions reached in such discussion agreements is purely voluntary. To receive an antitrust exemption, Carrier Agreements must be filed with the U.S. Federal Maritime Commission ("FMC"). Under the Shipping Act, as amended, carriers serving U.S. ports may offer transport services to customers either through semi-confidential service contracts or through publicly available tariffs. The Shipping Act requires carriers to publish their tariff rates and certain service contract terms electronically to allow public internet access. Carrier operations of CP Ships via U.S. ports are subject to Shipping Act and FMC regulatory requirements relating to carrier agreements, tariffs, and service contracts. Civil penalties of up to $30,000 per violation can be imposed on carriers that fail to adhere to these statutory and regulatory requirements.

     The past decade has witnessed a shift to discussion agreements from traditional conference agreements. Unlike discussion agreements which reach decisions on a voluntary adherence basis, conference agreements make binding decisions on the basis of voting (subject to defined rights of individual members to deviate from certain collective rate actions) and the conference publishes tariffs and offers group service contracts, in both cases setting forth agreed rates, terms and conditions of transportation applicable to conference members.

     Under the U.S. Maritime Security Act of 1996, U.S.-documented ships that are operated in a common carrier service are eligible to apply for an annual subsidy payment ("MSP Program"). As at 31st March 2002, three of the U.S. flag Pacific Class ships indirectly owned by CP Ships were enrolled in the MSP Program, and these ships receive an annual subsidy payment of approximately $2 million per ship. Although the MSP Program continues until 30th September 2005, funding for the MSP Program must be approved by U.S. Congress on an annual basis. As a pre-condition to receipt of the annual subsidy payment under the MSP Program, the operator or charterer of the ships must enter into an emergency preparedness agreement with the U.S. Secretary of Transportation. Accordingly, a subsidiary of CP Ships has entered into such an agreement with the U.S. Secretary of Transportation pursuant to which such subsidiary agrees to make its ships, capacity in ships, intermodal systems and equipment, terminal facilities, management service and related service available to the U.S. government in the event of war, national emergency or when the U.S. Secretary of Defence determines it to be necessary for national security.

     Following the terrorist attacks on 11th September 2001, the U.S. Government adopted certain measures to improve security at various U.S. ports and with respect to cargo movements to and from the U.S. The Congress and federal agencies are continuing to review the possibility of imposing additional security related measures. Additional security measures currently being considered by the U.S. government include increased security for facilities and vessels, improved container seals, electronic vessel and equipment tracking, enhanced personnel security checks and identification procedures, reviews of vendors and subcontractors, changes to cargo documentation requirements, automated filing procedures for customs and vessel entries, and other actions. It is possible that some of these measures could adversely affect the efficiency of operations of CP Ships or result in additional costs. It is as yet too early to determine with any precision the nature and extent of the measures that may be adopted in the U.S.

     Canada. In Canada, the Shipping Conferences Exemption Act, 1987 ("SCEA") exempts certain shipping conference practices, such as agreeing to terms and prices by way of published tariffs or service contracts, pooling volumes, and exchanging market data with the objective of achieving trade stability, from the provisions of the Competition Act. This allows for partial anti-trust immunity provided that, among other things, on request a shipping conference is required to meet, notify and discuss issues which arise with the Canadian Shippers Council.

     Recent amendments to SCEA include provisions (a) permitting conference carriers to offer individual confidential service contracts, (b) permitting carriers to file rates and tariffs electronically, (c) providing for penalties of C$10,000 per offence, and (d) reducing the notice period for independent action from fifteen to five days. In general, these amendments brought the Canadian regulatory environment closer to U.S. and European regulation.

     European Union. The European Union ("EU") recognizes traditional conferences but not discussion agreements. In the EU, CP Ships is affected by the regulations under the Treaty of Amsterdam (formerly the Treaty of Rome) ("Treaty"). Under the Treaty, CP Ships is subject to European Community ("EC") Regulation 4056/86 ("Reg. 4056/86") and EC Regulation 823/00 ("Reg. 823/00").

     Under Reg. 4056/86, carriers are entitled to give effect to rate fixing agreements in relation to the ocean carriage of cargo to and from the EU (and the European Economic Area) member states. This is in derogation of the fundamental prohibition of cartels imposed by Article 81 of the Treaty. Such derogation is subject to certain qualifications. These permitted rate fixing agreements relate to specific trade lanes. They are known as "liner conferences". Many of CP Ships' liner services are members of the relevant liner conferences, primarily in the trade lanes between North Europe and Canada, and between Europe and Australia, New Zealand, South America and India/Pakistan. Recent changes being discussed by the EC may affect the procedures relevant to Reg. 4056/86. These changes, intended to be implemented in 2003, would transfer the burden of testing compliance with Reg. 4056/86 and
Article 81 of the Treaty, and the application of exemptions under Article 81, from the Commission to a self-assessment regime open to verification by interested parties (at the national court level or with the EC) or by the EC itself.

     Reg. 823/00, known as the "consortia" regulation, permits carriers trading to and from the EU to co-ordinate, subject to certain conditions, the operation of their ships in particular trade lanes, in order to promote greater efficiency in the optimising and scheduling of shipping capacity. Such permitted co-ordination is subject to certain qualifications and is distinct from, and must not include, freight rate fixing agreements (as permitted by Reg. 4056/86). CP Ships participates, world-wide, in a number of such arrangements, several of which are subject to Reg. 823/00 by reason of trade to and from EU member states.

     Australia. In Australia, Part X of the Trade Practices Act 1974 ("TPA") provides registered liner cargo shipping conference agreements with exemptions from provisions of the TPA which would otherwise prohibit contracts or arrangements to lessen competition and corporations engaging in the practice of exclusive dealing. These exemptions allow conferences to agree upon freight rates, pool earnings and costs, rationalize capacity and restrict new entrants to the conference agreement.

     Recent amendments to Part X include the extension of exemptions relating to rate setting to "terminal to terminal" type shipping negotiations, the extension of Part X to cover inward conferences, the increase in the powers of the Minister of Transport and the Australian Competition and Consumer Commission to resolve anti-competitive conduct, a requirement that closed conferences accept new members in certain circumstances and allowing shipping conferences to negotiate collectively with stevedores for the provision of stevedoring services to member lines of those conferences.

     Recent developments in anti-trust immunities. The anti-trust immunities described above have historically been justified on the grounds that they are necessary to assure shippers of stable freight rates and reliable scheduled liner shipping services. These immunities have been in place in various forms for many years in the United States, Canada, European Union and Australia. However, they have been gradually eroded and narrowed through legislative and regulatory amendments and court decisions. For example, in 1998 the OSRA introduced measures designed to increase the level of competition in the United States between carriers. In 2001, amendments to the SCEA contained changes similar to those found in the OSRA and which were also designed to increase competition in Canada between carriers. Three decisions issued by the European Court of First Instance on 28th February 2002 held that the immunities contained in EC Reg. 4056/86 apply only to port to port services, and do not permit fixing of tariffs for the inland leg of intermodal services.

     In May 1999, the Secretariat of the Organisation for Economic Co-operation and Development (the "OECD") published a report entitled "Discussion document on regulatory reform in international maritime transport". The report recommended, among other things, that agreements among carriers to set common rates should no longer receive automatic antitrust immunity or exemption.

     In April 2002, the OECD Secretariat published its final report entitled "Competition Policy in Liner Shipping" (the "OECD Report") which, among other things, concluded that there is no evidence that the liner shipping industry needs to be protected from competition by anti-trust immunity for price-fixing and rate discussions, and that there is no evidence that the conference system leads to more stable freight rates or more reliable shipping services than would be the case in a fully competitive market. The OECD Report concluded that countries should (i) seriously consider removing anti-trust exemptions for common pricing and rate discussion and (ii) have the discretion to retain exemptions for other operational arrangements relating to liner shipping so long as these did not result in excessive market power. The container shipping industry has disputed many of the factual findings contained in the OECD Report and is vigorously opposing the implementation of its recommendations.

     In February 2002 the European Commission, noting the Draft OECD Report (published in November 2001 prior to the OECD Report), announced that it would study, and re-assess the justifications for, the existing exemptions for liner conferences provided in EC Reg. 4056/86. This is the first time that EC Reg. 4056/86 has been formally reviewed by the European Commission since enactment of the Regulation in 1986.

Environmental Regulations

     United States. In the U.S., ship operators are subject to a number of federal and state laws and regulations with respect to protection of the environment in the course of ship operations in U.S. trade lanes. The primary laws are the Oil Pollution Act of 1990 ("OPA 90") with respect to oil spill liability, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") with respect to spills or releases of hazardous substances, the Federal Water Pollution Control Act ("FWPCA"), also called the Clean Water Act, and the National Invasive Species Act of 1996 ("NISA") with respect to ballast water management.

     Under OPA 90, ship owners, operators, and bareboat charterers are deemed "Responsible Parties" and are jointly, severally and strictly liable for all removal costs and other damages caused by oil spills from their ships. Although OPA 90 is primarily directed at oil tankers (which CP Ships does not operate), it also applies to non-tanker ships with respect to the fuel carried on board the ships. OPA 90 limits the liability of non-tanker owners to the greater of $600 per gross ton or $500,000 per discharge, which may be adjusted periodically for inflation. The liability limits do not apply if the incident was caused by the Responsible Party's gross negligence, wilful misconduct, or a violation of an applicable federal safety, construction, or operating regulation. In addition, the liability is not limited if the Responsible Party fails to report the oil spill or fails to cooperate or comply with a removal order.

     OPA 90 requires all Responsible Parties to establish and maintain evidence of financial responsibility sufficient to meet the maximum liability to which it could be subject under OPA 90. Financial responsibility may be established by any combination of the following: evidence of insurance, surety bond, guarantee, letter of credit, qualification as self-insurer or other evidence of financial responsibility. CP Ships believes that it has sufficient insurance with its P&I Clubs to cover damages that might arise under OPA 90. However, OPA 90 specifically preserves state law liability and remedies, whether by statute or common law; state law liability is not subject to the OPA 90 limitations of liability. Some states have enacted legislation providing for unlimited liability for oil spills both in terms of removal costs and damages. As such, overall liability under state law for a spill is virtually unlimited, and could theoretically exceed CP Ships' available insurance coverage in the case of a catastrophic spill.

     CERCLA governs spills or releases of hazardous substances other than petroleum, natural gas, and related products. CERCLA imposes strict and joint and several liability on the owner or operator of a ship, vehicle or facility from which there has been a release, as well as other responsible parties. Spills or releases could occur during shipping, land transport, terminal or transport-related operations. Damages may include removal costs, natural resource damages, and economic losses without regard to physical damage to a proprietary interest.

     The Clean Water Act prohibits the discharge of oil or hazardous substances and imposes strict liability in the form of penalties for damages and remedial costs. The Clean Water Act now serves largely to provide backup coverage with respect to remedial costs to the more recent OPA 90 and CERCLA.

     NISA was enacted in 1996 in response to growing reports of harmful organisms being released into U.S. ports through ballast water taken on by ships in foreign ports. NISA established a ballast water management program for ships entering U.S. waters calling for voluntary mid-ocean ballast water exchange, retention of ballast water onboard the ship, or the use of environmentally sound alternative ballast water management methods approved by the U.S. Coast Guard. If the mid-ocean ballast exchange is made mandatory throughout the U.S., or if water treatment requirements or options are instituted, the costs of compliance could increase for ocean carriers, including CP Ships.

     Canada. In Canada, shipowners are faced with a number of Canadian federal and, concurrently, provincial environmental laws which do or may apply to shipping operations and related activities in Canadian waters. The federal laws include the Marine Liability Act, Canada Shipping Act, Canadian Environmental Protection Act and Fisheries Act. The Marine Liability Act ("MLA") gives effect to the International Convention on Civil Liability for Oil Pollution Damages, 1969 and the International Convention on the Establishment of the International Fund for Compensation for Oil Pollution Damage as amended by protocols in 1976 and 1992. The MLA imposes liability on the shipowner for oil pollution damage and for costs and expenses to prevent, repair, remedy or minimize that pollution. Unless the pollution results from a personal act or omission of the shipowner committed with intent to cause the pollution, or recklessly and with knowledge that pollution damage would probably result, the maximum liability of the shipowner is limited to 3,000,000 International Monetary Fund Special Drawing Rights for the first 5,000 tons and 420 Special Drawing Rights per subsequent ton, to a maximum of 59,700,000 Special Drawing Rights. The law requires that certificates of insurance or other security be issued in respect of each ship. All of CP Ships' owned ships carry such certificates.

     The Canada Shipping Act, Canadian Environmental Protection Act and Fisheries Act and comparable provincial laws, prohibit dumping of deleterious substances in water which would adversely affect the fishery and other aspects of the environment. These statutes can be publicly or privately prosecuted and in some cases create a civil cause of action. Common law causes of action may also be available for those affected by acts of pollution. Those laws, as well as the common law, create a civil cause of action against the offender.

     The Racine and Cast terminals in Montreal are subject to various federal and province of Quebec environmental laws. The Quebec Environmental Quality Act imposes liability jointly and severally on all persons who have ownership, custody or control over contaminants and persons responsible for emission, deposit or discharge of any contaminant.

     Australia. Australian law governing marine pollution from ships takes the form of domestic enactment of international conventions. The Commonwealth, the States and the Northern Territory of Australia have all legislated to give effect to some of the conventions listed below, but there is no uniformity between the various jurisdictions. Different jurisdictions have given effect to different conventions in different ways. The core of MARPOL 73/78 (referred to below) has been adopted in Australia by the Protection of the Sea (Prevention of Pollution from Ships) Act, 1983 ("PSA"). All of the States of Australia and the Northern Territory have their own legislation implementing Annex I and II of MARPOL.

     Effective as at October 2001, the PSA was amended to include provisions:
(a) requiring ships of 400 tons or more, or certified to carry 15 or more persons, to have a shipboard waste management plan and to carry and maintain a garbage record book; (b) expanding incident reporting requirements so that ships of 15 metres or more must report any incident that affects the safety of the ship having the potential to result in the pollution. (Previously reporting was required in respect of an incident only when there was a probability of pollution.) and (c) empowering surveyors to require a ship to discharge waste in port, where it becomes clear that the ship would have to discharge some waste at sea before reaching its next port of call.

     The Commonwealth and State Acts implementing Annex I and II of MARPOL (a) prohibit the discharge of oil or an oily mixture into the sea subject to certain exceptions; (b) impose a duty to report certain incidents involving oil or an oily mixture; and (c) require all Australian tankers or ships over 400 GRT (Gross Registered Tonnage) to maintain an oil record book according to the regulations outlined in those Acts. A maximum penalty of A$1.1 million can be imposed against the owner of a ship and A$220,000 against the master of a ship for breaches of the Acts. In New South Wales, forthcoming legislation will increase the maximum penalties for pollution from A$220,000 to A$500,000 for individuals and from A$1.1 million to A$10 million for corporations. The proposed new penalties will be the highest fines in Australia for marine oil and chemical spills.

     The International Convention on Civil Liability for Oil Pollution Damage, 1969 (known as CLC), as amended by Protocols dated 1976, 1984 and 1992, was implemented by the Commonwealth by enactment of the Protection of the Sea (Powers of Intervention) Act, 1981. The Dumping Convention was implemented by the Commonwealth by enactment of the Environment Protection (Sea Dumping) Act, 1981. That Act was amended in 1994 to give effect to Australia's obligations under the Protocol for the Prevention of Pollution of the South Pacific Region by Dumping ("SPREP") Protocol. Legislation was passed in 1993 to give effect to the Fund Convention in Australia. The Protection of the Sea (Oil Pollution Compensation Fund) Act, 1993 provides for who is to contribute to an international oil pollution compensation fund, how much they must contribute and how such contributions are to be completed.

     The Protection of the Sea (Civil Liability) Amendment Act, 2000 provides that: (a) ships over 400 GRT will be required to have appropriate insurance in place to meet liabilities arising from pollution damage caused by the discharge of oil; and (b) a breach of this Act will result in a strict liability offence which carries penalties of up to A$55,000.

     International. Globally, the International Maritime Organization ("IMO") has adopted MARPOL 73/78, which relates to environmental standards including oil leakage or spilling, garbage management, as well as the handling and disposal of noxious liquids, harmful substances in packaged forms, sewage and air emissions. Compliance with MARPOL is not yet mandatory. However, CP Ships endeavours to comply with all materially relevant provisions of the convention.

     The IMO adopted the International Convention for the Safety of Life at Sea or SOLAS Convention, which imposes a variety of standards to regulate design and operational features of ships. SOLAS standards are revised periodically. CP Ships believes that all ships, either owned or chartered by it, comply with SOLAS standards. SOLAS also incorporates the International Safety Management Code ("ISM"). The ISM requires, among other things, ship operators to implement environmental and safety management systems. CP Ships has obtained ISM accreditation for all its owned ships and for the management companies operating those ships.

     The majority of CP Ships' marine operations activities has been awarded accreditation under the ISO 14001 Environmental Management Code. The purpose of ISO 14001 accreditation is to ensure that all company marine operations activities which relate to the environment conform to all materially relevant international conventions, national and local laws and regulations and create the framework required to continuously improve directly or indirectly related internal processes, procedures and activities. Accreditation of CP Ships' remaining marine and terminal operations is expected during the course of 2002.

     All of CP Ships' owned and chartered ships operate under the International Ship Management Code's standard of safe operations. CP Ships' owned ships are registered with internationally recognized Classification Societies including Lloyds, Bureau Veritas, ABS, and DNV. The principal purpose of Classification Societies is to provide objective and independent confirmation to the insurance underwriters that ships are being maintained to the standards that are considered appropriate to minimize claims on underwriters. A beneficial by-product of the activities of Classification Societies is to provide reassurances to owners and others with a financial or other interest in those ships that they are being regularly surveyed and properly maintained.

Legal Proceedings

     CP Ships is from time to time engaged in litigation incidental to its business. CP Ships can be exposed to litigation relating to, among other things, claims associated with the carriage of goods, such as damaged and lost goods or delayed delivery. CP Ships believes that industry specific insurance and the claims handling procedures that it maintains are adequate to protect it against such claims. Although any litigation, proceeding or investigation has an element of uncertainty, CP Ships believes that the outcome of any pending or threatened proceeding, lawsuit or claim, or all of them combined, will not have a material adverse effect on its business, financial condition or results of operations. The only material litigation in which CP Ships is currently involved follows the cancellation by one of its subsidiaries of a stevedore contract at the Port of Zeebrugge in Belgium which is more fully described below.

     In 1994, Cast Agencies Europe Limited ("Cast Agencies"), a subsidiary of CP Ships, entered a 15 year agreement with Seaport Terminals/Flanders Container Terminal NV ("FCT"), a stevedore, to use FCT's terminal at the Port of Zeebrugge. FCT sued Cast Agencies in 1998 for short payments and Cast Agencies filed a counterclaim in July 1999. Cast Agencies terminated its agreement with FCT on 23rd August 1999. In October 1999, FCT issued a claim for BEF 3,578 million (approximately $77 million based on exchange rates at 31st March 2002) plus interest and costs regarding the termination of the agreement. A number of CP Ships' subsidiaries and affiliates are being sued in connection with the claim. The case was introduced in court in Belgium on 10th February 2000, but no written submissions have been filed on behalf of any of the parties and no dates for oral pleadings have been scheduled by the court.

     CP Ships does not believe that the outcome of this litigation will have a material adverse effect on it. The action is being defended and no amount has been reserved by CP Ships in its financial statements with respect to such action other than for legal costs.

                            PRINCIPAL SHAREHOLDERS

     The following table sets out information known to CP Ships with respect to the beneficial ownership of its common shares as at 11th September 2002 by each of the following:

o each shareholder who beneficially owns more than 5% of CP Ships' issued and outstanding common shares;

o    each of the directors and executive officers of CP Ships; and

o    all directors and executive officers of CP Ships as a group.


                                                                  Percentage of Shares
                                                                   Beneficially Owned
                                                          -----------------------------------
                                       Number of Shares     Prior to Share       After Share
    Name of Beneficial Owner          Beneficially owne        Offering            Offering
---------------------------------     ------------------    --------------       ------------
5% Shareholders
Ontario Teachers' Pension Plan            4,043,057             5.1%                4.6%
Directors and executive officers
  Raymond Miles                             232,516               *                  *
Frank Halliwell                             145,370               *                  *
Ian Webber                                   95,988               *                  *
Terry Burrows                                58,225               *                  *
David Halliday                               58,225               *                  *
Paul Stone                                   33,824               *                  *
Jeremy Lee                                   21,624               *                  *
Jeff Drake                                   17,557               *                  *
John McNeil                                  21,827               *                  *
John Irving                                  11,360               *                  *
John Bowmer                                   3,157               *                  *
Viscount Weir                                 3,895               *                  *
Robert Clanin                                 3,157               *                  *
Peter Dey                                     6,827               *                  *
Nigel Rich                                    1,661               *                  *
Iain Torrens                                      0               *                  *
All directors and executive officers
  as a group                                715,536               *                  *



----------

* Less than 1%.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Canadian Pacific Railway Contracts

     CP Ships transports all of its container rail traffic from its Montreal terminals on Canadian Pacific Railway, a related party prior to completion of the Spin-off, pursuant to contracts that have been in effect since 1st February 1996 and which have been extended beyond their original expiry date of 31st January 2004 by a further 10 years. The contracts require CP Ships to use Canadian Pacific Railway for all of its container rail traffic on specific routes to and from certain identified Canadian and U.S. cities unless its customers insist on alternative routing. The contracts set out the rates and charges on the various routes to and between the destination cities for both loaded and empty containers, which rates are subject to adjustment.

     CP Ships believes that these contracts have been entered into on substantially the same terms and conditions as would be the case in an arm's-length transaction with a non-related third party.

     Container shipping operating expenses for 2001, 2000 and 1999 included $90 million, $127 million, and $110 million, respectively, for services provided by parties who were related at the times the contracts were entered into. The majority of this amount was paid to Canadian Pacific Railway for inland transportation costs.

Forward contracts and dividends

     CP Ships expects to continue to be exposed to changes in exchange rates on future expenses denominated in currencies other than U.S. dollars, mainly Canadian dollars, British pounds and euros. To hedge these exposures, CP Ships enters into forward contracts. In certain cases, prior to the Spin-off, such forward contracts were entered into with Canadian Pacific. As at 31st December 2001, CP Ships had no such contracts with any affiliated companies. At 31st December 2000 and 1999, it had contracts with affiliated companies for $47 million and $92 million, respectively. As at both 31st December 2001 and 31st December 2000, the unrealized gain/loss on these contracts not recognized in the statement of income was $0. As at 31st December 1999, the unrealized gain was $7 million.

     Dividends on preference shares paid to a former affiliated company amounted to $3 million, $2 million and $0 in 2001, 2000 and 1999, respectively. Following the Spin-off, such preference shares are no longer outstanding.

Transactions with Canadian Pacific

     CP Ships has, in the past, engaged in numerous transactions with Canadian Pacific and its other subsidiaries. These transactions have included, among other things, the provision of financial support as well as the provision of certain services and administration. Certain transactions have been on terms more favourable than may otherwise have been obtainable in transactions with unaffiliated third parties. Any future transactions with such parties will be negotiated on an arm's-length basis. In addition, Canadian Pacific has provided CP Ships with various financial, legal, treasury, corporate secretarial, taxation, administrative and other support services that were terminated at the time of the Spin-off.

     Canadian Pacific has historically allocated a management charge to CP Ships, although such allocation may not be indicative of the costs of the services provided.

The Arrangement Agreement

     In connection with the Spin-off, Canadian Pacific, CP Ships and CP Ships Holdings Inc., predecessor of CP Ships, entered into an arrangement agreement (the "Arrangement Agreement"), which contains a number of representations, warranties and covenants. Under the Arrangement Agreement, CP Ships has agreed, among other things, not to take any action or enter into any transaction (which could include, among others, certain transactions involving a change of control of CP Ships) that could cause the Spin-off to be taxed in a manner inconsistent with the tax rulings obtained from the Canadian and U.S. revenue authorities in connection with the Spin-off without first obtaining
(i) a supplemental tax ruling or an opinion from an accounting or law firm confirming that such transaction will not cause the Spin-off to be taxed in such different manner and (ii) on or prior to 3rd July 2004, the consent of each of the four other companies involved in the Spin-off (which consent may not be unreasonably withheld).

     Should CP Ships breach its representations and warranties or fail to satisfy its covenants under the Arrangement Agreement, it would be obligated to indemnify the other parties to the Arrangement Agreement for losses incurred in connection with such breach or failure. In addition, CP Ships is required to indemnify the parties to the Arrangement Agreement against any loss which they may incur, resulting from a claim against it, its business or its assets relating to the period prior to the completion of the Spin-off.

                           DIRECTORS AND MANAGEMENT

Directors

     Set out below are the names, ages, municipality of residence, business addresses, offices within CP Ships and principal occupations within the past five years of the directors of CP Ships together with the common shares beneficially owned or controlled by such individuals as at 11th September 2002. As at the date of this document, no single director beneficially owns or controls 1% or more of the common shares.



    Name, Municipality of Residence and                                                                        Number of Common
     Business Address if different from                                       Principal Occupation            Shares Beneficially
                  CP Ships                    Age        Office          (where different from office)        Owned or Controlled

John P. Bowmer..........................       58   Director          Chairman, Adecco SA (international             3,157
Atherton, California                                                  staffing group)


Business Address:
100 Redwood Shores Parkway
Redwood City
California, U.S.A 94065

Robert J. Clanin........................       58   Director          Corporate director                             3,157
Alpharetta, Georgia


Business Address:
14780 East Bluff Road
Alpharetta
Georgia, U.S.A 30004

Peter J. Dey............................       61   Director          Partner, Osler Hoskin & Harcourt               6,827
Toronto, Ontario                                                      LLP (law firm)


Business Address:
1 First Canadian Place
Toronto, Ontario
Canada M5X 1B8

Frank J. Halliwell......................       54   Director and      --                                           145,370(1)
Tampa, Florida                                      Chief Operating


Business Address:                                   Officer
401 East Jackson St., Suite 3300
Tampa
Florida, U.S.A 33602

John D. McNeil..........................       68   Director          Corporate director                            21,827
Toronto, Ontario


Business Address:
150 King Street West
Toronto, Ontario
Canada M5H 1J9

Raymond R. Miles........................       58   Director and            --                                     232,516(2)
London, England                                     Chief Executive
                                                    Officer

Nigel M. S. Rich........................       56   Director          Corporate director                             1,661
London, England


Business Address:
7 Lower Sloane Street
London
SW1W 8AY England

Ian J. Webber...........................       45   Director and     --                                             95,988(3)
Kent, England                                       Chief Financial
                                                    Officer


                                      101


Viscount Weir...........................       68   Chairman          Chairman, Balfour Beatty plc                   3,895
Glasgow, Scotland                                                     (international construction group)


Business Address:
130 Wilton Road
London
SW1Y 1LQ England



----------

(1) Of which 145,242 are held in trust under relevant compensation plans until 1st January 2003.
(2) Of which 232,388 are held in trust under relevant compensation plans until 1st January 2003.
(3) Of which 95,860 are held in trust under relevant compensation plans until 1st January 2003.


     Viscount Weir, Chairman of CP Ships, is also Chairman of Balfour Beatty, one of the United Kingdom's largest construction companies, where he has been a Director since 1977. He was Chairman of The Weir Group, a UK-based mechanical engineering group, from 1973 to 1999. He is also a Director of St James's Place Capital and Canadian Pacific Railway Company. He was formerly a Director of the Bank of England, British Steel and, from 1989 to 2001, Canadian Pacific Limited. Viscount Weir is a member of the Audit and Corporate Governance Committees and is Chairman of the Compensation Committee.

     John Bowmer is Chairman of Adecco of Switzerland, the world's largest international staffing and recruitment company, having been Chief Executive Officer since 1992 and Chief Executive Officer of its predecessor, Adia SA, since 1993. He has served in a variety of executive positions in the United Kingdom, Asia, Australia and the U.S. since he joined Adia SA in 1987. John Bowmer is a member of the Audit, Compensation and Corporate Governance Committees.

     Robert Clanin was Chief Financial Officer of United Parcel Service, the U.S. based, international parcel delivery and logistics company, from 1994 to 2000, having joined the company in 1971. He oversaw what was at that time the largest initial public offering of stock in the United States. Since 2000, he has been Chairman of Overseas Partners Limited, a Bermuda reinsurance company and a Director of Caraustar Industries Inc., which produces recycled packaging. Robert Clanin is a member of the Audit, Compensation and Corporate Governance Committees.

     Peter Dey was the Chairman of Morgan Stanley Canada from 1998 until 2001 and its President from 1994. From 1985 to 1994 he was a partner in the Canadian law firm of Osler, Hoskin & Harcourt which he first joined in 1969 and to which he returned as a partner in 2001. He was Chairman of the Ontario Securities Commission from 1983 to 1985 and was responsible for the Dey Report on corporate governance in Canada. Peter Dey is a member of the Audit and Compensation Committees and Chairman of the Corporate Governance Committee.

     Frank Halliwell was appointed Chief Operating Officer of CP Ships in 2001, having been Executive Vice President since 1995. He has filled a number of senior roles in the CP Ships group since joining Canada Maritime in 1991. He entered the container shipping industry in 1971.

     John McNeil was Chairman and Chief Executive Officer of Sun Life Assurance Company of Canada from 1988 to 1998 and Chairman until 1999. He is a Director of Sun Life Financial Services of Canada. He serves as Chairman of Fairmont Hotels and Resorts having been a Director of its former parent company, Canadian Pacific Limited, from 1992 to 2001. He is also a Director of Shell Canada, Hampton Re Holdings and DWL Inc. He is Chairman of the Audit Committee and a member of the Compensation and Corporate Governance Committees.

     Ray Miles joined CP Ships in 1988 as Chief Executive Officer. He has worked in the shipping industry since 1972. He is a non-executive Director of the West of England P&I Club, Chairman of the World Shipping Council, the liner industry's U.S. lobby, and a trustee of the National Maritime Museum at Greenwich, London.

     Nigel Rich spent 20 years with the Jardine Matheson Group in Asia and was its Chief Executive from 1989 to 1994. He is currently Chairman of the Hampton Group, a real estate services company, Chairman of Exel, the global logistics business and a Director of retailer Harvey Nichols, television company Granada and Pacific Assets Trust. Nigel Rich is a member of the Audit, Compensation and Corporate Governance Committees.

     Ian Webber, a Chartered Accountant, was appointed Chief Financial Officer of CP Ships in 1996 after 17 years with PricewaterhouseCoopers LLP, the last five as an audit partner.

     All directors of CP Ships serve terms of one year, unless otherwise determined at each annual general meeting of shareholders.

     The Articles of Amalgamation of CP Ships provide for a minimum of three and a maximum of 15 directors. The directors are empowered to exercise all the powers of CP Ships, including the power to borrow money. A director may not vote in respect of any contract, arrangement, transaction or proposal in which he, or any person connected with him, has any material interest other than by virtue of his interests in securities of, or otherwise in or through, CP Ships. A director shall not vote or be counted in any quorum concerning his own appointment or terms of his appointment. Directors are not required to hold any shares of CP Ships by way of qualifications. There is a mandatory retirement age for directors of 70 years.

Management

     The names, ages, municipality of residence and principal occupations within the past five years of CP Ships' senior officers who are not directors are shown below. Unless otherwise noted below during the past five years each of the following senior officers has been engaged in the principal occupation shown opposite his name or in another position with the same or an affiliated company.

     Terry Burrows (55), Sussex, England, Senior Vice-President, appointed in August 2000. He joined CP Ships in 1964 and has served in various senior commercial and marketing roles. He was appointed Chief Executive Officer of Cast in 1998 and subsequently Executive Vice-President for Europe trades with Americana Ships in Tampa, Florida.

     David Halliday (41) Suffolk, England, Senior Vice-President since January 2000, joined Contship Containerlines in 1980, and served in various marketing and commercial roles until his appointment as Chief Executive Officer in 1998.

     Jeff Drake (38) London, England, Vice-President, Corporate Planning, joined CP Ships in October 2000. From 1998, he was Director, Marketing and Planning for Contship Italia, in Italy and before that a Transportation Group Partner with Mercer Management Consulting in Boston, Massachusetts.

     John Irving (49) Surrey, England, Vice-President, General Counsel and Secretary, joined CP Ships in June 2001 after five years as Senior Vice-President and General Counsel for Dairyworld Foods in Vancouver, British Columbia. He was Vice-President, General Counsel and Secretary of Emco Limited from 1993 to 1996.

     Jeremy Lee (48) Montreal, Canada, Vice-President, Investor Relations since June 2001, joined CP Ships in 1989 and has served in various senior commercial, marketing and corporate planning roles in Canada, the U.S. and the U.K.

     Paul Stone (44) Essex, England, Vice-President, Human Resources, was appointed in November 1999 after serving as General Manager, Human Resources for Contship Containerlines since 1996. Immediately prior to joining Contship, Mr. Stone served as UK Human Resources Manager for Deloitte & Touche and previously in similar roles in other UK-based companies.

     Iain Torrens (34) London, England, Vice-President, Treasurer, was appointed in January 2002. He served in a number of treasury roles for Cookson Group from 1998 to 2002, most recently as Deputy Group Treasurer from 2000 to 2002. He was Group Treasury and Tax Manager for Lee Cooper Group from 1996 to 1998.

     There is no family relationship between any of the directors and officers.

Committees of the Board of Directors

     The Board of Directors of CP Ships has constituted an Audit Committee, a Compensation Committee and a Corporate Governance Committee. Each Committee is comprised of non-employee directors. Matters regarding employee health and safety and the protection of the environment are dealt with by the full Board of Directors.

Audit Committee

     The Audit Committee oversees the retention, performance and compensation of CP Ships' independent auditors and establishes procedures concerning its systems of internal accounting, auditing controls and financial reporting.

Corporate Governance Committee

     The Corporate Governance Committee evaluates and assesses the effectiveness of the Board of Directors, its committees and their respective members, establishes procedures for identifying new nominees to the Board, recruits and recommends new nominees to the Board and develops and monitors CP Ships' approach to corporate governance issues.

Compensation Committee

     The Compensation Committee is responsible for recommending to the Board of Directors the compensation to be paid to the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer (the "executive directors"). The Compensation Committee reviews their compensation based on the attainment of objectives set by the Board of Directors that are consistent with CP Ships' strategic goals. The Board of Directors as a whole reviews the recommendations of the Committee and has final approval on compensation matters including major policy changes to overall compensation strategy.

Executive Compensation

     The following table shows, for the periods indicated, the compensation of the Chief Executive Officer and the four most highly compensated executive officers (the "Named Executive Officers") of CP Ships.


                            Summary Compensation Table(1)

                                                         Annual Compensation
                                           ------------------------------------------------

                                                                            Other Annual
                                                Salary          Bonus       Compensation
    Name and Principal Position      Year        ($)           ($)(2)            ($)
---------------------------------   ------     --------       ---------     -------------
Ray Miles                            2001      488,026         105,647             --
Chief Executive Officer              2000      447,782         358,320             --
                                     1999      421,200          50,575             --
Frank Halliwell                      2001      435,688          73,195             --
Chief Operating Officer              2000      385,000         231,000             --
                                     1999      350,001          66,620             --
Ian Webber                           2001      273,841          46,005             --
Chief Financial Officer              2000      246,268         147,761             --
                                     1999      221,130          19,914             --
David Halliday                       2001      208,276          25,660             --
Senior Vice-President                2000      205,970          90,627             --
                                     1999      194,400          20,092             --
Terry Burrows                        2001      181,110          22,313             --
Senior Vice-President                2000      179,104          97,154             --
                                     1999      200,000          14,400             --



                                                  Long-Term Compensation
                                       ------------------------------------------
                                                          Awards
                                       ------------------------------------------
                                        Securities
                                          Under         Restricted
                                        Options &       Shares or        Payouts
                                           SARs         Restricted                       All Other
                                         Granted       Share Units         LTIP        Compensation
    Name and Principal Position          (no.)(3)         ($)(4)          ($)(5)          ($)(6)
---------------------------------      ------------   -------------    -----------     -------------
Ray Miles                                332,000       2,001,000              --         163,842
Chief Executive Officer                       --              --              --          41,930
                                              --              --       1,082,995          39,404
Frank Halliwell                          188,000       1,251,000              --         162,321
Chief Operating Officer                       --              --              --         135,494
                                              --              --         625,005         106,250
Ian Webber                               151,000         826,000              --          49,966
Chief Financial Officer                       --              --              --          22,828
                                              --              --         437,500          20,260
David Halliday                            60,000         501,000              --          40,181
Senior Vice-President                         --              --              --          46,009
                                              --              --         230,265          27,469
Terry Burrows                             60,000         501,000              --          16,660
Senior Vice-President                         --              --              --          35,734
                                              --              --         437,500          52,158


----------

(1) All figures in the above table are shown in U.S. dollars and in the case at Messrs. Miles, Webber, Halliday and Burrows have been converted from pounds sterling based on the exchange rate in effect on 31st December in each year (0.617 in 1999, 0.67 in 2000, 0.689 in 2001).
(2)  Bonuses paid under CP Ships' Short-Term Incentive Plan.
(3)  Options granted under the CP Ships' Employee Stock Option Plan ("ESOP").
(4) (i) For Mr. Miles consists of $1,000,000 for lodged and matching shares (116,194 shares) to be allocated from the early termination of the 2000-2002 Long-Term Incentive Plan ("LTIP"); $1,000,000 for Shareholder Value Bonus award (116,194 shares) and $1,000 for Launch Award Shares (128 shares).

     (ii)For Mr. Halliwell consists of $625,000 for lodged and matching shares (72,622 shares) to be allocated from the early termination of the 2000-2002 LTIP; $625,000 for Shareholder Value Bonus award (72,622 shares) and $1,000 for Launch Award Shares (128 Shares).

     (iii) For Mr. Webber consists of $550,000 for lodged and matching shares (63,908 shares) to be allocated from the early termination of the 2000-2002 LTIP; $275,000 for Shareholder Value Bonus award (31,954 shares) and $1,000 for Launch Award Shares (128 Shares).

     (iv)For Mr. Halliday consists of $500,000 for lodged and matching shares (58,097 shares) to be allocated from the early termination of the 2000-2002 LTIP; and $1,000 for Launch Award Shares (128 shares).

     (v) For Mr. Burrows consists of $500,000 for lodged and matching shares (58,097 shares) to be allocated from the early termination of the 2000-2002 LTIP; and $1,000 for Launch Award Shares (128 shares).

(5)  Cash Bonuses paid under the CP Ships' LTIP 1996-1999.
(6) Consists of amounts for defined contribution plan contributions. and life insurance premiums. For Mr. Halliwell and Mr. Burrows also includes amounts for overseas living allowances with respect to Mr. Burrows' assignment in Tampa, Florida, which ended in August 2000, and to Mr. Halliwell's current assignment in Tampa. Mr. Halliwell's allowances ceased in September 2001.


     The table below shows information regarding grants of stock options to the Named Executive Officers during the financial year ended 31st December 2001.

                          Option and SAR Grants During 2001(1)(2)



                                                   % of Total Options &
                             Securities Under         SARs(2) Granted         Exercise or
                            Options & SARs(1)         to Employees in         Base Price
          Name                Granted (no.)           Financial Year        ($/Security)(3)
-------------------------   -----------------      --------------------     ---------------
Ray Miles                          332,000                  10.7%                  7.84
Chief Executive Officer
Frank Halliwell                    188,000                   6.0%                  7.84
Chief Operating Officer
Ian Webber                         151,000                   4.8%                  7.84
Chief Financial Officer
David Halliday                      60,000                   1.9%                  7.84
Senior Vice President
Terry Burrows                       60,000                   1.9%                  7.84
Senior Vice President



                                Market Value of
                                   Securities
                              Underlying Options &
                              SARs on the Date of
                                     Grant
          Name                    ($/Security)         Expiration Date
-------------------------     ---------------------    --------------------
Ray Miles                               8.20            18th  October 2011
Chief Executive Officer
Frank Halliwell                         8.20            18th October 2011
Chief Operating Officer
Ian Webber                              8.20            18th October 2011
Chief Financial Officer
David Halliday                          8.20            18th October 2011
Senior Vice President
Terry Burrows                           8.20            18th October 2011
Senior Vice President



----------
(1)  No SARs had been granted as at 31st December 2001.
(2)  All values in the above table are shown in U.S. dollars.
(3) The weighted average price on the TSX for the five trading days prior to the date of grant.

     The following table shows for each of the Named Executive Officers, the aggregated Options and SARs exercised during 2001 and the option values at 31st December 2001.



           Aggregated Options and SARs Exercised during 2001 and Year-end Option Values(1)


                                                                  Unexercised            Value of
                                                               Options & SARs           Unexercised
                                                               at Financial          in-the-money
                                Securities      Aggregate           Year-End        Options & SARs at
                               Acquired on        Value        Exercisable/Unex     Financial Year-End
                                Exercise         Realized          ercisable        Exercisable/
            Name                  (no.)            ($)               (no.)          Unexercisable($)(4)
-------------------------     -------------     ---------      ----------------     -------------------
Ray Miles                        --(2)            --(2)              -- /           -- / 1,002,640(2)
                                                                   332,000(2)
Chief Executive Officer         25,000(3)       728,724(3)         -- /--(3)            -- /--(3)
Frank Halliwell                  --(2)            --(2)              -- /            -- / 567,760(2)
                                                                   188,000(2)
Chief Operating Officer         12,500(3)       316,285(3)          0 / 0(3)             0 / 0(3)
Ian Webber(2)                      --              --            -- / 151,000          -- / 456,020
Chief Financial Officer            --              --             -- / 60,000          -- / 181,200
David Halliday(2)

Senior Vice-President              --              --             -- / 60,000          -- / 181,200
Terry Burrows(2)

Senior Vice-President


----------
(1)  All values in the above table are shown in U.S. dollars.
(2)  Represents options granted under the new CP Ships' ESOP on 18th October 2001.
(3)  Represents options/SARs previously granted under the old Canadian Pacific
     Key Employee Stock Option Plan at a price of $26.46 (C$39.90) each.
     Aggregate value realized depends on the date of exercise.
(4)  The value of unexercised in-the-money options at 31st December 2001 is the difference between their exercise price and the fair market value of the underlying securities on 31st December 2001 which was $10.86 for the common shares. These options vest on 18th October 2004 and actual gains, if any, on exercise will depend on the value of these securities on the date of exercise.


Pension Plan

     The Named Executive Officers participate in the CP Ships (UK) Pension Scheme, which is a defined contribution pension arrangement. Details of this plan are indicated in the following chart:

Eligibility                After three months of service.
Normal Retirement Age      65 years.
Early Retirement           Any age after 50.
Contribution Rates         On base salary,
Employee                   3% of salary on first segment(1)
                           6% of salary on the remainder
Employer                   18% of salary for Mr. Miles
                           18% of salary for Mr. Halliwell
                           13% of salary for Mr. Webber
                           13% of salary for Mr. Halliday
                           9% of salary for Mr. Burrows
Pension                    at Retirement The member's personal account is used
                           to purchase an annuity at the then current rate.


----------
(1) The first segment amount represents one-and-two-thirds times the "Single Rate State Pension", as specified by the UK Inland Revenue.

Employment Agreement

     CP Ships has employment agreements with all of the Named Executive Officers whereby, among other things, each may be terminated without liability for severance payments if CP Ships has the English law equivalent of just cause.

     Messrs. Miles, Halliwell and Webber. In addition to being terminated for just cause, Messrs. Miles, Halliwell and Webber may be terminated by CP Ships, without just cause, by paying all salary and other amounts accrued at the date of termination under various compensation plans, and by giving working notice or payment as a lump sum as follows:

o Mr. Miles -- 2.5 years' salary and average incentive compensation and benefits. Restricted shares and options vest as normal notwithstanding termination.

o Messrs. Halliwell and Webber -- 2 years' salary and average incentive compensation and benefits. Restricted shares and options vest as normal notwithstanding termination.

     In the case of a change of control of CP Ships (as defined in the employment agreements) and Messrs. Miles, Halliwell and Webber's salary, incentive compensation, or benefit plan entitlements have been reduced, or they are required to be based at a different office location, or a purchaser of CP Ships has not agreed to take over their employment contracts, or their status has been reduced, then they are entitled to the full severance package as set out above.

     Messrs. Miles, Halliwell and Webber may resign by giving 12 months' prior notice.

     Messrs. Halliday and Burrows. Messrs. Halliday and Burrows may be terminated by paying all salary and other amounts accrued at the date of termination under various compensation plans and by giving 12 months' working notice. At the date of termination (the end of the notice period), all non-vested Options will lapse and Restricted Shares still within the restricted period will be forfeited. They may resign by giving six months' prior notice.

Employee Stock Option Plan and Stock Purchase Plan

     CP Ships has adopted incentive plans intended to align the interests of directors, officers and employees with shareholders. These plans include an Employee Stock Option Plan ("ESOP") and an Employee Stock Purchase Plan ("ESPP").

     Under the ESOP, CP Ships is permitted to grant options and stock appreciation rights and to issue restricted shares to officers, employees and consultants of CP Ships ("eligible persons"). Options were granted to certain eligible persons on 18th October 2001. CP Ships has offered and intends to offer those eligible persons the right to exchange two-thirds of such options received for restricted shares under the ESOP, on the basis of one restricted share for every three exchanged stock options. If all participants at 31st March 2002 elect to exchange their options for restricted shares, 692,444 restricted shares will be allocated and 2,077,332 options will be returned to CP Ships and cancelled. Under the ESOP, a maximum of 6,000,000 shares is reserved for issuance, of which 3,816,228 shares will be reserved for stock options and 2,183,772 will be reserved for restricted shares.

     Under the ESPP, an employee may purchase common shares of CP Ships through monthly payroll deductions in an amount up to 10% of the employee's annual compensation. The purchase price for the shares will be equal to 85% of the closing price of the shares on the TSX on the immediately preceding business day. The maximum number of common shares that may be purchased in 2002 under the ESPP is 500,000.

               DESCRIPTION OF INDEBTEDNESS AND OTHER OBLIGATIONS

     The following is a summary of the terms and conditions of CP Ships' revolving credit facilities, Pacific Class vessel loan, container sale and leaseback transaction, structured financing relating to the Montrose and Montclare Ships, and capital lease and other financial obligations. This summary is necessarily of a general nature and does not purport to describe all of the terms and conditions of such financing transactions. For a description of the terms and conditions of the Notes, see "Description of the Notes".

Revolving Credit Facilities

$175 Million Facility

     CP Ships and certain of its subsidiaries have entered into a $175 million secured revolving credit facility (the "$175 Million Facility") dated 2nd August 2001, as amended on 20th November 2001 and 27th May 2002, with a syndicate of financial institutions represented by Citibank, as agent. The $175 Million Facility has a four-year term, and the amount available to be borrowed will be permanently reduced to $125 million in August 2004. Borrowings under the $175 Million Facility are by certain subsidiaries of CP Ships, are presently secured by 11 owned ships and the shares of such subsidiaries, CPS Number 1 Limited and CPS Number 2 Limited, and are guaranteed by CP Ships and CP Ships (UK), Lykes LLC, TMM LLC and CP Ships (Bermuda) Limited, each of which is a direct or indirect wholly owned subsidiary of CP Ships. As at 31st March 2002, CP Ships had borrowed $160 million under this facility.

     Under the $175 Million Facility, CP Ships must pay interest on amounts borrowed at a rate equal to LIBOR plus the applicable margin, in addition to a quarterly commitment fee on the unused portion equal to 50% of the applicable margin. So long as the facility's rating by S&P remains at BBB--, the applicable margin is 1.05%. The margin and commitment fee will be increased if the facility's rating is downgraded or withdrawn and decreased if it is upgraded. This facility has not been rated by Moody's.

     Under the $175 Million Facility, CP Ships may borrow an amount up to 80% of the appraised value of the ships on which the facility is secured. If the S&P's rating for this facility falls below BBB-- or such rating is withdrawn, the value of the secured ships must be reappraised within 30 days and thereafter annually for so long as such rating is below BBB--. During any such rating downgrade or withdrawal, borrowings under the $175 Million Facility may not exceed 70% of the reappraised value of the secured ships, and to the extent that borrowings under the facility exceed the 70% threshold, CP Ships would be required to reduce the borrowings within 15 business days of notification. As at 31st March 2002, the appraised value of the secured ships was $222 million and, accordingly, borrowings up to the full amount of this facility were permitted at the current facility rating. CP Ships may, at its option, contribute additional secured ships in order to increase the amount that may be borrowed under the facility up to $175 million.

     Voluntary prepayments, including partial repayments, are permitted under the $175 Million Facility and amounts prepaid may be re-borrowed.

     As guarantor, CP Ships is subject to covenants that include, among other things: (i) an ongoing obligation to maintain free liquid assets (defined as credit balances on current or deposit accounts, short-term certificates of deposit and amounts up to $50 million of any unutilized, committed credit facilities) of at least $75 million; (ii) an ongoing obligation to maintain consolidated tangible net worth (defined as shareholders' equity less any goodwill and other intangibles) in excess of $400 million; and (iii) a restriction on the payment of any dividends during an event of default and on the payment of dividends in excess of 50% of cumulative consolidated net income since 30th September 2001 at all other times.

     In addition to events of default customary for this type of facility, any event of default or default with respect to CP Ships' or the borrowing subsidiaries' indebtedness for money borrowed having an aggregate principal amount of $15 million or more constitutes an event of default under the $175 Million Facility. If CP Ships ceases to be listed on the TSX or the NYSE (or other approved stock exchanges) or any person or group acquires more than 25% of the outstanding common shares, this will constitute a "change of control" under the $175 Million Facility and an event of default. The occurrence of an event of default, unless waived by the lenders, will result in all amounts owing under the facility becoming immediately due and payable.

     Of the total net proceeds from the Offerings, CP Ships used approximately $56 million to reduce borrowings under the $175 Million Facility. As at 31st March 2002, and after adjusting for application of the net proceeds of the Offerings, borrowings under this facility would have been approximately $104 million with a further $71 million available to be borrowed.

$350 Million Facility

     On 20th December 2001, CP Ships and certain of its subsidiaries entered into a $250 million secured revolving credit facility with a syndicate of financial institutions represented by Citibank, as agent. This facility (the "$350 Million Facility") was subsequently amended to, among other things, increase the maximum amount that may be borrowed to $350 million. The $350 Million Facility has a five-year term expiring in December 2006 and the amount available to be borrowed will be permanently reduced to $262.5 million in December 2005. Borrowings under the $350 Million Facility may be made by subsidiaries of CP Ships, are currently secured by two new and two used ships, CP Ships' rights under ship building contracts for eight ships currently under construction, the shares of such subsidiaries, CPS Number 3 Limited and CPS Number 4 Limited, and are guaranteed by CP Ships as well as CP Ships (UK) and Lykes Lines. As at 25th June 2002, CP Ships had borrowed $20 million under this facility.

     Under the $350 Million Facility, CP Ships must pay interest on amounts outstanding equal to LIBOR plus the applicable margin, in addition to a quarterly commitment fee on the unused portion equal to 40% of the applicable margin. The applicable margin is based on the average of the Moody's and S&P corporate ratings of CP Ships. Currently such corporate ratings are Ba2 (as rated by Moody's) and BBB- (as rated by S&P) and the applicable margin is 1.75%. The margin is subject to adjustment in the event of a change in such ratings.


     Under the $350 Million Facility, CP Ships may borrow an amount up to the aggregate of: (i) 70% (or 80% if its lowest corporate credit ratings is upgraded to BBB-/Baa3 or higher) of the appraised value of the owned secured ships and (ii) 60% of the amount of all purchase price instalments paid under the ship building contracts. The value of all owned secured ships (including ships currently under construction, once delivered) is subject to an annual reappraisal. The owned secured ships must also be reappraised within 30 days following any downgrading of the lowest of CP Ships' corporate credit ratings by either S&P or Moody's or the withdrawal of such ratings, and to the extent that borrowings under the facility exceed the 70% (or 80%, if applicable) threshold, CP Ships may be required to reduce the borrowings within 15 business days of notification. Based on the appraised value of the three owned secured ships and the total instalment payments made, and subject to satisfaction of all conditions precedent, as at 30th June 2002, CP Ships was able to borrow approximately $111 million under the $350 Million Facility. CP Ships may, at its option, contribute additional owned secured ships in order to increase the amount that may be borrowed under the facility up to $350 million.


     Voluntary prepayments, including partial repayments, are permitted under the $350 Million Facility and amounts prepaid may be re-borrowed.

     As guarantor, CP Ships is subject to covenants that include, among other things: (i) an ongoing obligation to maintain free liquid assets (defined as credit balances on current or deposit accounts, short-term certificates of deposit and amounts up to $50 million of any unutilized, committed credit facilities) of at least $75 million; (ii) an ongoing obligation to maintain consolidated tangible net worth (defined as shareholders' equity less any goodwill and other intangibles) in excess of a specified amount (currently $475 million, increasing by $12.5 million each quarter to $500 million on 31st December 2002, and increasing each quarter thereafter by 30% of CP Ships' net income, if any, in the preceding quarter); (iii) an ongoing obligation to ensure that the ratio of total debt and capitalized lease obligations to shareholders' equity does not exceed 1.2 to 1.0 prior to 31st December 2003,
1.1 to 1.0 during 2004, and 1.0 to 1.0 thereafter; (iv) an ongoing obligation to ensure that the ratio of total debt to earnings before interest, depreciation, taxes and amortization does not exceed 4.5 to 1.0 prior to 31st December 2003 and 4.0 to 1.0 thereafter; and (v) a restriction on the payment of any dividends during an event default and on the payment of dividends in excess of 50% of cumulative consolidated net income since 30th September 2001 at all other times.

     In addition to events of default customary for this type of facility, any event of default or default with respect to CP Ships' or the borrowing subsidiaries' indebtedness for money borrowed having an aggregate principal amount of $15 million or more would constitute an event of default under the $350 Million Facility. If CP Ships ceases to be listed on the TSX or the NYSE (or other approved stock exchanges) or any person or group acquires more than 25% of the outstanding common shares, this will constitute a change of control under the $350 Million Facility and an event of default. The occurrence of an event of default, unless waived by the lenders, will result in all amounts owing under the facility becoming immediately due and payable.

Pacific Class Vessel Loan

     CP Ships acquired on 14th September 2001 the beneficial interest in the four PCV Trusts, each of which owns a U.S. flag Pacific Class ship currently used in the US East Coast/Gulf North Europe trade lane. Prior to such acquisition, the PCV Trusts had entered into agreements dated 22nd July 1998 with a financial institution pursuant to which they borrowed a total of $70.5 million (the "Pacific Class Vessel Loan"). As a result of such acquisition, CP Ships effectively acquired the four ships (which had previously been chartered by Lykes LLC under long-term charter arrangements). As at 31st March 2002, the principal amount outstanding under the Pacific Class Vessel Loan was $50 million.

     The obligations of the PCV Trusts under the Pacific Class Vessel Loan are secured on the four ships and are guaranteed by CP Ships and CP Ships (Bermuda). The loan is repayable in monthly instalments with the final instalment being due in June 2008, at an interest rate of 6.71% per annum.

     Under the Pacific Class Vessel Loan, CP Ships is subject to certain covenants including: (i) a restriction on the sale of assets outside the ordinary course of business and (ii) an ongoing obligation to ensure that a subsidiary, CP Ships (Bermuda), has net worth of at least $100 million.

     CP Ships may prepay in whole the Pacific Class Vessel Loan at any time by paying to the lender an amount equal to the principal amount outstanding under the Pacific Class Vessel Loan plus a premium.

Container Sale and Leaseback

     On 7th November 2000, a subsidiary of CP Ships agreed to sell containers with a total capacity of approximately 44,350 teu (the "Leased Containers") to a leasing counterparty (the "Lessor") for $63.9 million, and agreed to lease such containers from the Lessor for a minimum of five years (and up to nine years at the option of CP Ships) under a container lease contract (the "Container Lease"). The obligations of the subsidiary in connection with this transaction are fully guaranteed by CP Ships (the "Container Guarantee"). Under the Container Lease, CP Ships is required to make fixed quarterly rental payments to the Lessor based on the amortization of the purchase price plus a specified return to the Lessor. The rate of return to the Lessor is 8.05% if and for so long as CP Ships' long term corporate credit rating by S&P is not lower than BBB- or CP Ships' long term senior implied rating by Moody's is not lower than Baa3 (whichever is the lower). This rate of return will increase to 8.4% if and for so long as the lower of such ratings is BB+ (in the case of S&P) or Ba1 (in the case of Moody's), and 8.9% if and for so long as the lower of such ratings is BB or lower (in the case of S&P) or Ba2 or lower (in the case of Moody's). The current rate of return to the Lessor is 8.9% as CP Ships is rated Ba2 by Moody's.

     Under the Container Sale and Leaseback, CP Ships is subject to the same financial covenants as are contained in the $350 Million Facility, as well as certain other covenants. In addition, the Lessor may require the Container Guarantee and the Container Lease to be amended to include any other financial covenants given by CP Ships (or the subsidiary party to the Container Lease) under any future ship mortgage loan, bareboat charter agreement, container financing arrangement or secured long-term credit facility. Further, the Lessor could declare a "material adverse change" at any time, provided that the Lessor would not have such right if, at the relevant time, CP Ships' long term corporate credit rating by S&P is not lower than BB+ (it is currently BBB-) or its long term senior implied rating from Moody's is not lower than Ba1 (it is currently Ba2), whichever rating is higher from time to time. Such a "material adverse change" could lead to an event of default under the sale and leaseback transaction should (a) CP Ships and the Lessor not agree to amend this provision of the sale and leaseback or (b) CP Ships not, at its option, purchase the containers at a predetermined price and terminate the arrangement. No assurance can be given that CP Ships' ratings will remain at or above the applicable thresholds.

     If any event of default or default with respect to CP Ships' obligations under any contract with the Lessor or under any material contract with a third party having an aggregate principal amount or value in excess of $5 million occurs, the Lessor may declare an event of default under the Container Sale and Leaseback.

     Upon the occurrence of an event of default, the Lessor may, at its option
(i) require CP Ships to repurchase the Leased Containers at a purchase price based on the fixed termination price above plus certain breakage costs incurred by the Lessor or (ii) retain ownership of the Leased Containers and demand payment of an amount equal to certain breakage costs incurred by the Lessor. If the Lessor declares an event of default under the Container Sale and Leaseback, this will also constitute an event of default under CP Ships' other financing transactions which, unless waived, will result in all amounts owing thereunder becoming immediately due and payable.

     CP Ships may at its option, in order to avoid the occurrence of an event of default under the Container Lease or the Container Guarantee, repurchase the Containers at a specified purchase price based on a fixed termination price (which, as at 31st March 2002, was approximately $57 million) plus certain breakage costs incurred by the Lessor.

     Under the Container Lease, CP Ships has the option exercisable at the end of the fifth, sixth and seventh years of the Container Lease to repurchase the Leased Containers at a fixed purchase price based on the projected fair market value of the Leased Containers at the relevant time plus the Lessor's breakage costs.

Capital Lease and Other Obligations

     CP Ships has entered into a number of capital leases, which are repayable in monthly instalments ending between 2002 and 2005 and are secured on the leased equipment, mainly containers. Obligations under capital leases bear fixed interest rates, which range from 6% to 13%. Interest expense on such leases amounted to $3 million in 2001 ($4 million in 2000).

     CP Ships has also borrowed $1 million, which is repayable up to 2008 and is secured on an office building.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

     When CP Ships sold the original Notes on 3rd July 2002, it entered into a registration rights agreement with the initial purchasers of those original Notes. Under the registration rights agreement, CP Ships agreed to file a registration statement regarding the exchange of the original Notes for exchange Notes which are registered under the Securities Act of 1933. CP Ships also agreed to use its best efforts to cause the registration statement to become effective with the Securities and Exchange Commission, and to conduct this exchange offer after the registration statement is declared effective. If the exchange offer is not completed or a shelf registration statement covering resales of original Notes is not declared effective within the time period specified in the registration rights agreement, the annual interest rate payable on the Notes will be increased by 0.5% per annum, for the first 90 days immediately following 30th March 2002, such annual interest increasing by an additional 0.5% per annum to a maximum of 1.5% per annum at the beginning of each subsequent 90-day period or part thereof until the exchange offer is completed or the shelf registration statement is declared effective. Upon completion of the exchange offer or effectiveness of such shelf registration statement, the interest rate payable with respect to the Notes will revert to the original interest rate and holders of Notes will not be entitled to any further registration rights. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer


     Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, CP Ships will accept for exchange original Notes that are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City time, on 31st October 2002. However, if CP Ships, in its sole discretion, has extended the period of time for which the exchange offer is open, the term "expiration date" means the latest time and date to which CP Ships extends the exchange offer.

     As of the date of this prospectus, $200 million aggregate principal amount of the original Notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about 2nd October 2002 to all holders of original Notes known to CP Ships. The obligation of CP Ships to accept original Notes for exchange in the exchange offer is subject to the conditions described below under "Conditions to the Exchange Offer".


     CP Ships reserves the right to extend the period of time during which the exchange offer is open. CP Ships would then delay acceptance for exchange of any original Notes by giving written notice of an extension to the holders of original Notes as described below. During any extension period, all original Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by CP Ships. Any original Notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

     Original Notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple of $1,000.

     CP Ships reserves the right to amend or terminate the exchange offer, and not to accept for exchange any original Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "Conditions to the Exchange Offer". CP Ships will give written notice of any extension, amendment, non-acceptance or termination to the holders of the original Notes as promptly as practicable. If CP Ships materially changes the terms of the exchange offer, it will resolicit tenders of the original Notes, file a post-effective amendment to the prospectus and provide notice to the noteholders. If the change is made less than ten business days before the expiration of the exchange offer, CP Ships will extend the offer so that the noteholders have at least ten business days to tender or withdraw. CP Ships will also notify the holders of the original Notes of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the date on which the exchange offer is scheduled to expire.

     CP Ships' acceptance of the tender of original Notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

Procedures for Tendering

     Except as described below, a tendering holder must, on or prior to the expiration date:

o transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to The Bank of New York at the address listed below under the heading "Exchange Agent"; or

o if original Notes are tendered in accordance with the book-entry procedures listed below, the tendering holder must transmit an agent's message to the exchange agent at the address listed below under the heading "Exchange Agent".

In addition:

o the exchange agent must receive, on or before the expiration date, certificates for the original Notes; or

o a timely confirmation of book-entry transfer of the original Notes into the exchange agent's account at The Depository Trust Company, the book-entry transfer facility, along with the letter of transmittal or an agent's message; or

o the holder must comply with the guaranteed delivery procedures described below.

The Depository Trust Company will be referred to as "DTC" in this prospectus.

     The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that CP Ships may enforce the letter of transmittal against this holder.

     The method of delivery of original Notes, letters of transmittal and all other required documents is at the election and risk of the holders of the original Notes. If the delivery is by mail, CP Ships recommends that the holders of the original Notes use registered mail, properly insured, with return receipt requested. In all cases, the holders of the original Notes should allow sufficient time to assure timely delivery. The holders of the original Notes should not send letters of transmittal or original Notes to CP Ships.

     If the holders of the original Notes are beneficial owners whose original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, they should promptly instruct the registered holder to tender on their behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the original Notes by causing DTC to transfer the original Notes into the exchange agent's account.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original Notes surrendered for exchange are tendered:

o by a registered holder of the original Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

o    for the account of an "eligible institution".

     If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an "eligible institution". An "eligible institution" is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

     CP Ships will determine in its sole discretion all questions as to the validity, form and eligibility of original Notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

     CP Ships reserves the right to reject any particular original Note not properly tendered or any the acceptance of which might, in its judgement or its counsel's judgement, be unlawful. CP Ships also reserves the right to waive any defects or irregularities or conditions of the exchange offer as to any particular original Note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. The interpretation of CP Ships of the terms and conditions of the exchange offer as to any particular original Note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original Notes must be cured within a reasonable period of time. Neither CP Ships, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original Notes. Nor will CP Ships, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

     If the letter of transmittal is signed by a person other than the registered holder of original Notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The original Notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the original Notes or the powers of attorney must be signed exactly as the name of any registered holder appears on the original Notes.

     If the letter of transmittal or any original Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by CP Ships, proper evidence satisfactory to us of their authority to so act must be submitted.

     By tendering, each holder will represent that, among other things,

o the exchange Notes are being acquired in the ordinary course of business of the person receiving the exchange Notes, whether or not that person is the holder; and

o neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange Notes.

     In the case of the holder that is not a broker-dealer, that holder, by tendering, will also represent that the holder is not engaged in and does not intend to engage in a distribution of the exchange Notes.

     If any holder or other person is an "affiliate" of CP Ships, as defined under Rule 404 of the Securities Act, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the exchange Notes, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives exchange Notes for its own account in exchange for original Notes, where the original Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution".

Acceptance of original Notes for Exchange; Delivery of exchange Notes

     Upon satisfaction or waiver of all of the conditions to the exchange offer, CP Ships will accept, promptly after the expiration date, all original Notes properly tendered. CP Ships will issue the exchange Notes promptly after acceptance of the original Notes. See "Conditions to the Exchange Offer" below. For purposes of the exchange offer, CP Ships will be deemed to have accepted properly tendered original Notes for exchange when, as and if it has given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

     For each original Note accepted for exchange, the holder of the original Note will receive an exchange Note having a principal amount equal to that of the surrendered original Note. The exchange Notes will bear interest from the most recent date to which interest has been paid on the original Notes. Accordingly, registered holders of exchange Notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Original Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of original Notes whose original Notes are accepted for exchange will not receive any payment for accrued interest on the original Notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original Notes.

     In all cases, issuance of exchange Notes for original Notes will be made only after timely receipt by the exchange agent of:

o certificates for the original Notes, or a timely book-entry confirmation of the original Notes, into the exchange agent's account at the book-entry transfer facility;

o    a properly completed and duly executed letter of transmittal; and

o    all other required documents.

     Unaccepted or non-exchanged original Notes will be returned without expense to the tendering holder of the original Notes. In the case of original Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchange original Notes will be credited by an account maintained with the book-entry transfer facility, as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

     The exchange agent will make a request to establish an account for the original Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems must make book-entry delivery of original Notes by causing DTC to transfer those original Notes into the exchange agent's account at DTC in accordance with DTC's procedure for transfer. The participant should transmit its acceptance to DTC on or prior to this expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered original Notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgement from the participant that the participant has received and agrees to be bound by the letter of transmittal and that CP Ships may enforce the letter of transmittal against this participant. Delivery of exchange Notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

o be transmitted to and received by the exchange agent at the address listed below under "-Exchange Agent" on or prior to the expiration date; or

o    comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

     If a registered holder of original Notes desires to tender the original Notes, and the original Notes are not immediate available, or time will not permit the holder's original Notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

o    the tender is made through an eligible institution;

o prior to the expiration date, the exchange agent received from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery;

     (1) stating the name and address of the holder of original Notes and the amount of original Notes tendered;

     (2)  stating that the tender is being made; and

     (3) guaranteeing that within the three New York Stock Exchange trading days after the expiration date, the certificate for all physically tendered original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

o the certificates for all physically tendered original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

     Tenders of original Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under "Exchange Agent" before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

o specify the name of the person, referred to as the "depositor", having tendered the original Notes to be withdrawn;

o identify the original Notes to be withdrawn, including the certificate number or numbers and principal amount of the original Notes;

o contain a statement that the depositor is withdrawing his election to have the original Notes exchanged;

o be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the original Notes register the transfer of the original Notes in the name of the person withdrawing the tender; and

o specify the name in which the original Notes are registered, if different from that of the depositor.

     If certificates for original Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. If original Notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original Notes. CP Ships will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original Notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange Notes will be issued unless the original Notes so withdrawn are validly re-tendered. Any original Notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. In the case of original Notes tendered by book-entry transfer, the original Notes will be credited to an account maintained with the book-entry transfer facility for the original Notes. Properly withdrawn original Notes may be re-tendered by following the procedures described under "Procedures for Tendering" above at any time on or before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

     Notwithstanding any other provision of the exchange offer, CP Ships will not be required to accept for exchange, or to issue exchange Notes in exchange for, any original Notes, and may terminate or amend the exchange offer, if at any time before the acceptance of the original Notes for exchange or the exchange of the exchange Notes for the original Notes, any of the following events occurs:

o there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

     (1) seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction,

     (2) resulting in a material delay in the ability of CP Ships to accept for exchange or exchange some or all of the original Notes in the exchange offer; or

     (3) any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

o any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that in the sole judgment of CP Ships might directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or, in the sole judgment of CP Ships, might result in the holders of exchange Notes having obligations with respect to resales and transfers of exchange Notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or

o    any of the following has occurred:

     (1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

     (2) any limitation by a governmental authority, which may adversely affect the ability of CP Ships to complete the transactions contemplated by the exchange offer; or

     (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

     (4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

o any change, or any development involving a prospective change, has occurred or been threatened in the business, financial condition, operations or prospects of CP Ships and those of its subsidiaries taken as a whole that is or may be adverse to it, or CP Ships has become aware of facts that have or may have an adverse impact on the value of the original Notes or the exchange Notes; which in its sole judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

     These conditions to the exchange offer are for the sole benefit of CP Ships and it may assert them regardless of the circumstances giving rise to any of these conditions, or it may waive them in whole or in part in its sole discretion. If CP Ships does so, the exchange offer will remain open for at least ten business days following any waiver of the preceding conditions. The failure of CP Ships at any time to exercise any of the foregoing rights will not be deemed a waiver of any right.

     In addition, CP Ships will not accept for exchange any original Notes tendered, and no exchange Notes will be issued in exchange for any original Notes, if at this time any stop order is threatened or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

     CP Ships has appointed The Bank of New York as the exchange agent for the exchange offer. Holders of the original Notes should direct all executed letters of transmittal to the exchange agent at the address indicated below. Holders of the original Notes should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

               Delivery To: The Bank of New York, Exchange Agent

                           By Hand Before 4:30 p.m.:
                              The Bank of New York
                             101 Barclay Street -7E
                               New York, NY 10286

                        By Registered or Certified Mail:
                              The Bank of New York
                            101 Barclay Street - 7E
                               New York, NY 10286


                      By Hand or overnight Delivery after
                        4:30p.m. on the expiration date:
                              The Bank of New York
                             101 Barclay Street -7E
                               New York, NY 10286


                             For Information Call:
                               Carolle Montreuil
                                 (212) 815-5920

                           By Facsimile Transmission
                        (for Eligible Institution only):
                                 (212) 298-1915

    If holders of the original Notes deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than any facsimile number indicated, then their delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

     CP Ships will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by CP Ships. CP Ships estimates these expenses in the aggregate to be approximately $250,000.

Transfer Taxes

     Holders who tender their original Notes for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct CP Ships to register exchange Notes in the name of, or request that original Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange original Notes

     Holders of original Notes who do not exchange their original Notes for exchange Notes in the exchange offer will continue to be subject to the provisions in the note indenture regarding transfer and exchange of the original

Notes and the restrictions on transfer of the original Notes as described in the legend on the original Notes as a consequence of the issuance of the original Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable US state securities laws. In general, the original Notes may not be offered or sold unless registered under the Securities Act or applicable Canadian securities regulations, except under an exemption from, or in a transaction not subject to, the Securities Act or applicable Canadian securities regulations and applicable state securities laws.

     Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, CP Ships believes that the exchange Notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange Notes, as set forth below. However, any purchaser of exchange Notes who is one of CP Ships' "affiliates" (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange Notes:

o    will not be able to rely on the interpretations of the SEC's staff;

o    will not be able to tender its original Notes in the exchange offer; and

o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See "Plan of Distribution".

     CP Ships does not intend to seek its own interpretation regarding the exchange offer and there can be no assurance that the SEC's staff would make a similar determination with respect to the exchange Notes as it has in other interpretations to other parties, although CP Ships has no reason to believe otherwise.

Registration Rights

     As part of the offering pursuant to which the original Notes were issued, CP Ships entered into a registration rights agreement with the initial purchasers of the original Notes dated 3rd July 2002. CP Ships has filed the registration statement of which this prospectus forms a part pursuant to that registration rights agreement. Assuming the exchange offer is completed, thereafter, holders of Notes (whether exchange Notes or original Notes), other than such holders who were ineligible to participate in the exchange offer, will not be entitled to any registration rights with respect to the Notes.

     Each Broker-Dealer that receives exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange Notes. See "Plan of Distribution".

                            DESCRIPTION OF THE NOTES

     The terms of the exchange Notes to be issued in the exchange offer are identical in all material respects to the terms of the original Notes, except for the transfer restrictions relating to the original Notes. Any original Notes that remain outstanding after the exchange offer, together with exchange Notes issued in the exchange offer, will be treated as a single class of securities under the indenture for voting purposes.

     The definitions of certain terms used in this description are set forth under the sub-heading "-- Certain Definitions". In this "Description of the Notes", references to "CP Ships" includes only CP Ships Limited and not its subsidiaries, except for the purpose of financial data determined on a consolidated basis. References to the "Subsidiary Guarantors" are to CP Ships
(UK), Lykes LLC, TMM LLC and any Restricted Subsidiary of CP Ships that incurs a Guarantee, and not to their respective subsidiaries. Each of CP Ships (UK), Lykes LLC and TMM LLC is an indirect wholly owned subsidiary of CP Ships. In addition, all references to "Notes" include "Book-entry Interests" in the Notes, as defined herein.

     The Notes are issued under an indenture dated as of 3rd July 2002 (the "Note Indenture") between CP Ships, the Subsidiary Guarantors and The Bank of New York, as trustee. The terms of the Notes include those expressly set forth in the Note Indenture and those made part of the Note Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended.

     The following description is a summary of the material terms of the Note Indenture and the registration rights agreement (the "Registration Rights Agreement") dated as of the date of the Note Indenture among CP Ships, the Subsidiary Guarantors and the initial purchasers of the Notes. It does not, however, restate either agreement in its entirety. The Note Indenture and the Registration Rights Agreement and not this description define the rights of a holder of the Notes with respect thereto, and holders of the Notes are referred to such agreements for a fuller description of their rights and the limitations of those rights.

     CP Ships has made an application to list the exchange Notes on the Luxembourg Stock Exchange. CP Ships can provide no assurance that its application will be accepted. If and so long as the exchange Notes are listed on the Luxembourg Stock Exchange, CP Ships will maintain a special agent, or, as the case may be, a paying or transfer agent in Luxembourg. See "General Information".

General

The Notes

     The Notes:

          (a)  are CP Ships' general unsecured obligations;

          (b)  will mature on 15th July 2012; and

          (c) are irrevocably and unconditionally guaranteed by the Subsidiary Guarantors.

The Guarantees

     Under the Note Indenture, the Subsidiary Guarantors have jointly and severally agreed to fully and unconditionally guarantee the due and punctual payment of all amounts payable under the Notes, including principal, premium, if any, interest, and all other amounts payable under the Notes (the "Guarantees").

     The Guarantees will be automatically and unconditionally released upon Legal Defeasance.

Principal, Maturity and Interest

     CP Ships issued the Notes in the aggregate principal amount of $200 million. Subject to CP Ships' compliance with the covenant described under "-- Certain Covenants -- Limitation on Debt", CP Ships is permitted to issue additional Notes under the Note Indenture ("Additional Notes"). The Notes and any Additional Notes that are issued will be treated as a single class for all purposes of the Note Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, references to the "Notes" for all purposes of the
Note Indenture and in this "Description of the Notes" include references to any Additional Notes that CP Ships actually issues.

     Each Note bears interest at the rate of 10-3/8% per annum semi-annually from the date of the Note Indenture or from the most recent interest payment date to which interest has been paid or provided for, whichever is the later. Interest is payable on each Note on 15th January and 15th July of each year, commencing on 15th January 2003. CP Ships will pay interest on each Note in respect of the principal amount thereof outstanding as of the immediately preceding 1st January or 1st July, as the case may be. CP Ships will compute interest on the basis of a 360-day year comprised of twelve 30-day months. CP Ships will pay interest on overdue principal and other overdue amounts at the same rate.

     Under certain circumstances, which are described below under "-- Exchange Offer; Registration Rights", CP Ships may be required to pay additional interest in cash on the Notes. In this description, references to interest will be deemed also to refer to any special interest which may be payable as described under "-- Exchange Offer; Registration Rights".

Form of Notes

     The exchange Notes will be issued in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     The exchange Notes will initially be represented by one or more Global Notes (the "Global Notes"). The Global Notes will be deposited with a common depositary for Euroclear and Clearstream Banking, or its nominee, or registered in the name of Cede & Co., as nominee of DTC, as appropriate. Ownership of interests in the Global Notes, referred to as "book-entry interests", will be limited to persons that have accounts with Euroclear, Clearstream Banking or DTC or persons that may hold interests through such participants. Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear, Clearstream Banking, DTC and their participants. The terms of the
Note Indenture will provide for the issuance of definitive registered Notes in certain circumstances. See "-- Book-Entry; Delivery and Form".

Transfer and Exchange

     The Global Notes may be transferred in accordance with the Note Indenture, which will provide for, among other things, the transfer of the Notes by the Luxembourg Transfer Agent so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require. All transfers of book-entry interests between participants in Euroclear, Clearstream Banking or DTC will be effected by Euroclear, Clearstream Banking or DTC pursuant to customary procedures and subject to applicable rules and procedures established by Euroclear, Clearstream Banking or DTC and their respective participants. See "-- Book-entry; Delivery and Form".

Payments on the Notes; Paying Agent

     CP Ships will make all payments (including principal, premium and interest) on the Notes, and CP Ships will accept the Notes for exchange and transfer, through an agent in New York, New York that CP Ships will maintain for these purposes. Initially that agent will be the corporate trust office of the trustee and, so long as the Notes are listed on the Luxembourg Stock Exchange, the offices of the paying agent in Luxembourg. CP Ships will make payments on the Global Notes to the common depositary as the registered Holder of the Global Notes. CP Ships will make all payments in same day funds.

     No service charge will be made for any registration of transfer, exchange or redemption of the Notes, but CP Ships may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange.

Meetings

     The Note Indenture provides that a meeting of the holders of the Notes may be called at any time from time to time in order to (a) give any notice to CP Ships or a Subsidiary Guarantor or to the trustee, give any directions to the trustee, or to consent to the waiving of any Default under the Note Indenture and its consequences, or to take any other action authorized to be taken by Holders described in "-- Amendments and Waivers", (b) remove the trustee and appoint a successor trustee, or (c) to consent to the execution of an indenture supplemental to the Note Indenture in accordance with the provisions of the Note Indenture described in "-- Amendments and Waivers".

Ranking

     The Notes are CP Ships' general unsecured obligations, rank equally among themselves, and:

         (a) rank senior in right of payment to any and all of CP Ships' existing and future indebtedness that is subordinated in right of payment to the Notes;

         (b) rank equally in right of payment with all of CP Ships' existing and future unsecured indebtedness that is not subordinated in right of payment to the Notes; and

         (c) be subordinated to all existing and future secured indebtedness of CP Ships to the extent of the assets securing such indebtedness.

     None of CP Ships' Subsidiaries will be direct obligors in respect of the Notes, and of such Subsidiaries only the Subsidiary Guarantors will be obligors in respect of the Guarantees. Holders of the Notes will not therefore be creditors of any of CP Ships' Subsidiaries in respect of the Notes, nor will they be creditors of any of CP Ships' Subsidiaries other than the Subsidiary Guarantors in respect of the Guarantees. Each such Subsidiary may satisfy, and in some cases must satisfy, the claims of its creditors, including trade creditors, before the Subsidiary pays any amount or distributes any assets to CP Ships (other than on account of any indebtedness or liability owing to CP Ships or of a Subsidiary Guarantor in respect of the Guarantees) or such Subsidiary's assets are otherwise available to satisfy the claims of creditors of CP Ships, including claims in respect of the Notes.

     Each Subsidiary Guarantor's Guarantee is a general unsecured obligation of the Subsidiary Guarantor that issued such Guarantee and will:

         (a) rank senior in right of payment to any and all of such Subsidiary Guarantor's existing and future indebtedness that is subordinated in right of payment to its Guarantee;

         (b) rank equally in right of payment with all of such Subsidiary Guarantor's existing and future unsecured indebtedness that is not subordinated in right of payment to its Guarantee; and

         (c) be subordinated to all secured indebtedness of such Subsidiary Guarantor to the extent of the assets securing such indebtedness.

     None of the Subsidiary Guarantors' Subsidiaries will be obligors in respect of the Guarantees. Holders of the Notes will not therefore be creditors of any of the Subsidiary Guarantors' Subsidiaries in respect of the Guarantees. Each such Subsidiary may satisfy, and in some cases must satisfy, the claims of its creditors, including trade creditors, before the Subsidiary pays any amount or distributes any assets to a Subsidiary Guarantor (other than on account of any indebtedness or liability owing to such Subsidiary Guarantor) or such Subsidiary's assets are otherwise available to satisfy the claims of creditors of such Subsidiary Guarantor, including claims in respect of the Guarantees.

     At 31st December 2001, on a pro forma basis after giving effect to the original Note offering and the share offering and the application of the net proceeds thereof as described under "Use of Proceeds" and after excluding intercompany balances:

         (a) on an unconsolidated basis, CP Ships would have had total indebtedness (all of which is represented by the Notes) of approximately $195 million, and approximately $4 million in trade payables and deferred taxes;

         (b) on a combined basis, the Subsidiary Guarantors would have had total indebtedness (none of which was subordinated to the Notes) of approximately $1 million, substantially all of which would have been secured, and approximately $355 million in trade payables and deferred taxes; and

         (c) CP Ships' Restricted Subsidiaries (other than the Subsidiary Guarantors) would have had total indebtedness (none of which was subordinated to the Notes) of approximately $183 million, substantially all of which would have been secured, and approximately $154 million in trade payables and deferred taxes.

     Although the Note Indenture contains limitations on the amount of additional Debt that CP Ships and its Restricted Subsidiaries may incur, the amount of such additional Debt could be substantial, and some of CP Ships' additional Debt and the additional Debt of its Restricted Subsidiaries could be secured.

Additional Amounts

     All payments that CP Ships makes under or with respect to the Notes or that the Subsidiary Guarantors make under or with respect to the Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the federal government of Canada or by or within any province or political subdivision thereof or within any other jurisdiction in which CP Ships, the Subsidiary Guarantors or any Surviving Entity are organised or resident for tax purposes or from or through which payment is made (each, a "Relevant Taxing Jurisdiction"), unless CP Ships or the Subsidiary Guarantors, as the case may be, are required to withhold or deduct Taxes by law or by the interpretation or administration of law. If CP Ships or the Subsidiary Guarantors are required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, CP Ships or the Subsidiary Guarantors, as the case may be, will pay additional amounts ("Additional Amounts"), to the extent they may lawfully do so, so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted.

     CP Ships or the Subsidiary Guarantors will not, however, pay Additional Amounts to a Holder or beneficial owner of Notes to the extent that the Taxes are imposed or levied:

         (a) by a Relevant Taxing Jurisdiction by reason of the Holder's or beneficial owner's present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt or holding of Notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Notes or the Note Indenture); or

         (b) by reason of the failure of the Holder or beneficial owner of Notes, prior to the relevant date on which a payment under and with respect to the Notes is due and payable (the "Relevant Payment Date") to comply with CP Ships' written request addressed to the Holder at least 30 calendar days prior to the Relevant Payment Date to provide accurate information with respect to any certification, identification, information or other reporting requirements which the Holder or such beneficial owner is legally required to satisfy, whether imposed by statute, treaty, regulation or administrative practice, in each such case by the Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction).

     In addition, CP Ships' and the Subsidiary Guarantors' obligation to pay Additional Amounts or to reimburse a Holder for Taxes paid by such Holder in respect of Taxes will not apply with respect to:

         (a) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

         (b) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Notes;

         (c) Taxes imposed on or with respect to any payment by CP Ships or the Subsidiary Guarantors to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such Holder had such Holder been the sole beneficial owner of such Note;

         (d) any Tax that is imposed on or with respect to a payment made to a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Notes to another paying agent in a member state of the European Union;

         (e) any such withholding or deduction in respect of any Taxes imposed on a payment to an individual that is required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

         (f)  any combination of (a), (b), (c), (d) and (e).

     At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if CP Ships or the Subsidiary Guarantors will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), CP Ships or the Subsidiary Guarantors will deliver to the trustee an Officers' Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to Holders on the payment date. CP Ships will promptly publish a press release stating that such Additional Amounts will be payable and describing its obligation to pay such amounts.

     Whenever in the Note Indenture or in this "Description of the Notes" CP Ships refers to, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to any Note, CP Ships is including in that reference the payment of Additional Amounts, if applicable.

Currency Indemnity

     U.S. dollars is the sole currency of account and payment for all sums payable under the Notes, the Guarantees and the Note Indenture. Any amount received or recovered in respect of the Notes or the Guarantees in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of CP Ships, any Subsidiary or otherwise) by a Holder in respect of any sum expressed to be due to such Holder from CP Ships or the Subsidiary Guarantors will constitute a discharge of CP Ships' or the Subsidiary Guarantors' obligations only to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not possible to purchase U.S. dollars on that date, on the first date on which it is possible to do so). If the dollar amount to be recovered is less than the dollar amount expressed to be due to the recipient under any Note, CP Ships or the Subsidiary Guarantors will indemnify the recipient against the cost of making such purchase. These indemnities, to the extent permitted by law:

          (a) constitute a separate and independent obligation from CP Ships' and the Subsidiary Guarantors' other obligations;

          (b)  give rise to a separate and independent cause of action;

          (c)  apply irrespective of any waiver granted by any Holder; and

          (d) will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

Optional Redemption

Optional Redemption Prior to 15th July 2005 Upon Public Equity Offering

     At any time prior to 15th July 2005, upon not less than 30 nor more than 60 days' notice, CP Ships may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 110.375% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net proceeds received by CP Ships from one or more Public Equity Offerings. CP Ships may only do this, however, if:

          (a) at least 65% of the aggregate principal amount of Notes CP Ships initially issued would remain outstanding immediately after the proposed redemption; and

          (b) the redemption occurs within 75 days after the closing of the Public Equity Offering.

Optional Redemption Prior to 15th July 2007

     At any time prior to 15th July 2007, CP Ships may also redeem all or part of the Notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to the redemption date.

     "Applicable Redemption Premium" means, with respect to any Note on any redemption date, the greater of:

         (a)  1.0% of the principal amount of the Note; and

         (b)  the excess of:

         (i) the present value at such redemption date of the redemption price of such Note at 15th July, 2007, plus all required interest payments that would otherwise be due to be paid on such Note during the period between the redemption date and at 15th July, 2007 excluding accrued but unpaid interest, computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

         (ii) the principal amount of the Note.

Optional Redemption After 15th July 2007

     At any time on or after 15th July 2007 and prior to maturity, CP Ships may redeem all or part of the Notes upon not less than 30 nor more than 60 days prior notice. These redemptions will be in amounts of $1,000 or integral multiples thereof at the following redemption prices (expressed as percentages of the principal amount at maturity), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing 15th July of the years set forth below. This redemption is subject to the right of Holders of record on the relevant regular record date that is prior to the redemption date to receive interest due on an interest payment date.

                         Year                  Redemption Price
                         ----                  ----------------
                         2007                      105.188%
                         2008                      103.458%
                         2009                      101.729%
                         2010 and thereafter       100.000%

Redemption Upon Changes in Withholding Taxes


     If, as a result of:

         (a) any amendment after the date of the Note Indenture to, or change after the date of the Note Indenture in, the laws or regulations of any Relevant Taxing Jurisdiction; or

         (b) any change after the date of the Note Indenture in the official application or official interpretation of the laws or regulations of any Relevant Taxing Jurisdiction applicable to CP Ships,

     CP Ships would be obligated to pay, on the next date for any payment and as a result of that change, Additional Amounts as described above under "-- Additional Amounts" with respect to the Relevant Taxing Jurisdiction, which CP Ships cannot avoid by the use of reasonable measures available to it, then CP Ships may redeem all, but not less than all, of the Notes, at any time thereafter, upon not less than 30 nor more than 60 days notice, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date. Prior to the giving of any notice of redemption described in this paragraph, CP Ships will deliver to the Trustee:

         (a) a certificate signed by two of CP Ships' directors stating that the obligation to pay such Additional Amounts cannot be avoided by CP Ships taking reasonable measures available to it; and

         (b) a written opinion of independent legal counsel to CP Ships of recognised standing to the effect that CP Ships has or will become obligated to pay such Additional Amounts as a result of a change, amendment, official interpretation or application described above.

     CP Ships will publish a notice of any optional redemption of the Notes described above in accordance with the provisions of the Note Indenture described under "-- Notices".

     If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances, provided that no Notes of less than $1,000 principal amount at maturity shall be redeemed in part.

Purchase of Notes upon a Change of Control Triggering Event

     If a Change of Control Triggering Event occurs at any time, then CP Ships must make an offer (the "Change of Control Offer") to each Holder of Notes to purchase such Holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date). Purchases made under a Change of Control Offer will also be subject to other procedures set forth in the Note Indenture.

     Within 30 days following any Change of Control Triggering Event, CP Ships will:

(a) cause a notice of the Change of Control Offer to be published (i) in a leading newspaper having a general circulation in each of New York, New York (which CP Ships expects to be The Wall Street Journal) and London (which is expected to be the Financial Times), (ii) through the newswire service of Bloomberg, or if Bloomberg does not then operate, any similar agency and (iii) if at the time of such notice the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in the Luxemburger Wort; and

(b) send notice of the Change of Control Offer by first-class mail, with a copy to the trustee, to each registered Holder of Notes to the address of such registered Holder appearing in the security register, which notice will state:

(i) that a Change of Control Triggering Event has occurred, and the date it occurred;

(ii) the circumstances and relevant facts regarding such Change of Control Triggering Event (including, but not limited to, appropriate information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control Triggering Event);

(iii) the Change of Control Purchase Price and the Change of Control Purchase Date, which will be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act and any applicable securities laws or regulations;

(iv) that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date unless CP Ships fails to pay the Change of Control Purchase Price,

(v) that any Note (or part thereof) not tendered will continue to accrue interest; and

(vi) any other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance (which procedures may also be performed at the office of the Luxembourg Paying Agent as long as the Notes are listed on the Luxembourg Stock Exchange).

     The Trustee will promptly authenticate and deliver a new Note or Notes equal in principal amount to any unpurchased portion of Notes surrendered, if any, to the Holder of Notes in global form or to each Holder of certificated Notes; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. CP Ships will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     CP Ships' ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that would constitute a Change of Control Triggering Event would constitute a default under the Revolving Credit Facilities. CP Ships' future indebtedness and future indebtedness of its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control Triggering Event or require such indebtedness to be repurchased upon a Change of Control Triggering Event. Moreover, the exercise by the Holders of their right to require CP Ships to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control Triggering Event itself does not, due to the financial effect on CP Ships of such repurchase.

     If CP Ships makes a Change of Control Offer, it can provide no assurance that it will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by Holders of the Notes seeking to accept the Change of Control Offer. If CP Ships fails to make or consummate a Change of Control Offer or pay a Change of Control Purchase Price when due such failure would result in an Event of Default and would give the Trustee and the Holders of the Notes the rights described under "-- Events of Default."

     Even if sufficient funds were otherwise available, the terms of CP Ships' other indebtedness may prohibit the prepayment of the Notes by CP Ships prior to their scheduled maturity. Consequently, if CP Ships is not able to prepay any indebtedness containing any such restrictions or obtain requisite consents, CP Ships will be unable to fulfill its repurchase obligations if Holders of Notes exercise their repurchase rights following a Change of Control Triggering Event, thereby resulting in a Default under the Note Indenture. A Default under the Note Indenture, unless waived by Holders, would result in a cross-default under CP Ships' existing financing arrangements described under "Description of Indebtedness and Other Obligations."

     The Change of Control Triggering Event provisions described above will be applicable whether or not any other provisions of the Note Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the provisions of the Note Indenture will not give Holders the right to require CP Ships to repurchase the Notes in the event of certain highly leveraged transactions, or certain other transactions, including a reorganisation, restructuring, merger or similar transaction and, in certain circumstances, an acquisition by CP Ships' management or their Affiliates, that may adversely affect Holders of the Notes, if such transaction is not a transaction that gives rise to a Change of Control Triggering Event. Any such transaction, however, must comply with the applicable provisions of the Note Indenture, including "-- Certain covenants -- Limitation on Debt."

     CP Ships will comply with the applicable tender offer rules, including Rule l4e-l under the Exchange Act, and any other applicable securities laws and regulations (including those of the United States and Canada) in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Note Indenture, CP Ships will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Note Indenture by virtue of such conflict.

     "Change of Control Triggering Event" means the occurrence of (a) any of the following events and (b) a Rating Decline:

(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and l3d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of CP Ships' outstanding Voting Stock;

(b) (i) if CP Ships consummates any transaction (including, without limitation, any merger, consolidation, amalgamation or other combination) pursuant to which CP Ships' outstanding Voting Stock is converted into or exchanged for cash, securities or other property, or (ii) CP Ships conveys, transfers, leases or otherwise disposes of, or any resolution with respect to a demerger or division is passed by CP Ships' shareholders pursuant to which CP Ships would dispose of, all or substantially all of its assets and those of CP Ships' Restricted Subsidiaries, considered as a whole (other than a transfer of substantially all of such assets to one or more Wholly Owned Subsidiaries), in each case to any Person other than in a transaction:

(x) where CP Ships' outstanding Voting Stock is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of CP Ships' incorporation) or is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation; and

(y) where the Voting Stock of the surviving or transferee corporation is and is expected to continue to be listed on a stock exchange or automated quotation system and publicly traded, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation; or

(c) during any consecutive two year period following the date of the Note Indenture, individuals who at the beginning of such period constituted CP Ships' board of directors (together with any new directors whose election to such board of directors, or whose nomination for election by CP Ships' shareholders, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of CP Ships' board of directors then in office.

Certain Covenants

     The Note Indenture contains, among others, the following covenants.

Limitation on Debt

     (1) CP Ships will not, and will not permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or in any manner become directly or indirectly liable with respect to or otherwise become responsible for, contingently or otherwise, the payment of (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Debt (including any Acquired
Debt) unless no Default or Event or Default would occur or be continuing after giving effect on a pro forma basis to such incurrence of Debt; and

(a) at the time of such incurrence the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Debt, taken as one period, would be greater than 2.5 to 1.0 if such incurrence is on or prior to 15th July 2003 and 3.0 to 1.0 if such incurrence is after such date; and

(b) with respect to any Restricted Subsidiary, such Debt (other than Acquired Debt or Debt of a Qualified Finance Company Subsidiary) is not Public Debt.

(2) This covenant will not, however, prohibit the following (collectively, "Permitted Debt"):

(a) the incurrence by CP Ships or any Restricted Subsidiary of Debt under Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $525 million, minus (i) the amount of any permanent repayments or prepayment of such Debt with the proceeds of Asset Sales made in accordance with "-- Limitation on Sales of Certain Assets" (but only to the extent of any corresponding commitment reduction if such Debt is revolving credit borrowings), and (ii) the amount of any scheduled permanent principal repayment provided for by the terms of the Revolving Credit Facilities from time to time (unless refinanced on the date of such repayment), such amount to be deducted on the date of each such repayment;

(b) the incurrence by CP Ships of Debt pursuant to the Notes (other than Additional Notes) and the incurrence of Debt by the Subsidiary Guarantors pursuant to the Guarantees;

(c) any Debt of CP Ships or any of its Restricted Subsidiaries (other than Debt described in another clause of this paragraph) outstanding on the date of the Note Indenture;

(d) the incurrence by CP Ships or any Restricted Subsidiary of intercompany Debt between CP Ships or any Restricted Subsidiary or between or among Restricted Subsidiaries; provided that

(i) if CP Ships is the obligor on any such Debt, unless otherwise required by a Credit Facility, it is (x) unsecured and (y) is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether upon Stated Maturity, acceleration or otherwise) to the payment and performance of CP Ships' obligations under the Notes, unless such Debt is owed to a Qualified Finance Company Subsidiary, in which case it may rank equally in right of payment with the performance of CP Ships' obligations under the Notes; and

(ii) (x) any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to CP Ships or a Restricted Subsidiary) and (y) any transaction pursuant to which any Restricted Subsidiary that has Debt owing to CP Ships or another Wholly Owned Restricted Subsidiary ceases to be a Restricted Subsidiary, will, in each case, be deemed to be an incurrence of such Debt not permitted by this clause (d); or

(iii) if CP Ships is the obligor on any such Debt, unless otherwise required by a Credit Facility, the aggregate principal amount of such intercompany Debt outstanding at any one time does not exceed $25 million.

(e) guarantees of CP Ships' Debt by any Restricted Subsidiary that are permitted by and made in accordance with the provisions of the "Limitation on Guarantees of Debt by Restricted Subsidiaries" covenant described below;

(f) the incurrence by CP Ships or any Restricted Subsidiary of Debt arising from agreements providing for guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock, other than guarantees or similar credit support given by CP Ships or any Restricted Subsidiary of Debt incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Debt permitted pursuant to this clause will at no time exceed the net proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received from the sale of such assets;

(g) the incurrence by CP Ships or any Restricted Subsidiary of Debt under Currency Agreements, directly related to transactions entered into in the ordinary course of business and not for speculative purposes; provided that such Currency Agreements do not increase the obligations outstanding of CP Ships and its Restricted Subsidiaries on a consolidated basis, other than the obligations outstanding as a result of fluctuations in foreign currency exchange rates or by reason of any reasonable fees, indemnities and compensation payable thereunder;

(h) the incurrence by CP Ships or any Restricted Subsidiary of Debt under one or a related series of Interest Rate Agreements entered into for the purpose of limiting interest rate risk, provided that such Interest Rate Agreement or Interest Rate Agreements are not entered into for speculative purposes;

(i) the incurrence by CP Ships or any Restricted Subsidiary of Debt under Fuel Hedging Agreements entered into in the ordinary course of business, for the purpose of limiting the impact of commodity price fluctuations, provided that such Fuel Hedging Agreements do not increase the amount of Debt or other obligations outstanding of CP Ships and its Restricted Subsidiaries on a consolidated basis, other than as a result of fluctuations in commodity prices or by reason of any reasonable fees, indemnities and compensation payable thereunder;

(j) the incurrence by CP Ships or any Restricted Subsidiary of Debt represented by Capitalised Lease Obligations, mortgage financings or purchase money obligations, or other Debt incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property or assets in each case incurred for the purpose of financing or refinancing all or any part of the purchase price, lease expense or cost of construction or improvement of property used in CP Ships' or any Restricted Subsidiary's business (including any reasonable related fees or expenses incurred in connection with such acquisition or development), provided that the principal amount of such Debt so incurred when aggregated with other Debt previously incurred in reliance on this clause (j) and still outstanding shall not in the aggregate exceed 5% of Total Tangible Assets as determined at the date of such incurrence; and provided further that the total principal amount of any Debt incurred in connection with an acquisition or development permitted under this clause (j) did not in each case at the time of incurrence exceed (i) the Fair Market Value of the acquired or constructed asset or improvement so financed or (ii) in the case of an uncompleted constructed asset, the cost of the asset to be constructed, as determined on the date the contract for construction of such asset was entered into by CP Ships or the relevant Restricted Subsidiary (including, in each case, any reasonable related fees and expenses incurred in connection with such acquisition, construction or development);

(k) the incurrence of Debt by CP Ships or any Restricted Subsidiary of Debt in respect of workers' compensation and claims arising under similar legislation, or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(l) the incurrence of Debt by CP Ships or any Restricted Subsidiary arising from: (i) the honouring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within 15 business days of incurrence, (ii) bankers' acceptances, performance, surety, judgment, appeal or similar bonds, instruments or obligations; and (iii) completion guarantees provided or letters of credit obtained by CP Ships or any Restricted Subsidiary in the ordinary course of business;

(m) the incurrence of Debt pursuant to Permitted Receivables Financings in an aggregate principal amount not to exceed 25% of Total Receivables as determined at the time of such incurrence;

(n) the incurrence by CP Ships or any Restricted Subsidiary of Debt owed to employees in connection with loan stock issued under employee stock purchase plans, so long as the aggregate principal amount of all such Debt outstanding at any one time does not exceed $2 million;

(o) the incurrence by CP Ships or any Restricted Subsidiary of Debt in relation to: (i) regular maintenance required to maintain the classification of any of the ships owned or chartered on bareboat terms by CP Ships or any Restricted Subsidiary; (ii) scheduled dry-docking of any of the ships owned by CP Ships or any Restricted Subsidiary for normal maintenance purposes; and (iii) any expenditures which will or may be reasonably expected to be recoverable from insurance on such ships;

(p) the incurrence by CP Ships or any Restricted Subsidiary of Debt in relation to the provision of bonds, guarantees, letters of credit or similar obligations required by the United States Federal Maritime Commission or other governmental or regulatory agencies in connection with ships owned or business conducted by CP Ships or any Restricted Subsidiary;

(q) the incurrence by CP Ships or any Restricted Subsidiary of Debt in relation to the provision in the ordinary course of business of bonds, guarantees, letters of credit or similar obligations required to remove Liens asserted by third parties pursuant to ship arrests;

(r) the incurrence by CP Ships or any Restricted Subsidiary of Debt to finance the replacement of a ship upon a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture, or other taking of title to or use of such ship (collectively, a "Total Loss") in an aggregate amount no greater than the amount that is equal to the contract price for such replacement ship less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) received by CP Ships or any Restricted Subsidiary from any Person in connection with the Total Loss in excess of amounts actually used to repay Debt secured by the ship subject to the Total Loss;

(s) the incurrence of Debt by CP Ships or any Restricted Subsidiary (other than and in addition to Debt permitted under clauses (a) through (r) above and clause (t) below) in an aggregate principal amount at any one time outstanding not to exceed $25 million; and

(t) the incurrence by a Person of Permitted Refinancing Debt in exchange for or the net proceeds of which are used to refund, replace or refinance (i) Debt incurred by it pursuant to paragraph (a) of this covenant, (ii) the Notes and (iii) Debt outstanding on the date of the Note Indenture.

     (3) For purposes of determining compliance with any restriction on the Incurrence of Debt in U.S. dollars where Debt is denominated in a different currency, the amount of such Debt will be the Dollar Equivalent determined on the date of such determination, provided that if any such Debt denominated in a different currency is subject to a Currency Agreement (with respect to U.S. dollars) covering principal amounts payable on such Debt, the amount of such Debt expressed in U.S. dollars will be adjusted to take into account the effect of such agreement. The principal amount of any Permitted Refinancing Debt incurred in the same currency as the Debt being refinanced will be the Dollar Equivalent of the Debt refinanced determined on the date such Debt being refinanced was initially incurred. Notwithstanding any other provision of this covenant, for purposes of determining compliance with "-- Limitation on Debt," increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that CP Ships or a Restricted Subsidiary may incur under "-- Limitation on Debt."

     (4) For purposes of determining any particular amount of Debt under "-- Limitation on Debt:"

(a) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount will not be included;

(b) any Liens granted pursuant to the equal and rateable provisions referred to in "--Limitation on Liens" will not be treated as Debt; and

(c) accrual of interest, accrual of dividends, the accretion of accreted value, the obligation to pay commitment fees and the payment of interest in the form of additional Debt will not be treated as Debt.

     (5) In the event that an item of Debt meets the criteria of more than one of the types of Debt described in "-- Limitation on Debt," CP Ships, in its sole discretion, will classify items of Debt and will only be required to include the amount and type of such Debt in one of such clauses and CP Ships will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in "-- Limitation on Debt," and may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in "-- Limitation on Debt" at any time.

Limitation on Restricted Payments

     (1) CP Ships will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (each of which is a "Restricted Payment" and which are collectively referred to as "Restricted Payments"):

(a) declare or pay any dividend on or make any distribution (whether made in cash, securities or other property) with respect to any shares of CP Ships' or any Restricted Subsidiary's Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving CP Ships or any Restricted Subsidiary) (other than (i) to CP Ships or any Wholly Owned Restricted Subsidiaries or (ii) to all Holders of Capital Stock of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by CP

     Ships or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) except for dividends or distributions payable solely in shares of CP Ships' Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock;

(b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation), directly or indirectly, any shares of CP Ships' Capital Stock or any Capital Stock of any Affiliate of CP Ships held by persons other than CP Ships or a Restricted Subsidiary (other than Capital Stock of any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result thereof) or any options, warrants or other rights to acquire such shares of Capital Stock;

(c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt (provided that such principal payment or acquisition for value of Subordinated Debt may be made up to 90 days prior to such scheduled date); or

(d) make any Investment (other than any Permitted Investment) in any Person, other than an Investment in a Person that will become or be merged into or amalgamated or consolidated with a Restricted Subsidiary as a result of such Investment.

     If any Restricted Payment described above is not made in cash, CP Ships will calculate the amount of the proposed Restricted Payment at the Fair Market Value of the asset to be transferred.

     (2) Notwithstanding paragraph (1) above, CP Ships may make Restricted Payments if, at the time of and after giving pro forma effect to, such proposed Restricted Payment:

(a)   no Default or Event of Default has occurred and is continuing;

(b) CP Ships could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to "-- Limitation on Debt;" and

(c) the aggregate amount of all Restricted Payments declared or made after the date of the Note Indenture does not exceed the sum of:

(i) 50% of CP Ships' aggregate Consolidated Adjusted Net Income calculated on a cumulative basis during the period beginning on 31st March 2002 and ending on the last day of its last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate Consolidated Adjusted Net Income shall be a negative number, minus 100% of such negative amount); plus

(ii) the aggregate Net Cash Proceeds received by CP Ships after the date of the Note Indenture as capital contributions or from the issuance or sale (other than to any Subsidiary) of shares of CP Ships' Qualified Capital Stock (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of CP Ships' Qualified Capital Stock (except, in each case to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Debt as set forth in (b) or (c) of paragraph (3) below) (excluding the Net Cash Proceeds from (x) the issuance of CP Ships' 8,500,000 common shares made on 3rd July 2002 (including any common shares subsequently issued in connection with the exercise of any over-allotment option related thereto) and (y) the issuance of Qualified Capital Stock of CP Ships financed, directly or indirectly, using funds borrowed from CP Ships or any Subsidiary until and to the extent such borrowing is repaid), plus

(iii) (x) the amount by which CP Ships' Debt or Debt of any Restricted Subsidiary is reduced on CP Ships' consolidated balance sheet after the date of the Note Indenture upon the conversion or exchange (other than by CP Ships or its Subsidiary) of such Debt into Qualified Capital Stock of CP Ships, and (y) the aggregate Net Cash Proceeds received after the date of the Note Indenture by CP Ships from the issuance or sale (other than to any Subsidiary) of Redeemable Capital Stock that has been converted into or exchanged for CP Ships' Qualified Capital Stock, to the extent such Redeemable Capital Stock was originally sold for cash or Cash Equivalents, together with, in the cases of both (x) and (y), the aggregate net cash proceeds received by CP

      Ships at the time of such conversion or exchange (excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock of CP Ships financed, directly or indirectly, using funds borrowed from CP Ships or any Subsidiary until and to the extent such borrowing is repaid), plus

(iv) (x) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the date of the Note Indenture, an amount (to the extent not included in Consolidated Adjusted Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (y) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of CP Ships' interest in such Subsidiary provided that such amount will not in any case exceed the amount of the Restricted Payment deemed made at the time that the Subsidiary was designated as an Unrestricted Subsidiary.

      (3) Notwithstanding paragraphs (1) and (2) above, CP Ships and any Restricted Subsidiary may take the following actions so long as (with respect to clauses (b) through (f) below) no Default or Event of Default has occurred and is continuing:

(a) the payment of any dividend within 60 days after the date of its declaration if at such date of its declaration such payment would have been permitted by the provisions of paragraph (2) above;

(b) the purchase, redemption or other acquisition or retirement for value of any shares of CP Ships' Capital Stock or options, warrants or other rights to acquire such Capital Stock in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of CP Ships' Qualified Capital Stock or options, warrants or other rights to acquire such Capital Stock;

(c) the purchase, redemption, defeasance or other acquisition or retirement for value or payment of principal of any Subordinated Debt in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of CP Ships' Qualified Capital Stock;

(d) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (other than Redeemable Capital Stock) in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, Permitted Refinancing Debt;

(e) the repurchase of Capital Stock deemed to occur upon the exercise of stock options if the cumulative aggregate value of such repurchases does not exceed the cumulative aggregate amount of the exercise price of such options received;

(f) payments or distributions to dissenting shareholders pursuant to applicable law in connection with or in contemplation of a merger, consolidation or transfer of assets that complies with the provisions of the Note Indenture relating to mergers, consolidations or transfers of substantially all of CP Ships' assets;

(g) cash payments in lieu of issuing fractional shares pursuant to the exercise or conversion of any exercisable or convertible securities; and

(h) any other Restricted Payment provided that the total aggregate amount of Restricted Payments made under this clause (h) does not exceed $25 million.

     The actions described in clauses (a), (f) and (g) of this paragraph (3) are Restricted Payments that will be permitted to be made in accordance with this paragraph (3) but that reduce the amount that would otherwise be available for Restricted Payments under clause (c) of paragraph (2) above.

Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries

     CP Ships will not sell, pledge, or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary (other than as permitted under "-- Limitation on Liens"), directly or indirectly, to issue or sell, any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock). The foregoing sentence, however, will not apply to:

(a)   issuances or sales to CP Ships or a Wholly Owned Restricted Subsidiary;

(b) issuances or sales to directors of directors' qualifying shares or issuances or sales to nationals of shares of Capital Stock of Restricted Subsidiaries, in each case to the extent required by applicable law;

(c) any issuance or sale of Capital Stock of a Restricted Subsidiary if, immediately after giving effect to such issuance or sale such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any remaining Investment in such Person would have been permitted to be made under "-- Limitation on Restricted Payments" if made on the date of such issuance or sale;

(d) any issuance, sale, lease, transfer or disposal required by applicable law or governmental order;

(e)   Capital Stock issued by a Person prior to the time:

(i)   such Person becomes a Restricted Subsidiary,

(ii)  such Person merges with or into a Restricted Subsidiary, or

(iii) a Restricted Subsidiary merges with or into such Person;

     but only if that Capital Stock was not issued or incurred by such Person in anticipation of it becoming a Restricted Subsidiary.

Limitation on Transactions with Affiliates

     CP Ships will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service), with, or for the benefit of, any Affiliate of CP Ships or of any Restricted Subsidiary or any direct or indirect holder of 10-3/8% or more of any class of Capital Stock of CP Ships or any Restricted Subsidiary or any Affiliate of such Holder unless such transaction or series of transactions is entered into in good faith and, in the case of such a transaction or series of transactions having a value of greater than $2 million, in writing and:

(a) such transaction or series of transactions is on terms that are no less favourable to CP Ships or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable arm's-length transactions with third parties that are not such holders or Affiliates; and

(b) with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or provision of services, in each case having a value greater than $5 million, CP Ships will deliver an officer's certificate to the trustee certifying that such transaction or series of transactions complies with clause (a) above; and

(c) with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or provision of services, in each case having a value greater than $10 million, CP Ships will deliver a board resolution (set out in an officer's certificate to the trustee) resolving that such transaction complies with clause (a) above and that the fairness of such transaction has been approved by a majority of the Disinterested Directors (or in the event there is only one Disinterested Director, by such Disinterested Director) of CP Ships' board of directors; and

(d) with respect to any transaction or series of related transactions involving the transfer of assets having a value greater than $50 million, CP Ships will deliver to the trustee a written opinion of an investment banking firm of international standing or an internationally recognised appraisal firm or accounting firm, whichever is most qualified, stating that the transaction or series of transactions is fair to CP Ships or such Restricted Subsidiary from a financial point of view.

       Notwithstanding the foregoing, the restrictions set forth in this description will not apply to:

(i) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries bonuses, employment agreements and arrangements, compensation or employee benefit arrangements, (including stock options), or legal fees, so long as CP Ships' board of directors has approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or payments to be fair consideration therefor;

(ii) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant;

(iii) loans and advances (but not any forgiveness of such loans or advances) to CP Ships' or any Restricted Subsidiary's officers, directors, employees and consultants for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business provided that such loans and advances do not exceed $5 million in the aggregate at any one time outstanding;

(iv) agreements and arrangements existing on the date of the Note Indenture and any amendment or modifications thereof, provided that any amendments or modifications to the terms thereof are not more disadvantageous to CP Ships or its Restricted Subsidiary, as applicable, in any material respect than the original agreement as in effect on the date of the Note Indenture and provided, further, that such amendment or modification is
       (x) on a basis substantially similar to that which would be conducted in an arm's-length transaction with third parties who are not Affiliates and
       (y) in the case of any transaction having a Fair Market Value of greater than $10 million, approved by CP Ships' board of directors (including a majority of the Disinterested Directors);

(v) any payments or other transactions pursuant to a tax sharing agreement between CP Ships and any other Person with which CP Ships or any Restricted Subsidiary files a consolidated tax return or with which CP Ships or any Restricted Subsidiary is part of a consolidated group for tax purposes or any tax advantageous group contribution made pursuant to applicable legislation;

(vi) the issuance of securities pursuant to, or for the purpose of the funding of, employment arrangements, stock options, and stock ownership plans, as long as the terms thereof are or have been previously approved by CP Ships' board of directors;

(vii) the granting and performance of registration rights for CP Ships' securities; and

(viii) transactions between or among CP Ships and its Restricted Subsidiaries or among Restricted Subsidiaries.

Limitation on Liens

     CP Ships will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (except for Permitted Liens) or assign or otherwise convey any right to receive any income, profits or proceeds on or with respect to any of CP Ships' or any Restricted Subsidiary's property or assets, including any shares of stock or Debt of any Restricted Subsidiary, whether owned at or acquired after the date of the Note Indenture, or any income, profits or proceeds therefrom unless:

(a) in the case of any Lien securing Subordinated Debt, the obligations of CP Ships in respect of the Notes, the obligations of the Subsidiary Guarantors under the Guarantees, and all other amounts due under the Note Indenture are directly secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien; and

(b) in the case of any other Lien, the obligations of CP Ships in respect of the Notes, the obligations of the Subsidiary Guarantors under the Guarantees, and all other amounts due under the Note Indenture are equally and ratably secured with the obligation or liability secured by such Lien.

Limitation on Sale of Certain Assets

     (1) CP Ships will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless:

(a) the consideration CP Ships or such Restricted Subsidiary receives for such Asset Sale is not less than the Fair Market Value of the assets sold (as determined by CP Ships' management or, in the case of any Asset Sale having a Fair Market Value greater than $10 million, as determined by CP Ships' board of directors and evidenced by a board resolution);

(b) at least 75% of the consideration CP Ships or the relevant Restricted Subsidiary receives in respect of such Asset Sale consists of (i) cash (including any Net Cash Proceeds received from the conversion within 30 days of such Asset Sale of securities received in consideration of such Asset Sale); (ii) Cash Equivalents; (iii) the assumption by the purchaser of (x) CP Ships' Debt or Debt of any Restricted Subsidiary (other than Subordinated Debt) as a result of which CP Ships and the Restricted Subsidiaries are no longer obligated in respect of such Debt or (y) Debt of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if CP Ships and each other Restricted Subsidiary is released from any guarantee of such Debt as a result of such Asset Sale; or (iv) a combination of the consideration specified in clauses (i) to (iii); and

(c) CP Ships delivers an Officers' Certificate to the trustee certifying that such Asset Sale complies with the provisions described in the foregoing clauses (a) and (b).

     (2) If CP Ships or any Restricted Subsidiary engages in an Asset Sale, CP Ships or such Restricted Subsidiary may use the Net Cash Proceeds of the Asset Sale, within 360 days after such Asset Sale, to (a) permanently repay or prepay any then outstanding Debt of any Restricted Subsidiary (and to effect a corresponding commitment reduction if such Debt is revolving credit borrowings) owing to a Person other than CP Ships or a Restricted Subsidiary, or (b) invest in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the business of CP Ships or its Restricted Subsidiaries. The amount of such Net Cash Proceeds not so used as set forth in this paragraph (2) constitutes "Excess Proceeds".

     (3) When the aggregate amount of Excess Proceeds exceeds $25 million, CP Ships will, within 20 business days, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Notes and from the Holders of any Pari Passu Debt, to the extent required by the terms thereof, on a pro rata basis, in accordance with the procedures set forth in the Note Indenture or the agreements governing any such Pari Passu Debt, the maximum principal amount (expressed as a multiple of $1,000) of the Notes and any such Pari Passu Debt that may be purchased with the amount of Excess Proceeds. The offer price as to each Note and any such Pari Passu Debt will be payable in cash in an amount equal to (solely in the case of the Notes) 100% of the principal amount of such Note and (solely in the case of Pari Passu Debt) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Debt, plus in each case accrued interest, if any, to the date of purchase.

     To the extent that the aggregate principal amount of Notes and any such Pari Passu Debt tendered pursuant to an Excess Proceeds Offer is less than the amount of Excess Proceeds, CP Ships may use the amount of such Excess Proceeds not used to purchase Notes and Pari Passu Debt for general corporate purposes that are not otherwise prohibited by the Note Indenture. If the aggregate principal amount of Notes and any such Pari Passu Debt validly tendered and not withdrawn by Holders thereof exceeds the amount of Excess Proceeds, Notes and any such Pari Passu Debt to be purchased will be selected on a pro rata basis (based upon the principal amount of Notes and the principal amount or accreted value of such Pari Passu Debt tendered by each Holder). Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

     (4) If CP Ships is obligated to make an Excess Proceeds Offer, CP Ships will purchase the Notes and Pari Passu Debt, at the option of the Holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Excess Proceeds Offer is given to such Holders, or such later date as may be required under the Exchange Act.

     Notwithstanding any of the foregoing, CP Ships or any Restricted Subsidiary may engage in an Asset Swap and the provisions in clauses (2), (3) and (4) above shall not apply to such Asset Swap except in respect of any Net Cash

Proceeds received by CP Ships or any Restricted Subsidiary; provided that CP Ships will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swap, unless:

(a) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) with respect to any Asset Swap involving the transfer of assets having a value greater than $10 million, CP Ships delivers a board resolution (set out in an officer's certificate to the trustee) resolving that the fairness of such Asset Swap has been approved by a majority of the Disinterested Directors (or in the event there is only one Disinterested Director, by such Disinterested Director) of CP Ships' board of directors;

(c) with respect to any Asset Swap involving the transfer of assets having a value greater than $50 million, CP Ships delivers to the trustee a written opinion of an investment banking firm of international standing or an internationally recognised appraisal firm or accounting firm, whichever is most qualified, stating that the Asset Swap is fair to CP Ships or such Restricted Subsidiary from a financial point of view; and

(d) with respect to any Asset Swap consisting of the transfer of all or substantially all the assets of a Subsidiary Guarantor, both (i) Rating Agencies shall have confirmed in writing to CP Ships that no Rating Decline will have occurred as a result of giving effect to such sale or disposition and (ii) the consideration received by such Subsidiary Guarantor in respect of such Asset Swap consists of no more than 10% cash.

     If CP Ships is required to make an Excess Proceeds Offer, CP Ships will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations.

Limitation on Sale and Leaseback Transactions

     CP Ships will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction with respect to any property or assets (whether now owned or hereafter acquired), unless:

(a) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and CP Ships complies with "-- Limitation on Sale of Assets," including the provisions concerning the application of Net Cash Proceeds (treating all of the consideration received in such sale and leaseback transaction as Net Cash Proceeds for the purposes of such covenant);

(b) CP Ships or such Restricted Subsidiary would be permitted to incur Debt under "-- Limitation on Debt" in the amount of the Attributable Debt incurred in respect of such sale and leaseback transaction;

(c) CP Ships or such Restricted Subsidiary would be permitted to grant a Lien to secure Debt under "-- Limitation on Liens" in the amount of the Attributable Debt in respect of such sale and leaseback transaction; and

(d) in the case of any sale and leaseback transaction having a Fair Market Value greater than $10 million, the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by CP Ships' board of directors and set out in an officer's Certificate delivered to the trustee, of the property that is the subject of such sale and leaseback transaction.

     Notwithstanding the foregoing, nothing shall prevent CP Ships or any Restricted Subsidiary from engaging in a sale and leaseback transaction solely between CP Ships and any Restricted Subsidiary or solely between Restricted Subsidiaries.

Limitation on Guarantees of Debt by Restricted Subsidiaries

     (1) CP Ships will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any of CP Ships' Debt (other than the Notes), unless:

(a) (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental Note Indenture to the Note Indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary on the same terms as the guarantee of such Debt; and

         (ii) with respect to any guarantee of Subordinated Debt by such Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary's Guarantee with respect to the Notes at least to the same extent as such Subordinated Debt is subordinated to the Notes; and

(b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against CP Ships or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee.

     This paragraph (1) will not be applicable to any guarantees of any Restricted Subsidiary:

(i)   incurred under clause (a) of the definition of "Permitted Debt,"

(ii) that existed at the time such Person became a Restricted Subsidiary if the guarantee was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, or

(iii) given to a bank or trust company organized in Australia, Canada, Hong Kong, any member state of the European Union as of the date of the Note Indenture, Switzerland or any commercial banking institution that is a member of the U.S. Federal Reserve System, (or any branch, subsidiary or Affiliate thereof) in each case having combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time such guarantee was given, of at least A by S&P and at least A2 by Moody's, in connection with the operation of cash management programs established for the benefit of CP Ships or any Restricted Subsidiary.

     (2) Notwithstanding the foregoing, any Guarantee of the Notes created pursuant to the provisions described in the foregoing paragraph (1) may provide by its terms that it will be automatically and unconditionally released and discharged upon:

(a) any sale, exchange or transfer, to any Person who is not CP Ships' Affiliate, of all of CP Ships' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Note Indenture), or

(b) (with respect to any guarantee created after the date of the Note Indenture) the release by the Holders of Debt of CP Ships described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt other than as a result of payment under such guarantee), at a time when:

(i) no other Debt of CP Ships' has been guaranteed by such Restricted Subsidiary after the date of the Note Indenture; or

(ii) the Holders of all such other Debt which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt other than as a result of payment under such guarantee).

     (3) Notwithstanding the foregoing, CP Ships will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any obligations of CP Ships or any of its Subsidiaries in respect of any operating leases for ships, other than any guarantee thereof existing on the date of the Note Indenture or any replacement of such existing guarantees, provided that the terms and conditions of such replacement guarantee are not materially less favourable to the Holders of the Notes than those under the guarantee so replaced.

Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

     (1) CP Ships will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

(b)  pay any Debt owed to CP Ships or any other Restricted Subsidiary;

(c)  make loans or advances to CP Ships or any other Restricted Subsidiary; or

(d) transfer any of its properties or assets to CP Ships or any other Restricted Subsidiary.

     (2) The provisions of the covenant described in paragraph (1) above will not apply to:

(a) encumbrances and restrictions imposed by the Notes or the Note Indenture, or by any other indentures governing other Debt CP Ships may incur (and if such Debt is guaranteed, by a Subsidiary Guarantor of such Debt), provided that the restrictions imposed by such indentures are no more restrictive than the restrictions imposed by the Note Indenture;

(b) encumbrances or restrictions contained in any agreement in effect on the date of the Note Indenture in the form contained in such agreement on the date of the Note Indenture;

(c) encumbrances or restrictions imposed by Debt permitted to be incurred under Credit Facilities or any guarantees thereof in accordance with the "Limitation on Debt" covenant; provided that in the case of any such encumbrances or restrictions imposed under any Credit Facilities, such encumbrances or restrictions are not materially more restrictive taken as a whole than those imposed by the $350 Million Facility as of the date of the Note Indenture;

(d) in the case of clause (1)(d) above, customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which CP Ships or any Restricted Subsidiary is a party or to which any of CP Ships' or any Restricted Subsidiary's respective properties or assets are subject or customary restrictions contained in operating leases for real property and restricting only the transfer of such real property or effective only upon the occurrence and during the continuance of a default in the payment of rent;

(e) encumbrances or restrictions contained in any agreement or other instrument of a Person acquired by CP Ships or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(f) any encumbrance or restriction contained in contracts for sales of Capital Stock or assets permitted by "-- Limitation on Sale of Certain Assets" with respect to the assets or Capital Stock to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase or acquisition of Capital Stock or assets or any of CP Ships' Subsidiaries by another Person;

(g) in the case of clause (1)(d) above, any customary encumbrances or restriction pertaining to an asset subject to a Lien to the extent set forth in the security document governing such Lien;

(h) encumbrances or restrictions contained in any agreement or instrument pursuant to which Debt was issued if:

(i) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by CP Ships); and

(ii) CP Ships determines that any such encumbrance or restriction will not materially affect CP Ships' ability to make any anticipated principal or interest payments on the Notes;

(i) encumbrances or restrictions imposed by applicable law or regulation or by governmental licenses, concessions, franchises or permits;

(j) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (2)(a), (b) and (c); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favourable to the Holders of the Notes than those under or pursuant to the agreement so extended, renewed, refinanced or replaced;

(k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(l) customary limitations on the distribution or disposition of assets or property in joint venture agreements entered into the ordinary course of business and in good faith; provided that such encumbrance or restriction is applicable only to such Restricted Subsidiary and provided that:

(i) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable agreements (as determined by CP Ships); and

(ii) CP Ships determines that any such encumbrance or restriction will not materially affect CP Ships' ability to make any anticipated principal or interest payments on the Notes;

(m) any encumbrance or restriction in connection with purchase money obligations and Capitalized Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the type described in clause (1)(d) above on the transfer of the properties so acquired; or

(n) any encumbrance or restriction arising by reason of customary non-assignment provisions in agreements.

Designation of Unrestricted and Restricted Subsidiaries

     CP Ships' board of directors may designate any Subsidiary (including newly acquired or newly established Subsidiaries) (other than a Subsidiary Guarantor) to be an "Unrestricted Subsidiary" only if:

(a) no Default has occurred and is continuing at the time of or after giving effect to such designation;

(b) CP Ships would be permitted to make an Investment (other than a Permitted Investment) at the time of designation (assuming the effectiveness of such designation) pursuant to the first paragraph of "-- Limitation on Restricted Payments" in an amount equal to the greater of (i) the net book value of CP Ships' interest in such Subsidiary calculated in accordance with GAAP or (ii) the Fair Market Value of CP Ships' interest in such Subsidiary as determined in good faith by CP Ships' board of directors;

(c) CP Ships would be permitted under the Note Indenture to incur $1.00 of additional Debt (other than Permitted Debt) pursuant to "-- Limitation on Debt" at the time of such designation (assuming the effectiveness of such designation);

(d) neither CP Ships nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary unless the terms of such contract, arrangement, understanding or obligation are no less favourable to CP Ships or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of CP Ships or any Restricted Subsidiary;

(e) such Unrestricted Subsidiary does not own any Capital Stock, Redeemable Stock or Debt of, or own or hold any Lien on any property or assets of, or have any Investment in, CP Ships or any other Restricted Subsidiary;

(f) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any of CP Ships' Debt or Debt of any Restricted Subsidiary, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes;

(g) such Unrestricted Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of CP Ships and its Subsidiaries; and

(h) such Unrestricted Subsidiary is a Person with respect to which neither CP Ships nor any of its Restricted Subsidiaries has any direct or indirect obligation to:

(i)  subscribe for additional Capital Stock of such Person or

(ii) maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

     In the event of any such Designation, CP Ships will be deemed to have made an Investment constituting a Restricted Payment pursuant to the "Limitation on Restricted Payments" covenant for all purposes of the Note Indenture in an amount equal to the greater of (i) the net book value of CP Ships' interest in such Subsidiary calculated in accordance with GAAP or (ii) the Fair Market Value of CP Ships' interest in such Subsidiary as determined in good faith by CP Ships' board of directors.

     The Note Indenture provides that neither CP Ships nor any Restricted Subsidiary will at any time:

(a) provide a guarantee of, or similar credit support to, any Debt of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Debt); provided that CP Ships may pledge Capital Stock or Debt of any Unrestricted Subsidiary on a nonrecourse basis as long as the pledgee has no claim whatsoever against CP Ships other than to obtain such pledged property, except to the extent permitted under "-- Limitation on Restricted Payments" and "-- Limitation on Transactions with Affiliates,"

(b) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary, except to the extent permitted under "-- Limitation on Restricted Payments" and "-- Limitation on Transactions with Affiliates," or

(c) be directly or indirectly liable for any other Debt that provides that the Holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Debt that is Debt of an Unrestricted Subsidiary (including any corresponding right to take enforcement action against such Unrestricted Subsidiary).

     CP Ships' board of directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if:

(a) no Default or Event of Default has occurred and is continuing at the time of or will occur and be continuing after giving effect to such designation; and

(b) unless such redesignated Subsidiary shall not have any Debt outstanding (other than Debt that would be Permitted Debt), immediately before and after giving effect to such proposed designation, and after giving pro forma effect to the incurrence of any such Debt of such redesignated Subsidiary as if such Debt was incurred on the date of the redesignation, CP Ships could incur $1.00 of additional Debt (other than Permitted Debt) pursuant to "-- Limitation on Debt."

     Any such designation as an Unrestricted Subsidiary or Restricted Subsidiary by CP Ships' board of directors will be evidenced to the trustee by filing a board resolution with the trustee giving effect to such designation and an officer's certificate certifying that such designation complies with the foregoing conditions, and giving the effective date of such designation. Any such filing with the trustee must occur within 45 days after the end of CP Ships' fiscal quarter in which such designation is made (or, in the case of a designation made during the last fiscal quarter of CP Ships' fiscal year, within 90 days after the end of such fiscal year).

Reports to Holders

     Whether or not required by the Commission, so long as any Notes are outstanding, CP Ships will file with, or furnish to, the Commission and provide such information to the trustee and to Holders of the Notes within 15 days of the periods set forth below (which filing will be made electronically if the Commission allows such electronic filing and in a form prescribed by the Commission to allow it to be available via the Commission's Internet site at www.sec.gov):

(a) within 120 days following the end of CP Ships' fiscal year ended 31st December 2002, all annual information that would be required to be contained in a filing with the Commission on Form 40-F (or any successor form);

(b) within 90 days following the end of CP Ships' fiscal year ended 31st December 2003 and each of CP Ships' fiscal years thereafter (or such shorter period as the Commission may in the future prescribe), all annual information that would be required to be contained in a filing with the Commission on Form 40-F (or any successor form);

(c) within 45 days following the end of the first three fiscal quarters in each of CP Ships' fiscal years after the end of CP Ships' fiscal quarter ending 30th September 2002 (or such shorter period as the Commission may in the future prescribe), reports on Form 6-K (or any successor form) containing substantially the same information as would be required to be contained in a filing with the Commission on Form 10-Q (or any successor form) for such period if CP Ships were required to file such form (provided that financial information may be prepared in accordance with GAAP, with an appropriate reconciliation to U.S. generally accepted accounting principles); and

(d) promptly from time to time after the occurrence of an event required to be reported therein, such other reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 8-K (or any successor form).

     In addition, if CP Ships ceases to be subject to Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, CP Ships shall furnish to the holders of the Notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Exchange Act by Persons who are not "affiliates" under the Securities Act.

     CP Ships will also make available copies of all reports furnished or filed with the SEC (a) on CP Ships' website, (b) through the newswire service of Bloomberg, or, if Bloomberg does not then operate, any similar agency and
(c) if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, copies of such reports furnished or filed with the Commission will also be made available at the specified office of the paying agent in Luxembourg.

Consolidation, Merger and Sale of Assets

     CP Ships will not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person or permit any other Person to be substituted as the issuer of the Notes or sell, assign, convey, transfer, lease or otherwise dispose of, or take any action pursuant to any resolution passed by the board of directors of CP Ships or CP Ships' shareholders with respect to a demerger or division pursuant to which CP Ships would dispose of, all or substantially all of its properties and assets to any other Person or Persons or permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of CP Ships' properties and assets and those of its Restricted Subsidiaries on a consolidated basis to any other Person or Persons. The previous sentence will not apply to CP Ships and any Restricted Subsidiary that is not a Subsidiary Guarantor if at the time and immediately after giving effect any such transaction or series of transactions:

(a) either CP Ships will be the continuing corporation or the Person (if other than CP Ships) formed by such consolidation or into which CP Ships or such Restricted Subsidiary is merged, demerged or divided, or the

      Person that is substituted for CP Ships as the issuer of the Notes or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of CP Ships and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity"):

(i) will be a corporation duly organised and validly existing under the laws of Australia, Canada or any province thereof, Hong Kong, any member state of the European Union as of the date of the Note Indenture, Switzerland, Bermuda, the United States of America, any state thereof, or the District of Columbia; and

(ii) will expressly assume, by a supplemental Note Indenture in form satisfactory to the trustee, CP Ships' obligations under the Notes, the
      Note Indenture and the Registration Rights Agreement, and the Notes, the
      Note Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented; and

(iii) in the case of a substitution, CP Ships will be a Wholly Owned Restricted Subsidiary of the Surviving Entity.

(b) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of CP Ships or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred by CP Ships or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(c) either (i) both the Rating Agencies shall have confirmed in writing to CP Ships that no Rating Decline will have occurred as a result of giving effect to such transaction or series of transactions or (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of CP Ships or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred by CP Ships or such Restricted Subsidiary at the time of such transaction), CP Ships' Consolidated Net Worth (or of the Surviving Entity if CP Ships is not the continuing obligor under the Note Indenture) is equal to or greater than CP Ships' Consolidated Net Worth immediately prior to such transaction or series of transactions;

(d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), either (i) CP Ships (or the Surviving Entity if CP Ships is not the continuing obligor under the Note Indenture) could incur at least $1.00 of additional Debt (other than Permitted Debt) under the provisions of "-- Limitation on Debt" or (ii) CP Ships (or the Surviving Entity if CP Ships is not the continuing obligor under the Note Indenture) has a Consolidated Fixed Charge Coverage Ratio equal to or greater than such ratio of CP Ships and the Restricted Subsidiaries immediately prior to such substitution, transaction or series of transactions;

(e) any Subsidiary Guarantor, unless it is the other party to the transactions described above, will have by supplemental Note Indenture confirmed that its Guarantee will apply to such Person's obligations under the Note Indenture and the Notes;

(f) if any of CP Ships' or any Restricted Subsidiary's property or assets would thereupon become subject to any Lien, the provisions of "-- Limitation on Liens" are complied with; and

(g) CP Ships or the Surviving Entity will have delivered to the trustee, in form and substance satisfactory to the trustee, an officer's certificate (attaching the authentic computations to demonstrate compliance with clauses (c) and (d) above) and an opinion of independent counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental Note Indenture is required in connection with such transaction, such supplemental Note Indenture, complies with the requirements of the Note Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with and that the Note Indenture and the Notes constitute legal, valid and binding obligations of the continuing person, enforceable in accordance with their terms.

     The Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, CP Ships under the Note Indenture, but, in the case of a lease of all or substantially all of CP Ships' assets, CP Ships will not be released from the obligation to pay the principal of and interest, and Additional Amounts, if any, on the Notes.

     Subject to certain limitations described in the Note Indenture governing the release of a Guarantee upon the sale or disposition of a Subsidiary Guarantor, no Subsidiary Guarantor will, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person or permit any other Person to be substituted as a Subsidiary Guarantor of the Notes, or sell, assign, convey, transfer, lease or otherwise dispose of, or take any action pursuant to any resolution passed by its board of directors or shareholders with respect to a demerger or division pursuant to which such Subsidiary Guarantor would dispose of its properties and assets to any other Person or Persons if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of (1) assets in an amount equal to more than 10% of the total amount of the Subsidiary Guarantors' combined Tangible Assets, less the aggregate Fair Market Value of any assets received by such Subsidiary Guarantor as consideration for such transaction or transactions or assets purchased within 360 days thereafter with the Net Cash Proceeds received therefrom, or (2) assets or operations of such Subsidiary Guarantor that, following such transaction or transactions and taking into account the receipt by the Subsidiary Guarantor of any assets given as consideration for such transaction or transactions or assets purchased within 360 days thereafter with the Net Cash Proceeds received therefrom, generate more than 10% of the Subsidiary Guarantors' combined Total Revenues, in each case to any other Person or Persons. The previous sentence will not apply if at the time and immediately after giving effect to any such transaction or series of transactions:

(a) (i) such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of Australia, Canada, any province thereof, Hong Kong, any member state of the European Union as of the date of the Note Indenture, Switzerland, Bermuda, the United States, any state thereof, or the District of Columbia, (such Subsidiary Guarantor or such Person, as the case may be, being herein called the "Additional Subsidiary Guarantor");

(ii) the Additional Subsidiary Guarantor, if other than such Subsidiary Guarantor, executes and delivers a supplemental Note Indenture in form reasonably satisfactory to the trustee providing for a Guarantee of payment of the Notes on the same terms as such Subsidiary Guarantor's Guarantee;

(iii) immediately prior to and after giving effect to such transaction no Default or Event of Default exists; and

(iv) CP Ships shall have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental Note Indentures, if any, comply with the
      Note Indenture.

     Such restrictions will not apply if such sale or disposition is an Asset Swap that complies with the applicable provisions of the Note Indenture governing Asset Swaps described in "-- Limitation on Sales of Certain Assets."

(b) Notwithstanding the foregoing, a Subsidiary Guarantor may sell, assign, convey, transfer, lease or otherwise dispose of (i) properties and assets in connection with a Permitted Receivables Financing, in an aggregate principal amount not to exceed 25% of Total Receivables, as determined immediately prior to such disposal, (ii) the Montrose and Montclare Ships and (iii) ships (including stage payments related to the construction of such ships) that at the date of the Note Indenture are part of CP Ships' existing new shipbuilding program, to CP Ships (Number 3) Limited or CP Ships (Number 4) Limited.

     Nothing in the Note Indenture will prevent (i) any Wholly Owned Restricted Subsidiary that is not a Subsidiary Guarantor from consolidating with, merging into or transferring all or substantially all of its properties and assets to CP Ships or any other Wholly Owned Restricted Subsidiary that is not a Subsidiary Guarantor or, (ii) any Subsidiary Guarantor from merging into or transferring all or part of its properties and assets to CP Ships or another Subsidiary Guarantor.

     Although there is a limited body of case law interpreting the phrase "all or substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

     CP Ships will publish a notice of any consolidation, merger or sale of assets described above in accordance with the provisions of the Note Indenture described under "-- Notices" and, so long as the rules of the Luxembourg Stock Exchange so require, notify such exchange of any such consolidation, merger or sale.

Events of Default

     (1) Each of the following will be an "Event of Default" under the Note
Indenture:

(a) default for 30 days in the payment when due of any interest or any Additional Amounts on any Note;

(b) default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(c) a material default in the performance of the requirements described in "-- Consolidation, Merger and Sales of Assets";


(d) failure to make or consummate an offer in accordance with the provisions of "-- Certain Covenants -- Limitation on Sale of Certain Assets";

(e) failure to make or consummate a Change of Control Offer in accordance with the provisions of "-- Purchase of Notes upon a Change of Control Triggering Event";

(f) failure to comply with any covenant or agreement of CP Ships' or of any Restricted Subsidiary that is contained in the Note Indenture or any Guarantees (other than specified in clause (a), (b), (c), (d) or (e) above) and such failure continues for a period of 30 days or more after the written notice specified in clause (2) below;

(g) default under the terms of any instrument evidencing or securing CP Ships' Debt, Debt of any Subsidiary Guarantor or Debt of any Restricted Subsidiary having an outstanding principal amount in excess of $20 million individually or in the aggregate that results in the acceleration of the payment of such Debt or constitutes the failure to pay such Debt at the final maturity thereof (other than by regularly scheduled required prepayment) and such failure to make any payment has not been waived or the maturity of such Debt has not been extended, and in either case the total amount of such Debt unpaid or accelerated exceeds $20 million or its equivalent at the time;

(h) any Guarantee ceases to be, or shall be asserted in writing by any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, not to be in full force and effect or enforceable in accordance with its terms (other than as provided for in the Note Indenture or any Guarantee);

(i) one or more final judgments, orders or decrees (not subject to appeal or further review and/or not covered by insurance) shall be rendered by a court of competent jurisdiction for the payment of money against CP Ships, any Subsidiary Guarantor or any Restricted Subsidiary, either individually or in an aggregate amount, in excess of $20 million, and either a creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or there shall have been a period of 30 consecutive days or more during which such judgment, order or decree was not set aside, discharged, stayed (by reason of pending appeal or otherwise) or satisfied; provided that such period will be 90 days in respect of any such judgment, order or decree relating to the claim issued by Seaport Terminals/Flanders Container Terminal NV against Cast Agencies Europe Limited, a subsidiary of CP Ships, in October 1999 in Belgium in the amount of BEF 3,578 million; or

(j) the occurrence of certain events of bankruptcy, insolvency or reorganisation with respect to CP Ships, any Subsidiary Guarantor or certain Restricted Subsidiaries.

     (2) If an Event of Default (other than as specified in clause (1)(j) above) occurs and is continuing, the trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to CP Ships (and to the trustee if such notice is given by the Holders) may, and the trustee, upon the written request of such Holders, shall, declare the principal of, premium, if any, and any Additional Amounts and accrued interest on all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes will become immediately due and payable.

     (3) If an Event of Default specified in clause (1)(j) above occurs and is continuing, then the principal of, premium, if any, and any Additional Amounts and accrued interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any Holder of Notes.

     (4) At any time after a declaration of acceleration under the Note Indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to CP Ships and the trustee, may rescind such declaration and its consequences if:

(a)   CP Ships has paid or deposited with the trustee a sum sufficient to pay:

(i)   all overdue interest and Additional Amounts on all Notes then outstanding;

(ii) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and

(iv) all sums paid or advanced by the trustee under the Note Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and any Additional Amounts and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     (5) The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past defaults under the Note Indenture, except a default:

(a) in the payment of the principal of, premium, if any, and Additional Amounts or interest on any Note, or

(b) in respect of a covenant or provision which under the Note Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

     (6) No Holder of any of the Notes has any right to institute any proceedings with respect to the Note Indenture or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee under the Notes and the
Note Indenture, the trustee has failed to institute such proceeding within 30 days after receipt of such notice and the trustee, within such 30-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not, however, apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, and Additional Amounts or interest on such Note on or after the respective due dates expressed in such Note.

     (7) If a Default or an Event of Default occurs and is continuing and is known to the trustee, the trustee will mail to each Holder of the Notes notice of the Default or Event of Default within five business days after its occurrence. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, Additional Amounts or interest on any Notes, the trustee may withhold the notice to the Holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

     (8) CP Ships is required to furnish to the trustee annual statements as to CP Ships' performance, and the performance of any Subsidiary Guarantors and Restricted Subsidiaries of CP Ships' respective obligations under the Note Indenture and as to any default in such performance. CP Ships is also required to notify the trustee within 10 business days of the occurrence of any Default.

Legal Defeasance or Covenant Defeasance of Indenture

     The Note Indenture provides that CP Ships may, at its option and at any time prior to the Stated Maturity of the Notes, elect to have its obligations discharged with respect to the outstanding Notes ("legal defeasance"). Legal defeasance means that CP Ships will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes except as to:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

(b) CP Ships' obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust,

(c) the rights, powers, trusts, duties and immunities of the trustee and CP Ships' obligations in connection therewith and

(d) the legal defeasance provisions of the Note Indenture.

     In addition, CP Ships may, at its option and at any time, elect to have its obligations released with respect to certain covenants set forth in the
Note Indenture ("covenant defeasance"), and thereafter any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events described under "-- Events of Default" will no longer constitute an Event of Default with respect to the Notes. These events do not include events relating to non-payment, bankruptcy, receivership and insolvency. CP Ships may exercise its legal defeasance option regardless of whether CP Ships previously exercised covenant defeasance.

     In order to exercise either legal defeasance or covenant defeasance:

(a) CP Ships must irrevocably deposit or cause to be deposited in trust with the trustee, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognised firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest, on the outstanding Notes on the Stated Maturity, if, at or prior to electing either legal defeasance or covenant defeasance, CP Ships has delivered to the trustee an irrevocable notice to redeem all of the outstanding Notes on the applicable redemption date;

(b) in the case of legal defeasance, CP Ships has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee stating that (x) CP Ships has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the Note Indenture, there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognise income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(c) in the case of covenant defeasance, CP Ships has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee to the effect that the Holders of the Notes outstanding will not recognise income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(d) in the case of covenant defeasance, CP Ships has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee to the effect that the Holders of the Notes outstanding will not recognise income, gain or loss for tax purposes of any Relevant Taxing Jurisdiction as a result of such covenant defeasance and will be subject to tax of any Relevant Taxing Jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(e) no Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) will have occurred and be continuing on the date of such deposit or, insofar as bankruptcy or insolvency events described in clause (1)(j) of "-- Events of Default" above is concerned, at any time during the period ending on the 180th day after the date of such deposit;

(f) such legal defeasance or covenant defeasance shall not cause the trustee for the Notes to have a conflicting interest as defined in the Note Indenture and for purposes of the Trust Indenture Act with respect to any of CP Ships' securities;

(g) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), under the Note Indenture or any material agreement or instrument to which CP Ships or any Restricted Subsidiary is a party or by which CP Ships or any Restricted Subsidiary is bound;

(h) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the U.S. Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

(i) CP Ships has delivered to the trustee an opinion of independent counsel in the country of CP Ships' incorporation to the effect that after the 180th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganisation or similar laws affecting creditors' rights generally and an opinion of independent counsel reasonably acceptable to the trustee that the trustee shall have a perfected security interest in such trust funds for the ratable benefit of the Holders;

(j) CP Ships will have delivered to the trustee an Officers' Certificate stating that the deposit was not made by CP Ships with the intent of preferring the Holders of the Notes with the intent of defeating, hindering, delaying or defrauding CP Ships' creditors or others, or removing its assets beyond the reach of its creditors or increasing CP Ships' debts to the detriment of its creditors;

(k) no event or condition shall exist that would prevent CP Ships from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 180th day after the date of such deposit; and

(l) CP Ships will have delivered to the trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

     If the funds deposited with the trustee to effect covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due because of any acceleration occurring after an Event of Default, then CP Ships will remain liable for such payments.

Satisfaction and Discharge

     The Note Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Note Indenture) when;

(a) CP Ships has irrevocably deposited or caused to be deposited with the trustee as funds in trust for such purpose an amount in U.S. dollars or U.S. Government Obligations sufficient to pay the principal of, premium, if any, and any Additional Amounts and accrued interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be and CP Ships has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of Notes at Maturity or on the redemption date, as the case may be and either:

(i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by CP Ships and thereafter repaid to CP Ships or discharged from such trust as provided for in the Note Indenture) have been delivered to the trustee for cancellation; or

(ii) all Notes not theretofore delivered to the trustee for cancellation (x) have become due and payable, (y) will become due and payable at Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in CP Ships' name, and at its expense, and

(b)  CP Ships has paid or caused to be paid all sums payable by it under the
     Note Indenture;

(c) CP Ships has delivered to the trustee an officer's certificate and an opinion of counsel, each stating that:

(i) all conditions precedent provided in the Note Indenture relating to the satisfaction and discharge of the Note Indenture have been complied with and

(ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Note Indenture or any other agreement or instrument to which CP Ships or any Subsidiary is a party or by which CP Ships or any Subsidiary is bound.

Amendments and Waivers

     The Note Indenture will contain provisions permitting CP Ships and the trustee to enter into a supplemental Note Indenture without the consent of the Holders for certain limited purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the
Note Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any Holder in any material respect. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, CP Ships and the trustee are permitted to amend or supplement the Note Indenture; provided that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby:

(a) change the Stated Maturity of the principal of, or any instalment of or Additional Amounts or interest on, any Note,

(b) reduce the principal amount of any Note (or Additional Amounts or premium, if any) or the rate of interest on any Note,

(c) change the coin or currency in which the principal of any Note or any premium or any Additional Amounts or the interest thereon is payable,

(d) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or Purchase Date, in the case of an Offer to Purchase);

(e) amend, change or modify CP Ships' obligation to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with "-- Certain Covenants -- Limitation on Sale of Assets" or CP Ships' obligation to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event in accordance with "-- Purchase of Notes upon a Change of Control Triggering Event," including, in each case, amending, changing or modifying any definition relating thereto;

(f) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver of provisions of the Note Indenture;

(g) modify any of the provisions relating to supplemental Note Indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Note Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(h) except as otherwise permitted under "-- Consolidation, Merger and Sale of Assets," consent to the assignment or transfer by CP Ships of any of their rights or obligations under the Note Indenture;

(i) release any Guarantee except in compliance with the terms of the Note Indenture;

(j) make any change to the provisions of the Note Indenture described under "-- Ranking" or any other provisions of the Note Indenture affecting the ranking of the Notes, in each case in a manner that adversely affects the rights of the Holders;

(k)  release any security that may have been granted in respect of the Notes;
     or

(l) make any change in the provisions of the Note Indenture described under "-- Additional Amounts" that adversely affects the rights of any Holder of the Notes or amend the terms of the Notes or the Note Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless CP Ships agrees to pay Additional Amounts (if any) in respect thereof in the supplemental Note Indenture.

     Notwithstanding the foregoing, without the consent of any Holder of the Notes, CP Ships and the trustee may modify or amend the Note Indenture:

(i) to evidence the succession of another Person to CP Ships and the assumption by any such successor of the covenants in the Note Indenture and in the Notes in accordance with "-- Consolidation, Merger and Sale of Assets;"

(ii) to add to CP Ships' covenants and those of any Subsidiary Guarantors or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon CP Ships or any Subsidiary Guarantors or any other obligor upon the Notes, as applicable, in the Note Indenture, in the Notes or in any Guarantees;

(iii) to cure any ambiguity, or to correct or supplement any provision in the
      Note Indenture, the Notes or any Guarantee that may be defective or inconsistent with any other provision in the Note Indenture, the Notes or any Guarantees or make any other provisions with respect to matters or questions arising under the Note Indenture, the Notes or any Guarantees; provided that, in each case, such provisions will not adversely affect the interest of the Holders of the Notes in any material respect;

(iv) to comply with the requirements of the Commission in order to maintain the qualification of the Note Indenture under the Trust Indenture Act;

(v)   to add a Subsidiary Guarantor under the Note Indenture;

(vi) to evidence and provide the acceptance of the appointment of a successor trustee under the Note Indenture; or

(vii) to mortgage, pledge, hypothecate or grant a security interest in favour of the trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of CP Ships' and any Subsidiary Guarantor's obligations under the Note Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the trustee pursuant to the Note Indenture or otherwise.

     The Holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Note Indenture.

Notices

     Notices regarding the Notes will be:

(a) published in a leading newspaper having general circulation in New York, New York (which is expected to be The Wall Street Journal) and in London (which is expected to be the Financial Times), (ii) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency, and (iii) if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort); and

(b) in the case of certificated Notes, mailed to Holders by first-class mail at their respective addresses as they appear on the registration books of the registrar.

     Notices given by first-class mail will be deemed given five calendar days after mailing and notices given by publication will be deemed given on the first date on which publication is made.

     If and so long as the Notes are listed on any other securities exchange, notices will also be given in accordance with any applicable requirements of such securities exchange.

     If and so long as any Notes are represented by Global Notes, notice to Holders will (in addition to publication as described above) also be given by delivery of the relevant notice to Euroclear, Clearstream Banking and DTC for communication to entitled account holdings in substitution for the previously-mentioned publication.

The Trustee

     The Note Indenture will provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the Note Indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the Note Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Note Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the trustee thereunder should it become CP Ships' creditor to obtain payment of claims in certain cases or to realise on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

Governing Law

     The Note Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

     In this "Description of the Notes", the following terms have the definitions set forth below:

     "Acquired Debt" means Debt of a Person

(a) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with CP Ships or any of its Restricted Subsidiaries, or

(b)  assumed in connection with the acquisition of assets from such Person.

     Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of assets from any Person.

     "Additional Assets" means:

(a) any Property (other than cash, Cash Equivalents and securities) to be owned by CP Ships or any Restricted Subsidiary and used in CP Ships' business or the business of its Restricted Subsidiaries; or

(b) Capital Stock of a Person that is engaged in a business that is similar or related to CP Ships' business or the business of its Restricted Subsidiaries that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by CP Ships or another Restricted Subsidiary from any Person other than CP Ships.

     "Affiliate" means, with respect to any specified Person,

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person,

(b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin, or

(c) any other Person 10% or more of the Voting Stock of which is beneficially owned or held, directly or indirectly by such specified Person.

For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling," "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of

(a)  any Capital Stock of any Restricted Subsidiary;

(b) all or substantially all of CP Ships' properties and assets of any division or line of business of CP Ships or any Restricted Subsidiary; or

(c) any other of CP Ships' or any Restricted Subsidiary's properties or assets, other than in the ordinary course of business.

For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets:

(i) that is governed by the provisions of the Note Indenture described under "--Consolidation, Merger and Sale of Assets,"

(ii) by CP Ships to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to CP Ships or any Wholly Owned Restricted Subsidiary in accordance with the terms of the Note Indenture,

(iii) representing obsolete or permanently retired ships, equipment and facilities that are no longer useful in the conduct of CP Ships' and any Restricted Subsidiary's business and that is disposed of in the ordinary course of business,

(iv) an Asset Swap effected in compliance with "-- Certain Covenants -- Limitation on Sale of Certain Assets,"

(v) sales of Receivables and Related Assets in a Permitted Receivables Financing for the Fair Market Value thereof, including cash or Cash Equivalents in an amount at least equal to 75% of the Fair Market Value thereof; or

(vi) for purposes of "-- Certain Covenants -- Limitation on Sale of Certain Assets", the Fair Market Value of which in the aggregate does not exceed $2 million in any transaction or series of related transactions.

     "Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets between CP Ships or any of its Restricted Subsidiaries and another Person (other than a sale, disposition or transfer that is governed by the provisions of the Note Indenture described under "-- Consolidation, Merger and Sale of Assets").

     "Attributable Debt" means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease determined in accordance with GAAP or, if not known, at the rate of interest payable in respect of the Notes), of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, ship operating expenses, insurance, taxes, assessments, water, utilities and similar charges.

     "Average Life" means, as of the date of determination with respect to any Debt, the quotient obtained by dividing

(a)  the sum of the products of:

(i) the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the date or dates of each successive scheduled principal payment of such Debt multiplied by;

(ii) the amount of each such principal payment by;

(b)  the sum of all such principal payments.

     "Bankruptcy Law" means any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganisation or relief of debtors or any amendment to, succession to or change in any such law, including without limitation, the Canadian Bankruptcy and Insolvency Act (R.S.C., 1985, c.B-3), the UK Insolvency Act 1986, as amended, and Title 11, United States Bankruptcy Code of 1978, as amended.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person's equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock, whether now outstanding or issued after the date of the Note Indenture.

     "Capitalised Lease Obligation" means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a capital lease obligation under GAAP, and, for purposes of the Note Indenture, the amount of such obligation at any date will be the capitalised amount thereof at such date, determined in accordance with GAAP and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

     "Cash Equivalents" means any of the following:

(a) any evidence of Debt denominated in dollars, pounds sterling, Euro, Australian dollars, Hong Kong dollars or Canadian dollars with a maturity of 180 days or less from the date of acquisition issued or directly and fully guaranteed or insured by Australia, Canada, Hong Kong, any member state of the European Union as of the date of the Note Indenture, Switzerland, the United States of America, any state thereof or the District of Columbia, or any agency or instrumentality thereof (each, an "Approved Jurisdiction");

(b) time deposit accounts, certificates of deposit, money market deposits or bankers' acceptances denominated in dollars, pounds sterling, Euro, Australian dollars, Hong Kong dollars or Canadian dollars with a maturity of 180 days or less from the date of acquisition of a bank or trust company organised in Australia, Canada, Hong Kong, any member state of the European Union as of the date of the Note Indenture, Switzerland or any commercial banking institution that is a member of the U.S. Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as any investment is made therein, of at least A by S&P and at least A2 by Moody's;

(c) commercial paper with a maturity of 365 days or less from the date of acquisition issued by a corporation that is not CP Ships' or any Restricted Subsidiary's Affiliate and is organised under the laws of any Approved Jurisdiction and, at the time the investment is made, rated at least A-1 by S&P or at least P-l by Moody's;

(d) repurchase obligations with a term of not more than 7 days for underlying securities of the type described in (a) above entered into with a financial institution meeting the qualifications described in clause (b) above; and

(e) Investments in money market mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kind described in clauses (a) through (d) above.

     "Change of Control Triggering Event" has the meaning given to such term under "-- Purchase of Notes Upon a Change of Control Triggering Event".

     "Commission" means, the U.S. Securities and Exchange Commission.

     "Consolidated Adjusted Net Income" means, for any period, CP Ships' and its Restricted Subsidiaries' consolidated net income (or loss) for such period as determined in accordance with GAAP, adjusted by excluding (to the extent included in such consolidated net income or loss), without duplication:

(a)  any net after-tax extraordinary gains or losses;

(b) any net after-tax gains or losses attributable to asset sales other than in the ordinary course of business;

(c) the portion of net income or loss of any Person (other than CP Ships or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which CP Ships or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to CP Ships or any Restricted Subsidiary in cash dividends or distributions during such period;

(d) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends, intercompany loans or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its shareholders;

(e) net after-tax gains or losses attributable to the termination of any employee pension benefit plan;

(f) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of the Note Indenture;

(g) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Debt of such Person;

(h) the net income (or loss) attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), except that any such net loss may be excluded only after the date of the actual disposal of such operations.

(i) any gains (but not losses) from currency exchange transactions not in the ordinary course of business; and

(j) for the financial year ended 31st December 2001, cash charges listed under the headings "Spin-off related items" and "Unusual charges" in CP Ships' Consolidated Statement of Income and Retained Earnings for such financial year.

     "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of CP Ships and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (a) all intercompany items between CP Ships and any Restricted Subsidiary and (b) all current maturities of long-term Debt, all as determined in accordance with GAAP consistently applied.

     "Consolidated Fixed Charge Coverage Ratio" of CP Ships means, for any period, the ratio of

(a) the sum of Consolidated Adjusted Net Income, plus in each case to the extent deducted in computing Consolidated Adjusted Net Income for such period:

(i)   Consolidated Interest Expense,

(ii)  Consolidated Tax Expense and

(iii) Consolidated Non-cash Charges, less all noncash items increasing Consolidated Adjusted Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Adjusted Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period

(b)   to the sum of:

(i)   Consolidated Interest Expense; and

(ii) cash and non-cash dividends due (whether or not declared) on CP Ships' and any Restricted Subsidiary's Preferred Stock (to any Person other than CP Ships and any Wholly Owned Restricted Subsidiary), in each case for such period;

      provided that:

(w) if CP Ships or any Restricted Subsidiary has incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an incurrence of Debt or both, Consolidated Adjusted Net Income and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period;

(x) if, since the beginning of such period, CP Ships or any Restricted Subsidiary shall have made any Asset Sale, Consolidated Adjusted Net Income for such period shall be reduced by an amount equal to Consolidated Adjusted Net Income (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to Consolidated Adjusted Net Income (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to Consolidated Interest Expenses directly attributable to any Debt of CP Ships or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to CP Ships and the continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent CP Ships and the continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

(y) if since the beginning of such period CP Ships or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or acquisition of assets, including any acquisition of an asset occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Adjusted Net Income and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

(z) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into CP Ships or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale or any Investment that would have required an adjustment pursuant to clause (w) or (y) if made by CP Ships or a Restricted Subsidiary during such period, Consolidated Adjusted Net Income and Consolidated Interest Expenses for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale or Investment occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt for a period equal to the remaining term of such Interest Rate Agreement).

     "Consolidated Interest Expense" means, for any period, without duplication and in each case determined on a consolidated basis in accordance with GAAP, the sum of:

(a) CP Ships' and its Restricted Subsidiaries' interest expense for such period, including, without limitation,

(i)   amortisation of debt discount,

(ii) the net cost of Interest Rate Agreements and Currency Agreements (including amortisation of discounts),

(iii) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and similar transactions,

(iv) the interest portion of any deferred payment obligation and amortisation of debt issuance costs; plus

(b) the interest component of CP Ships' and its Restricted Subsidiaries' Capitalised Lease Obligations accrued and/or scheduled to be paid or accrued during such period which, for the avoidance of doubt, shall not include time charters or bareboat charters; plus

(c) CP Ships' and its Restricted Subsidiaries non-cash interest and interest that was capitalised during such period; plus

(d) the interest on Debt of another Person that is guaranteed by CP Ships or any Restricted Subsidiary or secured by a Lien on CP Ships' or any Restricted Subsidiary's assets, whether or not such interest is paid by CP Ships or such Restricted Subsidiary.

     "Consolidated Net Worth" means, at any date, CP Ships' and its Restricted Subsidiaries' shareholders' equity as set forth on CP Ships' and its Restricted Subsidiaries' most recently available quarterly or annual consolidated balance sheet, less the amount of such shareholders' equity attributable to Redeemable Capital Stock or any equity security convertible or exchangeable for Debt, the cost of CP Ships' and any Restricted Subsidiary's treasury stock, the principal amount of any promissory notes receivable from the sale of CP Ships' and any Restricted Subsidiary's Capital Stock and less, to the extent included in calculating such shareholders' equity, the amount attributable to Unrestricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortisation and other non-cash expenses of CP Ships and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve or provision for cash charges for any future period).

     "Consolidated Tax Expense" means, for any period with respect to any Relevant Taxing Jurisdiction, the provision for federal, state, local and foreign income taxes of CP Ships and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Credit Facility" or "Credit Facilities" means, with respect to CP Ships, the Subsidiary Guarantors and the Restricted Subsidiaries, one or more debt facilities, as the case may be, (including the Revolving Credit Facilities) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, Notes, letters of credit or other forms of guarantees and assurances or other credit facilities, including overdrafts, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided that such debt or commercial paper facilities may not provide for or consist of the borrowing or issuance of any Public Debt; and provided further that no such amendment, restatement, modification, renewal, refund, replacement or refinancing may consist of or provide for the borrowing or issuance of Public Debt.

     "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

     "Debt" means, with respect to any Person, without duplication:

(a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business;

(b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(c) all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers' acceptances or other similar facilities;

(d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

(e)  all Capitalised Lease Obligations of such Person;

(f) all obligations of such Person under or in respect of Interest Rate Agreements, Currency Agreements or Fuel Hedging Agreements;

(g) all Debt referred to in (but not excluded from) the preceding clauses (a) through (f) of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the Holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured);

(h) all guarantees by such Person of Debt referred to in this definition of any other Person;

(i) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

(j)  Preferred Stock of any Restricted Subsidiary;

     provided that the term "Debt" shall not include (i) non-interest bearing instalment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due; (ii) Debt in respect of the incurrence by CP Ships or any Restricted Subsidiary of Debt in respect of standby letters of credit, performance bonds or surety bonds provided by CP Ships or any Restricted Subsidiary in the ordinary course of business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon are honoured in accordance with their terms and if, to be reimbursed, are reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond; (iii) anything accounted for as an operating lease in accordance with GAAP as at the date of the Note Indenture; and (iv) Debt incurred by CP Ships or one of its Restricted Subsidiaries in connection with a transaction where (x) such Debt is borrowed from a bank or trust company organized in Australia, Canada, Hong Kong, any member state of the European Union as of the date of the Note Indenture, Switzerland or any commercial banking institution that is a member of the U.S. Federal Reserve System, in each case having a combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating immediately prior to the time such transaction is entered into of at least A by S&P and A2 by Moody's and
(y) a substantially concurrent Investment is made by CP Ships or one of its Restricted Subsidiaries in the form of cash deposited with the lender of such Debt, or a Subsidiary or affiliate thereof, in amount equal to such Debt.

For purposes of this definition, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt will be required to be determined pursuant to the Note Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock; provided that if such Redeemable Capital Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Redeemable Capital Stock as reflected in the most recent financial statements of such Person.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of CP Ships' board of directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or is not an Affiliate, or an officer, director or employee of any Person (other than CP Ships) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

     "U.S. dollars", "dollars" or "$" means the lawful currency of the United States of America.

     "Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

     "exchange Notes" has the meaning given to such term under "-- Exchange Offer; Registration Rights".

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by CP Ships' board of directors.

     "Fuel Hedging Agreements" means any spot, forward or option fuel price protection agreements and other types of fuel hedging agreements designed to protect against or manage exposure to fluctuations in fuel prices.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in Canada, consistently applied, which are in effect from time to time.

     "guarantees" means, as applied to any obligation,

(a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and

(b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the pledge of assets and the payment of amounts drawn down under letters of credit.

     "Guarantee" means any guarantee of CP Ships' obligations under the Note Indenture and the Notes by any Restricted Subsidiary in accordance with the provisions of the Note Indenture, including the Guarantees by the Subsidiary Guarantors to be dated as of 3rd July 2002. When used as a verb, "Guarantee" shall have a corresponding meaning.

     "Insolvency Proceeding" means any proceedings or steps for:

(a) the bankruptcy, insolvency, liquidation, dissolution, winding-up, administration, receivership, or corporate re-organisation of any company; or

(b) for the appointment of a trustee in bankruptcy, or insolvency conciliator, ad hoc official, administrator, a liquidator or other similar officer of any company; or

(c)  any other similar process or appointment.

     "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including guarantees) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Debt issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the portion (proportionate to CP Ships' equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary will be considered a reduction in outstanding Investments. "Investments" excludes extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, deemed trust or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Maturity" means, with respect to any indebtedness, the date on which any principal of such indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

      "Montrose and Montclare Ships" means the M.V. Canmar Fortune, the M.V. Canmar Courage, the M.V. Canmar Pride and the M.V. Canmar Honour.

      "Moody's" means Moody's Investors Service, Inc. and its successors.

      "Net Cash Proceeds" means,

(a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to CP Ships or any Restricted Subsidiary), net of:

(i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants, investment banks and other consultants) related to such Asset Sale;

(ii)  provisions for all taxes payable as a result of such Asset Sale;

(iii) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(iv) amounts required to be paid to any Person (other than CP Ships or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale; and

(v) appropriate amounts to be provided by CP Ships or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by CP Ships or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer's Certificate delivered to the trustee; and

(b) with respect to any capital contributions, issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "-- Certain Covenants -- Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Cash Equivalents, payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to CP Ships or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of thereof.

     "Officer's Certificate" means a certificate signed by an officer of CP Ships or a Subsidiary Guarantor, as the case may be, and delivered to the trustee.

     "Pari Passu Debt" means (a) any Debt of CP Ships' that ranks equally in right of payment with the Notes or (b) with respect to any Guarantee, Debt that ranks equally in right of payment to such Guarantee.

     "Permitted Debt" has the meaning given to such term under "-- Certain Covenants -- Limitation on Debt."

     "Permitted Investments" means any of the following:

(a)  Investments in cash or Cash Equivalents;

(b) intercompany Debt to the extent permitted under clause (d) of the definition of "Permitted Debt";

(c) Investments in (i) the form of loans or advances to CP Ships, (ii) a Restricted Subsidiary or (iii) another Person if as a result of such Investment such other Person becomes a Restricted Subsidiary or such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, CP Ships or a Restricted Subsidiary;

(d) Investments acquired by CP Ships or any Restricted Subsidiary in connection with an Asset Sale permitted under "-- Certain Covenants -- Limitation on Sale of Certain Assets" to the extent such Investments are non-cash proceeds permitted thereunder;

(e) payroll, travel and similar advances to cover matters that are expected at the time of such advances to be treated as expenses in accordance with GAAP;

(f)  Investments in the Notes and Guarantees;

(g)  Investments existing at the date of the Note Indenture;

(h) Investments in Interest Rate Agreements and Currency Agreements permitted under "--Certain Covenants-- Limitation on Debt;"

(i) Investments in Fuel Hedging Agreements permitted under "--Certain Covenants-- Limitation on Debt;"

(j) de minimis Investments made in the ordinary course of business, the Fair Market Value of which in the aggregate does not exceed $500,000 in any transaction or series of related transactions;

(k) Investments in the (i) Montrose and Montclare Ships and (ii) containers currently subject to the Container Lease entered into by a Subsidiary of CP Ships on 7th November 2000 and providing for the lease of containers having a total capacity of approximately 44,350 twenty-foot equivalent units;

(l) Investments of insurance proceeds received pursuant to circumstances permitted under clauses (2)(o) and (2)(r) in "-- Certain Covenants -- Limitation on Debt;"

(m) Investments in any Person that CP Ships has either contracted to enter into or was contemplating entering into on the date of the Note Indenture or a reasonable expansion or extension thereof or a business ancillary or related thereto or supportive thereof, and that do not at any one time exceed $5 million;

(n) loans and advances (or guarantees to third party loans) to employees made in the ordinary course of business and consistent with CP Ships' past practices or past practices of such Restricted Subsidiary, as the case may be, in an amount outstanding not to exceed at any one time $5 million;

(o) Investments in a Person to the extent that the consideration therefor consists of the net proceeds of the substantially concurrent issue and sale (other than to any Subsidiary) of shares of CP Ships' Qualified Capital Stock; provided that the net proceeds of such sale have been excluded from, and shall not have been included in, the calculation of the amount determined under clause (2)(c)(ii) of "-- Certain Covenants -- Limitation on Restricted Payments;" and

(p) Investments by CP Ships or any Restricted Subsidiary in connection with a Permitted Receivables Financing;

(q) any payments or other transactions pursuant to a tax sharing agreement between CP Ships and any other Person with which CP Ships files or filed a consolidated tax return or with which CP Ships is or was part of a consolidated group for tax purposes or any tax advantageous group contribution made pursuant to applicable legislation;

(r) Investments acquired by CP Ships or any Restricted Subsidiary in connection with an Asset Sale or Asset Swap permitted under "--Certain Covenants -- Limitation on Sale of Certain Assets" to the extent that such Investments are non-cash proceeds as permitted under such covenant; and

(s) Investments of CP Ships or its Restricted Subsidiaries described under item (iv) to the proviso to the definition of "Debt".

     "Permitted Liens" means the following types of Liens:

(a) Liens (other than Liens securing Debt under the Revolving Credit Facilities) existing as of the date of the issuance of the Notes;

(b) Liens on CP Ships' or any Restricted Subsidiary's property or assets securing Debt under the Credit Facilities permitted to be incurred pursuant to clause (a) of the definition of "Permitted Debt" and Liens on assets given, disposed of or otherwise transferred in connection with a Permitted Receivables Financing permitted to be incurred pursuant to clause (m) of the definition of "Permitted Debt";

(c) Liens on any property or assets of a Restricted Subsidiary granted in favour of CP Ships or any Wholly Owned Restricted Subsidiary;

(d) Liens on any of CP Ships' or any Restricted Subsidiary's property or assets securing the Notes or any Guarantees;

(e) any interest or title of a lessor under any (i) Capitalised Lease Obligation or (ii) container acquired by CP Ships or any Restricted Subsidiary after the date of the Note Indenture and subsequently sold to such lessor in a sale and leaseback transaction entered into by CP Ships or such Restricted Subsidiary;

(f) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by CP Ships' or any of its Restricted Subsidiaries in the ordinary course of business in accordance with CP Ships' or any Restricted Subsidiary's past practices prior to the date of the Note Indenture;

(g) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, stevedores, masters, crew, employees, pension plan administrators or other like Liens (including, without limitation, any maritime liens, whether or not statutory, that are recognized or given effect to as such by the law of any applicable jurisdiction) arising in the ordinary course of CP Ships' or any Restricted Subsidiary's business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made or Liens arising solely by virtue of any statutory or common law provisions relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(h) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(i) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than obligations for the payment of money);

(j) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions and other similar charges or encumbrances not interfering in any material respect with CP Ships' or any Restricted Subsidiary's business incurred in the ordinary course of business;

(k) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(l) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of CP Ships or any Restricted Subsidiary other than the property or assets acquired;

(m) Liens securing CP Ships' or any Restricted Subsidiary's obligations under Interest Rate Agreements or Currency Agreements permitted under "-- Certain Covenants -- Limitation on Debt" or any collateral for the Debt to which such Interest Rate Agreements or Currency Agreements relate;

(n) Liens securing CP Ships' or any Restricted Subsidiary's obligations under Fuel Hedging Agreements permitted under "-- Certain Covenants -- Limitation on Debt;"

(o) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or other insurance (including unemployment insurance);

(p) Liens incurred in connection with a transaction described under clause (d) of the definition of Debt;

(q) Liens incurred in connection with a cash management program established in the ordinary course of business for the benefit of CP Ships or any Restricted Subsidiary in favour of a bank or trust company of the type described in paragraph (1) of "-- Certain Covenants -- Limitation on Guarantees of Debt by Restricted Subsidiaries;"

(r) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (q); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend in any material respect to any additional property or assets;

(s) purchase money Liens to finance property or assets of CP Ships or any Restricted Subsidiary acquired in the ordinary course of business; provided that (i) the related purchase money Debt shall not exceed the cost of such property or assets and shall not be secured by any property or assets of CP Ships or any Restricted Subsidiary other than the property and assets so acquired and (ii) the Lien securing such Debt shall be created within 90 days of such acquisitions; and

(t) Liens incurred in the ordinary course of business of CP Ships or any Restricted Subsidiary with respect to obligations that do not exceed $3 million at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and
     (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of CP Ships' or such Restricted Subsidiary's business.

     "Permitted Receivables Financing" means any financing pursuant to which CP Ships or any Restricted Subsidiary may sell, convey or otherwise transfer to any other Person or grant a security interest in, any accounts receivable (and related assets) in an aggregate principal amount equivalent to the fair market value of such accounts receivable (and related assets) of CP Ships or any Restricted Subsidiary; provided that (a) the covenants, events of default and other provisions applicable to such financing shall be customary for such transactions and shall be on market terms (as determined in good faith by the board of directors) at the time such financing is entered into, (b) the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by the board of directors) at the time such financing is entered into and (c) such financing shall be non-recourse to CP Ships or any Restricted Subsidiary except to a limited extent customary for such transactions.

     "Permitted Refinancing Debt" means any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause and clause (2) of "-- Certain Covenants -- Limitation on Debt," a
"refinancing")
of any Debt of CP Ships or a Restricted Subsidiary or pursuant to this definition, including any successive refinancings, so long as:

(a) CP Ships is the borrower under such refinancing or, if not, the borrower is the borrower of the Debt being refinanced,

(b) such Debt is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing,

(c) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being refinanced,

(d) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being refinanced, and

(e) the new Debt is not senior in right of payment to the Debt that is being refinanced,

provided that Permitted Refinancing Debt will not include (i) Debt of a Subsidiary that refinances CP Ships' Debt or Debt of the Subsidiary Guarantors or (ii) Debt of any Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

     "Permitted Subsidiary Guarantor Debt" means guarantees of CP Ships' Debt on terms similar in all respects to the Guarantees of CP Ships' Notes by the Subsidiary Guarantors.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person whether now outstanding, or issued after the date of the Note Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of the Notes, a calculation in accordance with
Article 11 of the Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by CP Ships' board of directors after consultation with CP Ships' independent certified public accountants, or otherwise a calculation made in good faith by CP Ships' board of directors after consultation with CP Ships' independent certified public accountants, as the case may be.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock, and other securities of, any other Person. For purposes of any calculation required pursuant to the Note Indenture, the value of any Property shall be its Fair Market Value.

     "Public Debt" means any bonds, debentures, Notes or other indebtedness of a type that could be issued or traded in any market where capital funds (whether debt or equity) are traded, including private placement sources of debt and equity as well as organized markets and exchanges, whether such indebtedness is issued in a public offering or in a private placement to institutional investors or otherwise.

     "Public Equity Offering" means an underwritten public offer and sale of capital stock (which is Qualified Capital Stock) of CP Ships or any direct or indirect parent holding company of CP Ships with gross proceeds to CP Ships of at least $50 million, other than the offer and sale of common shares of CP Ships' to be made on 3rd July 2002 (including any sale of common shares purchased upon the exercise of any over-allotment option granted in connection therewith).

     "Qualified Capital Stock" of any person means any and all Capital Stock of such person other than Redeemable Capital Stock.

     "Qualified Finance Company Subsidiary" means a Restricted Subsidiary that
(i) is a direct, wholly owned subsidiary of CP Ships, (ii) was incorporated for the sole of purpose of issuing, and limited by its constituent documents to the issuance of, Public Debt, (iii) does not have any Subsidiaries, and
(iv) does not have any assets other than indebtedness owed to it by CP Ships and its Restricted Subsidiaries in respect of loans made by it to CP Ships and its Restricted Subsidiaries with the proceeds of any Public Debt issued by it.

     "Rating Agency" means S&P and/or Moody's.

     "Rating Categories" means (a) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC or C; and (b) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca or C.

     "Rating Date" means (a), for the purpose of determining whether a "Change of Control Triggering Event" has occurred, the date that is the earlier of (i) 120 days prior to the occurrence of an event specified in clauses (a), (b) or
(c) of the definition of "Change of Control Triggering Event" and (ii) one business day before the date of the first public announcement of the possibility of such event, and (b), for the purposes of the provisions of the
Note Indenture described under "-- Consolidation, Merger and Sale of Assets", the date that is the earlier of (i) 120 days prior to the occurrence of a transaction or series of transactions described thereunder and to which the absence of a Rating Decline may be applicable and (ii) one business day before the date of the first public announcement of the possibility of such event.

     "Rating Decline" means, when used (a) for the purposes of determining whether a Change of Control Triggering Event has occurred, the occurrence on any date within the 90-day period following the occurrence of an event specified in clauses (a), (b) or (c) of the definition of "Change of Control Triggering Event," or (b) for the purposes of the provisions of the Note Indenture described under "-- Consolidation, Merger and Sale of Assets," the occurrence on any date within the 90-day period following the occurrence of a transaction or series of transactions described thereunder and to which the absence of a Rating Decline may be applicable, (which period in each case shall be extended so long as during such period the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency), in each case, of either of the following events:

(a) both Rating Agencies shall lower their ratings on the Notes at least one notch below the rating of the Notes by such Rating Agencies on the Rating Date;

(b)  both Rating Agencies shall withdraw their ratings of the Notes; or

(c) one Rating Agency shall lower its rating on the Notes at least one notch below the rating of the Notes by such Rating Agency on the Rating Date and the other Rating Agency shall withdraw its rating of the Notes.

In determining how many notches the rating of the Notes has decreased, gradation with respect to Rating Categories will be taken in account (e.g. with respect to S&P, a decline in a rating from BB+ to BB, or from BB-- to B+, will constitute a decrease of one notch).

     "Receivables and Related Assets" means any accounts receivable (whether now existing or arising thereafter) of CP Ships or any Restricted Subsidiary, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitisation transactions involving accounts receivable.

     "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the Holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of CP Ships in circumstances in which the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would constitute Qualified Capital Stock but for provisions thereof giving Holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of any "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Redeemable Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favourable to the Holders of such Capital Stock than the provisions contained in "-- Certain Covenants -- Limitation on Sales of Certain Assets" and "-- Purchase of Notes upon a Change of Control Triggering Event" described herein and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to CP Ships' repurchase of such Notes as are required to be repurchased pursuant to the provisions of "-- Certain Covenants -- Limitation on Sales of Certain Assets" and "-- Purchase of Notes upon a Change of Control Triggering Event" described herein.

     "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of CP Ships and its Subsidiaries on the date of the Note Indentures.

     "Related Business Assets" means assets used or useful in a Related
Business.

     "Restricted Subsidiary" means any Subsidiary of CP Ships other than an Unrestricted Subsidiary.

     "Revolving Credit Facilities" means the $175 Million Facility and the $350 Million Facility; "$175 Million Facility" means the loan agreement dated 2nd August 2001 among CPS Number 1 Limited and CPS Number 2 Limited, as Borrowers, CP Ships Holdings Inc, CP Ships (UK) Limited, CP Ships (Bermuda) Limited, Lykes Lines Limited, LLC, and TMM Lines Limited, LLC, as Designated Line Subsidiary Guarantors, the Banks and Financial Institutions listed in the Schedule thereto as Lenders, and Citibank International plc as Agent and Security Trustee, as amended and restated pursuant to an Amending and Restating Agreement dated 20th November 2001 and as further amended by a letter agreement dated 27th May 2002, and "$350 Million Facility" means the loan agreement dated 20th December 2001 among CPS Number 3 Limited and CPS Number 4 Limited, as Borrowers, the Banks and Financial Institutions listed in
Schedule 1 thereto as Lenders, and Citibank International plc as Agent and Security Trustee, as amended pursuant to an Accession Deed dated 28th February 2002 and as further amended by a letter agreement dated 14th June 2002, in each case, as amended, restated or modified from time to time.

     "S&P" means Standard and Poor's, a division of the McGraw-Hill Companies, Inc. and its successors.

     "Securities Act" means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

     "Stated Maturity" means, when used with respect to any Note or any instalment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such instalment of interest, respectively, is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any instalment of interest thereon, is due and payable.

     "Subordinated Debt" means Debt of CP Ships or any of the Subsidiary Guarantors that is subordinated in right of payment to the Notes or the Guarantees of such Subsidiary Guarantors, as the case may be.

     "Subsidiary" means, with respect to any Person,

(a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and

(b) any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

     "Subsidiary Guarantors" means CP Ships (UK) Limited, Lykes Lines Limited, LLC and TMM Lines Limited, LLC and any Restricted Subsidiary that incurs a Guarantee.

     "Tangible Assets" means, in respect of a Person, the total assets of such Person less goodwill, each as stated on such Person's most recent quarterly balance sheet.

     "Total Receivables" means the accounts receivable of CP Ships and its Restricted Subsidiaries, as stated on the most recent published quarterly consolidated balance sheet of CP Ships.

     "Total Revenues" means, in respect of a Person, the total revenues of such Person, as stated on such Person's most recent quarterly statement of income.

     "Total Tangible Assets" means the total assets of CP Ships and its Restricted Subsidiaries less goodwill, each as stated on the most recent published quarterly consolidated balance sheet of CP Ships.

     "Treasury Rate" means, as of any redemption date, the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days in New York, New York prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to 15th July 2007; provided that if such yield to maturity is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given; provided that if the period from the redemption date to 15th July 2007 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" means,

(a) any Subsidiary of CP Ships that at the time of determination is an Unrestricted Subsidiary (as designated by CP Ships' board of directors pursuant to "-- Certain Covenants -- Designation of Unrestricted and Restricted Subsidiaries"), and

(b)  any Subsidiary of an Unrestricted Subsidiary.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the Holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which are owned by CP Ships or by one or more other Wholly Owned Restricted Subsidiaries or by CP Ships and one or more other Wholly Owned Restricted Subsidiaries.

Exchange Offer; Registration Rights

     As part of the offering pursuant to which the original Notes were issued, CP Ships entered into the Registration Rights Agreement with the initial purchasers dated the date of the Note Indenture. CP Ships has filed the registration statement of which this prospectus forms a part pursuant to the registration rights agreement. Assuming the exchange offer is completed, thereafter holders of Notes (whether exchange Notes or original Notes), other than holders of original Notes who were ineligible to participate in the exchange offer, will not be entitled to any registration rights with respect to the Notes.

      In the event that:

(i) any change in law or applicable interpretations of the staff of the Commission do not permit CP Ships and the Subsidiary Guarantors to effect the exchange offer;

(ii) if for any reason the exchange offer is not consummated within 360 days after the date of the Note Indenture;

(iii) if certain Holders of the Notes (other than the initial purchasers) are not eligible to participate in the exchange offer; or

(iv) if any initial purchaser that participates in the exchange offer or acquires exchange Notes does not receive freely tradeable exchange Notes in exchange for original Notes constituting any portion of an unsold allotment, then, CP Ships and the Subsidiary Guarantors will, at CP Ships' cost:

(i) as promptly as practicable (but in no event more than 30 days after so required pursuant to the registration rights agreement), file a shelf registration statement covering resales of the Notes;

(ii) use CP Ships' best efforts to cause such shelf registration statement to be declared effective under the Securities Act by the 400th day after the date of the Note Indenture; and

(iii) use CP Ships' best efforts to keep effective the shelf registration statement for a period of two years after its effective date or such shorter period that will terminate when all of the Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. CP Ships and the Subsidiary Guarantors will, in the event of the filing of a shelf registration statement, provide to each Holder of the Notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the Notes has become effective and take certain other actions as are required to generally permit resales of the Notes without restriction except as described below. If a Holder of the Notes sells Notes pursuant to the shelf registration statement such Holder will generally be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and be bound by some of the provisions of the Registration Rights Agreement
     (including certain indemnification obligations).

     In the event that the exchange offer is not consummated within 360 days after the date of the Note Indenture or within 30 Business Days after being declared effective or, if required, a shelf registration statement with respect to the Notes is not declared effective on or prior to the earlier of 40 days after the shelf registration statement is filed or 400 days after the date of the Note Indenture (each event referred to in clauses (a) through (c) above, a "Registration Deadline Event"), then CP Ships will be required to pay additional interest in cash on each Interest Payment Date in an amount equal to one-half of one percent (0.5%) per annum of the principal amount of the Notes with respect to the first 90-day period following such Registration Deadline Event. The amount of such additional interest ("Special Interest") will increase by an additional one-half of one percent (0.5%) to a maximum of one and one-half percent (1.5%) per annum for each subsequent 90-day period until such Registration Deadline Event has been cured. Upon the cure of any Registration Deadline Event Special Interest with respect to the event will cease to accrue from the date of the filing, effectiveness or consummation that cured the event, as the case may be, if CP Ships and the Subsidiary Guarantors are otherwise in compliance with this paragraph. However, if, after any such Special Interest ceases to accrue, a different event specified in clauses (a) through (c) above occurs, Special Interest will again accrue as described.

     Application has been made to list the exchange Notes on the Luxembourg Stock Exchange. If and so long as the exchange Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, notice of the following will be given to the Luxembourg Exchange and published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort ):

(a)  any obligation of CP Ships to pay Special Interest;

(b)  the commencement of the exchange offer for the Notes; and

(c)  the results of the exchange offer once it has been completed.

     Copies of all documentation in connection with the exchange offer will be available and all actions necessary in connection with the exchange offer will be able to be carried out during normal business hours on any weekday at the office of the Luxembourg listing agent for the exchange Notes whose name will be indicated in the notice announcing the commencement of the exchange offer.

Book-entry; Delivery and Form

General

     The exchange Notes will be issued in the form of several registered Global Notes without interest coupons.

     Upon issuance, each of the Global Notes will be deposited with the Trustee as custodian for The Depository Trust Company and registered in the name of Cede & Co., as nominee of DTC.

     Ownership of interests in each Global Note ("book-entry interests") will be limited to persons that have accounts with DTC, Euroclear and/or Clearstream Banking, or persons that hold interests through such participants. Euroclear and Clearstream Banking will hold interests in the Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries. Except under the limited circumstances described below, book-entry interests will not be held in definitive certificated form.

     Book-entry interests will be shown on, and transfers thereof will be done only through, records maintained in book-entry form by DTC, Euroclear and Clearstream Banking and their participants. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive certificated form. The foregoing limitations may impair the ability to own, transfer or pledge book-entry interests. In addition, while the Notes are in global form, holders of book-entry interests will not be considered the owners or "holders" of Notes for any purpose.

     So long as the Notes are held in global form, DTC, Euroclear and/or Clearstream Banking, as applicable (or their respective nominees), will be considered the sole holders of Global Notes for all purposes under the Note Indenture. In addition, participants must rely on the procedures of DTC, Euroclear and/or Clearstream Banking and indirect participants must rely on the procedures of DTC, Euroclear, Clearstream Banking and the participants through which they own book-entry interests to transfer their interests or to exercise any rights of holders under the Note Indenture.

     Neither CP Ships nor the Trustee will have any responsibility or be liable for any aspect of the records relating to the book-entry interests.

Redemption of the Global Notes

     In the event any Global Note (or any portion thereof) is redeemed, DTC, Euroclear and/or Clearstream Banking, as applicable, will redeem an equal amount of the book-entry interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such book-entry interests will be equal to the amount received by DTC, Euroclear and Clearstream Banking, as applicable, in connection with the redemption of such Global Note (or any portion thereof). CP Ships understands that, under existing practices of DTC, Euroclear and Clearstream Banking, if fewer than all of the Notes are to be redeemed at any time, DTC, Euroclear and Clearstream Banking will credit their respective participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as they deem fair and appropriate; provided however, that no book-entry interest of $1,000 principal amount or less may be redeemed in part.

Payments on Global Notes

     CP Ships will make payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, and interest) to DTC or its nominee and to the common depositary or its nominee for Euroclear and Clearstream Banking, which will distribute such payments to participants in accordance with their customary procedures. CP Ships will make payments of all such amounts without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature except as may be required by law and as described under "Description of the Notes -- Additional Amounts". If any such deduction or withholding is required to be made, then, to the extent described under "Description of the Notes -- Additional Amounts" above, CP Ships will pay additional amounts as may be necessary in order that the net amounts received by any holder of the Global Notes or owner of book-entry interests after such deduction or withholding will equal the net amounts that such holder or owner would have otherwise received in respect of such Global Note or book-entry interest, as the case may be, absent such withholding or deduction. CP Ships expects that standing customer instructions and customary practices will govern payments by participants to owners of book-entry interests held through such participants.

     Under the terms of the Note Indenture, CP Ships and the Trustee will treat the registered holder of the Global Notes (e.g., DTC, Euroclear or Clearstream Banking (or their respective nominees)) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, none of CP Ships, the Trustee or any or their respective agents has or will have any responsibility or liability for:

o any aspect of the records of DTC, Euroclear, Clearstream Banking or any participant or indirect participant relating to or payments made on account of a book-entry interest or for maintaining, supervising or reviewing the records of DTC, Euroclear, Clearstream Banking or any participant or indirect participant relating to or payments made on account of a book-entry interest, or

o DTC, Euroclear, Clearstream Banking or any participant or indirect participant.

Currency of Payment for the Global Notes

     The principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Global Note held through DTC will be paid to holders of interests in such Notes (the "DTC Holders") through DTC in dollars. The principal of, premium, if any, and interest on, and all other amounts payable in respect of the Global Note held through Euroclear and/or Clearstream will be paid to holders of interests in such Notes (the "Euroclear/Clearstream Banking Holders") through Euroclear and/or Clearstream Banking in dollars.

     Notwithstanding the payment provisions described above, Euroclear/Clearstream Banking Holders may elect to receive payments in euro.

     A Euroclear/Clearstream Banking Holder may receive payments of amounts payable in respect of its interest in euro in accordance with Euroclear's and Clearstream Banking's customary procedures, which include, among other things, giving to Euroclear or Clearstream Banking, as appropriate, a notice of such holder's election to receive such payments in euro. All costs of conversion resulting from any such election will be borne by such holder.

     A DTC Holder may receive payments of amounts payable in respect of its interest in euro in accordance with DTC's customary procedures, which include, among other things, giving to DTC a notice of such holder's election to receive such payments in euro. All costs of conversion resulting from any such election will be borne by such holder.

Action by Owners of Book-Entry Interests

     DTC, Euroclear and Clearstream Banking have advised CP Ships that they will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described above) only at the direction of one or more participants to whose account the book-entry interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. DTC, Euroclear and Clearstream Banking will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Notes. However, if there is an Event of Default under the Notes, each of DTC, Euroclear and Clearstream Banking reserve the right to exchange the Global Notes for definitive registered Notes in certificated form ("Definitive Registered Notes"), and to distribute Definitive Registered Notes to its participants.

Transfers

     Transfers between participants in DTC will be made in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of Definitive Registered Notes for any reason, including to sell Notes to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the Global Notes in accordance with the normal procedures of DTC and in accordance with the procedures set forth in the Note Indenture.

Definitive Registered Notes

     Under the terms of the Note Indenture, owners of the book-entry interests will receive Definitive Registered Notes:

o if DTC, Euroclear or Clearstream Banking notifies CP Ships that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by CP Ships within 120 days;

o if DTC, Euroclear or Clearstream Banking so requests following an Event of Default under any of the Note Indenture; or

o if the owner of a book-entry interest requests such exchange in writing delivered through either DTC, Euroclear or CP Ships following an Event of Default under the Note Indenture.

     In the case of the issuance of Definitive Registered Notes, the holder of a Definitive Registered Note may transfer such Note by surrendering it to the Registrar or a Transfer Agent. In the event of a partial transfer or a partial redemption of a holding of Definitive Registered Notes represented by one Definitive Registered Note, a Definitive Registered Note will be issued to the transferee in respect of the part transferred and a new Definitive Registered
Note in respect of the balance of the holding not transferred or redeemed will be issued to the transferor or the holder, as applicable; provided, that no Definitive Registered Note in a denomination less than $1,000 will be issued. CP Ships will bear the cost of preparing, printing, packaging and delivering the Definitive Registered Notes.

     CP Ships will not be required to register the transfer or exchange of Definitive Registered Notes for a period of 15 calendar days preceding (a) the record date for any payment of interest on the Notes, (b) any date fixed for redemption of the Notes or (c) the date fixed for selection of the Notes to be redeemed in part. Also, CP Ships is not required to register the transfer or exchange of any Notes selected for redemption. In the event of the transfer of any Definitive Registered Note, the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the Note Indenture. CP Ships may require a holder to pay any taxes and fees required by law and permitted by the Note Indenture and the Notes.

     If Definitive Registered Notes are issued and a holder thereof claims that such Definitive Registered Notes have been lost, destroyed or wrongfully taken or if such Definitive Registered Note is mutilated and is surrendered to the Registrar or at the office of a Transfer Agent, CP Ships will issue and the Trustee will authenticate a replacement Definitive Registered Note if the Trustee's and CP Ships' requirements are met. The Trustee or CP Ships may require a holder requesting replacement of a Definitive Registered Note to furnish an indemnity bond sufficient in the judgment of both to protect CP Ships, the Trustee or the Paying Agent appointed pursuant to the Note Indenture from any loss which any of them may suffer if a Definitive Registered Note is replaced. CP Ships may charge for any expenses incurred by it in replacing a Definitive Registered Note.

     In case any such mutilated, destroyed, lost or stolen Definitive Registered Note has become or is about to become due and payable, or is about to be redeemed or purchased by CP Ships pursuant to the provisions of any of the Note Indenture, CP Ships in its discretion may, instead of issuing a new Definitive Registered Note, pay, redeem or purchase such Definitive Registered Note, as the case may be.

     Definitive Registered Notes may be transferred and exchanged only after the transferor first delivers to the Trustee a written certification (in the form provided in the Note Indenture) to the effect that such transfer will comply with the transfer restrictions applicable to such Notes. See "Transfer Restrictions" and "Notice to Canadian Investors".

     Payment of principal, any repurchase price, premium and interest on Definitive Registered Notes will be payable at the office of CP Ships' paying agent in Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require.

Information Concerning DTC, Euroclear and Clearstream Banking

     CP Ships understands as follows with respect to DTC, Euroclear and Clearstream Banking:

     DTC.

     DTC is

o    a limited purpose trust company organised under the New York Banking Law;

o    a "banking organisation" under New York Banking Law;

o    a member of the Federal Reserve System;

o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

o    a "clearing agency" registered under Section 17A of the Exchange Act.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants. It does this through electronic book-entry changes in the accounts of securities participants, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organisations. DTC's owners are the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. and a number of its direct participants. Others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant also have access to the DTC system and are known as indirect participants.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the DTC system or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for that interest. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited. In addition, owners of book-entry interests through the DTC system will receive distributions attributable to their beneficial interests in a Global Note only through DTC participants.

     Euroclear and Clearstream Banking. Like DTC, Euroclear and Clearstream Banking hold securities for participating organisations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream Banking provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream Banking interface with domestic securities markets. Euroclear and Clearstream Banking participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organisations. Indirect access to Euroclear or Clearstream Banking is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Clearstream Banking participant, either directly or indirectly.

Global Clearance and Settlement Under the Book-Entry System

     The Notes represented by the Global Notes are expected to be listed on the Luxembourg Stock Exchange and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. CP Ships expects that secondary trading in any certificated Notes will also be settled in immediately available funds. Subject to compliance with the transfer restrictions applicable to the Global Notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream Banking participants, on the other hand will be done through DTC in accordance with DTC's rules on behalf of each of Euroclear or Clearstream Banking by its common depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream Banking by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream Banking will, if the transaction meets its settlement requirements, deliver instructions to the common depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream Banking participants may not deliver instructions directly to the common depositary.

     Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Banking participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream Banking) immediately following the settlement date of DTC. Cash received in Euroclear and Clearstream Banking as a result of sales of interest in a Global Note by or through a Euroclear or Clearstream Banking participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Banking cash account only as of the business day for Euroclear or Clearstream Banking following DTC's settlement date.

     Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, Euroclear or Clearstream Banking, as the case may be, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of CP Ships, the Trustee or the Paying Agent will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                              PLAN OF DISTRIBUTION

     The exchange offer is not being made to, nor will CP Ships accept tenders for exchange from, holders of original Notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities laws of such jurisdiction.


     Each Broker-Dealer that receives exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. CP Ships and the Subsidiary Guarantors have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, they will make this prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until 40 days after the commencement of the exchange offer all dealers effecting transactions in the exchange Notes may be required to deliver a prospectus.


     Neither CP Ships nor the Subsidiary Guarantors will receive any proceeds from any sale of exchange Notes by brokers-dealers. Exchange Notes received by Broker-Dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such exchange Notes. Any Broker-Dealer that resells exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit resulting from any such resale of exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Furthermore, any Broker-Dealer that acquired any of its original Notes directly from CP Ships:

o may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (13th April 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (5th June 1991) and Shearman & Sterling, SEC no-action letter (2nd July 1993); and

o must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.


     For a period of 180 days after the expiration date, CP Ships and the Subsidiary Guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any Broker-Dealer that requests such documents in the letter of transmittal. CP Ships and the Subsidiary Guarantors have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any Broker-Dealers) against certain liabilities, including liabilities under the Securities Act.


     No "underwriter" within the meaning of applicable Canadian securities legislation has been involved in the preparation of this prospectus or performed any review of its content.

                 STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

     Securities legislation in the provinces of Alberta, British Columbia and Ontario provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In such provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal advisor.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

     The following is a summary of certain United States federal income tax considerations associated with the exchange of original Notes for exchange Notes and the ownership and disposition of exchange Notes by an investor who, for United States federal income tax purposes, is a citizen or resident of the United States; a corporation or any other entity taxable as a corporation, in either case organized in or under the laws of the United States or any state thereof (including the District of Columbia); an estate the income of which is includable in gross income for United States federal income tax purposes regardless of its source; or a trust the administration over which a United States court can exercise primary supervision and for which one or more United States persons have the authority to control all substantial decisions (each a "United States Holder"). This summary is for general information purposes only. It is based on the Code, the Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date of this Prospectus and all of which are subject to change (possibly on a retroactive basis). This summary does not address all of the United States federal income tax consequences that may be relevant to the particular circumstances of a United States Holder of original Notes or exchange Notes, and it does not address the effect of any foreign state or local tax law on a United States Holder's investment. In addition, this summary does not apply to certain United States Holders that may be subject to special rules for United States federal income tax purposes (including, but not limited to, United States Holders that are insurance companies, banks, tax-exempt organizations, or financial institutions; United States Holders that own, or are deemed to own, 10% or more of the voting shares of CP Ships; United States Holders who hold the original Notes or exchange Notes as part of a straddle, hedging or conversion transaction; United States Holders whose functional currency is not the United States dollar; United States Holders that are subject to the alternative minimum tax; and United States Holders that are broker-dealers). This summary assumes that the United States Holder will hold the exchange Notes as "capital assets" within the meaning of the Code. Holders should consult their own tax advisors concerning the tax consequences of the exchange of original Notes for exchange Notes and the ownership and disposition of exchange Notes, including the possible application of any income tax treaty.

Exchange of Original Notes for Exchange Notes

     The exchange of an original Note for an exchange Note pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Accordingly, a United States Holder will not recognize any gain or loss upon the exchange, the holding period of the United States Holder for the exchange Notes will include the holding period of the United States Holder for the original Notes, and the United States Holder's basis in the original Notes will carry over to the exchange Notes.

Taxation of Interest

     Interest paid on an exchange Note, including the amount of any Canadian tax withheld and any Additional Amounts paid as a result of the imposition of Canadian withholding tax, will be taxable to a United States Holder as ordinary interest income, generally at the time it is received or accrued, in accordance with such holder's regular method of accounting for United States federal income tax purposes.

Sale, Redemption or Retirement of Exchange Notes

     Upon the sale, redemption, retirement at maturity or other taxable disposition of an exchange Note, a United States Holder generally will recognize gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be taxable as ordinary income) and such United States Holder's tax basis in the exchange Note (generally its cost). Gain or loss recognized on the disposition of an exchange Note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the holding period of the United States Holder for the exchange Note (which will include the holding period for the original
Note) exceeds one year. For United States federal income tax purposes, capital losses are subject to limitations on deductibility.

Foreign Tax Credit Considerations

     Interest (including Additional Amounts) will constitute income from sources outside the United States for United States foreign tax credit purposes. Payment of interest on the exchange Notes will not be subject to Canadian withholding tax. See "-- Certain Canadian Federal Income Tax Considerations". If, however, the cash interest payments on the exchange Notes in the future should become subject to Canadian withholding tax, United States Holders would be treated as having actually received the amount of such tax withheld and as having paid such amount to the Canadian taxing authorities. As a result, the amount of interest income required to be included in gross income by a United States Holder would then generally be greater than the amount of cash actually received by the United States Holder from CP Ships with respect to such interest income. A United States Holder may be able, subject to generally applicable limitations, to claim a foreign tax credit or take a deduction for Canadian withholding tax imposed on interest payments (including Additional Amounts).

     Gain or loss on the sale, redemption, retirement at maturity or other taxable disposition of an exchange Note by a United States Holder will generally constitute United States source gain or loss for United States foreign tax credit purposes.

Backup Withholding and Information Reporting

     Information reporting to the Internal Revenue Service will generally be required with respect to payments to non-corporate United States Holders of certain payments of principal, premium, if any, and interest on a Note and to proceeds of the sale or other disposition of an exchange Note within the United States before maturity. A United States Holder may, under certain circumstances, be subject to backup withholding with respect to such payments unless such holder (i) is a corporation or otherwise is an exempt recipient, and demonstrates that fact when so required, or (ii) provides a correct taxpayer identification number ("TIN"), certifies whenever necessary that the TIN is correct and that the holder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A United States Holder may also be subject to a $50 penalty if the correct TIN and certifications are not provided. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against such United States Holder's United States federal income tax liability and may entitle the United States Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

                   CERTAIN CANADIAN INCOME TAX CONSIDERATIONS

Certain Canadian Federal Income Tax Considerations

     The following is a summary of certain Canadian federal income tax considerations generally applicable to a holder of Notes whose original Notes are exchanged for exchange Notes pursuant to the exchange offer and who, for purposes of the Income Tax Act (Canada) (the "Canadian Tax Act") and at all relevant times, deals at arm's length with and is not affiliated with CP Ships and holds the original Notes, and will hold the exchange Notes, as capital property. This summary also assumes that CP Ships is resident in Canada for the purposes of the Canadian Tax Act. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Taxation - Canada".

     Generally, original Notes and exchange Notes will be considered to constitute capital property to a holder provided that the holder does not hold the original Notes or exchange Notes in the course of carrying on a business of buying and selling securities and does not acquire them in one or more transactions considered to be an adventure in the nature of trade. This summary is not applicable to holders that are "financial institutions" (as defined in the Canadian Tax Act) for purposes of the "mark-to-market" rules or holders an interest in which would be a "tax shelter investment" for purposes of the Canadian Tax Act.

     This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder, proposed amendments to the Canadian Tax Act and regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this prospectus (the "Proposed Amendments") and the current published administrative practices of the Canada Customs and Revenue Agency. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in law or administrative practice, whether by legislative, governmental or judicial decision or action, nor does it take into account or address any other federal tax considerations or any tax considerations of any province or territory of Canada or of any jurisdiction outside Canada, which may be materially different from the Canadian federal income tax considerations described herein. No assurance can be given that the Proposed Amendments will be enacted in the form proposed, or at all.

     THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER, AND NO REPRESENTATIONS ARE MADE WITH RESPECT TO THE INCOME TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF ORIGINAL NOTES. ACCORDINGLY, HOLDERS OF ORIGINAL NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THE TAX CONSEQUENCES TO THEM HAVING REGARD TO THEIR OWN PARTICULAR CIRCUMSTANCES.

Residents of Canada

     This section applies to a holder of original Notes who, for the purposes of the Canadian Tax Act and any applicable income tax treaty or convention, and at all relevant times, is resident in Canada (a "Canadian Holder").

Exchange of Original Notes for Exchange Notes

     The exchange by a Canadian Holder of an original Note for an exchange Note will not constitute a taxable event for the purposes of the Canadian Tax Act and, accordingly, a Canadian Holder will not be subject to tax under the Canadian Tax Act in respect of the exchange. For the purposes of determining the adjusted cost base of the exchange Note, it will be considered to be the same property as the original Note.

Taxation of Interest on Exchange Notes

     A Canadian Holder that is a corporation, partnership, unit trust or trust of which a corporation or a partnership is a beneficiary will be required to include in its income for a taxation year any interest on the exchange Notes that accrued to it or was deemed to accrue to it to the end of the year or that became receivable or was received or deemed to be received by it before the end of the year, except to the extent that such interest was included in computing its income for a preceding year.

     Any other Canadian Holder, including an individual, will be required to include in income for a taxation year any interest on an exchange Note that becomes receivable or was received by such Canadian Holder in the taxation year (depending upon the method regularly followed by the Canadian Holder in computing income), except to the extent that such amount was otherwise included in its income for that or a preceding taxation year. In addition, if at any time an exchange Note should become an "investment contract" (as defined in the Canadian Tax Act) in relation to the Canadian Holder, such Canadian Holder will be required to include in income for a taxation year any interest on an exchange Note that accrues to such Holder up to the "anniversary day" (as defined in the Canadian Tax Act) of the exchange Note occurring in that taxation year to the extent the interest was not otherwise included in computing such Canadian Holder's income for that or any preceding taxation year.

Disposition of Exchange Notes

     On a disposition of a deemed disposition of exchange Notes, a Canadian Holder will generally be required to include in income the amount of interest accrued or deemed to accrue to the date of disposition, to the extent that such amounts have not otherwise been included in the Canadian Holder's income for the year or a preceding taxation year.

     In general, a disposition or deemed disposition of the exchange Notes will give rise to a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any amount included in the Canadian Holder's income as interest and any reasonable costs of disposition, exceed (or are less than) the Canadian Holder's adjusted cost base of the exchange Notes. Any such capital gains (or a capital loss) will be subject to the treatment ordinarily applicable to the taxation of capital gains and losses.

Non-Residents of Canada

     This section applies to a holder of original Notes who, for purposes of the Canadian Tax Act, and at all relevant times, (a) is not (and is not deemed to be) resident in Canada, (b) does not use or hold (and is not deemed to use or hold) original Notes in connection with carrying on a business in Canada, and (c) is not an insurance company that carries on business in Canada and elsewhere (a "Non-resident Holder").

Exchange of Original Notes for Exchange Notes

     The exchange by a Non-resident Holder of an original Note for an exchange Note will not constitute a taxable event for the purposes of the Canadian Tax Act and, accordingly, a Non-resident Holder will not be subject to tax under the Canadian Tax Act in respect of the exchange.

Interest on Exchange Notes

     Interest paid or credited (or deemed to have been paid or credited) on the exchange Notes to a Non-resident Holder will not be subject to Canadian withholding tax under the Canadian Tax Act.

Disposition of Exchange Notes

     A capital gain realized by a Non-resident Holder on a disposition (or deemed disposition) of exchange Notes will not be subject to tax under the Canadian Tax Act.

                                 LEGAL MATTERS

     The validity of the exchange Notes will be passed upon by Sidley Austin Brown & Wood. Certain matters of Canadian law will be passed upon for CP Ships by McCarthy Tetrault LLP. As of the date of this document, the partners, counsel and associates of McCarthy Tetrault LLP and Sidley Austin Brown & Wood beneficially owned, directly or indirectly, less than 1% of any class of outstanding securities of CP Ships.

                                    EXPERTS

     The annual consolidated financial statements of CP Ships Limited as of 31st December 2001, 2000 and 1999 and for each of the three years in the period ended 31st December 2001, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent chartered accountants given on the authority of said firm as experts in accounting and auditing.

             DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

     The following documents have been or will be filed with the SEC as part of the Registration Statement on Form F-10 of which this prospectus forms a part:

o    Certificate of Qualification.

o    Calculation of Earnings Coverage.

o Registration Rights Agreement dated 3rd July 2002 among CP Ships Limited, CP Ships (UK), Lykes Lines, TMM Lines and The Bank of New York.


o The Company's Management Proxy Circular dated 27th February 2002 in connection with the 2002 Annual and Special Meeting of CP Ships' shareholders, other than the sections entitled "Report on Executive Compensation", "Corporate Governance" and "Performance Graph".

o Unaudited consolidated financial statements of CP Ships Limited for the 6 months ended 30th June 2002 and 30th June 2001.


o    Consent of PricewaterhouseCoopers LLP.

o    Powers of Attorney.

o Note Indenture, dated as of 3rd July 2002, among CP Ships, CP Ships (UK), Lykes Lines, TMM Lines and The Bank of New York, as Trustee.

o    Form of exchange Notes.

                              GENERAL INFORMATION


1. The address of the directors of CP Ships and the Subsidiary Guarantors is c/o CP Ships Limited, 62-65 Trafalgar Square, London WC2N 5DY, England.

2. Application has been made to list the exchange Notes on the Luxembourg Stock Exchange. Prior to the listing, a legal notice relating to the issue of the exchange Notes and the articles of amalgamation or equivalent organizational documents of both CP Ships and the Subsidiary Guarantors will be deposited with the Chief Registrar of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where prospective holders may request to obtain copies.

3. As long as the Notes are listed on the Luxembourg Stock Exchange, and the Luxembourg Stock Exchange shall so require, copies of the articles of amalgamation or equivalent organizational documents of CP Ships and the Subsidiary Guarantors, the Note Indenture, the registration rights agreement and any paying agency agreement may be inspected, and the most recent annual report and accounts and unaudited interim quarterly consolidated financial statements of CP Ships may be obtained, on any business day (except for Saturdays, Sundays and legal holidays) free of charge, at the office of the paying agent in Luxembourg. CP Ships does not publish non-consolidated financial statements.

4. Except as disclosed in this prospectus, neither CP Ships nor the Subsidiary Guarantors are involved in, and do not have any knowledge of a threat of any litigation, administrative proceeding or arbitration which is or may be material in the context of the issue of the Notes.

5. Except as disclosed in this prospectus, there has been no material adverse change in the financial position of CP Ships (together with the Subsidiary Guarantors) since 31st December 2001.

6. CP Ships will appoint The Bank of New York (Luxembourg) SA as paying agent and transfer agent in Luxembourg. CP Ships reserves the right to vary such appointment, which will be published in accordance with "Description of the Notes -- Notices". The paying agent in Luxembourg will act as an intermediary between the holders of the Notes and CP Ships, and so long as the Notes are listed on the Luxembourg Stock Exchange, CP Ships will maintain paying and transfer agents in Luxembourg.

7. According to Chapter VI, Article 3, point A/II/2 of the Rules and Regulations of the Luxembourg Stock Exchange, the Notes shall be transferable (subject to certain conditions) and therefore no transaction made on the Luxembourg Stock Exchange shall be cancelled.

8. The issuance of the Notes was authorized on 27th June 2002, and the Guarantees were authorized on 27th June 2002, by resolutions of CP Ships' board of directors.


9. The exchange Notes have been accepted for clearance through Euroclear and Clearstream Banking under Common Code 015586010 and ISIN US22409VAC63.

10.  The CUSIP Number assigned to the exchange Notes is 22409VAC6.

                     REGISTERED OFFICE OF CP SHIPS LIMITED
                                Brunswick House
                                44 Chipman Hill
                           Saint John, New Brunswick
                                 Canada E2L 4Z6


                       LEGAL ADVISERS TO CP SHIPS LIMITED

                                 As to U.S. law
                           Sidley Austin Brown & Wood
                             1 Threadneedle Street
                                London EC2R 8AW
                                 United Kingdom

                               As to Canadian law
                             McCarthy Tetrault LLP
                                 1 Plough Place
                                London EC4A 1DE
                                 United Kingdom


                            INDEPENDENT ACCOUNTANTS
                        PricewaterhouseCoopers (Toronto)
                              145 King Street West
                                Toronto, Ontario
                                 Canada M5H 1V8


                   LISTING AGENT, LUXEMBORUG TRANSFER AGENT,
                    LUXEMBOURG PAYING AGENT AND CO-REGISTRAR
                      The Bank of New York (Luxembourg) SA
                                Aerogulf Centre
                                  1A Hoehenhof
                              L-1736 Senningerberg
                                   Luxembourg


                      TRUSTEE, REGISTAR AND TRANSFER AGENT
                              The Bank of New York
                             101 Barclay Street -7E
                            New York, New York 10286
                                 United States


                                  PAYING AGENT
                              The Bank of New York
                               One Canada Square
                                 London E14 5AL
                                 United Kingdom


                                 EXCHANGE AGENT
                              The Bank of New York
                             101 Barclay Street -7E
                            New York, New York 10286
                                 United States

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                               Page
                                                                                                               ----

Annual Consolidated Financial Statements for the Years Ended 31st December 2001,
   2000 and 1999
   Auditor's Report and Notice to US Readers ...............................................................    F-2
   Consolidated Statements of Income .......................................................................    F-3
   Consolidated Statements of Retained Earnings ............................................................    F-3
   Consolidated Balance Sheets .............................................................................    F-4
   Consolidated Statements of Cash Flow ....................................................................    F-5
   Notes to the Consolidated Financial Statements ..........................................................    F-6

Unaudited Consolidated Interim Financial Statements as at 31st March 2002 and
   for the three months ended 31st March 2002 and 2001
   Consolidated Statements of Income .......................................................................   F-44
   Consolidated Statements of Retained Earnings ............................................................   F-44
   Consolidated Balance Sheets .............................................................................   F-45
   Consolidated Statements of Cash Flow ....................................................................   F-46
   Notes to Consolidated Financial Statements ..............................................................   F-47

CP Ships Limited

Auditors' report

To the shareholders of CP Ships Limited

         We have audited the consolidated balance sheets of CP Ships Limited as at 31st December 2001, 2000 and 1999 and the consolidated statements of income, retained earnings and cash flow for each of the three years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audit in accordance with Canadian and United States of America generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at 31st December 2001, 2000 and 1999 and the results of its operations, changes in its financial position and its cash flow for each of the three years then ended in accordance with Canadian generally accepted accounting principles.

(signed)
PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario, Canada

27th February 2002, except
as to note 22(k) which is as of
28th May 2002 and
note 23 and note 24 which are
as of 20th September 2002



Notice to US readers

         In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes, such as the changes described in notes 2 and 22(k) to the financial statements, that have a material effect on the comparability of the amounts disclosed in the Company's financial statements. Our report to the shareholders dated 27th February 2002, 28th May 2002 and 20th September 2002 is expressed in accordance with Canadian reporting standards which does not require a reference in the auditors' report to such changes when the change is properly accounted for and adequately disclosed in the financial statements.

(signed)
PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario, Canada

27th February 2002
except as to note 22(k)
which is as of
28th May 2002.


CP Ships Limited

Consolidated Statements of Income                                                         Year ended 31st December
                                                                                        ------------------------------
------------------------------------------------------------------------ -------------- --------------- --------------
(US$ millions except per share amounts)                                        2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------

Revenues
Container shipping operations                                                 2,646          2,645           1,878

Expenses
Container shipping operations                                                 2,068          2,037           1,458
General and administrative                                                      363            381             281
Depreciation                                                                     74             60              47
Currency exchange loss                                                            2              5               4
Gain on disposal of capital assets                                                -             (2)             (1)
                                                                         -------------- --------------- --------------
                                                                              2,507          2,481           1,789
                                                                         -------------- --------------- --------------

Operating income before exceptional charges                                     139            164              89
Spin-off related items (note 3)                                                 (17)             -               -
Unusual charges (note 3)                                                        (19)             -               -
                                                                         -------------- --------------- --------------

Operating income                                                                103            164              89
Interest income (expense), net (note 4)                                           -              1              (4)
                                                                         -------------- --------------- --------------

Income before income tax                                                        103            165              85
Income tax expense (note 5)                                                     (12)           (12)            (11)
                                                                         -------------- --------------- --------------

Income before goodwill charges and minority interest                             91            153              74
Minority interest                                                                 1              -               1
                                                                         -------------- --------------- --------------

Income before goodwill charges                                                   92            153              75
Goodwill charges, net of tax (SO)                                               (16)           (18)            (15)
                                                                         -------------- --------------- --------------

Net income                                                                       76            135              60
Dividends on preference shares                                                   (3)            (2)              -
                                                                         -------------- --------------- --------------

Net Income available to common shareholders                                   $  73          $ 133           $  60
                                                                         -------------- --------------- --------------

Average number of common shares outstanding (millions) (note 15)               79.3           79.1            79.1
Earnings per common share basic (note 15)                                     $0.92          $1.68           $0.76
Earnings per common share diluted (note 15)                                   $0.91          $1.68           $0.76

Consolidated Statements of Retained Earnings
Balance, 1st January (restated, note 2 (f))                                     443            310             250
Net income                                                                       76            135              60
Dividends on preference shares                                                   (3)            (2)              -
Dividends on common shares                                                       (3)             -               -
                                                                         -------------- --------------- --------------

Balance, 31st December                                                         $513           $443            $310
                                                                         -------------- --------------- --------------


CP Ships Limited

Consolidated Balance Sheets                                                                  As at 31st December
------------------------------------------------------------------------ -------------- ------------------------------
(US$ millions)                                                                 2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------

                                                                         -------------- --------------- --------------
ASSETS
Current assets
Cash and cash equivalents                                                       116            122              61
Accounts receivable                                                             366            392             306
Prepaid expenses                                                                 38             32              26
Loan to former affiliated company due within one year (note 7)                    -            116               -
Inventory                                                                        12             14               9
                                                                         -------------- --------------- --------------
                                                                                532            676             402
Capital assets (note 8)                                                         795            536             355
Deferred charges (note 9)                                                        14              -               -
Deposits on ships to be purchased                                                 -              5               -
Goodwill                                                                        510            531             461
                                                                         -------------- --------------- --------------
                                                                             $1,851         $1,748          $1,218
                                                                         -------------- --------------- --------------
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities:
   Former affiliated companies                                                    -             15              25
   Trade and other payables                                                     505            497             415
Loans from former affiliated companies due within one year (note 10)              -             86              73
Long-term debt within one year (note 11)                                         15             11              14
                                                                         -------------- --------------- --------------
                                                                                520            609             527
Long-term liabilities
Long-term debt due after one year (note 11)                                     215             21              30
Future income taxes (note 5)                                                      8             10               7
Minority interests                                                                8              9               5
                                                                         -------------- --------------- --------------
                                                                                231             40              42
SHAREHOLDERS' EQUITY
Common share capital (note 12)                                                  597             63              63
Preference share capital (note 12)                                                -            116               -
Contributed surplus (note 12)                                                     -            485             282
Retained earnings                                                               513            443             310
                                                                         -------------- --------------- --------------
Cumulative foreign currency translation adjustments                             (10)            (8)             (6)
                                                                         -------------- --------------- --------------
                                                                         -------------- --------------- --------------
                                                                              1,100          1,099             649
                                                                         -------------- --------------- --------------
                                                                         -------------- --------------- --------------
                                                                             $1,851         $1,748          $1,218
                                                                         -------------- --------------- --------------

Contingent liabilities & commitments notes 17 & 18


CP Ships Limited

Consolidated Statements of Cash Flow                                                      Year ended 31st December
------------------------------------------------------------------------ -------------- --------------- --------------
(US$ millions)                                                                 2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------

Operating activities
Net income                                                                       76            135              60
Depreciation and goodwill charges                                                90             78              62
Unusual and spin-off related charges                                             36              -               -
Future income tax expense                                                         -              3               2
Gain on disposal of capital assets                                                -             (2)             (1)
Other                                                                             1             (3)             (3)
                                                                         -------------- --------------- --------------
                                                                                203            211             120
Decrease/(increase) in non-cash working capital (note 14)                         7            (37)            (91)
                                                                         -------------- --------------- --------------
Cash from operations before unusual and spin-off payments                       210            174              29
Unusual and spin-off payments                                                   (18)             -               -
                                                                         -------------- --------------- --------------
Cash from operations                                                            192            174              29

Financing activities
Contributed surplus                                                               2            203              52
Return of share capital                                                         (14)             -               -
Issue of preferred shares                                                         -            116               -
Redemption of preferred shares                                                 (116)             -               -
Increase in long-term debt                                                      160              2               2
Repayment of long-term debt                                                     (14)           (14)            (14)
Deferred charges - finance costs                                                (14)             -               -
Increase in loans from former affiliated companies                               88             38              37
Repayment of loans from former affiliated companies                            (138)           (37)            (63)
Preference dividends paid                                                        (3)            (2)              -
                                                                         -------------- --------------- --------------
Cash (outflow)/inflow from financing activities                                 (49)           306              14

Investing activities
Additions to capital assets                                                    (292)          (307)           (113)
Deposits on ships to be purchased                                                 -             (5)              -
Acquisition of businesses                                                         -            (61)              -
Proceeds from disposal of capital assets                                         15             70               5
Proceeds from disposal of investments                                            12              -               -
Increase in loans to former affiliated company                                    -           (116)              -
Repayment of loans to former affiliated company                                 116              -              31
                                                                         -------------- --------------- --------------
Cash (outflow) from investing activities                                       (149)          (419)            (77)

(Decrease)/increase in cash and cash equivalents*                                (6)            61             (34)
Cash and cash equivalents at beginning of year                                  122             61              95
                                                                         -------------- --------------- --------------
                                                                         -------------- --------------- --------------
Cash and cash equivalents at end of year                                      $ 116          $ 122           $  61
                                                                         -------------- --------------- --------------

Additional information
Taxes paid                                                                    $  12          $  13           $   9
Interest paid                                                                 $   7          $   5           $   7

* Cash and cash equivalents comprises cash and temporary investments with a maximum maturity of three months.

CP Ships Limited

Notes to the Consolidated Financial Statements
(Unless otherwise indicated, all amounts are shown in US$ millions)

1.       REORGANIZATION

         Prior to 1st October 2001, CP Ships Holdings Inc ("CPSHI") was the wholly owned holding company of Canadian Pacific Limited's ("CPL") container shipping interests. On 1st October 2001, as part of a Plan of Arrangement, CPL distributed its interests in CPSHI to a newly created subsidiary company, CP Ships Limited ("CP Ships"). CPL then distributed its investment in CP Ships to its common shareholders on the basis of one new common share in CP Ships for four old CPL common shares. Where appropriate, share numbers in the financial statements reflect the effect of the share consolidation applied retroactively. As both CPSHI and CP Ships were under the control of CPL at the time, the transactions have been accounted for in a manner similar to a pooling-of-interests and the historical financial information of CPSHI has become the historical financial information of the now publicly held CP Ships.

         In 2001, prior to the reorganization, CPSHI paid a return of capital to CPL of $14 million and issued shares to CPL valued at $61 million as consideration for the transfer of shipping related affiliates and other assets from CPL to CP Ships.

         To mark the company's spin-off from CPL, each employee (where legally permitted) was awarded $1,000 worth of shares. A total of 398,026 shares was issued from treasury for this Launch Award and no compensation expense was recorded.

2.       SIGNIFICANT ACCOUNTING POLICIES

         These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") which differ in certain respects from United States generally accepted accounting principles ("US GAAP"). A reconciliation of significant measurement differences between Canadian and US GAAP has been included in note 22.

(a)      Basis of consolidation

         The consolidated financial statements include CP Ships and the operations of all of its subsidiary companies from the date of acquisition until the date of disposal.

         CP Ships' share of the results and net assets of 50% joint ventures is proportionately consolidated in the consolidated statements of income, retained earnings and cash flows and the consolidated balance sheets.

(b)      Revenue and cost recognition

         Revenue and costs directly attributable to loaded container movements are recognized when delivery of the container is completed. Other revenue is accounted for on completed service delivery and other costs are accounted for when incurred.

(c)      Use of estimates

         The preparation of financial statements requires that management make estimates in reporting the amounts of certain revenues and expenses for each financial year and certain assets and liabilities at the end of each financial year. Actual results may differ from these estimates.

(d)      Income taxes

         Effective 1st January 2000, CP Ships adopted, retroactively without restating prior years, the new recommendations of The Canadian Institute of Chartered Accountants ("CICA") with respect to accounting for income taxes. The new recommendations adopted the liability method for providing for income taxes. Under this

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


2.       SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)      Income taxes (continued)

method, future tax assets and liabilities are recognized based on differences between the basis of assets and liabilities used for financial statement and income tax purposes, using substantively enacted tax rates. The effect on 2000 earnings from adopting these changes was immaterial.

         Previously, income taxes were provided for based on the deferral method. Under this method, deferred income taxes are computed by applying current tax rates to all significant timing differences between accounting and taxable income. The resulting deferred income tax balances were not adjusted for subsequent changes in tax rates.

(e)      Earnings per common share

         Basic earnings per common share are calculated using the weighted average number of common shares outstanding in the year.

         The dilutive effect of outstanding stock options is reflected in diluted earnings per share by application of the treasury stock method, which assumes proceeds received from the exercise of stock options are used to purchase common shares at the average market price during the period. The resulting incremental shares are included in the denominator of the diluted earnings per share calculation.

(f)      Capital assets

         Capital assets are stated at cost less depreciation.

         Depreciation on ships is calculated on a straight-line basis at rates to reduce the book value of each ship to its estimated residual value by the end of its estimated useful life in the company's business. The estimated useful life of a ship is calculated as the remaining period of a 25 year life.

         Major additions, replacements and capital improvements to ships are depreciated over the estimated remaining useful life of the ship.

         Dry docking and special survey costs are deferred and amortized over the dry docking cycle, typically between two to five years. Any unamortized cost is written off on the disposal of the relevant ship. Prior to 1st January 2000, dry docking costs, were accounted for on an accrual basis. The financial statements for 1999 were restated retrospectively to reflect the change in accounting policy. The effect of this change was to increase net income by $6 million in the year ended 31st December 2000 and $2 million in the year ended 31st December 1999.

         Containers are depreciated on a straight-line basis over 12 years to their estimated residual values.

         Furniture and equipment is fully depreciated on a straight-line basis over the estimated service lives of the assets (maximum ten years).

         Computer hardware and software is fully depreciated on a straight-line basis over three to five years from the date that it is brought into use. Costs directly associated with developing or obtaining internal-use computer software are capitalized.

         Trucking equipment is fully depreciated on a straight-line basis over the estimated service lives of the assets (maximum ten years). Owned automobiles are depreciated on a straight-line basis over four years.

         Buildings are fully depreciated on a straight-line basis over the estimated useful lives (maximum 50 years). Land is not depreciated.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


2.       SIGNIFICANT ACCOUNTING POLICIES (Continued)

(f)      Capital assets (continued)

         Leasehold improvements are amortized over the lesser of the remaining term of the leases or ten years.

         Terminal equipment is depreciated on a straight-line basis over three to 30 years.

         When depreciable assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and the remaining balance, net of any proceeds from sale or salvage value, is reflected in the results from operations.

(g)      Leases

         Leases are classified as either capital or operating. Those leases which transfer substantially all the benefits and risks of ownership of property to CP Ships are accounted for as capital leases.

         Capital leases are accounted for as assets and are fully amortized on a straight-line basis over the period of the relevant lease. Commitments to repay the principal amounts arising under capital lease obligations are included in current liabilities to the extent that the amount is repayable within one year, otherwise the principal is included in amounts due after one year. The capitalized lease obligation reflects the present value of future lease payments. The finance element of the lease payments is charged to income over the term of the lease.

         Operating lease costs are charged to income on a straight-line basis.

(h)      Goodwill

         Goodwill represents the excess of the fair value of consideration paid over the fair value of net assets acquired and is amortized to income over a period of 35 years. CP Ships evaluates the carrying value of goodwill for possible impairment on an annual basis. Goodwill is written down to fair value when declines in value are considered to be other than temporary, based upon expected operating performance of the relevant subsidiary.

(i)      Foreign currency translation

         Revenue and expense items and other transactions denominated in foreign currencies are recorded in United States Dollars, which is the functional currency of CP Ships, at the exchange rates in effect on the dates of the related transactions. Monetary assets and liabilities denominated in foreign currencies are translated into United States Dollars at the year-end rates of exchange. Except for unrealized gains and losses on long-term monetary liabilities, which are deferred and amortized to income over the period to maturity of the related debt, foreign currency gains and losses arising from realization or remeasurement of foreign currency denominated monetary assets and liabilities are recognized in income as incurred.

         The financial statements of subsidiary companies denominated in currencies other than United States Dollars, which are all considered to be self sustaining, are translated into United States Dollars using year-end rates of exchange for assets and liabilities and the average rates in effect for the year for revenues and expenses. Exchange gains or losses arising from such translation are deferred and included under Shareholders' equity as foreign currency translation adjustments.

(j)      Employee future benefits

         The costs of pensions are actuarially determined using the projected benefit method prorated on service and management's best estimate of expected plan investment performance, salary escalation and retirement ages of employees. Market related values are used for calculating the expected return on plan assets. The projected

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


2.       SIGNIFICANT ACCOUNTING POLICIES (Continued)

(j)      Employee future benefits (continued)

benefit obligation is discounted using a market interest rate at the beginning of the year on high quality corporate debt instruments.

         Pension expense includes the cost of pension benefits earned during the year, the interest cost on pension obligations, the expected return on pension plan assets, settlement gains, the amortization of the net transitional asset, the amortization of adjustments arising from pension plan amendments, and the amortization of the excess of the net actuarial gain or loss over 10% of the greater of the benefit obligation and the market related value of plan assets. The amortization period covers the expected average remaining service lives of employees covered by the various plans.

         Effective 1st January 2000, CP Ships adopted the new recommendations of the CICA for accounting for employee benefits. The effect on 2000 earnings from adopting these changes prospectively was immaterial. The principal difference between the new recommendations and the accounting policy applied previously was in the choice of discount rate used for computing benefit obligations.

         For defined contribution plans, pension costs generally equal plan contributions due during the year.

(k)      Derivative financial instruments

         Hedging instruments are utilized by CP Ships to manage its exposure relating to foreign currency exchange rates. Payments or receipts under these contracts are recognized in income concurrently with the hedged transaction and the fair values of the outstanding contracts are not reflected in the financial statements.

(l)      Stock based compensation

         CP Ships has stock based compensation plans described in note 13, under which stock options and stock appreciation rights (SARs) are granted to directors and certain key employees or have been granted to former CPL employees as part of the demerger.

         Compensation expense is not recognized for stock options. Any consideration paid by employees on the exercise of stock options is credited to share capital. In the event options are cancelled, no adjustment is made to share capital and no expense is recognized.

         Compensation expense is recognized for exercisable SARs for the excess of the market value of a common share over the related option price.

(m)      Restructuring costs

         Restructuring costs are recorded in the year detailed exit and restructuring plans are approved. Provisions for restructuring costs are recorded in liabilities.

(n)      Comparative figures

         Certain comparatives have been reclassified to conform with the presentation adopted in the current year.

(o)      New Canadian accounting pronouncements

         CICA 3870, "Stock based compensation and other stock based payments" was issued on 13th November 2001 and will be effective for awards granted after 31st December 2001. The new rules require compensation expense to be calculated using the fair value method and either expensed to income or the effect disclosed in the

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


2.       SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o)      New Canadian accounting pronouncements (continued)

notes to the financial statements. The impact of implementing this new standard on CP Ships financial position and results of operations is not yet determinable.

         CICA 3062, "Goodwill and other intangible assets" was issued in August 2001 and will be effective for CP Ships for years beginning 1st January 2002 and will be applied prospectively. CICA 3062 requires that goodwill no longer be amortized, but instead be subject to an impairment test at least annually. CP Ships is in the process of preparing for the adoption of CICA 3062 and is making the determinations as to what its reporting units are and what amounts of goodwill, other assets and liabilities should be allocated to those reporting units. CP Ships has not yet determined what effect, if any, the impairment test will have on its earnings and financial position. The impact of not amortizing goodwill for the year ended 31st December 2001, 2000, 1999 would have been to increase net income by $16 million, $18 million and $15 million, respectively, and increase basic and diluted earnings per share by $0.20, $0.23 and $0.19, respectively.

         CICA 1650, "Foreign currency translation" will be effective 1st January 2002. CP Ships will retroactively adopt a change in the accounting rules for the treatment of foreign exchange gains and losses. These changes have not been applied to these statements. The new rules will no longer allow for the deferral and amortization of foreign exchange gains and losses on long-term debt. As the majority of CP Ships' debt is denominated in United States Dollars, this change will not have a material effect on its financial statements.

         CICA AcG-13 "Hedging Relationship" is effective for fiscal years beginning 1st July 2002 and specifies new criteria for applying hedging accounting. CP Ships is assessing the impact that this guidance will have on its financial position and results of operations.

3.       EXCEPTIONAL CHARGES

         The exceptional charges incurred in 2001 comprise:

         (a) Spin-off related items of $17 million for professional fees and other expenses associated with the company's demerger from CPL, including $10 million for the cost of terminating a cash-based long-term incentive plan ("LTIP") by converting it into restricted stock awards. The total value of shares required to terminate LTIP was $22 million. The amount of $10 million included in the exceptional charge, together with an $8 million provision charged for the year ended 31st December 2000 for LTIP earned to that date allowed for the purchase on the market of CP Ships' shares at a value of $18 million. Shares valued at $4 million were issued from treasury. The shares are held by an irrevocable trust which was established to settle the company's obligations under the LTIP termination arrangements.

         (b) Unusual charges of $19 million for the restructuring of organization and offices, mainly in Europe and North America, during 2001 and 2002. The charges include the cost of employee severance and redundant office leases and $5 million had been paid at 31st December 2001.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


4.       INTEREST INCOME/(EXPENSE)

----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------

Long-term debt                                                                   (6)            (4)             (7)
Short-term debt                                                                  (1)            (1)              -
                                                                         -------------- --------------- --------------
Total interest payable                                                           (7)            (5)             (7)
Interest income                                                                   7              6               3
                                                                         -------------- --------------- --------------
Net                                                                              $-            $ 1             $(4)
                                                                         -------------- --------------- --------------

5.       INCOME TAXES

         Taxation in these financial statements arises front the activities of CP Ships' trading companies. The company has three principal operating subsidiaries, Lykes Lines Limited, LLC ("Lykes Lines"), TMM Lines Limited, LLC ("TMM Lines") and CP Ships (UK) Limited.

         Lykes Lines and TMM Lines have the taxation attributes of their Bermudian parents and hence have low rates of tax. CP Ships (UK) Limited (formerly Contship Containerlines Limited) entered with effect from 1st January 2001 the UK Tonnage Tax regime under which taxation is based on the tonnage of qualifying ships employed in the business, rather than profits. As part of the Plan of Arrangement described in note 1, the business and assets of each of ANZDL, Canada Maritime and Cast were transferred to CP Ships (UK) Limited on 27th September 2001 and became part of the Tonnage Tax regime with effect from that date. Previously, the business and assets had been owned by Bermudian companies which had received exemption from taxation in Bermuda. Lykes Lines, TMM Lines and CP Ships (UK) Limited are also subject to taxation in certain countries on their operations in those countries and, through their subsidiaries, on the income of their agency and other operations, such as haulage.


         Racine Terminal (Montreal) Company and Cast Terminal Company are taxed in Canada.

----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------
Income tax expense
Current                                                                          12              9               9
Future                                                                            -              3               2
                                                                         -------------- --------------- --------------
Total                                                                           $12            $12             $11
                                                                         -------------- --------------- --------------

         The difference between the income tax expense and the provision obtained by applying the Canadian statutory tax rate is as follows:


----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------
Provision at Canadian statutory rates                                            38             74              46
Foreign tax rate differentials                                                  (23)           (51)            (34)
Effect of tonnage tax                                                            (7)             -               -
Prior year items                                                                  1             (1)              -
Other                                                                             3            (10)             (1)
                                                                         -------------- --------------- --------------
Income tax expense                                                            $  12          $  12           $  11
                                                                         -------------- --------------- --------------

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


5.       INCOME TAXES (Continued)

         The provision for future income taxes arises from differences in the recognition of revenues and expenses for income tax and accounting purposes. The temporary differences comprising the future income tax liability are:

----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------
Future income tax liabilities
Capital assets carrying value in excess of tax basis                              7              8               5
Other items                                                                       1              2               2
                                                                         -------------- --------------- --------------
Total                                                                            $8            $10              $7
                                                                         -------------- --------------- --------------

6.       BUSINESS ACQUISITIONS

         In January 1999, CPSHI completed the formation of the Americana Ships Limited ("Americana Ships") joint venture with Transportacion Maritime Mexicana S.A. de C.V. (TMMsa). CPSHI contributed its holdings of shares in Lykes Lines, Ivaran Lines Limited and Contship (Med-Gulf) Limited to Americana Ships in exchange for 50% of the issued shares of Americana Ships. TMMsa contributed all of its liner shipping business, also for 50% of the issued shares of Americana Ships.

         During 2000, CPSHI completed the acquisition of the 50% of the shares in the Americana Ships joint venture that was owned by TMMsa and acquired full ownership of Americana Ships' container shipping services. The transaction was accounted for as a purchase; goodwill amounted to $84 million, representing the difference between the consideration and the fair value of the net assets acquired.

         Other businesses acquired in 2000, also accounted for as purchases, gave rise to goodwill of $9 million.

         The acquisitions have been accounted for as follows:

----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------
Total assets acquired other than goodwill                                         -            135               -
Goodwill                                                                                        93               -
Total liabilities                                                                 -           (167)              -
                                                                         -------------- --------------- --------------
Total                                                                            $-            $61              $-
                                                                         -------------- --------------- --------------

         Consideration was paid in cash.

7.       LOAN TO FORMER AFFILIATED COMPANY

         In 2000, CPSHI made a loan of Cdn$175 million ($116 million) to Canadian Pacific Securities (Ontario) Limited, a former affiliate, at a floating interest rate, payable quarterly. The loan was repaid during 2001.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


8.       CAPITAL ASSETS

----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------
Ships
   Cost                                                                         640            398             182
   Accumulated depreciation                                                    (114)           (87)            (71)
                                                                         -------------- --------------- --------------
                                                                                526            311             111
                                                                         -------------- --------------- --------------

Containers
   Cost                                                                         135            146             191
   Accumulated depreciation                                                     (44)           (36)            (35)
                                                                         -------------- --------------- --------------
                                                                                 91            110             156
                                                                         -------------- --------------- --------------

Terminal equipment and other
   Cost                                                                         119            102              99
   Accumulated depreciation                                                     (53)           (48)            (43)
                                                                         -------------- --------------- --------------
                                                                                 66             54              56
                                                                         -------------- --------------- --------------

Computer hardware and software
   Cost                                                                         162             98              59
   Accumulated depreciation                                                     (50)           (37)            (27)
                                                                         -------------- --------------- --------------
                                                                                112             61              32
                                                                         -------------- --------------- --------------
Total cost                                                                    1,056            744             531
Total accumulated depreciation                                                 (261)          (208)           (176)
                                                                         -------------- --------------- --------------
Net book value                                                                $ 795          $ 536           $ 355
                                                                         -------------- --------------- --------------


         At 31st December 2001 assets held under capital leases included in the above had a cost of $1(4 million (2000: $106 million, 1999: $98 million) and accumulated depreciation of $59 million (2000: $54 million, 1999: $45 million).

         Ships with a net book value of $301 million at 31st December 2001 (2000 and 1999: $0 million) were pledged as security against bank and other loans and buildings with a net book value of $3 million (2000 and 1999: $2 million) were mortgaged as security against long-term loans.

9.       DEFERRED CHARGES

         Deferred charges represent $14 million (2000 and 1999: $0) of costs related to the arrangement of new facilities and the renegotiation of other arrangements. These costs are amortized evenly over the periods of the underlying arrangements which end ranging from 2005 to 2012.

10.      LOANS FROM FORMER AFFILIATED COMPANIES DUE WITHIN ONE YEAR


----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------
CP (Bermuda) Limited                                                              -             37              37
CPL                                                                               -             31              36
Canadian Pacific Securities (Ontario) Limited                                     -             11               -
Canadian Pacific Finance Ireland                                                  -              7               -
                                                                         -------------- --------------- --------------
                                                                                 $-            $86             $73
                                                                         -------------- --------------- --------------

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


10.      LOANS FROM FORMER AFFILIATED COMPANIES DUE WITHIN ONE YEAR (Continued)

         The loan from CP (Bermuda) Limited of $37 million at 31st December 2000 was interest free and repayable on demand and was cancelled in 2001 upon the acquisition of CP (Bermuda) Limited by CPSHI as part of the reorganization described in note 1.

         The loan from CPL of $31 million outstanding at 31st December 2000 was interest free and repayable on demand. It was repaid during 2001.

         The loan from CPL of $36 million outstanding at 31st December 1999 was interest free and repayable on demand. It was repaid during 2000.

         The loans from Canadian Pacific Securities (Ontario) Limited of $11 million at 31st December 2000 bore variable rates of interest, were repayable on demand and were repaid during 2001.

         The loans from Canadian Pacific Finance Ireland of $7 million at 31st December 2000 were for a fixed period of 180 days and carried a fixed interest rate of 6.5%. They were repaid during 2001.

11.      LONG-TERM DEBT


----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------
Bank loan                                                                       160              -               -
Long-term loans                                                                  52              2               2
Capital leases                                                                   18             30              42
                                                                         -------------- --------------- --------------
                                                                                230             32              44
Amounts due within one year                                                     (15)           (11)            (14)
                                                                         -------------- --------------- --------------
Amounts due after one year                                                     $215          $  21           $  30
                                                                         -------------- --------------- --------------


         The bank loan represents amounts drawn on a $175 million revolving credit facility that is committed to August 2005 with a $50 million step down in August 2004. A second revolving credit facility of $250 million was entered into in December 2001. This is committed to December 2006, with a 25% step down in December 2005. Both facilities are secured by certain owned ships and bear interest at a margin over LIBOR which depends on the facilities' credit rating. As at 31st December 2001 the margins were 1.05% and 1.40% respectively.

         Long-term loans comprises $1 million repayable up to 2008 and bearing interest at LIBOR plus 2.625% secured on an office building and $51 million repayable up to 2008 bearing interest at 6.71% secured on ships.

         The bank loan and long-term loans are subject to covenants which are customary for these types of facility. As at 31st December 2001 CP Ships was in compliance with these covenants.

         Aggregate maturities of the bank loan and long-term loans for the five years subsequent to 31st December 2001 are as follows:


2002                                                                                                              7
2003                                                                                                              7
2004                                                                                                             42
2005                                                                                                            133
2006                                                                                                              8
Thereafter                                                                                                       15
                                                                                                             ---------
Total                                                                                                          $212
                                                                                                             ---------

CP Ships Limited


Notes to the Consolidated Financial Statements (Continued)
(Unless otherwise indicated, all amounts are shown in US$ millions)

11.      LONG-TERM DEBT (Continued)

         The capital leases consist of container leases of $18 million (2000:
$29 million, 1999: $41 million) and automobile leases of $0 (2000 and 1999: $1 million).

         The capital leases are repayable in monthly installments ending between 2002 and 2005 and are secured on the leased equipment. Obligations under capital leases bear fixed interest rates. which range from 6% to 130%. Interest expense on such leases amounted to $3 million (2000 and 1999: $4 million).

         Capital lease commitments over the next five years and thereafter are as follows:


2002                                                                                                              9
2003                                                                                                              5
2004                                                                                                              5
2005                                                                                                              1
                                                                                                             ---------
Total minimum lease payments                                                                                     20
Less: imputed interest                                                                                           (2)
Present value of minimum lease payments                                                                          18
Less: current portion                                                                                            (7)
                                                                                                             ---------
Long-term portion of capital lease obligation                                                                   $11
                                                                                                             ---------

Financial assets and liabilities

         Short-term financial assets and liabilities are valued at their carrying amounts as presented in the consolidated balance sheet, which are reasonable estimates of fair value due to the relatively short period to maturity of these instruments.

         The fair value of third-party long-term debt has been estimated based on rates currently available to CP Ships for long-term borrowing with similar terms and conditions to those borrowings in place at the balance sheet date. There is no material difference between the carrying value and the fair value of third-party long-term debt.

         CP Ships does not believe that there are any significant concentrations of credit risk.

Forward foreign currency exchange contracts

         CP Ships is exposed to changes in exchange rates on future cost streams denominated in certain currencies other than United States Dollars. To manage these exposures, CP Ships enters into hedges as it deems appropriate, to cover some or all of its anticipated net exposure, which is principally to Canadian Dollars, British Pounds and Euros.

         At 31st December 2001, CP Ships did not have any outstanding forward foreign exchange hedges in place. At 31st December 2000, CP Ships had entered into forward foreign exchange contracts to sell approximately $131 million (1999: $167 million) and the unrealized gain/loss on these forward foreign currency exchange contracts at that date not recognized in income was $0 (1999: unrealized gain $5 million).

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


12.      SHARE CAPITAL AND CONTIBUTED SURPLUS

         On 1st October 2001, as described in note 1, CPL distributed its interests in CPSHI to CP Ships. CPL then distributed its investment in CP Ships to its common shareholders. On 1st January 2002, CPSHI amalgamated with CP Ships.

----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------

Issued share capital of CP Ships:
79,969,095 common shares-- no par value                                        $597             $-              $-

Issued share capital of CPSHI:
871,007,155 common shares-- no par value                                       $  -           $ 63            $ 63
175,000 redeemable, cumulative preference shares                               $  -           $116            $  -
                                                                         -------------- --------------- --------------

         The authorized share capital of CP Ships is an unlimited number of common shares and an unlimited number of preference shares.

         An analysis of CP Ships common shares is as follows:


---------------------------------------------------------------------------------------------------------------------
                                                                                           Number       $ million
-------------------------------------------------------------------------------------- --------------- --------------

Balance, 1st January 2001                                                                       -               -
New issue                                                                              79,127,044             597
Issued under Launch Award, stock option plans and LTIP buy-out                            842,051               -
                                                                                       --------------- --------------
Balance, 31st December 2001                                                            79,969,095            $597
                                                                                       --------------- --------------

         During 2001, and prior to CPL's disposal of CPSHI to CP Ships, CPL provided an additional $2 million as contributed surplus, and CPSHI subsequently increased its stated share capital in the amount of its $487 million contributed surplus. CPSHI also returned $14 million of share capital to CPL, redeemed the 175,000 redeemable cumulative preference shares and issued 400 common shares to CPL at a value of $61 million as consideration for the transfer of shipping related affiliates and other assets from CPL.

         During 2000, capital totalling $203 million was contributed by CPL, to CPSHI to fund the purchase of the remaining 50% of Americana Ships, the purchase of ships and the repayment of certain loans owed to CPL. No shares were issued in respect to these transactions.

         In addition in 2000, CPSHI issued preference shares of Cdn$175 million ($116 million) to, and the related proceeds were lent back to, an affiliated company (note 7). The preference shares carried a floating cumulative dividend based on the bankers acceptance rate plus 30 basis points. The preference shares were redeemed in 2001 and the loan repaid.

         During 1999 additional capital totalling $52 million was contributed to finance the repayment of certain loans owed to CPL and to provide additional capital. No shares were issued in respect of these transactions.

Shareholder Rights Plan

         On 30th July 2001, CP Ships adopted a Shareholder Rights Plan (the "Rights Plan") which became effective 1st October 2001. The Rights Plan is designed to provide CP Ships with sufficient time to explore and develop alternatives for maximizing shareholder value in the event of a take-over bid and to provide all shareholders with an equal opportunity to participate in the bid.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


13.      STOCK OPTIONS

         Under the CP Ships Employee Stock Option Plan ("ESOP") and Directors Stock Option Plan ("DSOP") options may be granted to key employees and directors to purchase CP Ships common shares at a price normally based on the market value of the shares on or immediately prior to the grant date. Each option may be exercised on a date or dates set by the Board of Directors and expires ten years after the grant date.

Transition of CPL Option Plan

         On the effective date of the Plan of Arrangement described in note 1, outstanding options under the CPL Key Employee Stock Option Plan ("KESOP") were replaced pro-rata with new options under the new option plans of the five separately-listed companies, including CP Ships. Accompanying stock appreciation rights ("SARs") equivalent to one-half of the number of shares under option were replaced in a similar manner. An SAR entitles the holder to receive payment of an amount equal to the excess of the market value of a common share at the exercise date over the related option price. Former CPL employees' options over CP Ships shares may be exercised after two years from the original grant date under KESOP in respect to one-half of the number of shares and after three years in respect to the balance and expire ten years after the original grant date. SARs may be exercised no earlier than three years and no later than ten years after the grant date.

         Where an option has been exercised by a former CPL employee as to one-half the number of shares to which it relates, any further exercises reduce the number of SARs granted on a one-for-one basis. At all times, the exercise of an SAR reduces the number of shares under an option on a one-for-one basis.

         In the event of a change in control of CP Ships, all outstanding options and SARs under all plans become immediately exercisable.

         At 31st December 2001, 2,453,429 shares (2000 and 1999: nil) were available for the granting of future options under the stock option plans out of the 6,158,000 currently authorized.

         Details of the stock options outstanding are as follows:

------------------------------------------------- --------------------------------------------------------------------
                                                         2001              2001      2000 and 1999     2000 and 1999
                                                                       Weighted                             Weighted
                                                                        Average                              Average
                                                    Number of    Exercise Price          Number of    Exercise Price
                                                      Options       $ Per Share            Options       $ Per Share
------------------------------------------------- ------------- ----------------- ------------------ -----------------

Outstanding at beginning of the year                        -                 -                  -                 -
Granted to former CPL employees under
   the Plan of Arrangement                            548,983             4.052                  -                 -
Granted under:
   ESOP                                             3,116,000             7.840                  -                 -
   DSOP                                                48,000             7.840                  -                 -
Exercised                                             (51,051)            4.250                  -                 -
Cancelled                                              (8,412)            4.141                  -                 -
                                                  ------------- ----------------- ------------------ -----------------
Outstanding at the end of the year                  3,653,520             7.332                  -                 -
                                                  ------------- ----------------- ------------------ -----------------

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


13.      STOCK OPTIONS (Continued)

         Details as at 31st December 2001 (none outstanding at 31st December 2000 and 31st December 1999) of the stock options outstanding by year of expiry were as follows:

----------------------------------------------------------------------------------------------------------------------
Year of                               2001               2001              2001              2001               2001
                                                                       Weighted                     Weighted Average
                                                     Exercise           Average                       Exercise Price
                                 Number of        Price Range    Exercise Price            Number        $ Per Share
Expiry                             Options        $ Per Share       $ Per Share       Exercisable
------------------------------ -------------- ----------------- ----------------- ----------------- ------------------
2002                                 6,904              2.491             2.491             6,904              2.491
2003                                35,763      2.695 - 3.040             2.979            35,763              2.979
2004                                23,481              2.849             2.849            23,481              2.849
2005                                42,011      3.219 - 3.270             3.221            42,011              3.221
2006                                     -                  -                 -                 -                  -
2007                                75,206      4.842 - 5.097             4.845            75,206              4.845
2008                                 9,400      4.529 - 5.493             4.852             9,400              4.852
2009                               137,445              4.075             4.075           137,445              4.075
2010                               159,310      4.235 - 5.231             4.297           159,310              4.297
2011                             3,164,000              7.840             7.840                 -                  -
                               -------------- ----------------- ----------------- ----------------- ------------------
                                 3,653,520      2.491 - 7.840             7.332           489,520              4.046
                               -------------- ----------------- ----------------- ----------------- ------------------

         During 2001, $0.7 million was charged to compensation expense for SAR's, and $0.2 million was credited to common share capital for options exercised.

14.      CHANGES IN NON-CASH WORKING CAPITAL BALANCES


----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------

Decrease/(increase) in current assets:
Accounts receivable                                                              26            (86)            (50)
Prepaid expenses                                                                 (6)            (6)             (5)
Inventory                                                                         2             (5)             (5)
                                                                         -------------- --------------- --------------
                                                                                 22            (97)            (60)
(Decrease)/increase in current liabilities
Accounts payable and accrued liabilities                                        (25)            72              (7)
Decrease/(increase) in non-cash working capital balances from the acquisition
   and sale of business and joint ventures                                        -            (24)             (4)
Decrease/(increase) in non-cash working capital balances transferred in from
   shipping-related affiliates prior to spin-off (note 1)                         9              -               -
Other changes in non-cash working capital balances                                1             12             (20)
                                                                         -------------- --------------- --------------
Total                                                                          $  7           $(37)           $(91)
                                                                         -------------- --------------- --------------

15.      EARNINGS PER SHARE

         Basic and diluted earnings per share are shown on the income statement. Basic and diluted earnings per share have been calculated using net income available to common shareholders divided by 79.3 million and 79.9 million shares respectively for 2001 and 79.1 million and 79.2 million shares respectively for 2000 and 1999.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


15.      EARNINGS PER SHARE (Continued)

         The basic and diluted earnings per share figures for 2000 and 1999 have been restated as if the shares and options outstanding at the spin-off date (note 1) had been in place for 2000 and 1999.


----------------------------------------------------------------------------------------------------------------------
Millions of shares                                                             2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------

Weighted average number of common shares outstanding
  -- basic earnings per share                                                    79.3           79.1            79.1
Effect of dilutive securities-- stock options                                     0.6            0.1             0.1
                                                                         -------------- --------------- --------------
Weighted average number of common shares outstanding
  -- diluted earnings per share                                                  79.9           79.2            79.2
                                                                         -------------- --------------- --------------

16.      RELATED PARTY TRANSACTIONS

         Container shipping operating expenses included $90 million for 2001 (2000: $127 million, 1999: $110 million) in relation to services provided by parties who were related at the times of the transactions, mainly inland transportation costs paid to Canadian Pacific Railway, which charges were established on normal commercial terms. There were dividends on preference shares paid to a former affiliated company amounting to $3 million in 2001 (2000: $2 million, 1999: $0).

         Forward foreign currency exchange contracts referred to in note 11 included contracts with CPL. As at 31st December 2001, CP Ships had no such contracts with any affiliated companies (2000: $47 million, 1999: $92 million). As at 31st December 2001, the unrealized gain/loss on these contracts not recognized in income was $0 (31st December 2000: unrealized gain/loss $0, 31st December 1999: unrealized gain $7 million).

17.      CONTINGENT LIABILITIES

         At 31st December 2001 CP Ships had bank and other guarantees given in the normal course of business of $1 million (2000: $4 million, 1999: $2 million).

         During the normal course of business activity, CP Ships and its subsidiaries are occasionally involved in litigation proceedings. Two actions totalling approximately Belgian Francs 3,876 million ($87 million) were initiated in Belgium in 1999 against CP Ships and certain of its subsidiaries relating to termination of contracts for stevedoring and related services. One action for Belgian Francs 298 million ($7 million) was withdrawn in January 2002 at no cost to CP Ships. CP Ships intends to defend vigorously the remaining action. CP Ships and its subsidiaries do not believe they will incur any liability in this action and accordingly, no provision has been made in the financial statements with respect to this matter other than for legal costs.

18.      COMMITMENTS

(a)      Capital expenditures

         CP Ships has capital commitments at 31st December 2001 of $395 million, principally in respect to shipbuilding contracts, of which $225 million falls due in 2002 and $170 million in 2003.

(b)      Operating leases

         CP Ships utilizes ships, containers and other equipment and occupies premises under non-cancellable operating leases.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


18.      COMMITMENTS (Continued)

(b)      Operating leases (continued)

         Rent expense under operating leases:


----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------

Ships                                                                           308            308             221
Containers                                                                      132            124              76
Other                                                                            18             17              12
                                                                         -------------- --------------- --------------
                                                                               $458           $449            $309
                                                                         -------------- --------------- --------------

         CP Ships has commitments under operating leases, including obligations under time charters which include certain ship operating expenses, and under long-term bareboat charters, two of which expire in 2008 and two in 2012. The commitments in each of the next five years and thereafter are:


2002                                                                                                            203
2003                                                                                                             93
2004                                                                                                             62
2005                                                                                                             46
2006                                                                                                             32
2007 and thereafter                                                                                             149
                                                                                                             ---------
                                                                                                               $585
                                                                                                             ---------


19.      PENSIONS

         CP Ships operates a number of defined contribution and defined benefit pension plans throughout the world.

         Defined benefit plans are based principally on years of service and compensation levels near retirement. Annual contributions to these plans, which are based on various actuarial cost methods, are made on the basis of not less than the minimum amounts required by national, federal or provincial pension supervisory authorities.

         Net benefit plan expense for each year for such defined benefit plans includes the following components:

----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------
Service cost-- benefits earned during the year                                   1              1               1
Interest cost on projected benefit obligation                                     4              5               3
Expected return on pension fund assets                                           (4)            (5)             (4)
Amortization of transition asset                                                  -             (1)              -
Recognized net actuarial loss                                                     4              -               -
Amount not recognized due to limitation                                          (3)             1               1
                                                                         -------------- --------------- --------------
Net benefit plan exercise                                                      $  2           $  1            $  1
                                                                         -------------- --------------- --------------

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


19.      PENSIONS (Continued)

         Information about changes in CP Ships' defined benefit plans is as follows:


---------------------------------------------------------------------------------------------------------------------
                                                                                             2001            2000
-------------------------------------------------------------------------------------- --------------- --------------

Change in benefit obligation

Benefit obligation at start of year                                                            85              57
Effect of change in accounting policy                                                           -               2
Service cost                                                                                    1               1
Interest cost                                                                                   4               5
Amendments                                                                                     (2)              -
Plan participants' contributions                                                                -               1
Actuarial loss/(gain)                                                                         (16)              6
(Settlement)/acquisition                                                                      (38)             21
Benefits paid                                                                                  (1)             (7)
Exchange rate fluctuation                                                                      (1)             (1)
                                                                                       --------------- --------------
Benefit obligation at end of year                                                             $32             $85

Change in plan assets
Fair value of assets at start of year                                                          83              62
Actual return on  plan assets                                                                 (21)              6
(Settlement)/acquisition                                                                      (38)             19
Employer contributions                                                                          2               3
Plan participants' contributions                                                                -               1
Benefits paid                                                                                  (1)             (7)
Exchange rate fluctuation                                                                       -              (1)
                                                                                       --------------- --------------
Fair value of plan assets at end of year                                                      $25             $83
                                                                                       --------------- --------------

         Included in the above accrued benefit obligation and fair value of plan assets are the following amounts in respect to plans that are not fully funded:


----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------

Funded status                                                                    (7)            (2)              5
Unrecognized transition asset                                                     -             (1)             (1)
Unrecognized net actuarial loss                                                   8              5               2
Unrecognized prior service cost                                                  (2)             -               -
Amount not recognized due to limitation                                          (2)            (5)             (6)
                                                                         -------------- --------------- --------------

(Accrued) benefit cost                                                          $(3)           $(3)             $-
                                                                         -------------- --------------- --------------

Weighted-average assumptions as of 31st December
Discount rate                                                                   6.5%           6.7%            7.1%
Expected return on plan assets                                                  7.2%           6.9%            7.0%
Rate of compensation increase                                                   4.9%           4.6%            4.5%


         CP Ships also has defined contribution plans. The net expense for such plans was $4 million in both 2001 and 2000 and $3 million in 1999.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


20.      SEGMENT INFORMATION

         CP Ships provides regional containerized ocean and related inland transportation services across the world in various trade lanes.

         CP Ships manages its business by aggregating its container shipping services into the four major markets that it serves, namely TransAtlantic, Australasia, Latin America and Asia. Container shipping services in other regions and services ancillary to container shipping are separately aggregated. Accordingly, CP Ships havs five reportable segments.

         Revenue and all operating expenses are either directly related to the activity in a segment or are centrally managed and are allocated across the segments.

         CP Ships does not analyze or manage its assets by segment and consequently no segmented analysis of assets is presented. It is impractical to obtain an analysis of revenue by customers' countries of domicile. CP Ships does not rely on any single major customer or group of major customers. No customer accounts for more than 10% of CP Ships' revenue.


----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------

Revenues
TransAtlantic                                                                 1,323          1,406             977
Australasia                                                                     549            574             547
Latin America                                                                   244            242             137
Asia                                                                            435            337             154
Other                                                                            95             86              63
                                                                         -------------- --------------- --------------
Total Revenues                                                               $2,646         $2,645          $1,878
                                                                         -------------- --------------- --------------

Expenses
TransAtlantic                                                                 1,244          1,317             936
Australasia                                                                     520            551             511
Latin America                                                                   216            224             141
Asia                                                                            448            317             149
Other                                                                            79             72              52
                                                                         -------------- --------------- --------------
Total Expenses                                                                2,507         $2,481          $1,789
                                                                         -------------- --------------- --------------

Operating Income before exceptional charges
TransAtlantic                                                                    79             89              41
Australasia                                                                      29             23              36
Latin America                                                                    28             18              (4)
Asia                                                                            (13)            20               5
Other                                                                            16             14              11
                                                                         -------------- --------------- --------------
Total Operating Income before exceptional charges                            $  139         $  164          $   89
                                                                         -------------- --------------- --------------

         "Other" includes smaller regional markets, terminal operations and services ancillary to container shipping.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


20.      SEGMENT INFORMATION (Continued)

         Depreciation included in expenses:


----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------
TransAtlantic                                                                    44             40              30
Australasia                                                                       6              8               8
Latin America                                                                     5              3               2
Asia                                                                              8              4               2
Other                                                                            11              5               5
                                                                         -------------- --------------- --------------
Total                                                                           $74            $60             $47
                                                                         -------------- --------------- --------------

         Geographical analysis of capital assets and goodwill:


----------------------------------------------------------------------------------------------------------------------
                                                                               2001           2000            1999
------------------------------------------------------------------------ -------------- --------------- --------------
Canada                                                                           36             35              40
United States                                                                    85             37              12
Other Countries                                                                  57             43              36
Ships(1)                                                                        526            311             111
Containers(1)                                                                    91            110             156
Goodwill(1)                                                                     510            531             461
                                                                         -------------- --------------- --------------
                                                                             $1,305         $1,067            $816
                                                                         -------------- --------------- --------------


(1) None of the ships, containers or goodwill are located in a particular country.


21.      AMERICANA SHIPS JOINT VENTURE

         In January 1999, CPSHI completed the formation of a joint venture with TMMsa (see note 6).

         CPSHI's share of the American Ships joint venture assets and the result for the year to 31st December 1999 are summarized below:


Balance sheet
   Current assets                                                                                              127
   Long term assets                                                                                            153
                                                                                                        --------------
                                                                                                              $280
                                                                                                        --------------
   Short term liabilities                                                                                      142
   Long term liabilities                                                                                        53
   Equity                                                                                                       85
                                                                                                        --------------
                                                                                                              $280
                                                                                                        --------------
Statement of Earnings
   Operating revenue                                                                                           502
   Operating expenses                                                                                         (518)
                                                                                                        --------------
Loss for the year                                                                                             $(16)
                                                                                                        --------------

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


21.      AMERICANA SHIPS JOINT VENTURE (Continued)


Statement of Cash Flows
Cash flows resulting from:
   Operating activities                                                                                         (8)
   Financing activities                                                                                         46
   Investing activities                                                                                        (35)
                                                                                                        --------------
Increase in cash resources                                                                                    $  3
                                                                                                        --------------


22. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES

Summary of differences

         The consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP") which differ in certain respects from United States generally accepted accounting principles ("US GAAP"). The material differences are described below along with their effect on CP Ships' Consolidated Statements of Income, Retained Earnings, Consolidated Balance Sheets and Consolidated Statements of Cash Flow.

(a)      Change in accounting policy -- dry docks

         The effect of a change in accounting policy for dry dock costs in 2000 has been reflected by retrospectively restating the previous years' Canadian GAAP financial statements. Under US GAAP, the cumulative effect of this change has been reported in the 2000 income statement.

         The effect of this change in 2000 on income before cumulative effect of change in accounting principles and on net income as determined in accordance with US GAAP was an increase to net income of $6 million, and an increase in basic earnings per share of $0.08. If the defer and amortize method had been applied retroactively for US GAAP the 1999 basic earnings per common share would have increased by $0.03 from the amounts presented in the US GAAP reconciliation in note 22(1).

(b)      Derivative financial instruments

         During normal course of business, CP Ships is exposed to foreign currency risk due to the payment of certain operating expenses in currencies other than CP Ships' functional currency. The most significant non-US currency exposures are in Canadian dollars, Euros and British pounds. CP Ships makes use of derivative instruments to limit this risk.

         CP Ships enters into contracts as it deems appropriate to hedge some or all of its anticipated net currency exposures. Under Canadian GAAP, CP Ships accounts for its foreign currency derivative instruments as hedges and related exchange gains and losses are deferred until the maturity of the contract.

         Prior to 1st January 2001 for United States reporting under FASB Statement No. 52, "Foreign Currency Translation," gains and losses on forward foreign exchange contracts associated with anticipated future transactions that do not constitute firm commitments were recognized in income as they arose. Effective 1st January 2001, CP Ships adopted FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by FAS 137 and 138 and as interpreted by the Derivatives Implementation Group, for the purposes of presenting US GAAP financial information.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


22. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES (Continued)

(b)      Derivative financial instruments (continued)

         FAS 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activity. Changes in the fair value of derivatives are recorded in each period in current earnings or other comprehensive income, depending on whether a derivative is designated and committed as part of a hedge transaction and, if it is, the type of hedge transaction. CP Ships uses various derivative instruments, which are designated and documented as cash flow hedges, to hedge anticipated foreign currency expenditures. These contracts provide economic hedging to CP Ships, and under Canadian GAAP payments or receipts under these contracts are recognized in income concurrently with the hedged transaction and the fair values of the outstanding contracts are not reflected in the financial statements.

         CP Ships' forward exchange contracts that do not qualify for hedge accounting under US GAAP have been marked-to-market through earnings.

         CP Ships evaluates contracts for "embedded" derivatives, and considers whether any embedded derivatives have to be separated from the host contracts in accordance with FAS 133. Embedded derivatives may have terms that are not clearly and closely related to the terms of the host contract in which they are included. If embedded derivatives exist and are not clearly and closely related to the host contract, they are accounted for separately from the host contract as derivatives, with changes in their fair value recorded in current earnings.

         CP Ships offers to certain of its customers the option to pay trade receivables in either US Dollars or the local currency of the respective customer. These terms constitute an embedded derivative and for US GAAP are accounted for under FAS 133 which requires revaluing these derivatives to fair market value and recording a liability with the offset to net income. Prior to the implementation of FAS 133 for the purposes of presenting US GAAP information on 1st January 2001, no revaluation was made and the gain or loss was recognized upon settlement.

         The cumulative effect of the adoption of FAS 133 at 1st January 2001 was to reduce net income before taxes under US GAAP by approximately $4 million. Application of FAS 133 to the calculation of US GAAP financial information results in the recording of pre-tax gains of $2 million for the year ended 31st December 2001.

(c)      Acquisition integration and reorganization costs

         There are differences between Canadian and US GAAP as to the timing of the recognition of certain liabilities associated with acquisition-related integration and reorganization costs. Further, under US GAAP certain of these costs are charged to the income statement rather than being allocated to the cost of the acquisition, with a consequent effect on the amount of goodwill and the subsequent annual amortization charge.

(d)      Employee future benefits -- pension costs

         Effective 1st January 2000, CP Ships adopted prospectively, without restating prior years, the provisions of the new recommendations of The Canadian Institute of Chartered Accountants ("CICA") under CICA 3461. This eliminated most differences between Canadian and US GAAP with respect to accounting for employee future benefits including pension costs.

     Prior to 2000, the principal difference between Canadian and US GAAP in accounting for pension costs was the choice of discount rate used for computing the benefit obligation and the service and interest cost components of net periodic pension expense. Under Canadian GAAP, the discount rate used represented management's best

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


22. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES (Continued)

(d)      Employee future benefits-- pension costs (continued)

estimate of the long-term rate of return on pension fund assets, whereas under US GAAP the discount rate reflects the rate at which pension benefits can be effectively settled at the date of the financial statements.

(e)      Income taxes

         Effective 1st January 2000, CP ships adopted, without restating prior years, the new CICA 3465, with respect to accounting for income taxes. Although now broadly the same as US GAAP, the new Canadian method uses substantively enacted, rather than enacted only, tax rates to calculate future taxes. Except for the potential difference in the tax rates to be adopted, there are no significant differences from the year 2000 between Canadian and US GAAP with respect to accounting for income taxes.

         Prior to 2000, CP Ships followed the Canadian method of accounting for income taxes, described as the deferral method, which focused on differences arising between financial statement income and taxable income. The method followed under US GAAP, described as the liability method, focuses on differences between the book and tax value of assets and liabilities.

(f)      Goodwill charges

         Under Canadian GAAP goodwill charges net of any tax effects are reported separately as a deduction from income after tax, whereas US GAAP requires goodwill charges to be reported within operating expenses and consequently they are included in the determination of operating income. Amortization expense for the years ended 31st December 2001, 2000 and 1999 under US GAAP were $14 million, $16 million and $14 million respectively.

(g)      Impairment of long-lived assets including goodwill

         Under both Canadian and US GAAP, when factors indicate a possible impairment in capital assets or goodwill, recoverability is assessed based upon a cash flow analysis. Under Canadian GAAP, the cash flow analysis includes interest expense, whereas under US GAAP interest expense is excluded. Under Canadian GAAP, an impairment loss is recognized to the extent that the asset's carrying amount exceeds its net recoverable amount. Under US GAAP, an impairment loss is measured as the amount the carrying value exceeds the fair value of the asset. No impairment losses have been recognized by CP Ships under either Canadian or US GAAP.

(h)      Stock based compensation

         In 2001, CP Ships established stock based compensation plans, as described in note 13. Under Canadian GAAP, compensation expense is not recognized for stock options or the issuance of shares to employees. Any consideration paid by employees on the exercise of stock options is credited to share capital. In the event options are cancelled, no adjustment is made to share capital and no expense is recognized. For US GAAP under APB 25, the difference between the market value at the date of grant and the grant price of the stock option or issuance of shares to employees is recognized as compensation expense.

(i)      Comprehensive income

         US GAAP requires the disclosure, as other comprehensive income, of changes in equity during the period from transactions and other events from non-owner sources. Canadian GAAP does not require similar disclosure.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


22. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES (Continued)

Comprehensive income (continued)


Other comprehensive income under US GAAP in these financial statements arises from foreign currency translation adjustments. A statement of comprehensive income under US GAAP for each of the years ended 31st December 2001, 2000 and 1999 is shown in note 22 (m).

(j)      Incorporated joint ventures

         US GAAP requires investments in incorporated joint ventures to be accounted for under the equity method, while under Canadian GAAP the accounts of incorporated joint ventures are proportionately consolidated. However, under rules promulgated by the SEC, a foreign registrant may, subject to the provision of additional information, continue to follow proportional consolidation for purposes of registration and other filings notwithstanding the departure from US GAAP. Consequently, the balance sheet and statements of income and cash flow for 1999 have not been adjusted to restate the accounting for the Americana Ships joint venture under US GAAP. Additional information concerning CP Ships' interest in joint ventures is presented in note 21.

(k)      Ship leases

         Under Canadian GAAP, certain ship charters as disclosed within note 18 are accounted for as operating leases. Under US GAAP, these ships are chartered from special purpose entities which would be consolidated. This would result in assets and liabilities, expenses and cash flows relating to these ships being reported in the financial statements. The US GAAP information as at 31st December 2001, 2000 and 1999 has been changed to reflect these amounts. The impact on US GAAP earnings for the years ended 31st December 2001, 2000 and 1999 is not material as the decrease in the charter hire expense of $21 million is offset by an increase in interest and depreciation of $13 million and $8 million, respectively for each of the three years. The impact on US GAAP shareholders' equity is an $8 million reduction for each of the three years ended 31st December 2001. This comprises an increase in capital assets of $160 million (2000 -- $168 million, 1999 -- $175 million), an increase in long-term debt of $165 million (2000 -- $173 million and 1999 -- $180 million) and an increase in accrued interest of $3 million (2000 -- $3 million and 1999 -- $3 million). Cash flows from operations would be increased and cash flows from financing activities would be decreased by $8 million in each of the three years ended 31st December 2001.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)


22. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES (Continued)

(l)  Statements of consolidated income and equity

     The following is a reconciliation of net income under Canadian GAAP to net income under US GAAP:

                                                       Year ended 31st December

             (US$ millions except amounts per share)                      2001      2000     1999
             ---------------------------------------                      ----      ----     ----
          Net income-- Canadian GAAP                                        76       135       60
          US GAAP adjustments
            Dry dock accounting policy change                               --        --       (2)
            Derivative financial instruments                                 2        --       --
            Unrealized gain/(loss) on foreign exchange contracts            --        (5)       6
            Acquisition-related costs                                       (3)      (15)     (12)
            Pension costs                                                   (3)        3        1
            Deferred income taxes                                           --        (4)      (1)
            Stock based compensation                                        (8)       --       --
            Tax effect of US GAAP adjustments                               --        --       --
                                                                          ----     -----     ----
          Income-- US GAAP before cumulative effect of accounting
            changes                                                         64       114       52
            Cumulative effect of change in dry dock accounting policy       --        19       --
            Cumulative effect of adoption of FAS 133                        (4)       --       --
                                                                          ----     -----     ----
          Net income-- US GAAP                                              60       133       52
          Other Comprehensive income
            Foreign currency translation adjustments                        (2)       (2)      (2)
                                                                          ----     -----     ----
          Comprehensive income-- US GAAP                                  $ 58     $ 131     $ 50
                                                                          ----     -----     ----
          Earnings per common share basic ($ per share)*
          Canadian GAAP                                                   $0.92    $1.68     $0.76
          US GAAP
            Income before cumulative effect of accounting changes         $0.77    $1.42     $0.66
            Cumulative effect of accounting changes                      $(0.05)   $0.24     $ --
                                                                           ----     -----     ----
          Basic earnings per common share after cumulative effect of
            accounting changes                                            $0.72    $1.66     $0.66
                                                                          ----     -----     ----
          Earnings per common share diluted ($ per share)*
          Canadian GAAP                                                   $0.91    $1.68     $0.76
          US GAAP
            Income before cumulative effect of accounting changes         $0.76    $1.41     $0.66
            Cumulative effect of accounting changes                      $(0.05)   $0.24     $ --
          Diluted earnings per common share after cumulative effect of
            accounting changes                                            $0.71    $1.65     $0.66
                                                                          =====    =====     =====


*Earnings per Common Share is calculated after deduction of preference share dividends.


CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

22. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES (continued)

(l)  Statements of consolidated income and equity (continued)

Reconciliation of equity under Canadian GAAP to equity under US GAAP:

                                                                                                   Year ended 31st December

                         (US$ millions)                               2001       2000      1999
                         --------------                               ----       ----      ----
          Equity-- Canadian GAAP                                      1,100       1,099       649
          US GAAP adjustments
            Dry dock accounting policy change                            --          --       (19)
            Derivative financial instruments                             (2)         --        --
            Unrealized gain/(loss) on foreign exchange contracts         --          --         5
            Acquisition-related costs                                   (41)        (38)      (23)
            Pension costs                                                 3           6         3
            Ship leases                                                  (8)         (8)       (8)
            Deferred income taxes                                        --          --         4
            Tax effect of US GAAP adjustments                            --          --        --
                                                                    -------     -------     -----
          Equity-- US GAAP                                          $ 1,052     $ 1,059     $ 611
                                                                    =======     =======     =====

(m)  Additional US GAAP disclosures

     Additional US GAAP disclosures are set out below.

Accounts receivable

                                                                                                   Year ended 31st December

                                            2001    2000     1999
                                            ----    ----     ----
               Trade receivables             254     283     221
               Third-party agents             42      31      35
               Other receivables              70      78      50
                                            ----    ----    ----
               Total accounts receivable    $366    $392    $306
                                            ====    ====    ====

Trade and other payables

                                                                                                   Year ended 31st December

                                                                 2001    2000    1999
                                                                 ----    ----    ----
               Trade payables                                     174     153      45
               Accrued operating expenses                         246     262     274
               Third-party agents                                  17      16      28
               Other payable and accrued liabilities               68      66      68
                                                                 ----    ----    ----
               Total accounts payable and accrued liabilities    $505    $497    $415
                                                                 ====    ====    ====


Restructuring

     CP Ships recorded a $19 million restructuring charge related to rationalizing organization and offices, mostly in North America and Europe to improve efficiency, reduce costs and strengthen competitive positioning. The charge is comprised $10 million in employee related charges, and $9 million in office lease related charges and is shown as a separate operating expense line within the statements of income. The employee related charges

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

22. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES (Continued)


(m)  Additional US GAAP disclosures (continued)

represent severance and related benefits such as outplacement counselling, certain legal costs, vacation and medical coverage for terminated employees. The restructuring is expected to be complete by 31st December 2002.

     The restructuring plan identified a number of offices to be closed in various cities. The office lease related charges include the additional cost of leased office space that will no longer be occupied as well as costs required to terminate existing lease obligations.

     The following table presents a rollforward of 2001 activity related to the restructuring charges.

                                       Reserve as at                               Reserve as at
                                      31st December                            31st December
                                           2000        Pre-tax charge   Payments       2001
                                           ----        --------------   --------       ----
          Employee related charges              --           10           (3)            7
          Office lease related charges          --            9           (2)            7
                                            ------          ---          ---           ---

          Total                             $   --          $19          $(5)          $14
                                            ======          ===          ===           ===

Stock-based compensation

     Under the CP Ships Employee Stock Option Plan ("ESOP") and the Directors Stock Option Plan ("DSOP") options may be granted to key employees and directors to purchase CP Ships common shares at a price normally based on the market value of the shares on or immediately prior to the grant date. Each option may be exercised after three years and no later than ten years after the grant date.

     CP Ships applies the intrinsic value method in accounting for its options granted to employees. If CP Ships had determined compensation cost based on the fair value at the grant date for employee share options in accordance with FASB Statement No. 23, "Accounting for Stock-Based Compensation", net income and net income per share would have changed to the pro forma amounts indicated below. CP Ships had no stock based compensation prior to 2001:

                     (US$ millions, except per share amounts)        2001
                     ----------------------------------------        ----
                    Net income-- as reported                        $   60
                    Pro forma net income                            $   53
                    Pro forma earnings per share-- basic            $ 0.63
                    Pro forma earnings per share-- diluted          $ 0.63
                                                                    ======

     The weighted average number of shares in issue used in the above table is given in Note 15.

     The fair value of each employee grant is estimated on the date of the grant using the Black-Scholes option-pricing method with the following weighted-average assumptions used for grants made during the year ended 31st December 2001:

                                                              2001
                                                              ----
                         Expected option term (years)           5
                         Expected volatility                   30%
                         Risk free interest rate              3.8%
                         Dividend yield                       2.0%
                                                             ====

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

22. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES (continued)

(m)   Additional US GAAP disclosures (continued)

Goodwill

     Goodwill and accumulated amortization as at 31st December 2001, 2000 and 1999:

                                                          2001          2000          1999
                                                          ----          ----          ----
                    Goodwill                               538           541           463
                    Less accumulated amortization          (68)          (54)          (38)
                                                         -----         -----         -----
                    Net Goodwill                         $ 470         $ 487         $ 425
                                                         =====         =====         =====






Pensions

     Information about CP Ships' defined benefit pension plans required in accordance with FASB Statement No. 132 "Employers' Disclosures about Pension and Other Post retirement Benefits" is as follows:

                                                                          2001         2000         1999
                                                                          ----         ----         ----
                    Change in benefit obligation
                    Benefit obligation at beginning of year                 85           59           72
                    Service cost                                             1            1            1
                    Interest cost                                            4            5            4
                    Plan participants' contributions                        --            1            1
                    Actuarial (gain)/loss                                  (16)           6            2
                    Acquisitions                                            --           21            1
                    Amendment                                               (2)          --           --
                    Disposals                                               --           --          (19)
                    Settlements                                            (38)          --           --
                    Benefits paid                                           (1)          (7)          (3)
                    Exchange Rate Fluctuation                               (1)          (1)          --
                                                                          ----         ----         ----
                    Benefit obligation at end of year                     $ 32         $ 85         $ 59
                                                                          ----         ----         ----
                    Change in plan assets
                    Fair value of plan assets at beginning of year          83           62           82
                    Actual return on plan assets                           (21)           6            3
                    Employer contributions                                   2            3            1
                    Plan participants' contributions                        --            1            1
                    Settlements                                            (38)          --           --
                    Acquisitions                                            --           19           --
                    Disposals                                               --           --          (22)
                    Benefits paid                                           (1)          (7)          (3)
                    Exchange Rate fluctuations                              --           (1)          --
                                                                          ----         ----         ----
                    Fair value of plan assets at end of year              $ 25         $ 83         $ 62
                                                                                       ====         ====
                    Funded status                                           (7)          (2)           3
                    Unrecognised transition (asset)/obligation              --           (1)          (1)
                    Unrecognised net actuarial (gain)/loss                   8            5           (1)
                    Unrecognised prior service cost                         (2)          --           --
                                                                          ----         ----         ----
                    (Accrued)/prepaid benefit cost                        $ (1)        $  2         $  1
                                                                          ====         ====         ====

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

22. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES (continued)

(m)  Additional US GAAP disclosures (continued)

                                                                            2001           2000         1999
                                                                            ----           ----         ----
                    Components of net periodic benefit cost
                    Service cost                                                1            1             1
                    Interest cost                                               4            5             3
                    Expected return on assets                                  (4)          (5)           (4)
                    Settlement cost on disposal                                 3           --            --
                                                                              ---          ---          ----
                    Net periodic benefit cost                                 $ 4          $ 1          $ --
                                                                              ===          ===          ====
                    Weighted-average assumptions as of 31st December
                    Discount rate                                             6.5%         6.7%          6.8%
                    Expected return on plan assets                            7.2%         6.9%          6.9%
                    Rate of compensation increase                             4.9%         4.6%          4.5%
                                                                              ===          ===          ====

Software development costs

     Software development costs are capitalized in accordance with SOP 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". At 31st December 2001, 2000 and 1999 the net book value of software development costs included within computer hardware and software was $86 million, $36 million and $10 million respectively.


Allowance for bad debts

     The allowance for bad debts as at 31st December 2001, 2000 and 1999 was $14 million, $22 million and $12 million respectively.

(n)  Recent US GAAP pronouncements

     On 20th July 2001, the FASB issued Statement No. 141, "Business Combinations," and Statement No. 142, "Goodwill and Other Intangible Assets," which are required to be implemented with effect from 1st July 2001 and 1st January 2002 respectively. FAS 141 requires that all business combinations be accounted for by the purchase method. FAS 142 addresses the accounting for acquired goodwill and other intangible assets and contains certain transitional provisions which may affect classification of intangible assets, as well as the balance of goodwill. The ongoing impact will be that goodwill will no longer be amortized, but instead will be tested at least annually for impairment. The requirements of both statements apply prospectively from the effective date for the purposes of presenting US GAAP financial information. CP Ships has not yet determined what effect, if any, the impairment test will have on its financial position and results of operations. The impact of not amortizing goodwill for the year ended 31st December 2001, 2000 and 1999 would have been to increase net income reported under US GAAP before the cumulative effect of accounting changes by $14 million, $16 million and $14 million, respectively, and earnings per share by $0.18, $0.20 and $0.18, respectively.

     FASB Statement No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets," was issued in July 2001. This standard will be effective for CP Ships' fiscal year beginning after 1st January 2002; however, early adoption is permitted. The standard provides the accounting requirements for retirement obligations associated with tangible long-lived assets. The standard requires that the obligation associated with the retirement of the tangible long-lived assets is capitalized into the asset cost at the time of

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

22. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES (continued)

(n)  Recent US GAAP pronouncements (continued)

initial recognition. The liability is then discounted to its fair value at the time of recognition using the guidance provided by the standard. The requirements of this statement will be reflected as a cumulative effect adjustment to income for the purposes of presenting US GAAP financial information. CP Ships is assessing the impact that this new standard will have on its financial position and results of operations.

     FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" was issued on 3rd October 2001 and will be effective for CP Ships' fiscal year beginning 1st January 2002. The objectives of FAS 144 are to create a single accounting model, based on the framework established in FAS 121, for long-lived assets including segments of a business to be disposed of by sale, whether previously held and used or newly acquired. CP Ships is assessing the impact that this new standard will have on its financial position and results of operations.

23.  SUBSEQUENT EVENTS

     On 30th May 2002 CP Ships entered into an agreement to purchase all of the issued and outstanding shares of Italia di Navigazione S.p.A. and in its sales agencies in Canada, Italy, Spain and Venezuela or certain assets thereof, for US$40 million.

     On 3rd July 2002 CP Ships completed the issue of 8.5 million new common shares at C$15.00 (US$9.93) for approximate net proceeds after deduction of offering expenses of $77 million. The closing was concurrent with the closing of an offering of $200 million aggregate principal amount unsecured ten-year Senior Notes at 10-3/8% and at a price of 97.722% (the "Notes"). Net proceeds from the Senior Notes after deduction of offering expenses was $187 million.

     On 9th July 2002 CP Ships completed the issue of a further 1.1 million new common shares for additional net proceeds of approximately $11 million.

     On 6th August 2002 CP Ships completed the purchase of all of the issued and outstanding shares of Italia di Navigazione S.p.A. and in its sales agencies in Canada, Italy and Spain or certain assets thereof, for US$40 million.

     On 29th August 2002, CP Ships closed on the purchase of four ice-strengthened container ships, which were previously bareboat chartered, for $181 million.

24.  SUPPLEMENTAL INFORMATION ON THE SUBSIDIARY GUARANTORS

     The obligations of CP Ships under the Notes have been jointly and severally, fully and unconditionally guaranteed by wholly owned subsidiaries, CP Ships (UK) Limited ("CP Ships (UK)"), Lykes Lines Limited, LLC ("Lykes LLC"), and TMM Lines Limited, LLC ("TMM LLC") (the "Subsidiary Guarantors").

     The following tables set out condensed consolidating balance sheets of CP Ships as at 31st December 2001, 2000 and 1999 and condensed consolidating statements of income and cash flow for the years ended 31st December

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

24.  SUPPLEMENTAL INFORMATION ON THE SUBSIDIARY GUARANTORS (Continued)


2001, 2000 and 1999 which contain separate financial information relating to the Subsidiary Guarantors, except that Subsidiary Guarantor information as at and for the year ended 31st December 1999 includes only information with respect to CP Ships (UK) and does not include information with respect to Lykes LLC or TMM LLC, which were not wholly owned by CP Ships at the time and therefore would not have been available to provide a guarantee. Subsidiary Guarantor information as at and for the years ended 31st December 2001 and 2000 includes information with respect to all Subsidiary Guarantors in the aggregate. Under the terms of the Plan of Arrangement described in Note 1, CP Ships (UK) acquired the business and assets of ANZDL, Canada Maritime and Cast from a fellow subsidiary. Accordingly the guarantor information for CP Ships
(UK) has been prepared as if CP Ships (UK) had owned these businesses since 1st January 1999. A reconciliation from Canadian GAAP to US GAAP financial statements has been presented for each period. See note 22 for a discussion of the significant US GAAP differences as they apply to CP Ships.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

24.  SUPPLEMENTAL INFORMATION ON THE SUBSIDIARY GUARANTORS (Continued)


Supplemental Consolidating Statements of Income

                                                   Year ended 31st December 2001
                                                   -------------------------------
                                                CP Ships    Subsidiary       Other                     Consolidated
                    ($ millions)                Limited     Guarantors   Subsidiaries    Eliminations     Totals
                    ------------                -------     ----------   ------------    ------------     ------
          Canadian GAAP
          Revenues
          Container shipping operations            --          2,655          287           (296)         2,646
          Expenses
          Container shipping operations            --          2,165          199           (296)         2,068
          General and administrative               --            324           35              4            363
          Depreciation                             --             44           37             (7)            74
          Currency exchange loss                   --              1            1             --              2
          Gain on disposal of capital
            assets                                 (7)            --           --              7             --
                                               ------         ------         ----         ------         ------
                                                   (7)         2,534          272           (292)         2,507
          Operating income before
            exceptional charges                     7            121           15             (4)           139
          Spin-off related items                   --             --          (17)            --            (17)
          Unusual charges                          --             (8)         (11)            --            (19)
                                               ------         ------         ----         ------         ------
                                                   --             (8)         (28)            --            (36)
          Operating income                          7            113          (13)            (4)           103
          Interest income/(expense),
            net                                     3              6           (9)            --             --
                                               ------         ------         ----         ------         ------
          Income before income
            tax                                    10            119          (22)            (4)           103
          Income tax expense                       --             (6)          (6)            --            (12)
                                               ------         ------         ----         ------         ------
          Income before goodwill
            charges and minority
            interest                               10            113          (28)            (4)            91
          Minority interest                        --             --            1             --              1
                                               ------         ------         ----         ------         ------
          Income before goodwill
            charges                                10            113          (27)            (4)            92
          Goodwill charges, net of tax             --            (16)          --             --            (16)
                                               ------         ------         ----         ------         ------
          Income before income from
            subsidiaries                           10             97          (27)            (4)            76
          Income from subsidiaries                 67            (13)          97           (151)            --
                                               ------         ------         ----         ------         ------
          Net income                               77             84           70           (155)            76
          Dividends on preference
            shares                                 (3)            --           --             --             (3)
                                               ------         ------         ----         ------         ------
          Net income available to
            common shareholders                    74             84           70           (155)            73
                                               ======         ======         ====         ======         ======
          Net income -- Canadian
            GAAP                                   77             84           70           (155)            76
          US GAAP adjustments(1)
            Derivative financial
              instruments                          --              2           --             --              2
            Acquisition-related costs              --             (3)          --             --             (3)
            Pension costs                          --             --           (3)            --             (3)
            Stock based compensation               --             (7)          (1)            --             (8)
                                               ------         ------         ----         ------         ------
          Income-- US GAAP before
            cumulative effect of
            accounting changes                     77             76           66           (155)            64
                                               ------         ------         ----         ------         ------
            Cumulative effect of
              adoption of FAS 133                  --             (4)          --             --             (4)
                                               ------         ------         ----         ------         ------
          Net Income-- US GAAP                     77             72           66           (155)            60
                                               ======         ======         ====         ======         ======

----------

(1)  The US GAAP differences as they apply to CP Ships are discussed in note 22.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

24.  SUPPLEMENTAL INFORMATION ON THE SUBSIDIARY GUARANTORS (Continued)

Supplemental Consolidating Statements of Income (Continued)

                                                                                    Year ended 31st December 2000

                                              CP Ships      Subsidiary      Other                      Consolidated
                 ($ millions)                 Limited       Guarantors   Subsidiaries   Eliminations      Totals
                 ------------                 -------       ----------   ------------   ------------      ------
          Canadian GAAP
          Revenues
          Container shipping operations             3          2,520          439           (317)         2,645
          Expenses
          Container shipping operations            --          2,043          278           (284)         2,037
          General and administrative                4            304           59             14            381
          Depreciation                             --             28           45            (13)            60
          Currency exchange loss                   --             12           (7)            --              5
          Gain on disposal of capital
            assets                                 --             --           (2)            --             (2)
                                               ------         ------         ----         ------         ------
                                                    4          2,387          373           (283)         2,481
          Operating income                         (1)           133           66            (34)           164
          Interest income/(expense),
            net                                     1              5           (5)            --              1
                                               ------         ------         ----         ------         ------
          Income before income
            tax                                    --            138           61            (34)           165
          Income tax expense                       --             (4)          (8)            --            (12)
                                               ------         ------         ----         ------         ------
          Income before goodwill
            charges                                --            134           53            (34)           153
          Goodwill charges, net of tax             --            (17)          (1)            --            (18)
                                               ------         ------         ----         ------         ------
          Income before income from
            subsidiaries                           --            117           52            (34)           135
          Income from subsidiaries                136              2          117           (255)            --
                                               ------         ------         ----         ------         ------
          Net income                              136            119          169           (289)           135
          Dividends on preference
            shares                                 (2)            --           --             --             (2)
                                               ------         ------         ----         ------         ------
          Net income available to
            common shareholders                   134            119          169           (289)           133
                                               ======         ======         ====         ======         ======
          Net income -- Canadian
            GAAP                                  136            119          169           (289)           135
          US GAAP adjustments(1)
            Dry dock accounting policy
              change                               --             --           --             --             --
            Derivative financial
              instruments                          --             --           --             --             --
            Unrealized loss on foreign
              exchange contracts                   --             --           (5)            --             (5)
            Acquisition-related costs              --            (15)          --             --            (15)
            Pension costs                          --              2            1             --              3
            Deferred income taxes                  --             (5)           1             --             (4)
                                               ------         ------         ----         ------         ------
          Income-- US GAAP before
            cumulative effect of
            accounting changes                    136            101          166           (289)           114
                                               ------         ------         ----         ------         ------
            Cumulative effect of change
              in dry dock accounting
              policy                               --             19           --             --             19
                                               ------         ------         ----         ------         ------
          Net Income-- US GAAP                    136            120          166           (289)           133
                                               ======         ======         ====         ======         ======

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

24.  SUPPLEMENTAL INFORMATION ON THE SUBSIDIARY GUARANTORS (Continued)





Supplemental Consolidating Statements of Income (Continued)

                                                                                       Year ended 31st December 1999

                                              CP Ships      Subsidiary      Other                      Consolidated
                 ($ millions)                 Limited       Guarantors   Subsidiaries   Eliminations      Totals
                 ------------                 -------       ----------   ------------   ------------      ------
          Canadian GAAP
          Revenues
          Container shipping operations            7         1,321          692           (142)         1,878
          Expenses
          Container shipping operations           --         1,063          517           (122)         1,458
          General and administrative               4           156          121             --            281
          Depreciation                            --            28           28             (9)            47
          Currency exchange loss                  --             4           --             --              4
          Gain on disposal of capital
            assets                                --            (1)           1             (1)            (1)
                                               -----        ------         ----         ------         ------
                                                   4         1,250          667           (132)         1,789
          Operating income                         3            71           25            (10)            89
          Interest income/(expense),
            (net)                                 --             2          (11)             5             (4)
                                               -----        ------         ----         ------         ------
          Income before income
            tax                                    3            73           14             (5)            85
          Income tax expense                      --            (4)          (7)            --            (11)
                                               -----        ------         ----         ------         ------
          Income before goodwill
            charges and minority
            interest                               3            69            7             (5)            74
          Minority interest                       --            --            1             --              1
                                               -----        ------         ----         ------         ------
          Income before goodwill
            charges                                3            69            8             (5)            75
          Goodwill charges, net of tax            --           (11)          (4)            --            (15)
                                               -----        ------         ----         ------         ------
          Income before income from
            subsidiaries                           3            58            4             (5)            60
          Income from subsidiaries                72             2           58           (132)            --
                                               -----        ------         ----         ------         ------
          Net income                              75            60           62           (137)            60
          Dividends on preference
            shares                                --            --           --             --             --
                                               -----        ------         ----         ------         ------
          Net income available to
            common shareholders                   75            60           62           (137)            60
                                               =====        ======         ====         ======         ======
          Net income -- Canadian
            GAAP                                  75            60           62           (137)            60
          US GAAP adjustments(1)
            Dry dock accounting policy
              change                              --             2           (4)            --             (2)
            Unrealized gain on foreign
              exchange contracts                  --            --            6             --              6
            Acquisition-related costs             --            --          (12)            --            (12)
            Pension costs                         --            --            1             --              1
            Deferred income taxes                 --            --           (1)            --             (1)
                                               -----        ------         ----         ------         ------
          Net Income-- US GAAP                    75            62           52           (137)            52
                                               =====        ======         ====         ======         ======

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

24.  SUPPLEMENTAL INFORMATION ON THE SUBSIDIARY GUARANTORS (Continued)


Supplemental Consolidating Balance Sheets

                                                                     As at 31st December 2001
                                                                     --------------------------
                                                                       CP Ships  Subsidiary     Other                   Consolidated
                     ($ millions)                                      Limited   Guarantors  Subsidiaries  Eliminations     Totals
                     ------------                                      -------   ----------  ------------  ------------    ------
          Canadian GAAP
          ASSETS
          Current assets
          Cash and cash equivalents                                          --         74          42            --           116
          Accounts receivable
            Intercompany                                                     17        620         154          (791)           --
            Trade and other receivables                                      --        280         124            --           404
          Loans to affiliated companies due within one year                  --         93         208          (301)           --
          Inventory                                                          --         10           2            --            12
                                                                          -----     ------      ------        ------        ------
                                                                             17      1,077         530        (1,092)          532
          Investments in subsidiaries                                     1,107         16       1,225        (2,348)           --
          Capital assets                                                     --        315         480            --           795
          Deferred charges                                                   --          9           5            --            14
          Goodwill                                                           --        467          43            --           510
                                                                          -----     ------      ------        ------        ------
                                                                          1,124      1,884       2,283        (3,440)        1,851
                                                                          =====     ======      ======        ======        ======
          LIABILITIES
          Current liabilities
          Accounts payable and accrued liabilities
            Intercompany                                                     10        625         156          (791)           --
            Trade and other payables                                          4        353         148            --           505
          Loans from affiliated companies due within one year                --        203          98          (301)           --
          Long-term debt due within one year                                 --         --          15            --            15
                                                                          -----     ------      ------        ------        ------
                                                                             14      1,181         417        (1,092)          520
          Long-term liabilities
          Long-term debt due after one year                                  --          1         214            --           215
          Future income taxes                                                --          2           6            --             8
          Minority interests                                                 --         --           8            --             8
                                                                          -----     ------      ------        ------        ------
                                                                             --          3         228            --           231
          Shareholders' equity
          Common share capital                                              597         20         595          (615)          597
          Share premium                                                      --        297          --          (297)           --
          Contributed surplus                                                --        430         161          (591)           --
          Retained earnings                                                 513        (48)        893          (845)          513
          Cumulative foreign currency translation adjustments                --          1         (11)           --           (10)
                                                                          -----     ------      ------        ------        ------
                                                                          1,110        700       1,638        (2,348)        1,100
                                                                          -----     ------      ------        ------        ------
                                                                          1,124      1,884       2,283         3,440         1,851
                                                                          =====     ======      ======        ======        ======
          Equity-- Canadian GAAP                                          1,110        700       1,638        (2,348)        1,100
            US GAAP adjustments(1):
            Derivative financial instruments                                 --         (2)         --            --            (2)
            Acquisition-related costs                                        --        (41)         --            --           (41)
            Pension costs                                                    --         --           3            --             3
            Ship leases                                                      --         (8)         --            --            (8)
                                                                          -----     ------      ------        ------        ------
          Equity-- US GAAP                                                1,110        649       1,641        (2,348)        1,052
                                                                          =====     ======      ======        ======        ======

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

24.  SUPPLEMENTAL INFORMATION ON THE SUBSIDIARY GUARANTORS (Continued)


Supplemental Consolidating Balance Sheets (Continued)

                                                                     As at 31st December 2000
                                                                     --------------------------
                                                           CP Ships    Subsidiary       Other                     Consolidated
                     ($ millions)                          Limited     Guarantors    Subsidiaries  Eliminations      Totals
                     ------------                          -------     ----------    ------------  ------------      ------
          Canadian GAAP
          ASSETS
          Current assets
          Cash and cash equivalents                             --           82            40            --           122
          Accounts receivable
            Intercompany                                         2          276            81          (359)           --
            Trade and other receivables                         --          289           135            --           424
          Loans to affiliates and former affiliated
            companies due within one year                      116          149           116          (265)          116
          Inventory                                             --           12             2            --            14
                                                             -----       ------        ------        ------        ------
                                                               118          808           374          (624)          676
          Investments in subsidiaries                          994           28           985        (2,007)           --
          Capital assets                                        --          257           279            --           536
          Deposits on ships to be purchased                     --           --             5            --             5
          Goodwill                                              --          489            42            --           531
                                                             -----       ------        ------        ------        ------
                                                             1,112        1,582         1,685        (2,631)        1,748
                                                             =====       ======        ======        ======        ======
          LIABILITIES
          Current liabilities
          Accounts payable and accrued liabilities
            Intercompany and former affiliated
            companies                                            5          369            --          (359)           15
            Trade and other payables                            --          338           159            --           497
          Loans from former affiliated companies due
            within one year                                     --          232           119          (265)           86
          Long-term debt due within one year                    --            1            10            --            11
                                                             -----       ------        ------        ------        ------
                                                                 5          940           288          (624)          609
          Long-term liabilities
          Long-term debt due after one year                     --            2            19            --            21
          Future income taxes                                   --            1             9            --            10
          Minority interests                                    --           --             9            --             9
                                                             -----       ------        ------        ------        ------
                                                                --            3            37            --            40
          Shareholders' equity
            Common share capital                                63           20           550          (570)           63
            Share premium                                       --          349            --          (349)           --
            Preference share capital                           116           --            --            --           116
            Contributed surplus                                485          324            51          (375)          485
            Retained earnings                                  443          (54)          767          (713)          443
            Cumulative foreign currency translation
              adjustments                                       --           --            (8)           --            (8)
                                                             -----       ------        ------        ------        ------
                                                             1,107          639         1,360        (2,007)        1,099
                                                             -----       ------        ------        ------        ------
                                                             1,112        1,582         1,685        (2,631)        1,748
                                                             =====       ======        ======        ======        ======
          Equity-- Canadian GAAP                             1,107          639         1,360        (2,007)        1,099
          US GAAP adjustments(1)
            Acquisition-related costs                           --          (38)           --            --           (38)
            Pension costs                                       --           --             6            --             6
            Ship leases                                         --           (8)           --            --            (8)
                                                             -----       ------        ------        ------        ------
          Equity-- US GAAP                                   1,107          593         1,366        (2,007)        1,059
                                                             =====       ======        ======        ======        ======

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

24.  SUPPLEMENTAL INFORMATION ON THE SUBSIDIARY GUARANTORS (Continued)


Supplemental Consolidating Balance Sheets (Continued)

                                                                     As at 31st December 1999
                                                                     --------------------------
                                                                CP Ships      Subsidiary       Other                   Consolidated
                     ($ millions)                               Limited       Guarantors    Subsidiaries  Eliminations     Totals
                     ------------                               -------       ----------    ------------  ------------     ------
          Canadian GAAP
          ASSETS
          Current assets
          Cash and cash equivalents                                 --               34           27              --            61
          Accounts receivable
            Intercompany                                            --               85           --             (85)           --
            Trade and other receivables                             --              216          116              --           332
          Loan to former affiliated companies due
            within one year                                         --              100           --            (100)           --
          Inventory                                                 --                5            4              --             9
                                                                   ---           ------       ------          ------        ------
                                                                    --              440          147            (185)          402
          Investments in subsidiaries                              657               17          547          (1,221)           --
          Capital assets                                            --              167          188              --           355
          Goodwill                                                  --              331          130              --           461
                                                                   ---           ------       ------          ------        ------
                                                                   657              955        1,012          (1,406)        1,218
                                                                   ===           ======       ======          ======        ======
          LIABILITIES
          Current liabilities
          Accounts payable and accrued liabilities
            Intercompany and former affiliated
              companies                                              2               72           36             (85)           25
            Trade and other payables                                --              310          105              --           415
          Loans from former affiliated companies due
            within one year                                         --               20          153            (100)           73
          Long-term debt due within one year                        --                3           11              --            14
                                                                   ---           ------       ------          ------        ------
          Long-term liabilities                                      2              405          305            (185)          527
          Long-term debt due after one year                         --                4           26              --            30
          Future income taxes                                       --                1            6              --             7
          Minority interests                                        --               --            5              --             5
                                                                   ---           ------       ------          ------        ------
                                                                    --                5           37              --            42
          Shareholders' equity
            Common share capital                                    63               20          328            (348)           63
            Share premium                                           --              373           --            (373)           --
            Contributed surplus                                    282              186           --            (186)          282
            Retained earnings                                      310              (34)         348            (314)          310
            Cumulative foreign currency translation
              adjustments                                           --               --           (6)             --            (6)
                                                                   ---           ------       ------          ------        ------
                                                                   655              545          670          (1,221)          649
                                                                   ---           ------       ------          ------        ------
                                                                   657              955        1,012          (1,406)        1,218
                                                                   ===           ======       ======          ======        ======
          Equity-- Canadian GAAP                                   655              545          670          (1,221)          649
            US GAAP adjustments(1):
            Dry dock accounting policy change                       --              (11)          (8)             --           (19)
            Unrealized gain on foreign exchange
              contracts                                             --               --            5              --             5
            Acquisition-related costs                               --               (2)         (21)             --           (23)
            Pension costs                                           --               (2)           5              --             3
            Ship leases                                             --               (8)          --              --            (8)
            Deferred income taxes                                   --                5           (1)             --             4
                                                                   ---           ------       ------          ------        ------
          Equity-- US GAAP                                         655              527          650          (1,221)          611
                                                                   ===           ======       ======          ======        ======

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

24.  SUPPLEMENTAL INFORMATION ON THE SUBSIDIARY GUARANTORS (Continued)



Supplemental Consolidating Statements of Cash Flow

                                                                                                  Year ended 31st December 2001

                                                          CP Ships      Subsidiary       Other                    Consolidated
                  ($ millions)                            Limited       Guarantors    Subsidiaries  Eliminations     Totals
                  ------------                            -------       ----------    ------------  ------------     ------
          Operating Activities
          Net income                                           77            84            70          (155)           76
          Depreciation and goodwill
            charges                                            --            60            37            (7)           90
          Unusual and spin-off related
            charges                                            --             8            28            --            36
          Income from subsidiaries                            (67)           13           (97)          151            --
          Gain on disposal of capital
            assets                                             (7)           --            --             7            --
          Other                                                --            --             3            (2)            1
                                                             ----          ----          ----          ----          ----
                                                                3           165            41            (6)          203
          Decrease/(increase) in
            non-cash working capital                           17           (70)           45            15             7
                                                             ----          ----          ----          ----          ----
          Cash from operations before
            unusual and spin-off
            payments                                           20            95            86             9           210
          Unusual and spin-off payments                        --            (8)          (10)           --           (18)
                                                             ----          ----          ----          ----          ----
          Cash from operations                                 20            87            76             9           192
          Financing activities
          Contributed surplus                                   2            --            --            --             2
          Return of share capital                             (14)           --            --            --           (14)
          Redemption of preferred
            shares                                           (116)           --            --            --          (116)
          Increase in long-term debt                           --            --           160            --           160
          Repayment of long-term debt                          --            (2)          (12)           --           (14)
          Deferred charges -- finance
            costs                                              --            --           (14)           --           (14)
          Increase/(decrease) in loans
            from former affiliated
            companies                                          (5)           (8)          (37)           --           (50)
          Dividends paid                                       (3)           (1)           --             1            (3)
                                                             ----          ----          ----          ----          ----
          Cash (outflow)/inflow from
            financing activities                             (136)          (11)           97             1           (49)
          Investing activities
          Additions to capital assets                          --           (86)         (196)          (10)         (292)
          Proceeds from disposal of
            capital assets                                     --             3            12            --            15
          Proceeds from disposal of
            investments                                        --            (1)           13            --            12
          Repayment of loans to former
            affiliated companies                              116            --            --                         116
                                                             ----          ----          ----          ----          ----
          Cash inflow/(outflow) from
            investing activities                              116           (84)         (171)          (10)         (149)
          (Decrease)/increase in
            cash and cash
            equivalents                                        --            (8)            2            --            (6)
          Cash and cash equivalents
            at beginning of year                               --            82            40            --           122
          Cash and cash equivalents
            at end of year                                     --            74            42            --           116
                                                             ====          ====          ====          ====          ====

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

24.  SUPPLEMENTAL INFORMATION ON THE SUBSIDIARY GUARANTORS (Continued)

Supplemental Consolidating Statements of Cash Flow (Continued)

                                                                                                 Year ended 31st December 2000

                                                          CP Ships      Subsidiary       Other                    Consolidated
                  ($ millions)                            Limited       Guarantors    Subsidiaries  Eliminations     Totals
                  ------------                            -------       ----------    ------------  ------------     ------
          Operating Activities
          Net income                                          136           119           169          (289)          135
          Depreciation and goodwill
            charges                                            --            45            46           (13)           78
          Income from subsidiaries                           (136)           (2)         (117)          255            --
          Future income tax expense                            --            --             3            --             3
          Gain on disposal of capital
            assets                                             --            --            (2)           --            (2)
          Other                                                --             1             3            (7)           (3)
                                                             ----          ----          ----          ----          ----
                                                               --           163           102           (54)          211
          Decrease/(increase) in
            non-cash working capital                            2           (96)          (12)           69           (37)
                                                             ----          ----          ----          ----          ----
          Cash from operations                                  2            67            90            15           174
          Financing activities
          Contributed surplus                                 203            34           183          (217)          203
          Issue of preferred shares                           116            --            --            --           116
          Increase in long-term debt                           --            --             2            --             2
          Repayment of long-term debt                          --            (4)          (10)           --           (14)
          Increase/(decrease) in loans
            from former affiliated
            companies                                          --           115          (114)           --             1
          Dividends paid                                       (2)           (7)           --             7            (2)
                                                             ----          ----          ----          ----          ----
          Cash (outflow)/inflow from
            financing activities                              317           138            61          (210)          306
          Investing activities
          Additions to capital assets                        (203)         (162)         (137)          195          (307)
          Deposits on ships to be
            purchased                                          --            (5)           --            --            (5)
          Acquisition of businesses                            --            --           (61)           --           (61)
          Proceeds from disposal of
            capital assets                                     --            --            70            --            70
          Proceeds from disposal of
            investments                                        --            (4)            4            --            --
          Increase in loans to former
            affiliated companies                             (116)           --            --            --          (116)
                                                             ----          ----          ----          ----          ----
          Cash (outflow)/inflow from
            investing activities                             (319)         (171)         (124)          195          (419)
          (Decrease)/increase in
            cash and cash
            equivalents                                        --            34            27            --            61
          Cash and cash equivalents
            at beginning of year                               --            48            13            --            61
          Cash and cash equivalents
            at end of year                                     --            82            40            --           122
                                                             ====          ====          ====          ====          ====

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

24.  SUPPLEMENTAL INFORMATION ON THE SUBSIDIARY GUARANTORS (Continued)


Supplemental Consolidating Statements of Cash Flow (Continued)

                                                                                                   Year ended 31st December 1999


                                                          CP Ships      Subsidiary       Other                    Consolidated
                  ($ millions)                            Limited       Guarantors    Subsidiaries  Eliminations     Totals
                  ------------                            -------       ----------    ------------  ------------     ------
          Operating Activities
          Net income                                         75            60            62           (137)            60
          Depreciation and goodwill
            charges                                          --            39            32              9             62
          Income from subsidiaries                          (72)           (2)          (58)           132             --
          Minority share                                     --            --            --             --             --
          Future income tax expense                          --             1             1             --              2
          Gain on disposal of capital
            assets                                           --            (1)            1             (1)            (1)
          Other                                              --            (1)           (2)            --             (3)
                                                            ---           ---           ---           ----           ----
                                                              3            96            36            (15)           120
          Decrease/(increase) in
            non-cash working capital                         --           (62)          (33)             4            (91)
                                                            ---           ---           ---           ----           ----
          Cash from operations                                3            34             3            (11)            29
          Financing activities
          Contributed surplus                                52            --            --             --             52
          Increase in long-term debt                         --             1             1             --              2
          Repayment of long-term debt                        --            (2)          (12)            --            (14)
          Increase/(decrease) in loans
            from former affiliated
            companies                                        --           (27)            1             --            (26)
          Dividends paid                                     --           (11)           --             11             --
                                                            ---           ---           ---           ----           ----
          Cash (outflow)/inflow from
            financing activities                             52           (39)          (10)            11             14
          Investing activities
          Additions to capital assets                       (55)          (23)          (35)            --           (113)
          Proceeds from disposal of
            capital assets                                   --             2             3             --              5
          Repayments of loans to
            former affiliated companies                      --            --            31             --             31
                                                            ---           ---           ---           ----           ----
          Cash (outflow) from investing
            activities                                      (55)          (21)            1             --            (77)
          (Decrease)/increase in
            cash and cash
            equivalents                                      --           (26)           (8)            --            (34)
          Cash and cash equivalents
            at beginning of year                             --            60            35             --             95
          Cash and cash equivalents
            at end of year                                   --            34            27             --             61
                                                            ===           ===           ===           ====           ====

CP Ships Limited

Unaudited Financial Statements for 1st Quarter 2002


Consolidated Statements of Income

Unaudited                                                         Three months ended 31st March

                      (US$ millions except per share amounts)              2002       2001
                      ---------------------------------------              ----       ----
               Revenues
               Container shipping operations                                578        639
               Expenses
               Container shipping operations                                474        501
               General and administrative                                    89         93
               Depreciation                                                  20         16
               Currency exchange loss/(gain)                                  1         (2)
                                                                          -----      -----
                                                                            584        608
               Operating (loss)/income                                       (6)        31
               Net interest expense                                          (3)        --
               Income tax expense                                            (2)        (2)
               Goodwill charges, net of tax ($0)(note 1)                     --         (4)
                                                                          -----      -----
               Net (loss)/income available to common shareholders         $ (11)     $  25
                                                                          =====      =====
               Average number of common shares outstanding (millions)      80.0       79.1
               (Loss)/earnings per common share basic                     $(0.14)    $0.32
               (Loss)/earnings per common share diluted (note 2)          $(0.14)    $0.32



Consolidated Statements of Retained Earnings

                    Balance, beginning of period as previously reported       513       443
                    Net (loss)/income                                         (11)       25
                                                                            -----      ----
                                                                              502       468
                    Dividend on common shares                                  (3)       --
                                                                            -----      ----
                    Balance, 31st March                                   $ 499      $468
                                                                            =====      ====

CP Ships Limited

Consolidated Balance Sheets

Unaudited                                                                                  As at

                                                                            31st March           31st December
                               (US$ millions)                                   2002                     2001
                               --------------                                   ----                     ----
          ASSETS
          Current assets
          Cash and cash equivalents                                                 92                     116
          Accounts receivable                                                      377                     366
          Prepaid expenses                                                          46                      38
          Inventory                                                                 12                      12
                                                                              --------                 -------
                                                                                   527                     532
          Capital assets, at cost                                                1,053                   1,056
          Less accumulated depreciation                                           (268)                   (261)
                                                                              --------                 -------
                                                                                   785                     795
          Deferred charges                                                          14                      14
          Goodwill (note 1)                                                        510                     510
                                                                              --------                 -------
                                                                              $  1,836                 $ 1,851
                                                                              ========                 =======
          LIABILITIES
          Current liabilities
          Accounts payable and accrued liabilities                                 508                     505
          Long-term debt due within one year                                        14                      15
                                                                              --------                 -------
                                                                                   522                     520
          Long-term liabilities
          Long-term debt due after one year                                        212                     215
          Future income taxes                                                        8                       8
          Minority interests                                                         8                       8
                                                                              --------                 -------
                                                                                   228                     231
          SHAREHOLDERS' EQUITY
          Common share capital                                                     597                     597
          Retained earnings                                                        499                     513
          Cumulative foreign currency translation adjustments                      (10)                    (10)
                                                                              --------                 -------
                                                                                 1,086                   1,100
                                                                              --------                 -------
                                                                              $  1,836                 $ 1,851
                                                                              ========                 =======

CP Ships Limited

Consolidated Statements of Cash Flow

Unaudited                                                           Three months ended 31st March

                                (US$ millions)                             2002        2001
                                --------------                             ----        ----
               Operating activities
               Net (loss)/income for period                                 (11)        25
               Depreciation and goodwill charges                             20         20
               Amortisation and deferred charges                              1         --
               Other                                                          2         (1)
                                                                          -----      -----
                                                                             12         44
               Increase in non-cash working capital                         (12)        (6)
                                                                          -----      -----
               Cash from operations before restructuring and spin-off
                 payments                                                    --         38
               Restructuring and spin-off payments                           (4)        --
                                                                          -----      -----
               Cash (outflow)/inflow from operations                         (4)        38
               Financing activities
               Repayment of long-term debt                                   (4)        (3)
               Deferred charges                                              (1)        --
               Increase in loans from former affiliated companies            --         45
               Dividend paid                                                 (3)        --
                                                                          -----      -----
               Cash (outflow)/inflow from financing activities               (8)        42
               Investing activities
               Additions to capital assets                                  (16)      (109)
               Proceeds from disposal of capital assets                       4          4
                                                                          -----      -----
               Cash (outflow) from investing activities                     (12)      (105)
               (Decrease) in cash and cash equivalents*                     (24)       (25)
               Cash and cash equivalents at beginning of period             116        122
                                                                          -----      -----
               Cash and cash equivalents at end of period                 $  92      $  97
                                                                          =====      =====

(*) Cash and cash equivalents comprises cash and temporary investments with a maximum maturity of three months.

CP Ships Limited

Notes to Consolidated Financial Statements

(Unless otherwise indicated, all amounts are shown in US$ millions)

Unaudited

Unaudited Financial Statements for 1st Quarter 2002 (Continued)


1.   ACCOUNTING POLICIES

     These consolidated financial statements have been prepared using accounting policies that are consistent with the policies used in preparing the 2001 annual consolidated financial statements, except as noted below, and should be read in conjunction with the annual financial statements contained in the CP Ships Limited ("CP Ships") Annual Report.

Goodwill and other intangible assets

     Effective 1st January 2002, CP Ships prospectively adopted the new recommendations of The Canadian Institute of Chartered Accountants ("CICA") with respect to accounting for goodwill and other intangible assets. Under the new method, goodwill is not amortized but is subject to an annual impairment test. Under the old method, goodwill was amortized over 35 years. CP Ships is in the process of determining whether or not any goodwill is subject to impairment under the new standard and will complete the process before 30th June 2002.
The impact of not amortizing goodwill in the first quarter of 2001 would have been to increase net income by $4 million to $29 million from $25 million and would have increased basic and diluted earnings per share by $0.05.

Foreign currency translation

     Effective 1st January 2002, CP Ships adopted, retroactively, the new recommendations of the CICA with respect to accounting for foreign currency translation adjustments. The new rules no longer require the deferral and amortization of foreign exchange gains and losses on long-term debt. As the majority of CP Ships' debt is denominated in US Dollars, this change has not had a material effect on its financial statements.

Stock based compensation

     Effective 1st January 2002, CP Ships prospectively adopted the new recommendations of the CICA with respect to accounting for stock-based compensation and other stock-based payments. The new recommendations require compensation expense to be calculated using the fair value method and either expensed to income or the effect disclosed in the notes to the financial statements. As permitted under the new standard, CP Ships will not account for stock based compensation using the fair value method but will disclose the effect of using this alternative method of accounting for such stock-based compensation plans.

2.   EARNINGS PER SHARE

     The basic and diluted earnings per share figures for the three months ended 31st March 2001 have been restated as if the shares and options outstanding at 1st October 2001, the date upon which CP Ships became a public company, had been in place for the three months ended 31st March 2001.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

Unaudited

Unaudited Financial Statements for 1st Quarter 2002 (Continued)

                            (Millions of shares)                        2002     2001
                            --------------------                        ----     ----
               Weighted average number of common shares outstanding
                -- basic earnings per share                             80.0     79.1
               Effect of diluted securities-- stock options              1.2      0.1
                                                                        ----     ----
               Weighted average number of common shares outstanding
                -- diluted earnings per share                           81.2     79.2
                                                                        ====     ====


3.   SEGMENT INFORMATION

                                             Three months ended 31st March

                           (US$ millions)             2002       2001
                           --------------             ----       ----
                         Revenues
                           TransAtlantic               288       335
                           Australasia                 120       131
                           Latin America                50        60
                           Asia                        103        88
                           Other                        17        25
                                                     -----      ----
                         Total Revenues              $ 578      $639
                                                     -----      ----
                         Expenses
                           TransAtlantic               280       317
                           Australasia                 123       128
                           Latin America                44        56
                           Asia                        122        87
                           Other                        15        20
                                                     -----      ----
                         Total Expenses              $ 584      $608
                                                     -----      ----
                         Operating (loss)/income
                           TransAtlantic                 8        18
                           Australasia                  (3)        3
                           Latin America                 6         4
                           Asia                        (19)        1
                           Other                         2         5
                                                     -----      ----
                         Operating (loss)/income     $  (6)     $ 31
                                                     =====      ====

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)

Unaudited

Unaudited Financial Statements for 1st Quarter 2002 (Continued)


4. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES

     The consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP") which differ in certain respects from United States generally accepted principles ("US GAAP"). Except as noted below, the differences are described in the CP Ships Limited Annual Report. Certain additional disclosures for interim financial statements prepared under US GAAP have not been provided because they are not required.

(a)  Capitalized interest

     Under Canadian GAAP, CP Ships does not capitalize interest. US GAAP requires interest incurred as part of the cost of constructing assets to be capitalized. The amount of interest capitalized for US GAAP in the three months ended 31st March 2002 was $1 million (three months ended 31st March 2001:
$0).

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in US$ millions)
Unaudited

Unaudited Financial Statements for 1st Quarter 2002 (Continued)

4. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES (Continued)

(b)  Statements of consolidated income and equity

     The following is a reconciliation of net income under Canadian GAAP to net income under US GAAP:

                                                                 Three months ended 31st March

                      (US$ millions except earnings per share)             2002      2001
                      ----------------------------------------             ----      ----
               Net income-- Canadian GAAP                                   (11)       25
               US GAAP adjustments
                 Derivative financial instruments                            --         2
                 Unrealised gain on foreign exchange contracts                4        --
                 Acquisition-related costs                                   (1)       (4)
                 Pension costs                                               --        (1)
                 Capitalised interest                                         1        --
                 Tax effect of US GAAP adjustments                           --        --
                                                                           ----      ----
               Income-- US GAAP before cumulative effect of accounting
                 changes                                                     (7)       22
                 Cumulative effect of adoption of FAS 133                    --        (4)
                                                                           ----      ----
               Net income-- US GAAP                                          (7)       18
               Other Comprehensive income
                 Foreign currency translation adjustments                    --        (1)
                                                                           ----      ----
               Comprehensive income-- US GAAP                              $ (7)     $ 17
                                                                           ----      ----
               Earnings per common share basic ($ per share)
               Canadian GAAP                                               $(0.14)   $0.32
               US GAAP
                 Income before cumulative effect of accounting changes     $(0.09)   $0.28
                 Cumulative effect of accounting changes                   $ --     $(0.05)
                                                                           ----      ----
               Basic earnings per share                                    $(0.09)   $0.23
                                                                           ----      ----
               Earnings per common share diluted ($ per share)
               Canadian GAAP                                               $(0.14)   $0.32
               US GAAP
                 Income before cumulative effect of accounting changes     $(0.09)   $0.28
                 Cumulative effect of accounting changes                   $ --     $(0.05)
                                                                           ----      ----
               Diluted earnings per share                                  $(0.09)   $0.23
                                                                           ====      ====

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in $US millions)

Unaudited

Unaudited Financial Statements for 1st Quarter 2002 (Continued)

(b)  Statements of consolidated income and equity (continued)


Reconciliation of equity under Canadian GAAP to equity under US GAAP:

                                                                                   As at

                                                                       31st March   31st December
                                      (US$ millions)                        2002            2001
                                      --------------                        ----            ----
                              Equity-- Canadian GAAP                       1,086           1,100
                              US GAAP adjustments
                                Derivative financial instruments               2              (2)
                                Acquisition-related costs                    (42)            (41)
                                Pension costs                                  3               3
                                Capitalized interest                           1              --
                                Ship leases                                   (8)             (8)
                                Tax effect of US GAAP adjustments             --              --
                                                                         -------         -------
                              Equity-- US GAAP                           $ 1,042         $ 1,052
                                                                         =======         =======

(c)  Recent US GAAP pronouncements

In April 2002, the FASB issued Statement-No 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". This standard will require gains and losses from extinguishment of debt to be classified as extraordinary items only if they meet the criteria of unusual and infrequent in Opinion 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Any gain or loss on extinguishment will be recorded in the most appropriate line item to which it relates within net income before extraordinary items. FAS 145 is effective for fiscal years beginning after 15th May, 2002; however, certain sections are effective for transactions occurring after 15th May, 2002. CP Ships is assessing the impact that this new standard will have on its financial position and results of operations.

5.   SUBSEQUENT EVENTS

     On 30th May 2002 CP Ships entered into an agreement to purchase all of the issued and outstanding shares of Italia di Navigazione S.p.A. and in its sales agencies in Canada, Italy, Spain and Venezuela, or certain assets thereof, for $40 million.

     On 3rd July 2002 CP Ships completed the issue of 8.5 million new common shares at C$15.00 (US$9.93) for approximate net proceeds after deduction of offering expenses of $77 million. The closing was concurrent with the closing of an offering of $200 million aggregate principal amount unsecured ten-year Senior Notes at 10-3/8% and at a price of 97.722%. Net proceeds from the Senior Notes after deduction of offering expenses was $187 million.

     On 9th July 2002 CP Ships completed the issue of a further 1.1 million new common shares for additional net proceeds of approximately $11 million.

CP Ships Limited

(Unless otherwise indicated, all amounts are shown in $US millions)

Unaudited

Unaudited Financial Statements for 1st Quarter 2002 (Continued)

5.  SUBSEQUENT EVENTS (continued)

     On 6th August 2002 CP Ships completed the purchase of all of the issued and outstanding shares of Italia di Navigazione S.p.A. in its sales agencies in Canada, Italy and Spain, or certain assets thereof, for $40 million.

     On 29th August 2002, CP Ships closed on the purchase of four ice-strengthened containerships, which were previously bareboat chartered, for $181 million.

                               FORM F-4 PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers

CP Ships (UK) Limited

CP Ships (UK) Limited is organised under the Companies Act 1985 of England and Wales. Section 310 of the Companies Act 1985 provides that any provision, whether contained in a company's articles or in a contract with a company or otherwise, exempting any officer of a company or any person employed by a company as auditor from, or indemnifying such person against, any liability which by virtue of any rule of law would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to such company is void, except in certain instances.

Instances in which such a provision would not be considered void include where a company purchases or maintains insurance against such liability for an officer or auditor, or where a company indemnifies an officer or auditor against such liability incurred by the officer/auditor in defending civil or criminal proceedings for which the officer/auditor receives a favourable judgement or is acquitted, or in connection with an application for the acquisition of shares by an innocent nominee under Section 144(3) or (4) of the Companies Act 1985, or in connection with an application to grant relief in case of honest and reasonable conduct under Section 727 of the Companies Act 1985, in which the court grants the officer/auditor relief.

Lykes Lines Limited, LLC

Lykes Lines Limited, LLC is a Delaware limited liability company. Under the Delaware Limited Liability Company Act, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company ("LLC") may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Lykes Lines Limited, LLC's Limited Liability Company Agreement (the "Lykes Lines LLC Agreement") provides that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the LLC, by reason of the fact that such person is or was a manager, member, officer, employee, representative or agent of the LLC, or is or was serving at the request of the LLC as a director, officer, manager, employee, representative or agent of another enterprise or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the LLC, and, with respect to a criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

The Lykes Lines LLC Agreement further provides that the LLC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the LLC to procure a judgment in its favor by reason of the fact that such person is or was a manager, member, officer, employee, representative or agent of the LLC, or is or was serving at the request of the LLC as a director, officer, manager, employee, representative or agent of another enterprise or entity, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the LLC. The Lykes Lines LLC Agreement provides that indemnification may not be made for any claim, issue or matter as to which such person has been adjudged to be liable to the LLC unless and only to the extent that a Delaware state court or the court in which the action or suit was brought determines upon application that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

The Lykes Lines LLC Agreement further provides that the LLC shall indemnify a member of the Board of Managers, a Member, an officer, an employee or an agent of the LLC against expenses, (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, to the extent that such person or entity has been successful on the merits or otherwise.

TMM Lines Limited, LLC

TMM Lines Limited, LLC is a Delaware LLC. Under the Delaware Limited Liability Company Act, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a LLC may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

TMM Lines Limited, LLC's Limited Liability Company Agreement (the "TMM Lines LLC Agreement") provides that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the LLC, by reason of the fact that such person is or was a manager, member, officer, employee, representative or agent of the LLC, or is or was serving at the request of the LLC as a director, officer, manager, employee, representative or agent of another enterprise or entity, against expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of this Company, and, with respect to a criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

The TMM Lines LLC Agreement further provides that the LLC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the rights of the LLC to procure a judgment in its favor by reason of the fact that such person is or was a manager, member, officer, employee, representative or agent of the LLC, or is or was serving at the request of the LLC as a director, officer, manager, employee, representative or agent of another enterprise or entity, against expenses, (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the LLC. The TMM Lines LLC Agreement provides that indemnification may not be made for any claim, issue or matter as to which such person has been adjudged to be liable to the LLC unless and only to the extent that a Delaware state court or the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

The TMM Lines LLC Agreement further provides that the LLC shall indemnify a member of the Board of Managers, a Member, an officer, an employee or an agent of the LLC against expenses, (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, to the extent that such person or entity has been successful on the merits or otherwise.

ITEM 21                             FORM F-4 EXHIBITS




                               FORM F-4 EXHIBITS


Exhibit Number       Description
--------------       -----------

     3.1(1)          Articles of Association of CP Ships (UK) Limited

     3.2(1) Certificate of Formation and Certificate of Merger of Lykes Lines Limited, LLC

     3.3(1) Certificate of Formation and Certificate of Merger of TMM Lines Limited, LLC

     3.4(1)          Limited Liability Company Agreement of Lykes Lines
                     Limited, LLC

     3.5(1)          Limited Liability Company Agreement of TMM Lines Limited,
                     LLC

     4.1(1) Indenture, dated as of July 3, 2002, among CP Ships Limited, CP Ships (UK) Limited, Lykes Lines Limited, LLC, TMM Lines Limited, LLC and The Bank of New York, as Trustee

     4.2(1)          Form of $200,000,000 10-3/8% Senior Note due 2012
                     (included in Exhibit 4.1)

     4.3(1) Registration Rights Agreement, dated July 3, 2002 among CP Ships Limited, CP Ships (UK) Limited, Lykes Lines Limited, LLC, TMM Lines Limited, LLC, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc.

     5.1(1) Opinion of Sidley Austin Brown & Wood, with respect to the guarantees of CP Ships (UK) Limited, TMM Lines Limited, LLC and Lykes Lines Limited, LLC

     12.1(1) Statement re Computations of Ratios of earnings to fixed charges.

     21.1(1)         List of subsidiaries of CP Ships (UK) Limited

     23.1(1)         Consent of Sidley Austin Brown & Wood (included in
                     Exhibit 5.1)

     23.3            Consent of PriceWaterhouseCoopers LLP.

     24.1(1)         Powers of Attorney

     25.1(1) Statement of Eligibility and Qualification on Form T-1 of The Bank of New York for the $200,000,000 10-3/8% Senior Notes due 2012 to be issued in the Exchange Offer

     99.1(1)         Form of Letter of Transmittal

     99.2(1)         Form of Notice of Guaranteed Delivery

     99.3(1)         Form of Letter to Clients

     99.4(1) Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Nominees

______________

(1)  Previously filed on 23rd September 2002 on Form F-4 (File No. 333-100021).

                                   FORM F-4

ITEM 22. Undertakings

(a) The undersigned registrants hereby undertake (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(b) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(c) The undersigned registrant hereby undertakes, that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act an is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                FORM F-10 PART II

                   INFORMATION NOT REQUIRED TO BE DELIVERED TO
                             OFFEREES OR PURCHASERS

Indemnification

Section 81 of the New Brunswick Business Corporation Act ("NBBCA"), which governs the Registrant, provides that, except in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Registrant and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Registrant may with the approval of the Court of Queen's Bench of New Brunswick indemnify a person referred to above in respect of an action by or on behalf of the Registrant or a body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the Registrant or a body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in (a) and (b) above. Notwithstanding the foregoing, a person referred to above is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the Registrant or a body corporate if he was substantially successful on the merits in his defense of the action or proceeding and he fulfills the conditions set out in (a) and (b) above. The Registrant or a person referred to above may apply to a court for an order approving an indemnity provided under Section 81 of the NBBCA and the court may so order and make any further order it thinks fit. On such an application, the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel. A By-law of the Registrant provides that the Registrant shall indemnify such persons to the extent permitted by the NBBCA or otherwise by law. The directors and officers of the Registrant also have the benefit collectively of a directors and officers liability insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              FORM F-10 EXHIBITS


Exhibit Number       Description
--------------       -----------

     1.1(1)          Certificate of Qualification

     1.2             Calculation of Earnings Coverage

     2.1(2) Registration Rights Agreement dated 3rd July 2002 among CP Ships Limited, CP Ships (UK) Limited, Lykes Lines Limited, LLC, TMM Lines Limited, LLC and The Bank of New York, as Trustee.

     4.1(3) The Annual Information Form of the Company dated 17th May 2002 for the fiscal year ended 31st December, 2001

     4.2(4) The Company's Management Proxy Circular dated 27th February 2002 in connection with the 2002 Annual and Special Meeting of CP Ships' shareholders, other than the sections entitled "Report on Executive Compensation", "Corporate Governance" and "Performance Graph"

     4.3(5) Unaudited consolidated financial statements of CP Ships Limited for the 6 months ended 30th June 2002 and 30th June 2001

     5.1             Consent of PricewaterhouseCoopers LLP (included as
                     Exhibit 23.3 in F-4 Exhibits).

     6.1(1)          Powers of Attorney.

     7.1(2) Indenture, as of dated July 3, 2002, among CP Ships Limited, CP Ships (UK) Limited, Lykes Lines Limited, LLC, TMM Lines Limited, LLC and The Bank of New York, as Trustee.

     7.2(1)          Form of $200,000,000 10-3/8 Senior Notes due 2012
                     (included in Exhibit 7.1)

______________

(1)      Previously filed on 23rd September 2002 on Form F-10
         (File No. 333-100043).

(2)      Previously filed on 23rd September 2002 on Form F-4
         (File No. 333-100021).

(3)      Previously filed on 17th June 2002 on Form 40-F/A (File No.001-15228).

(4)      Previously filed on 20th March 2002 on Form 6-K (File No.001-15228).

(5)      Previously filed on 26th July 2002 on Form 6-K (File No.001-15228).

                               FORM F-10 PART III

                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC Staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the original filing of this Form F-10, the Registrant filed with the SEC a written irrevocable consent and power of attorney on Form F-X.

Any changes to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of the relevant registration statement.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, as of the 1st day of October 2002.


                                         CP SHIPS LIMITED

                                         By:  /s/  Raymond R. Miles
                                              ---------------------------------
                                              Raymond R. Miles
                                              Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of the 1st day of October 2002 by the following persons in the capacities indicated:

Signatures                                Capacity

/S/ RAYMOND R. MILES                       Chief Executive Officer and Director
------------------------------------      (Principal Executive Officer)
Raymond R. Miles


/S/ IAN J WEBBER*                         Chief Financial Officer and Director
------------------------------------      (Principal Financial and
Ian J. Webber                             Accounting Officer)


/S/ JOHN P. BOWMER*
------------------------------------      Director
John P. Bowmer


/S/ FRANK J. HALLIWELL*
------------------------------------      Director
Frank J. Halliwell


/S/ JOHN D. MCNEIL*
------------------------------------      Director
John D. McNeil


/S/ NIGEL M.S. RICH*
------------------------------------      Director
Nigel M.S. Rich


/S/ VISCOUNT WEIR*
------------------------------------      Director
Viscount Weir


------------------------------------      Director
Peter J. Dey


-----------------------------------       Director
Robert J. Clanin






*By:     /s/  John Irving
         -------------------
         John Irving
         Attorney-in-fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative in the United States of CP Ships Limited, in the City of Tampa, Florida, as of the 1st day of October 2002.


                                         /s/  J.P. LaCasse
                                         --------------------------------------
                                              J.P. LaCasse

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, as of the 1st day of October 2002.


                                       CP SHIPS (UK) LIMITED

                                       By: /s/ Ian J. Webber
                                           ------------------------------------
                                           Ian J.Webber
                                           Director



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of the 1st day of October 2002 by the following persons in the capacities indicated:


Signatures
/s/ RAYMOND R. MILES                      Capacity
------------------------------------      Chief Executive Officer
Raymond R. Miles


/s/ IAN J.  WEBBER                        Director, Chief Financial Officer
------------------------------------
Ian J. Webber


/s/ FRANK J. HALLIWELL*
------------------------------------      Director
Frank J. Halliwell


/s/ TERENCE A. BURROWS*
------------------------------------      Director
Terence A. Burrows


/s/ DAVID J. HALLIDAY*
------------------------------------      Director
David J. Halliday


/s/ DAVID R. NICKLIN*
------------------------------------      Director
David R. Nicklin


*By:     /s/ Ian J. Webber
         -----------------
             Ian J. Webber
             Attorney-in-fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative in the United States of the registrant, as of the 1st day of October 2002.


                                                /s/ J.P. LaCASSE
                                                -------------------------------
                                                J.P. LaCasse
                                                Authorised Representative

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, as of the 1st day of October 2002.


                                                 LYKES LINES LIMITED, LLC

                                                 By: /s/ J.P. LACASSE
                                                     --------------------------
                                                     J.P. LaCasse
                                                     Manager

                                                 By: /s/ JOHN W. MURRAY
                                                     --------------------------
                                                     John W. Murray
                                                     Manager

                                                 By: /s/ FRANK R. DONOVAN
                                                     --------------------------
                                                     Frank R. Donovan
                                                     Manager




Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of the 1st day of October 2002 by the following persons in the capacities indicated:


Signatures                                Capacity
----------                                --------

/s/  FRANK R. DONOVAN*                    Manager
---------------------------------
Frank R. Donovan

/s/  JOHN W. MURRAY                       Manager, Chief Executive Officer
---------------------------------
John W. Murray

/s/                                       Manager, Chief Financial Officer
J.P.LACASSE
---------------------------------
J.P. LaCasse

*By:     /s/ Ian J. Webber
         ------------------------
         Ian J. Webber
         Attorney-in-fact

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, as of the 1st day of October 2002.


                                        TMM LINES LIMITED, LLC

                                        By: /s/ J.P. LACASSE
                                            -----------------------------------
                                            J.P. LaCasse
                                            Manager

                                        By: /s/ JOHN W. MURRAY
                                            -----------------------------------
                                            John W. Murray
                                            Manager



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of the 1st day of October 2002 by the following persons in the capacities indicated:


Signatures                                Capacity
/s/  JOHN W. MURRAY
-------------------------------------     Manager, Chief Executive Officer
John W. Murray

/s/  J.P. LACASSE                         Manager, Chief Financial Officer
-------------------------------------
J.P. LaCasse

                               FORM F-4 EXHIBITS

Exhibit Number       Description
--------------       -----------


     3.1(1)          Articles of Association of CP Ships (UK) Limited

     3.2(1) Certificate of Formation and Certificate of Merger of Lykes Lines Limited, LLC

     3.3(1) Certificate of Formation and Certificate of Merger of TMM Lines Limited, LLC

     3.4(1)          Limited Liability Company Agreement of Lykes Lines
                     Limited, LLC

     3.5(1)          Limited Liability Company Agreement of TMM Lines Limited,
                     LLC

     4.1(1) Indenture, dated as of July 3, 2002, among CP Ships Limited, CP Ships (UK) Limited, Lykes Lines Limited, LLC, TMM Lines Limited, LLC and The Bank of New York, as Trustee

     4.2(1)          Form of $200,000,000 10-3/8% Senior Note due 2012
                     (included in Exhibit 4.1)

     4.3(1) Registration Rights Agreement, dated July 3, 2002 among CP Ships Limited, CP Ships (UK) Limited, Lykes Lines Limited, LLC, TMM Lines Limited, LLC, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc.

     5.1(1) Opinion of Sidley Austin Brown & Wood, with respect to the guarantees of CP Ships (UK) Limited, TMM Lines Limited, LLC and Lykes Lines Limited, LLC

     12.1(1) Statement re Computations of Ratios of earnings to fixed charges.

     21.1(1)         List of subsidiaries of CP Ships (UK) Limited

     23.1(1)         Consent of Sidley Austin Brown & Wood (included in
                     Exhibit 5.1)

     23.3            Consent of PriceWaterhouseCoopers LLP.

     24.1(1)         Powers of Attorney

     25.1(1) Statement of Eligibility and Qualification on Form T-1 of The Bank of New York for the $200,000,000 10-3/8% Senior Notes due 2012 to be issued in the Exchange Offer

     99.1(1)         Form of Letter of Transmittal

     99.2(1)         Form of Notice of Guaranteed Delivery

     99.3(1)         Form of Letter to Clients

     99.4(1) Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Nominees

______________

 (1)  Previously filed on 23rd September 2002 on Form F-4 (File No. 333-100021).

                              FORM F-10 EXHIBITS


Exhibit Number       Description
--------------       -----------

     1.1(1)          Certificate of Qualification

     1.2             Calculation of Earnings Coverage

     2.1(2) Registration Rights Agreement dated 3rd July 2002 among CP Ships Limited, CP Ships (UK) Limited, Lykes Lines Limited, LLC, TMM Lines Limited, LLC and The Bank of New York, as Trustee.

     4.1(3) The Annual Information Form of the Company dated 17th May 2002 for the fiscal year ended 31st December, 2001

     4.2(4) The Company's Management Proxy Circular dated 27th February 2002 in connection with the 2002 Annual and Special Meeting of CP Ships' shareholders, other than the sections entitled "Report on Executive Compensation", "Corporate Governance" and "Performance Graph"

     4.3(5) Unaudited consolidated financial statements of CP Ships Limited for the 6 months ended 30th June 2002 and 30th June 2001

     5.1             Consent of PricewaterhouseCoopers LLP (included as Exhibit
                     23.3 in F-4 Exhibits).

     6.1(1)          Powers of Attorney.

     7.1(2) Indenture, as of dated July 3, 2002, among CP Ships Limited, CP Ships (UK) Limited, Lykes Lines Limited, LLC, TMM Lines Limited, LLC and The Bank of New York, as Trustee.

     7.2(1)          Form of $200,000,000 10-3/8 Senior Notes due 2012
                     (included in Exhibit 7.1)

______________

(1)      Previously filed on 23rd September 2002 on Form F-10
         (File No. 333-100043).

(2)      Previously filed on 23rd September 2002 on Form F-4
         (File No. 333-100021).

(3)      Previously filed on 17th June 2002 on Form 40-F/A (File No.001-15228).

(4)      Previously filed on 20th March 2002 on Form 6-K (File No.001-15228).

(5)      Previously filed on 26th July 2002 on Form 6-K (File No.001-15228).